 INVESTING IN THESE SECURITIES INVOLVES RISKS. YOU SHOULD NOT PURCHASE THESE SECURITIES UNLESS YOU FULLY UNDERSTAND THEIR RISKS AND STRUCTURE. SEE "RISK FACTORS" BEGINNING ON PAGE S-18 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 1 OF THE ATTACHED PROSPECTUS.



 These securities will be backed only by the assets of the issuing entity. Neither these securities nor the assets of the trust fund will be obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated, LaSalle Bank National Association, Wilshire Credit Corporation, Countrywide Home Loans Servicing LP, Wilmington Trust Company, Citibank, N.A or any of their affiliates. These securities will not be insured or guaranteed by any governmental agency or any other entity.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 31, 2006)
                                                Filed Pursuant to Rule 424(B)(5)
                                                     Registration No. 333-130545

                           $233,231,100 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS TRUST

                     MORTGAGE LOAN ASSET-BACKED SECURITIES,
                                SERIES 2006-SL2


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

                               Merrill Lynch Mortgage Investors Trust, Series 2006-SL2 will issue twelve classes of notes and four classes of certificates. Ten classes of notes and one class of certificates are offered by this prospectus supplement and the attached prospectus. The table on page S-4 identifies the various classes of offered securities and specifies certain characteristics of each such class, including the class's initial class principal balance, interest rate and rating.

                               Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected payment date will be August 25, 2006. Credit enhancement for the offered securities includes excess interest, overcollateralization, subordination and net swap payments (if any) received from the swap counterparty.

                               The trust fund will consist primarily of sub-prime mortgage loans secured by second liens on real properties and home equity revolving lines of credit that were acquired by Merrill Lynch Mortgage Lending, Inc. from various originators.

                                        PRICE TO PUBLIC
                                       (INCLUDING ACCRUED         UNDERWRITING            PROCEEDS TO
                                           INTEREST)                DISCOUNT               DEPOSITOR
                                       ------------------         -------------         ---------------
                                       $233,224,355.94             $535,973.44          $232,688,382.50
                                           99.997%                   0.230%                 99.767%

                               The price to public and underwriting discount shown are for all classes of offered securities in the aggregate. This information is shown for each individual class on page S-4. The proceeds to the depositor will be $232,688,382.50 before deducting expenses, which are estimated at $500,000.00. See "Method of Distribution."
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              MERRILL LYNCH & CO.
           The date of this prospectus supplement is August 4, 2006.

            WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                          AND THE ATTACHED PROSPECTUS

      Information about the offered securities is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the securities; and (b) this prospectus supplement, which describes the specific terms of the securities.

      This prospectus supplement and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

      In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Merrill Lynch Mortgage Investors, Inc.

                          FOR EUROPEAN INVESTORS ONLY

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized, or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (E) 43,000,000 and (3) an annual net turnover of more than (E) 50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

 TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY BOTH
   THE ATTACHED PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                               TABLE OF CONTENTS

The Series 2006-SL2 Securities........................................     S-4
Summary Information...................................................     S-5
Risk Factors..........................................................    S-18
Forward-Looking Statements............................................    S-28
Glossary..............................................................    S-28
The Mortgage Pool.....................................................    S-28
    General...........................................................    S-28
    Mortgage Loans....................................................    S-30
Underwriting Guidelines...............................................    S-30
    General...........................................................    S-31
    Fieldstone Mortgage Company Underwriting Guidelines...............    S-32
Transaction Parties...................................................    S-37
    The Sponsor.......................................................    S-37
    The Depositor.....................................................    S-38
    The Issuing Entity................................................    S-38
    The Servicers.....................................................    S-39
    Wilshire Credit Corporation.......................................    S-39
    Countrywide Home Loans Servicing LP...............................    S-43
The Owner Trustee.....................................................    S-46
The Indenture Trustee.................................................    S-46
The Master Servicer and Securities Administrator......................    S-47
The Custodians........................................................    S-48
    LaSalle Bank National Association.................................    S-48
    Wells Fargo Bank, N.A.............................................    S-49
The Swap Counterparty.................................................    S-49
Affiliations and Relationships........................................    S-50
Static Pool Information...............................................    S-50
Administration of the Issuing Entity..................................    S-51
    Servicing and Administrative Responsibilities.....................    S-51
    Trust Accounts....................................................    S-53
Description of the Securities.........................................    S-55
    General...........................................................    S-55
    Book-Entry Notes..................................................    S-55
    Payments on Mortgage Loans; Collection Account; Master Servicer
      Collection Account; Payment Account; Swap Account...............    S-59
    Payments..........................................................    S-60
    Example of Payments...............................................    S-62
    Fees and Expenses of the Trust Fund...............................    S-63
    Overcollateralization Provisions..................................    S-64
    Payments from the Swap Account....................................    S-65
    Subordination of the Payment of the Subordinate Notes.............    S-66
    Swap Agreement....................................................    S-66
    Calculation of One-Month LIBOR....................................    S-68
    Reports to Securityholders........................................    S-69
    Additional Rights of the Class R Certificateholder................    S-71
    Restrictions on Transfer of the Class R Certificate...............    S-71
The Servicing Agreements..............................................    S-72
    General...........................................................    S-72
    Special Servicing Agreements......................................    S-72
    Pledge of Servicing Rights........................................    S-73
    Custody of the Mortgage Files.....................................    S-73
    Servicing Compensation and Payment of Expenses....................    S-73
    Adjustment to Servicing Fee in Connection with Certain Prepaid
      Mortgage Loans..................................................    S-73
    Amendment.........................................................    S-74
    Evidence as to Compliance.........................................    S-74
The Indenture and Trust Agreement.....................................    S-75
    Assignment of Mortgage Loans......................................    S-75
    Indenture Events of Default.......................................    S-76
    Rights Upon Events of Default.....................................    S-76
    Optional Redemption...............................................    S-77
Servicing of the Mortgage Loans.......................................    S-77
    General...........................................................    S-77
    Servicing and Collection Procedures...............................    S-77
    Realization Upon Defaulted Mortgage Loans.........................    S-78
    Loss Mitigation Procedures........................................    S-78
    The Master Servicer Collection Account............................    S-79
    Payment Account...................................................    S-80
    Advances..........................................................    S-80
    Purchase of Additional Balances...................................    S-81
    Servicing Events of Default.......................................    S-81
Yield, Prepayment and Maturity Considerations.........................    S-83
    General...........................................................    S-83
    Prepayments and Yields for the Securities.........................    S-84
    Hypothetical Available Funds Cap Table............................    S-95
    Additional Information............................................    S-96
Federal Income Tax Consequences.......................................    S-96
    Taxation of the Basis Risk Arrangements...........................    S-97
    Original Issue Discount and Amortizable Bond Premium..............    S-98
    Special Tax Attributes of the Offered Securities..................    S-98
    Prohibited Transactions Tax and Other Taxes.......................    S-99
    Class R Certificate...............................................    S-99
Tax Return Disclosure Requirements....................................   S-101
State Taxes...........................................................   S-101
ERISA Considerations..................................................   S-101
Legal Investment......................................................   S-103
Use of Proceeds.......................................................   S-103
Method of Distribution................................................   S-103
Legal Matters.........................................................   S-104
Ratings...............................................................   S-105
Glossary of Defined Terms.............................................   S-106
Annex I...............................................................   A-I-1
    Global Clearance, Settlement and Tax Documentation Procedures.....   A-I-1
    Initial Settlement................................................   A-I-1
    Secondary Market Trading..........................................   A-I-1
    Certain U.S. Federal Income Tax Documentation Requirements........   A-I-3
Annex II..............................................................  A-II-1

                         THE SERIES 2006-SL2 SECURITIES

THE SERIES 2006-SL2 NOTES

                                                CLASS A      CLASS M-1     CLASS M-2      CLASS M-3      CLASS M-4      CLASS M-5
                                              -----------   -----------   ------------   ------------   ------------   ------------
Initial Class Principal Balance(1):.........  $174,177,000  $12,610,000   $12,360,000     $4,994,000     $5,993,000     $5,244,000
Note Interest Rate:.........................     Libor         Libor         Libor          Libor          Libor          Libor
                                                +0.150%       +0.330%       +0.340%        +0.380%        +0.470%        +0.530%
                                                (2)(4)        (2)(5)         (2)(5)         (2)(5)         (2)(5)         (2)(5)
ERISA Eligible(6):..........................      Yes           Yes           Yes            Yes            Yes            Yes
First Principal Payment Date(7):............    08/2006       04/2012       02/2011        10/2010        07/2010        05/2010
Weighted Average Life At Issuance:
 to call (yrs.)(7):.........................     1.23          6.24           5.36           4.93           4.77           4.65
 to maturity (yrs.)(7):.....................     1.27          7.88           5.84           5.40           5.24           5.11
Expected Maturity (to redemption)(7):.......    11/2012       11/2012       11/2012        11/2012        11/2012        11/2012
Expected Maturity (to maturity)(7):.........    08/2020       08/2019       03/2019        09/2018        06/2018        03/2018
Last Scheduled Payment Date(8):.............    05/2037       05/2037       05/2037        05/2037        05/2037        05/2037
Interest Accrual Method(9):.................  Actual/360    Actual/360     Actual/360     Actual/360     Actual/360     Actual/360
Payment Delay:..............................    0 days        0 days         0 days         0 days         0 days         0 days
Record Date (10):...........................      RD            RD             RD             RD             RD             RD
Minimum Denominations(11):..................    $25,000       $25,000       $25,000        $25,000        $25,000        $25,000
Incremental Denominations:..................      $1            $1             $1             $1             $1             $1
Anticipated Ratings
 (Moody's/S&P/Fitch):.......................  Aaa/AAA/AAA   Aa1/AA+/AA+    Aa2/AA/AA     Aa3/AA-/AA-      A1/A+/A+        A2/A/A
 CUSIP:.....................................  59021B AA 4   59021B AB 2   59021B AC 0    59021B AD 8    59021B AE 6    59021B AF 3

                                               CLASS M-6       CLASS M-7       CLASS M-8       CLASS M-9      CLASS B-1(12)
                                              ------------   --------------   ------------   --------------   -------------
Initial Class Principal Balance(1):.........   $4,869,000      $4,994,000      $4,370,000      $3,620,000      $3,620,000
Note Interest Rate:.........................     Libor       Libor +1.250%       Libor       Libor +2.500%    Libor +3.500%
                                                +0.620%          (2)(5)         +1.500%          (2)(5)          (2)(5)
                                                 (2)(5)                          (2)(5)
ERISA Eligible(6):..........................      Yes             Yes             Yes              No              No
First Principal Payment Date(7):............    03/2010         02/2010         12/2009         12/2009         11/2009
Weighted Average Life At Issuance:
 to call (yrs.)(7):.........................      4.57            4.51            4.46            4.43            4.39
 to maturity (yrs.)(7):.....................      5.02            4.95            4.88            4.83            4.78
Expected Maturity (to redemption)(7):.......    11/2012         11/2012         11/2012         11/2012         11/2012
Expected Maturity (to maturity)(7):.........    11/2017         07/2017         03/2017         10/2016         06/2016
Last Scheduled Payment Date(8):.............    05/2037         05/2037         05/2037         05/2037         05/2037
Interest Accrual Method(9):.................   Actual/360      Actual/360      Actual/360      Actual/360      Actual/360
Payment Delay:..............................     0 days          0 days          0 days          0 days          0 days
Record Date (10):...........................       RD              RD              RD              RD              RD
Minimum Denominations(11):..................    $25,000         $25,000         $25,000         $25,000         $25,000
Incremental Denominations:..................       $1              $1              $1              $1              $1
Anticipated Ratings
 (Moody's/S&P/Fitch):.......................    A3/A-/A-     Baa1/BBB+/BBB+   Baa2/BBB/BBB   Baa3/BBB-/BBB-   Ba1/BB+/BB+
 CUSIP:.....................................  59021B AG 1     59021B AH 9     59021B AJ 5     59021B AK 2     59021B AL 0

                                              CLASS B-2(12)
                                              -------------
Initial Class Principal Balance(1):.........   $3,620,000
Note Interest Rate:.........................  Libor +3.500%
                                                 (2)(5)
ERISA Eligible(6):..........................       No
First Principal Payment Date(7):............    10/2009
Weighted Average Life At Issuance:
 to call (yrs.)(7):.........................      4.37
 to maturity (yrs.)(7):.....................      4.73
Expected Maturity (to redemption)(7):.......    11/2012
Expected Maturity (to maturity)(7):.........    01/2016
Last Scheduled Payment Date(8):.............    05/2037
Interest Accrual Method(9):.................   Actual/360
Payment Delay:..............................     0 days
Record Date (10):...........................       RD
Minimum Denominations(11):..................    $25,000
Incremental Denominations:..................       $1
Anticipated Ratings
 (Moody's/S&P/Fitch):.......................   Ba2/B B/BB
 CUSIP:.....................................  59021B AM 8

THE SERIES 2006-SL2 CERTIFICATES

                              CLASS G(12)      CLASS R
                              ------------   ------------
Initial Class Principal
 Balance(1):................       $0            $100
Pass-Through Rate:..........      (3)           Libor
                                               +0.150%
                                                (2)(4)
ERISA Eligible(6):..........       No             No
First Principal Payment
 Date(7):...................      N/A            N/A
Weighted Average Life At
 Issuance:
 to call (yrs.)(7):.........      N/A            N/A
 to maturity (yrs.)(7):.....      N/A            N/A
Expected Maturity (to
 redemption)(7):............      N/A            N/A
Expected Maturity (to
 maturity)(7):..............      N/A            N/A
Last Scheduled Payment
 Date(8):...................      N/A            N/A
Interest Accrual
 Method(9):.................     30/360       Actual/360
Payment Delay:..............    24 days         0 days
Record Date(10).............       RD             RD
Minimum Denominations(11)...    $25,000        $25,000
Incremental Denominations...       $1             $1
Anticipated Ratings
 (Moody's/S&P/Fitch):.......  Aaa/AAA/AAA     NA/AAA/NA
 CUSIP:.....................  59021B AN 6    59021B AR 7

---------------
(1) The initial class principal balances shown above are subject to a permitted variance of plus or minus 10%.
(2) Subject to the available funds cap and maximum rate cap. The note interest rates and pass-through rates for these securities are one-month LIBOR plus the applicable note interest margin or pass-through margin. These note interest rates and pass-through rates are subject to adjustment and your note interest rate or pass-through rate may be lower. See "Description of the Securities -- Payments -- Payments of Interest."
(3) The class G certificates will bear interest at a variable rate equal to the weighted average of the net mortgage rates of the mortgage loans.
(4) If the 10% optional termination does not occur by the first payment date on which it may occur, thereafter the margin on each of the class A notes and class R certificates will increase to 2 times its respective margin shown above.
(5) If the 10% optional termination does not occur by the first payment date on which it may occur, thereafter the margin on each of the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7, class M-8, class M-9, class B-1 and class B-2 notes will increase to 1.5 times its respective margin shown above.
(6) Securities designated as ERISA Eligible may be acquired by employee benefit plans subject to Title I of ERISA and plans subject to Section 4975 of the Code, subject to the satisfaction of certain requirements. See "ERISA Considerations" herein.
(7) The information set forth above regarding first principal payment date, weighted average life at issuance and expected maturity is based on the modeling assumptions defined beginning on page S-125 and 30% CPR for the fixed rate mortgage loans and adjustable rate mortgage loans.
(8) Latest scheduled maturity date for any mortgage loan plus one year.
(9) The interest rate index reset date for the securities is two business days prior to the start of each interest accrual period.
(10) RD= For any payment date, the last business day of the month preceding such payment (or in the case of the first payment date, the closing date).
(11) With respect to initial European investors only, the underwriter will only sell offered securities in minimum total investment amounts of $100,000.
(12) The class B-1 and class B-2 notes and the class G certificates will be privately placed and will not be offered pursuant to this prospectus supplement. The information presented on the class B-1 and class B-2 notes and the class G certificates is provided solely to assist you with your understanding of the offered securities.
CREDIT ENHANCEMENT:

Excess Interest
Overcollateralization
Subordination
Net Swap Payments (if any)
OVERCOLLATERALIZATION REQUIREMENTS:

Initial Overcollateralization Amount: Approximately 3.70% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.
Targeted Overcollateralization Amount: The sum of (a) 6.60% of the aggregate stated principal balance of the mortgage loans as of the cut-off date and (b) the product of the principal balance of the class G certificates and 66.30%. Stepdown Overcollateralization Amount: The sum of (a) 13.20% of the current aggregate stated principal balance of the mortgage loans and (b) the product of the principal balance of the class G certificates and 66.30%.
Minimum Required Overcollateralization Amount: 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

                              SUMMARY INFORMATION

      This section briefly summarizes major characteristics of the securities and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of the securities, you should read both this prospectus supplement and the attached prospectus in their entirety.

                                RELEVANT PARTIES

                                 ISSUING ENTITY

Merrill Lynch Mortgage Investors Trust, Series 2006-SL2, a Delaware statutory trust.

See "The Issuing Entity" in this prospectus supplement.

                                    SPONSOR

Merrill Lynch Mortgage Lending Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357.

On the closing date, the mortgage loans will be sold to the depositor by the sponsor. The mortgage loans were acquired by the sponsor generally in accordance with the underwriting standards described in "Underwriting Standards" in this prospectus supplement. The sponsor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter, Wilshire Credit Corporation, a servicer, and Merrill Lynch Mortgage Investors, Inc., the depositor.

See "Transaction Parties--The Sponsor" and "Affiliations and Relationships" in this prospectus supplement.

                                   DEPOSITOR

Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357.

Merrill Lynch Mortgage Investors, Inc. will deposit the mortgage loans in the issuing entity. The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter, Wilshire Credit Corporation, a servicer, and Merrill Lynch Mortgage Lending, Inc., the sponsor.

See "Transaction Parties--The Depositor" and "Affiliations and Relationships" in this prospectus supplement and "The Depositor" in the prospectus.

                                   SERVICERS

Wilshire Credit Corporation, a Nevada corporation whose address is 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005 and whose telephone number is
(503) 223-5600, will service all of the mortgage loans that are not home equity revolving lines of credit ("HELOCs"), and Countrywide Home Loans Servicing LP, a Texas limited partnership whose address is 7105 Corporate Drive, Plano, Texas 75024 and whose telephone number is (972) 526-6285, will service all of the mortgage loans that are HELOCs. Wilshire Credit Corporation is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter, Merrill Lynch Mortgage Investors, Inc., the depositor, and Merrill Lynch Mortgage Lending Inc., the sponsor.

See "Transaction Parties--The Servicers" and "Affiliations and Relationships" in this prospectus supplement.

                                  ORIGINATORS

Approximately 29.67% of the mortgage loans were originated by Fieldstone Mortgage Company, a Maryland corporation whose address is 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200. Approximately 12.31% of the mortgage loans were originated by Citibank, N.A., whose address is care of CitiMortgage, Inc., 750 Washington Boulevard, Stamford, Connecticut 06901 and whose telephone number is (800) 285-3000, and three of its affiliates: Citibank (West) FSB, Citibank Texas NA, Citibank FSB. Approximately 11.54% of the mortgage loans were originated by Decision One Mortgage Company LLC, a North Carolina limited liability company whose address is Edgewater Corporate

Center, 3023 HSBC Way, Ft. Mill, South Carolina 29715 and whose telephone number is (704) 887-2700. Approximately 10.83% of the mortgage loans were originated by Quicken Loans Inc., a Michigan corporation whose address is 20555 Victor Parkway, Livonia, Michigan 48152 and whose telephone number is (734) 805-5000.

The remainder of the mortgage loans were originated by various other originators, none of whom originated more than 10% of the mortgage loans.

See "Underwriting Guidelines" in this prospectus supplement.

                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

LaSalle Bank National Association, a national banking association whose address is 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 and whose telephone number is (312) 904-6709, will act as master servicer and securities administrator of the issuing entity.

See "Transaction Parties--The Master Servicer and the Securities Administrator" in this prospectus supplement

                               INDENTURE TRUSTEE

Citibank, N.A., a national banking association whose address is 388 Greenwich Street, 14th Floor, New York, New York 10013 and whose telephone number is (212) 816-5693, will act as indenture trustee. Citibank, N.A. is an originator of certain of the mortgage loans and an affiliate of Citibank (West) FSB, Citibank Texas NA and Citibank FSB, which are all originators of certain of the mortgage loans

See "Transaction Parties--The Indenture Trustee" in this prospectus supplement

                                 OWNER TRUSTEE

Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware, will act as owner trustee.

See "Transaction Parties--The Owner Trustee" in this prospectus supplement

                                   CUSTODIANS

LaSalle Bank National Association, a national banking association whose address is 2571 Busse Road, Suite 200, Elk Grove Village, Illinois 60007 and whose telephone number is (847) 766-6444, and Wells Fargo Bank, N.A., a national banking association whose address is 1015 10th Avenue, SE, Minneapolis, Minnesota 55414 and whose telephone number is (612) 667-1117, will act as custodians.

See "Transaction Parties--The Custodians" in this prospectus supplement

                               SWAP COUNTERPARTY

Bear Stearns Financial Products Inc., whose address is 383 Madison Avenue, 36th Floor, New York, New York 10179 and whose telephone number is (212)272-4009, is the swap counterparty.

See "Transaction Parties--The Swap Counterparty" in this prospectus supplement.

The following diagram illustrates the various parties involved in the transaction and their functions:

(DIAGRAM)

                                RATING AGENCIES

Moody's Investors Services, Inc., Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. and Fitch, Inc. will issue the ratings with respect to the securities.

                                 RELEVANT DATES

                                  CUT-OFF DATE

The cut-off date will be July 1, 2006.

                                  CLOSING DATE

The closing date will be on or about August 8, 2006.

                                  PAYMENT DATE

The 25th day of each month, beginning in August 2006. If the 25th day is not a business day, then the payment date will be the next business day.

                                  RECORD DATE

For any payment date, the last business day of the month preceding the month of such payment date (or, in the case of the first payment date, the closing date).

                          FINAL SCHEDULED PAYMENT DATE

The final scheduled payment date for the offered securities will be May 2037. The final scheduled payment date has been determined by adding one year to the scheduled maturity of the latest maturing mortgage loan in the trust fund. The actual final payment date for each class of offered securities may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

See "Prepayments and Yields" in this prospectus supplement.

                         THE SERIES 2006-SL2 SECURITIES

The Merrill Lynch Mortgage Investors Trust, Series 2006-SL2 securities represent obligations of the issuing entity, the assets of which will consist primarily of second-lien, fixed-rate, fully amortizing, interest only and balloon sub-prime residential mortgage loans and adjustable rate home equity revolving lines of credit.

The securities will have the original class principal balance, note interest rate, pass-through rate and other features set forth in the table on page S-4. On the closing date, the issuing entity will issue the notes under an indenture, among Merrill Lynch Mortgage Investors Trust, Series 2006-SL2, LaSalle Bank National Association, as securities administrator, and Citibank, N.A., as indenture trustee. The issuing entity will issue the certificates under a trust agreement, dated as of August 8, 2006, among LaSalle Bank National Association, as master servicer, Merrill Lynch Mortgage Investors, Inc., as depositor, and Wilmington Trust Company, as owner trustee.

Any collections on the mortgage loans will be used to pay fees, expenses and indemnity amounts to the servicers, the master servicer, the securities administrator, the custodians, the owner trustee and the indenture trustee, to make net swap payments (if any) owed to the swap counterparty and the swap termination payment (if any) owed to the swap counterparty (other than defaulted swap termination payments), to reinvest in draws under the home equity revolving credit loans, and to make interest or principal payments on the securities. Principal collections will be paid to one or more classes of the securities offered through this prospectus supplement or to other classes of securities that we are not offering by this prospectus supplement, based on the outstanding class principal balances and the remaining principal amount of the mortgage loans. Any interest collections in excess of the amount paid to holders of the notes and the class G and class R certificates (either as interest or principal) and the servicers, the master servicer, the securities administrator, the custodians, the owner trustee and the indenture trustee, and the amount, if any, paid to the swap counterparty, will be paid to the owners of the other classes of securities that we are not offering by this prospectus supplement, which are entitled to receive those excess amounts.

Draws made during the period in which certain amortization events are in effect as described in this prospectus supplement under "Description of the Securities
 -- Purchase of Additional Balances" will not be transferred to the trust but will be retained by Countrywide Home Loans Servicing LP and Merrill Lynch Mortgage Lending Inc., the sponsor or an affiliate, and such party will be reimbursed on a pro rata basis with the trust for collections received on the related HELOCs.

See "Description of the Securities--Payments" in this prospectus supplement.

                               INTEREST PAYMENTS

Interest will accrue on each class of notes at the note interest rate for such class. Interest will accrue on each class of certificates at the pass-through rate for such class. Interest will accrue on the class A, class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7, class M-8, class M-9, class B-1 and class B-2 notes from the prior payment date (or the closing date, in the case of the first payment date) to the day prior to the current payment date.

The note interest rates on each of the offered notes and the pass-through rate on the class R certificate will be subject to an available funds cap, as described in more detail herein. This cap limits the note interest rates and pass-through rates on each of the offered securities.

The note interest rates and pass-through rates on the offered securities will be limited by reference to a per annum rate determined by multiplying (a) 12, (b) an amount obtained by dividing the amount of interest due on the mortgage loans, less certain amounts, including any amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the mortgage loans as of the immediately preceding payment date, and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

Shortfalls arising from the application of an available funds cap will be carried over on a subordinated basis with accrued interest at the then applicable note interest rate or pass-through rate and paid from excess cash flow on a later payment date, if available.

The note interest rates and pass-through rates on the offered securities will also be subject to a maximum interest rate cap. The maximum rate cap will be a per annum rate determined by multiplying (a) 12, (b) an amount obtained by dividing the amount of interest that would be due on the mortgage loans had the adjustable rate mortgage loans provided for interest at their maximum lifetime rates and the fixed rate mortgage loans provided for interest at their mortgage rates, less certain amounts, including any amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the mortgage loans as of the immediately preceding payment date, and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

See "Description of the Securities--Payments--Payments of Interest" in this prospectus supplement.

                               PRINCIPAL PAYMENTS

Principal payments to the securities will generally reflect principal collections on the mortgage loans in the trust fund not reinvested in draws on the HELOCs. Principal payments will also include a portion of interest collections to the extent necessary to build and maintain overcollateralization to the required level, as described below.

See "Description of the Securities--Payments--Payments of Principal" in this prospectus supplement.

                          INTEREST RATE SWAP AGREEMENT

On the closing date, the issuing entity will enter into an interest rate swap agreement with Bear Stearns Financial Products Inc., the swap counterparty.

Under the interest rate swap agreement, with respect to each payment date during the period beginning on the payment date in February 2007 and ending immediately following the payment date in February 2010, the issuing entity will pay to the swap counterparty a fixed payment at a per annum rate as set forth in the table on page S-67, calculated on the basis of a 360-day year assumed to consist of twelve 30-day months and the interest rate swap counterparty will pay to the issuing entity a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), calculated on the basis of a 360-day year and the actual number of days elapsed in the accrual period, in each case calculated based on the scheduled notional amount set forth on the schedule on page S-67 in this prospectus supplement for that payment date. To the extent that the fixed payment exceeds the floating payment payable with respect to any such payment date, amounts otherwise available for payments on the securities will be applied on that payment date to make a net payment to the swap counterparty, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the those payment dates, the swap counterparty will make a net payment to the issuing entity on the second business day preceding that payment date. Any net amounts received by or paid out from the issuing entity under the interest rate swap agreement will either increase or reduce the amount available to make payments on the securities, as described under "Description of the Securities--Payments from the Swap Account" in this prospectus supplement. The interest rate swap agreement is scheduled to terminate following the payment date in February 2010.

See "Description of the Securities--Swap Agreement" and "--Payments from the Swap Account" in this prospectus supplement.

                                 DENOMINATIONS

The minimum denomination and the incremental denomination of each class of offered securities is set forth in the table on page S-4.

                            BOOK-ENTRY REGISTRATION

The issuing entity will initially issue the offered notes, in book-entry form. You may elect to hold your interest in the securities through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems. The class R certificates will be issued in definitive form.

You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

See "Description of the Securities--Book-Entry Notes" in this prospectus supplement and "Description of the Securities" in the prospectus.

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The originators and the sponsor have made certain representations and warranties concerning the mortgage loans. The benefit of those representations and warranties will be assigned by the depositor to the indenture trustee for the benefit of the securityholders under the trust agreement. Such representations and warranties will include that none of the mortgage loans in the trust fund will be in "high cost" loans under applicable federal, state and local anti-predatory or anti-abusive lending laws.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the mortgage loan, or receipt of notice of that breach, one of the originators or the sponsor will be required either to (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty,
(a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

See "The Trust Agreement--Assignment of Mortgage Loans" in this prospectus supplement.

                               FEES AND EXPENSES

Before payments are made on the securities, the servicers will be paid, in the aggregate, a monthly fee calculated as 0.50% per annum on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement). The servicers will also be entitled to investment earnings on the collection accounts. The master servicer will be entitled to an upfront fee payable by the depositor and investment earnings on the master servicer collection account.

The principal compensation to be paid to the indenture trustee relating to its obligations under the indenture will be paid by the securities administrator.

Expenses of and other amounts due to the servicers, the master servicer, the securities administrator, the custodians, the owner trustee and the indenture trustee will be reimbursed before payments are made on the securities.

See "Fees and Expenses of the Trust Fund" in this prospectus supplement.

                               CREDIT ENHANCEMENT

Credit enhancement is intended to reduce the harm caused to securityholders as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the securities will consist of excess interest, overcollateralization, subordination and net swap payments (if any) received from the swap counterparty described in this prospectus supplement.

Excess Interest and Overcollateralization. The overcollateralization amount is the excess of the aggregate outstanding principal balance of the mortgage loans over the aggregate principal balance of the notes and the class R and class G certificates. On the closing date, the overcollateralization amount will equal approximately 3.70% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the securities and the expenses of the issuing entity, including any net swap payments owed to the swap counterparty, there is expected to be excess interest each month. On each payment date, some or all of the excess interest will be applied as a principal payment on the most senior class of securities then outstanding until the target overcollateralization amount is reached, resulting in a limited acceleration of amortization of the securities relative to the amortization of the mortgage loans. Once the targeted overcollateralization amount is reached, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the securities.

See "Description of the Securities--Overcollateralization Provisions" in this prospectus supplement.

Subordination. The rights of the holders of the more junior classes of notes to receive payments will be subordinated to the rights of the holders of the more senior classes of securities to receive payments.

In general, the protection afforded the holders of more senior classes of securities by means of this subordination will be effected in two ways:

- by the preferential right of the holders of the more senior classes of securities to receive, prior to any payment being made on any payment date to the holders of the more junior classes of notes, the amount of interest and principal due on the more senior classes of securities and, if necessary, by the right of the more senior holders to receive future payments on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of notes; and

- by the allocation to the more junior classes of notes (in inverse order of seniority) of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of these losses to the more senior classes of notes, until their respective class principal balances have been reduced to zero.

See "Description of the Securities--Subordination of the Payment of the Subordinate Notes" in this prospectus supplement.

The chart below summarizes the relative seniority of the various classes of notes and indicates the initial level of credit support provided to the various classes of notes. The initial level of credit support provided to the various classes of notes assumes that the targeted overcollateralization amount has been reached.

                                  INITIAL
                                  CREDIT
CLASS(ES)     CREDIT SUPPORT      SUPPORT
---------  ---------------------  -------
   A            class M-1,        33.15%
                class M-2,
                class M-3,
                class M-4,
                class M-5,
                class M-6,
                class M-7,
                class M-8,
                class M-9,
                class B-1,
                 class B-2
  M-1           class M-2,        28.10%
                class M-3,
                class M-4,
                class M-5,
                class M-6,

                                  INITIAL
                                  CREDIT
CLASS(ES)     CREDIT SUPPORT      SUPPORT
---------  ---------------------  -------
                class M-7,
                class M-8,
                class M-9,
                class B-1,
                 class B-2
  M-2           class M-3,        23.15%
                class M-4,
                class M-5,
                class M-6,
                class M-7,
                class M-8,
                class M-9,
                class B-1,
                 class B-2
  M-3           class M-4,        21.15%
                class M-5,
                class M-6,
                class M-7,
                class M-8,
                class M-9,
                class B-1,
                 class B-2
  M-4           class M-5,        18.75%
                class M-6,
                class M-7,
                class M-8,
                class M-9,
                class B-1,
                 class B-2
  M-5           class M-6,        16.65%
                class M-7,
                class M-8,
                class M-9,
                class B-1,
                 class B-2
  M-6           class M-7,        14.70%
                class M-8,
                class M-9,
                class B-1,
                 class B-2
  M-7           class M-8,        12.70%
                class M-9,
                class B-1,
                 class B-2
  M-8           class M-9,        10.95%
                class B-1,
                 class B-2
  M-9           class B-1,        9.50%
                 class B-2
  B-1           class B-2,        8.05%
  B-2      overcollateralization  6.60%

Interest Rate Swap Agreement. Any net swap payment received pursuant to the interest rate swap agreement will be applied to pay interest shortfalls, maintain the required level of overcollateralization and repay losses for the related securities.

See "Description of the Securities--The Swap Agreement" in this prospectus supplement.

                              OPTIONAL REDEMPTION

Subject to restrictions described in this prospectus supplement, on or after the payment date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the securities administrator will be directed, pursuant to the indenture, to attempt to terminate the trust fund through a one-time auction process mutually acceptable to the indenture trustee and the depositor. If such auction is successful, the issuing entity will redeem the notes.

If the trust fund is not terminated because a sufficient purchase price is not achieved at such auction, the master servicer may purchase all of the mortgage loans, which similarly would result in the termination of the trust fund. In the event of such purchase, the issuing entity will redeem the notes.

See "The Servicing Agreements--Optional Redemption" in this prospectus supplement.

                              EXCHANGE ACT FILINGS

The issuing entity will file payment reports on form 10-D, annual reports on form 10-K and (if applicable) current reports on form 8-K with the Securities and Exchange Commission (the "Commission") regarding the securities, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name "Merrill Lynch Mortgage Investors Inc" (Commission file no. 333-130545). Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 205449. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commis-sion at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

                                LEGAL INVESTMENT

The securities will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no representation as to the appropriate characterization of the securities under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these securities.

See "Risk Factors--The securities lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell" and "Legal Investment" in this prospectus supplement and in the prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust fund, other than the interest rate swap agreement and rights to receive prepayment charges, will elect to be treated as multiple real estate mortgage investment conduits ("REMICs"). For federal income tax purposes, the offered notes, but not the class R certificate, will represent ownership of regular interests in a REMIC and the right to receive, and the obligation to make, payments under certain non-REMIC contracts. To the extent that the offered notes represent regular interests in a REMIC, they will generally be treated as debt instruments for federal income tax purposes. Holders of offered notes will be required to include in income all interest and original issue discount on the portion of their offered notes that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus for a discussion of the federal income tax treatment of a holder of a regular interest in a REMIC and for a discussion of the federal income tax consequences associated with the deemed rights to receive, and the obligation to make, payments under the non-REMIC contracts.

See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

For federal income tax purposes, the class R certificate will represent the residual interest in one or more of the REMICs included in the trust fund and the right to receive, and the obligation to make, payments under certain non-REMIC contracts. The class R certificate will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the class R certificate will be required to include the taxable income or loss of such REMICs in determining its taxable income. All or most of the taxable income of such REMICs includable by the beneficial owner of the class R certificate will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the class R certificate may be significantly lower than would be the case if the class R certificate were taxed as a debt instrument, or may be negative.

See "Federal Income Tax Consequences--Class R Certificate" in this prospectus supplement.

Additionally, the class R certificate will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the class R certificate may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates.

See "Description of the Securities--Restrictions on Transfer of the Class R Certificate" and "Federal Income Tax Consequences--Class R Certificate" in this prospectus supplement and "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

                              ERISA CONSIDERATIONS

Under current law, in general, the offered securities (other than the class M-9 notes and the class R certificate) will be eligible for acquisition by retirement or other employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Prospective investors should consult with legal counsel regarding the conse-quences of the acquisition and holding of the offered notes by such a retirement or other employee benefit plan.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                    RATINGS

The offered securities are required to receive the ratings indicated under the heading "Anticipated Ratings" in the chart shown on page S-4 of this prospectus supplement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the securities address the likelihood of the receipt by securityholders of all payments on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any interest carry forward amount will be paid.

See "Ratings" in this prospectus supplement.

                               THE MORTGAGE LOANS

The mortgage loans will be secured by mortgages, deeds of trust and other security instruments, all of which are referred to in this prospectus supplement as mortgages. The following tables summarize approximate characteristics of the mortgage pool as of July 1, 2006. When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate principal balance of the mortgage loans in the trust fund as of July 1, 2006, which we refer to as the cut-off date. The sum of the percentages may not equal 100.00% due to rounding.

See "The Mortgage Pool--Mortgage Loans" in this prospectus supplement.

                               THE MORTGAGE POOL

                         MORTGAGE LOAN CHARACTERISTICS

Number of mortgage loans....................................         5,040
Aggregate outstanding principal balance.....................  $249,716,798
Number of mortgage loans with prepayment charges at
  origination...............................................         1,693
Weighted average prepayment term at origination for loans
  with prepayment charges (in months).......................            27

                                                             AVERAGE OR
                                                          WEIGHTED AVERAGE          RANGE
                                                          ----------------   --------------------
Outstanding principal balance(1)........................      $49,547           $0 to $439,300
Original principal balance(1)(3)........................      $50,658        $10,000 to $450,000
Current mortgage rates(2)...............................      10.161%         6.000% to 15.250%
Original loan-to-value ratio(2)(4)......................       96.85%          4.87% to 100.00%
Stated remaining term to maturity (in months)(2)........          226             108 to 358
Credit score(2).........................................          677             528 to 811
Maximum mortgage rates(2)(5)............................      17.950%         12.000% to 18.000%
Minimum mortgage rates(2)(5)............................       2.458%          0.000% to 7.250%
Gross margin(2)(5)......................................       2.450%         -1.000% to 7.250%
Initial rate cap(2)(5)..................................           NA                 NA
Periodic rate cap(2)(5).................................           NA                 NA
Months to roll(2)(5)....................................            1               1 to 1

---------------

(1) Indicates average.

(2) Indicates weighted average.

(3) With respect to home equity revolving lines of credit only, the original principal balance indicates the credit limit.

(4) Combined loan-to-value ratios for second lien loans.

(5) Adjustable rate mortgage loans only.

                      MORTGAGE RATES FOR THE MORTGAGE POOL

                           (MORTGAGE RATESBAR GRAPH)

               ORIGINAL PRINCIPAL BALANCES FOR THE MORTGAGE POOL

                           (MORTGAGE POOL BAR GRAPH)

                      PRODUCT TYPES FOR THE MORTGAGE POOL

                           (PRODUCT TYPES PIE CHART)

              ORIGINAL LOAN-TO-VALUE RATIOS FOR THE MORTGAGE POOL

                        (LOAN TO VALUE RATIOS BAR GRAPH)

                   CREDIT SCORE SUMMARY FOR THE MORTGAGE POOL

                            (CREDIT SCORE BAR GRAPH)

             ORIGINAL PREPAYMENT CHARGE TERM FOR THE MORTGAGE POOL

                         (PREPAYMENT CHARGE BAR GRAPH)

                                  RISK FACTORS

NATURE OF SUB-PRIME MORTGAGE LOANS MAY INCREASE RISK OF LOSS

      Some of the mortgage loans may be of sub-prime credit quality; i.e., they do not meet the customary credit standards of Freddie Mac and Fannie Mae. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

MORTGAGE LOANS SECURED BY JUNIOR LIENS MAY EXPERIENCE A HIGHER RATE OF LOSS THAN MORTGAGE LOANS SECURED BY SENIOR LIENS

      Approximately 99.70% of the mortgage loans are secured by junior liens subordinate to the rights of the mortgagees or beneficiaries under the related senior mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a junior mortgage loan only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages or deeds of trust, in which case it must pay the entire amount due on the senior mortgages or deeds of trust to the senior mortgagees in the event the mortgagor is in default thereunder.

THE OVERCOLLATERALIZATION PROVISIONS OF YOUR SECURITIES WILL AFFECT THE YIELDS TO MATURITY OF THE SECURITIES

      The overcollateralization provisions of the trust fund will affect the weighted average lives of the securities and consequently the yields to maturity of the securities. To the extent necessary to build or maintain the required amount of overcollateralization, net excess cashflow will be applied as payments of principal to the most senior classes of securities then outstanding, thereby reducing the weighted average lives of the securities. The actual required amount of overcollateralization may change from payment date to payment date, producing uneven payments of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply net excess cashflow as payments of principal in order to maintain the required amount of overcollateralization.

      Net excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the securities, any net swap payments or swap termination payment to the swap counterparty and the trust fund expenses. Mortgage loans with higher interest rates will contribute more interest to the net excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of net excess cashflow.

      As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average lives of the offered securities may vary significantly over time. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield
Considerations--Prepayments--Maturity and Weighted Average Life" in the prospectus.

PREPAYMENTS ON THE MORTGAGE LOANS WILL AFFECT THE YIELDS TO MATURITY OF THE SECURITIES

      The yields to maturity and weighted average lives of the securities will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. The servicers may, in the case of a delinquent mortgage loan or because of an indication that the mortgagor is interested in refinancing or prepaying a mortgage loan, solicit or refer to a mortgage originator such mortgagor for refinancing. Any such solicitation may cause the rate of prepayments on the mortgage loans to occur at a faster rate than might otherwise be the case. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicers intend to enforce these provisions unless enforcement is not permitted by applicable law, there exist certain other circumstances as described in the servicing agreements, or the servicers, in a manner consistent with accepted servicing practices, permit the purchaser of the related mortgaged property to assume the mortgage loan.

      To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

      The securities administrator will be directed in the indenture to conduct a one-time auction of the assets remaining in the trust fund in an attempt to terminate the trust fund on or after the aggregate unpaid principal balance of the mortgage loans and any properties that the trust fund acquired in satisfaction of any of the mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If such auction is successful, the issuing entity will redeem the notes. If the auction fails to realize a sufficient purchase price, the master servicer may purchase all of the mortgage loans. A swap termination payment may be owed to the swap counterparty upon the termination of the trust fund. Any such swap termination payment shall be included in the calculation of the price to be paid in order to effect the optional termination of the trust fund.

      The yield on the securities will also be sensitive to the level of one-month LIBOR and the level of the mortgage index. In addition, the yield to maturity of any offered securities that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered securities that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered securities that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately 37.18% of the mortgage loans contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered securities. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the securityholders as described in this prospectus supplement. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations--Prepayments--Maturity and Weighted Average Life" in the prospectus.

THE RATE OF PREPAYMENT ON THE HOME EQUITY REVOLVING LINES OF CREDIT ("HELOCS") WILL BE AFFECTED BY VARIOUS FACTORS

      Since mortgagors can prepay their HELOCs at any time, the rate and timing of principal payments on the offered securities will be highly uncertain. The interest rates on the HELOCs are subject to adjustment based on changes in the prime rate and are subject to certain limitations. Any increase in the interest rate on a HELOC may encourage a mortgagor to prepay the loan. The deductibility of interest payments for federal tax purposes, however, may act as a disincentive to prepayment, despite an increase in the interest rate. In addition, due to the revolving feature of the loans, the rate of principal payments may be unrelated to changes in market rates of interest. Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their HELOCs, may increase the rate of prepayments on the HELOCs.

THE DEPOSITOR HAS LIMITED INFORMATION REGARDING PREPAYMENT HISTORY OF THE HELOCS

      All of the HELOCs may be prepaid in whole or in part at any time. Neither the sponsor nor the depositor is aware of any publicly available studies or statistics on the rate of prepayment of home equity lines of credit. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional home equity lines of credit. The prepayment experience of the trust fund may be affected by a wide variety of factors, including: (i) general economic conditions; (ii) interest rates; (iii) the availability of alternative financing; (iv) homeowner mobility; and (v) changes affecting the ability to deduct interest payments on home equity lines of credit for federal income tax purposes.

CASHFLOW IS LIMITED IN EARLY YEARS OF HELOCS

      Each of the HELOCs has a draw period that generally lasts up to ten years and generally a repayment term following the draw period of generally five, fifteen or twenty years. No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Following the draw period, monthly principal payments during the repayment period are required in amounts that will amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to holders of the offered notes and investors in those notes may receive payments of principal more slowly than anticipated.

THERE IS AN INCREASED RISK OF LOSS TO CERTAIN SECURITYHOLDERS AS MONTHLY PAYMENTS INCREASE AT THE BEGINNING OF THE REPAYMENT PERIOD FOR THE HELOCS

      The HELOCs require no principal payments or minimal principal payments during the first ten years following origination. The HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments or at the end of the draw period. The HELOCs pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. Investors in certain of the offered securities may suffer a loss if the collateral for such loan, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss.

DELAYS IN PAYMENT ON YOUR SECURITIES MAY RESULT FROM DELINQUENT HELOCS

      The servicer of the HELOCs is not obligated to advance scheduled monthly payments of principal and interest on HELOCs that are delinquent or in default. As a result, securityholders will not receive a regular stream of payments from the HELOCs that become delinquent or go into default.

PREPAYMENT ON THE HELOCS MAY CAUSE PREPAYMENT INTEREST SHORTFALLS

      Because the servicer of the HELOCs is not required to pay compensating interest in connection with the prepayment in full or in part of any HELOC, such prepayments will reduce the amount of interest available to make payments on the securities than would otherwise be the case if the servicer was required to make compensating interest payments.

MORTGAGE LOANS ORIGINATED UNDER THE UNDERWRITING GUIDELINES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT CARRY A RISK OF HIGHER DELINQUENCIES

      The underwriting guidelines used by the various originators in connection with the origination of the mortgage loans in the trust fund consider the credit quality of a mortgagor and the value of the mortgaged property. The mortgagors generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund do not prohibit a borrower from obtaining additional financing on the mortgaged property. Additional financing would reduce the borrower's equity in the related mortgaged property.

      As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the trust fund. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

THE INTEREST RATE ON THE SECURITIES MAY BE CAPPED DEPENDING ON FLUCTUATIONS IN ONE-MONTH LIBOR AND THE PRIME RATE

      The note interest rates and the pass-through rates on the offered securities are calculated based upon the value of an index (one-month LIBOR) that is different from the value of the index applicable to all of the adjustable rate mortgage loans (the prime rate) in the mortgage pool as described under "The Mortgage Pool--General" and are subject to an available funds cap and a maximum rate cap. In addition, the fixed rate mortgage loans have mortgage rates that are not dependent on any index.

      The available funds cap effectively limits the amount of interest accrued on the offered securities to a per annum rate equal to the product of (a) 12,
(b) an amount obtained by dividing the amount of interest due on the mortgage loans, less certain amounts, including any amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the mortgage loans as of the immediately preceding payment date, and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

      Various factors may cause the available funds cap described above to limit the interest rate on the offered securities. First, this can result if one-month LIBOR increases more rapidly than the prime rate. In addition, the note interest rates and the pass-through rates on the offered securities adjust monthly, while the interest rates on the fixed rate mortgage loans remain constant, with the result that the operation of an available funds cap described above may limit increases in the note interest rates and the pass-through rates for extended periods in a rising interest rate environment. The adjustable rate mortgage loans are also subject to maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in an available funds cap described above limiting increases in the note interest rates and the pass-through rates for the offered securities. Consequently, the interest that becomes due on the adjustable rate mortgage loans (net of the servicing fee and the net swap payments (if any) owed to the swap counterparty and the swap termination payment (if any) owed to the swap counterparty (other than defaulted swap termination payments)) with respect to any payment date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the offered securities during the related period. Furthermore, if the available funds cap described above determines the note interest rate or the pass-through rate for a class of offered securities for a payment date, the market value of those securities may be temporarily or permanently reduced.

      In addition, the note interest rate or the pass-through rate, as applicable, on each class of offered securities is subject to a maximum rate cap, which limits the pass-through rate on each class of securities based on the net maximum lifetime mortgage rates on the adjustable rate mortgage loans and the net mortgage rates on the fixed rate mortgage loans. This maximum rate cap may limit increases in the note interest rates and pass-through rates on the offered securities. This may occur even if there is sufficient interest collected on the mortgage loans in the trust fund, net of trust fund expenses, to pay interest on the offered securities without giving effect to the maximum rate cap.

THE PROTECTION AFFORDED TO YOUR NOTES BY SUBORDINATION IS LIMITED

      The rights of the class M-1 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes and the class G and class R certificates to receive those payments; the rights of the class M-2 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes, the class G and class R certificates and the class M-1 notes to receive those payments; the rights of the class M-3 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes, the class G and class R certificates and the class M-1 and class M-2 notes to receive those payments; the rights of the class M-4 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes, the class G and class R certificates and the class M-1, class M-2 and class M-3 notes to receive those payments; the rights of the class M-5 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes, the class G and class R certificates and the class M-1, class M-2, class M-3 and class M-4 notes to receive those payments; the rights of the class M-6 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes, and the class G and class R certificates and the class M-1, class M-2, class M-3, class M-4 and class M-5 notes to receive those payments; the rights of the class M-7 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes, the class G and class R certificates and the class M-1, class M-2, class M-3, class M-4, class M-5 and class M-6 notes to receive those payments; the rights of the class M-8 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes, the class G and class R certificates and the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6 and class M-7 notes to receive those payments; the rights of the class M-9 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes, the class G and class R certificates and the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7 and class M-8 notes to receive those payments; the rights of the class B-1 notes to receive payments with respect to mortgage loans will be subordinate to the rights of the class A notes, the class G and class R certificates and the class M notes to receive those payments; and the rights of the class B-2 notes to receive payments with respect to mortgage loans will be subordinate to the rights of the class A notes, the class G and class R certificates and the class M and class B-1 notes to those payments. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of notes of the full amount of the monthly payments allocable to them and to afford protection against losses.

ALLOCATION OF LOSSES TO THE CLASS M AND CLASS B NOTES MAKES THE YIELD TO MATURITY ON THOSE CLASSES OF NOTES SENSITIVE TO DEFAULTS ON THE MORTGAGE LOANS

      If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate class principal balance of the offered securities, the class B-1 and class B-2 notes and the class G certificates exceeds the aggregate stated principal balance of the mortgage loans, the class principal balances of the class M and class B notes will be reduced in reverse order of seniority (first to the class B-2 notes, second to the class B-1 notes, third to the class M-9 notes, fourth to the class M-8 notes, fifth to the class M-7 notes, sixth to the class M-6 notes, seventh to the class M-5 notes, eighth to the class M-4 notes, ninth, to the class M-3 notes, tenth to the class M-2 notes and eleventh to the class M-1 notes) by the amount of the excess until each such class balance has been reduced to zero. Consequently, the yields to maturity on each class of the class M and class B notes will be sensitive, in varying degrees, to defaults on the mortgage loans and the timing of these defaults. Investors should fully consider the risks associated with an investment in the class M and class B notes, including the possibility that investors may not fully recover their initial investments as a result of realized losses.

DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in payments to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

RATINGS ON THE SECURITIES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING SECURITIES

      The rating of each class of securities will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of securities is not a recommendation to purchase, hold or sell any rated securities, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate note carryover amounts will be paid. See "Ratings" in this prospectus supplement.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SPONSOR OR EITHER SERVICER BECOMES INSOLVENT

      The sale of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the securities and reductions in the amounts of these payments could occur.

      In the event of a bankruptcy or insolvency of Wilshire Credit Corporation or Countrywide Home Loans Servicing LP, as servicer, the bankruptcy trustee or receiver may have the power to prevent LaSalle Bank National Association, as trustee, or the securityholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Wilshire Credit Corporation or Countrywide Home Loans Servicing LP, as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE OFFERED SECURITIES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

      The offered securities may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of securities. This may be the case because, among other things:

      - The yields to maturity of the offered securities purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

      - The rates of principal payments on, and the weighted average lives of, the offered securities will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal payments among the classes of securities, and for that reason, the offered securities may be inappropriate investments for you if you require a payment of a particular amount of principal on a specific date or an otherwise predictable stream of payments;

      - You may not be able to reinvest amounts paid in respect of principal on the offered securities (which, in general, are expected to be greater during periods of securities relatively low interest rates) at a rate at least as high as the note interest rates and pass-through rates on the securities; or

      - It is possible that a secondary market for the offered securities will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your securities.

      You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, and in the prospectus under the heading "Risk Factors."

HIGH COMBINED LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

      Mortgage loans with higher combined loan-to-value ratios may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of 80% or below. Approximately 95.86% of the mortgage loans had an original loan-to-value ratio or, with respect to mortgage loans in a second lien position, a combined loan-to-value ratio at the time of origination in excess of 80% but less than or equal to 100%.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

      As of the cut-off date, approximately 32.35% and 8.23% of the mortgaged properties were located, respectively, in California and Florida, respectively. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in California and Florida may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

MORTGAGE LOANS WITH BALLOON PAYMENTS MAY EXPERIENCE HIGHER DEFAULT RATES

      Approximately 58.54% of the mortgage loans as of the cut-off date are "balloon loans" that provide for the payment of the unamortized principal balance of the mortgage loan in a single payment at maturity. The balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year or 40-year amortization schedule, and a single payment of the remaining balance of the balloon loan generally up to 15 years or 30 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than the term of the mortgage loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. We do not have any information regarding the default history or prepayment history of payments on balloon loans. Because borrowers of balloon loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the balloon loans is greater than that associated with fully-amortizing loans.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS MAY EXPERIENCE HIGHER DEFAULT RATES

      Approximately 21.23% of the aggregate principal balance of the mortgage loans as of the cut-off date provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five or ten years following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage rate.

      The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered securities than would have been the case had these mortgage loans not been included in the trust fund. If you purchase a security at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first five or ten years of the term of a mortgage loan as a disincentive to prepayment.

      If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

THE MORTGAGE POOL MAY CONTAIN DELINQUENT MORTGAGE LOANS, WHICH MAY DECREASE THE AMOUNT OF PRINCIPAL PAID TO YOU

      The trust fund may include mortgage loans that are delinquent as of the cut-off date. It is expected that as of the cut-off date approximately 0.72% of the mortgage loans (by the cut-off date principal balance) will be between 31 and 60 days delinquent, and it is expected that none of the mortgage loans will be 61 days or more delinquent. If there are not sufficient funds from amounts collected on the mortgage loans, the aggregate amount of principal returned to any class of offered securities may be less than the class principal balance of a class on the day that class was issued. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

THE SECURITIES LACK SMMEA ELIGIBILITY AND MAY LACK LIQUIDITY, WHICH MAY LIMIT YOUR ABILITY TO SELL

      The underwriter intends to make a secondary market in the offered securities, but will have no obligation to do so. We cannot assure you that a secondary market for any class of offered securities will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of offered securities. The offered securities will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the offered securities, thereby limiting the market for the offered securities. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as the offered securities. See "Legal Investment" in this prospectus supplement and in the prospectus.

PAYMENTS DUE UNDER THE TERMS OF THE INTEREST RATE SWAP AGREEMENT MAY BE DELAYED, REDUCED OR ELIMINATED IF THE INTEREST RATE SWAP COUNTERPARTY, BEAR STEARNS FINANCIAL PRODUCTS INC., BECOMES INSOLVENT

      The trust will include an interest rate agreement for the benefit of the offered securities and the class B notes under which the interest rate swap counterparty, Bear Stearns Financial Products Inc., is obligated on any payment date on or after the payment date in February 2007 and on or prior to the payment date in February 2010 to make certain payments to the issuing entity in the event that LIBOR exceeds a per annum rate with respect to that payment date as set forth in the table on page S-67. The interest rate swap agreement will begin on the payment date in February 2007 and terminate following the payment date in February 2010. However, in the event of the insolvency or bankruptcy of Bear Stearns Financial Products Inc., payments due under the interest rate swap agreement may be delayed, reduced or eliminated. Moreover, the interest rate swap agreement may be subject to early termination if either party thereto fails to perform or the interest rate swap agreement becomes illegal or subject to certain kinds of taxation. In the event of early termination of the interest rate swap agreement, there may not be a replacement interest rate swap agreement and the issuing entity may be obligated to make a one-time termination payment to the interest rate swap counterparty. In certain circumstances, where the early termination is not the result of an event of default by the interest rate swap counterparty or other certain termination events, payments to securityholders will be subordinate to the one-time termination payment to the interest rate swap counterparty.

FAILURE OF THE SWAP COUNTERPARTY TO PROVIDE INFORMATION REQUIRED OF PROVIDERS OF DERIVATIVE INSTRUMENTS PURSUANT TO REGULATION AB AND SUBSEQUENT FAILURE TO REPLACE ITSELF WITH A SWAP COUNTERPARTY THAT CAN PROVIDE SUCH REQUIRED INFORMATION MAY RESULT IN A SWAP TERMINATION EVENT

      The swap agreement imposes a contractual obligation on the swap counterparty to provide all information that may be required pursuant to Regulation AB for providers of derivative instruments. To the extent that the swap counterparty cannot provide the required information in accordance with the swap agreement, the swap counterparty is required to replace itself with a swap provider that can provide the necessary information. If the swap counterparty cannot secure a replacement provider, the failure to comply with the swap agreement will result in an "additional termination event" under the swap agreement in which the swap provider is the sole affected party. In the event that interest rates are such that the amount of the net swap payments owed by the swap account exceeds the amount of net swap receipts payable by the swap counterparty, a swap termination payment will be owed to the swap counterparty in connection with the additional termination event described above or in connection with any other additional termination event provided for under the swap agreement. Such swap termination payments will reduce the amounts available to make payments on the securities.

RAPID PREPAYMENTS OF THE MORTGAGE LOANS COULD INCREASE RELATIVE AMOUNTS DUE UNDER THE INTEREST RATE SWAP AGREEMENT AND AFFECT THE YIELD TO MATURITY OF THE SECURITIES

      Any net payment payable to the interest rate swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for the holders of securities and may reduce note interest rates and the pass-through rates on such securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments due under the interest rate swap agreement are calculated (namely, the scheduled notional amount) may exceed the aggregate scheduled principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the interest rate swap counterparty. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered securities.

      In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the interest rate swap counterparty on a senior basis and such payments may reduce amounts available for payment to the securityholders.

      Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay current interest, interest carry forward and interest shortfalls, to reimburse for any unpaid realized losses and to maintain the required level of overcollateralization. However, no amounts will be payable to the issuing entity by the interest rate swap counterparty unless the floating payment owed by the interest rate swap counterparty for a payment date exceeds the fixed payment owed to the interest rate swap counterparty for that payment date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds a per annum rate as set forth in the table on page S-67. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain the required level of overcollateralization. See "Description of the Securities--Payments," in this prospectus supplement.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

      Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

      - limit the ability of the servicers to collect principal, interest, fees or costs on the mortgage loans,

      - provide the borrowers with a right to rescind the mortgage loans,

      - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

      - result in a litigation proceeding (including class action litigation) being brought against the issuing entity, and

      - subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

      As a result, these violations or alleged violations could result in shortfalls in the payments due on your securities. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

      The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicers will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the securities. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the securities.

      The Servicemembers Civil Relief Act and comparable state legislation also limit the ability of the servicers to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of securities with the lowest payment priority.

      We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

HIGH COST LOANS

      None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. None of the mortgage loans are "high cost loans" under any state or local laws.

LIMITED OBLIGATIONS

      The assets of the trust fund are the sole source of payments on the securities. The securities are not the obligations of any other entity. None of the sponsor, the depositor, the underwriter, indenture trustee, the owner trustee, the master servicer, the securities administrator, the servicers, the custodians or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the ratings of the securities. If credit enhancement is not available, securityholders may suffer losses on their investments.

                           FORWARD-LOOKING STATEMENTS

      In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

      - economic conditions and industry competition;

      - political, social and economic conditions;

      - the law and government regulatory initiatives; and

      - interest rate fluctuations.

      We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                    GLOSSARY

      A glossary of defined terms used in this prospectus supplement begins on page S-106.

                               THE MORTGAGE POOL

GENERAL

      The mortgage pool with respect to the securities consisted as of the Cut-off Date of approximately 5,040 conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $249,716,798. The mortgage pool consists of fixed rate mortgage loans and adjustable rate HELOCs.

      The Mortgage Loans were selected by the Sponsor from among subprime mortgage loans acquired from third parties generally acceptable for inclusion in securitized pools.

      References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of all of the Mortgage Loans in the mortgage pool as of the Cut-off Date, based on the outstanding principal balances of such Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate principal balances of the related Mortgage Loans (determined as described in the preceding sentence).

      The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first and second liens on real properties including single-family residences, two- to four-family dwelling units, condominiums, townhouses, rowhouses and planned unit developments. The Trust Fund includes, in addition to the mortgage pool, the following:

      - certain amounts held from time to time in Accounts maintained by the Securities Administrator in the name of the Indenture Trustee under the Indenture;

      - any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure;

      - all insurance policies described below, along with the proceeds of those policies;

      - rights to require repurchase of the Mortgage Loans by the Originators or the Sponsor, as applicable, for breach of representation or warranty; and

      - the Swap Agreement.

      The Mortgage Loans to be included in the Trust Fund have been purchased by the Sponsor and have been originated substantially in accordance with the various underwriting criteria for sub-prime mortgage loans described herein under "Underwriting Guidelines." Sub-prime mortgage loans are generally mortgage loans made to borrowers who do not qualify for financing under conventional underwriting criteria due to prior credit difficulties, the inability to satisfy conventional documentation standards and/or conventional debt-to-income ratios.

      All of the Mortgage Loans were originated or acquired by one of the Originators and subsequently purchased by the Sponsor in a bulk acquisition. Approximately 29.67%, 12.31%, 11.54% and 10.83% of the Mortgage Loans were underwritten in accordance with the underwriting guidelines of Fieldstone Mortgage Company, Citibank, N.A. and three of its affiliates (Citibank (West) FSB, Citibank Texas NA, and Citibank FSB), Decision One Mortgage Company LLC and Quicken Loans Inc., respectively. All of the Mortgage Loans were originated on or after May 2004. All of the Mortgage Loans that are not HELOCs are serviced by Wilshire, and all of the HELOCs are serviced by Countrywide.

      Scheduled Payments either earlier or later than the scheduled Due Dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 37.18% of the Mortgage Loans provided at origination for the payment by the borrower of a prepayment charge in limited circumstances on full or partial prepayments made during the prepayment charge term. The weighted average prepayment charge term at origination is approximately 27 months with respect to the Mortgage Loans that have prepayment charges. In general, the related mortgage note will provide that a prepayment charge will apply if, during the prepayment charge term, the borrower prepays the mortgage loan in full or in part. The enforceability of prepayment charges is unclear under the laws of many states. Prepayment charges will not be available for payment to holders of the offered securities. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

      Approximately 79.12% of the Mortgage Loans as of the Cut-off Date are Fixed Rate Mortgage Loans.

      As of the Cut-off Date, the aggregate original principal balance of the Mortgage Loans was approximately $255,318,807. As of the Cut-off Date, the aggregate outstanding principal balance of the Mortgage Loans was approximately $249,716,798, the minimum outstanding principal balance was approximately $0, the maximum outstanding principal balance was approximately $439,300, the lowest current Mortgage Rate and the highest current Mortgage Rate were 6.000% and 15.250% per annum, respectively, and the weighted average Mortgage Rate was approximately 10.161% per annum.

      Approximately 21.23% of the Mortgage Loans as of the Cut-off Date are Interest-Only Mortgage Loans.

      Approximately 58.54% of the Mortgage Loans as of the Cut-off Date are Balloon Loans.

      Approximately 0.72% of the Mortgage Loans are between 31 and 60 days delinquent.

      Approximately 20.88% of the Mortgage Loans are HELOCs. As of the Cut-off Date, the weighted average original draw period for the HELOCs was 120 months and the weighted average remaining draw period for the HELOCs was approximately 108 months. As of the Cut-off Date the minimum credit limit for the HELOCs was approximately $10,000 the maximum credit limit was approximately $275,000, and the average credit limit for the HELOCs was approximately $58,972. The minimum utilization rate for the HELOCs was approximately 0.00%, the maximum utilization rate for the HELOCs was approximately 100.00%, and the weighted average utilization rate for the HELOCs was approximately 92.49%.

      The weighted average Original Loan-to-Value Ratio as of the Cut-off Date was approximately 96.85%. With respect to the Mortgage Loans in a second lien position, such Original Loan-to-Value Ratio was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 99.70% of the Mortgage Loans are in a second lien position and the weighted average second lien ratio for such Mortgage Loans is approximately 20.90%.

      The weighted average Credit Score of the Mortgage Loans as of the Cut-off Date was approximately 677. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Sponsor, the Securities Administrator, the Master Servicer, the Servicers, the Indenture Trustee or the Custodians makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

      As used herein, the Credit Score of a Mortgage Loan is generally equal to the lower of two credit scores or the middle of three scores for two-file and three-file credit reports, respectively.

MORTGAGE LOANS

      The tables set forth in Annex II describe the Mortgage Loans and the related mortgaged properties as of the close of business on the Cut-off Date.

                            UNDERWRITING GUIDELINES

      All of the Mortgage Loans were originated or acquired by one of the Originators and subsequently acquired by the Sponsor. The Mortgage Loans were originated generally in accordance with the underwriting criteria, standards and guidelines of each Originator. Approximately 29.67%, 12.31%, 11.54% and 10.83% of the Mortgage Loans were underwritten in accordance with the underwriting guidelines of Fieldstone Mortgage Company, Citibank, N.A. and three of its affiliates (Citibank (West) FSB, Citibank Texas NA, and Citibank FSB), Decision One Mortgage Company LLC and Quicken Loans Inc., respectively. The remaining Mortgage Loans were originated by various other Originators, none of which originated Mortgage Loans representing more than approximately 10.00% of the Mortgage Loans. The following is a general summary of the underwriting guidelines applicable to all of the Mortgage Loans and a more detailed summary of the underwriting guidelines of Fieldstone Mortgage Company. This summary does not purport to be a complete description of such underwriting guidelines. In addition, from time to time, exceptions and/or variances to the underwriting guidelines may be made. See "Risk Factors--Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies."

GENERAL

      All of the Mortgage Loans are "conventional mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration). The underwriting standards applicable to the Mortgage Loans typically differ from, and, with respect to a substantial number of Mortgage Loans, are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac, primarily with respect to original principal balances, loan-to-value ratios, mortgagor income, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types. Because the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Mortgage Loans thereunder may reflect relatively higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein may have been made in cases where compensating factors were demonstrated by a prospective mortgagor. In general, neither the Sponsor nor the Depositor has re-underwritten any mortgage loan.

      Generally, each mortgagor was required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, such mortgagor generally furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to a mortgaged property consisting of vacation or second homes, income derived from the property generally was not considered for underwriting purposes. In the case of certain mortgagors with acceptable payment histories, income was not required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verifications (if required), a determination was made by the original lender that the mortgagor's monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The Originators may also have considered the amount of liquid assets available to the mortgagor at the time of origination.

      Certain Mortgage Loans were originated under "alternative," "reduced documentation," "no-ratio," "stated income/stated assets" or "no income/no asset" programs, which require either alternative or less documentation and verification than do traditional "full documentation" programs. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income and/or employment is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a "no-ratio" program, certain mortgagors with acceptable payment histories and credit scores will not be required to provide any information regarding income and no other investigation regarding the mortgagor's income will be undertaken. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator. Generally, under a "no income/no asset" program, the mortgagor is not required to state its income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such Mortgage Loans may be based primarily or entirely on the estimated value of the mortgaged property and the loan-to-value ratio at origination as well as on the Credit Score.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to an Originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by an Originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to an Originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement costs analysis based on the current cost of constructing or purchasing a similar property.

      Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories generally establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt-to-income ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

FIELDSTONE MORTGAGE COMPANY UNDERWRITING GUIDELINES

      General. FMC is a nationwide mortgage banking company and wholly-owned subsidiary of Fieldstone Investment Corporation ("FIC") that originates, finances, sells, securitizes and services both conforming loans and non-conforming loans secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. FMC focuses on providing the best loan available for a given borrower's needs and credit history. FMC's conforming loans are loans that meet the underwriting criteria required for a mortgage loan to be saleable to a federally owned or sponsored mortgage agency, such as Ginnie Mae, Fannie Mae or Freddie Mac, the borrowers of which generally have strong credit payment histories and relatively low levels of consumer debt, or are eligible for government guaranteed mortgages. A non-conforming loan generally does not meet the eligibility requirements of Ginnie Mae, Fannie Mae or Freddie Mac because the borrower's cash flow, credit history and/or collateral value do not meet the specific standards of the conforming loan market. FMC's non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value
(LTV) ratios, less income documentation, and/or higher debt ratios than conforming borrowers.

      FMC's principal executive offices are located at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and its main telephone number is 410-772-7200. FIC, FMC's parent company, has elected to be taxed as a real estate investment trust.

      FMC originates loans primarily in the wholesale market, through mortgage brokers. FMC also originates loans directly with customers through its retail branch network.

FMC'S LOAN PRODUCTS

      FMC originates both conforming and non-conforming loans. Conforming loans meet the underwriting criteria required for a mortgage loan to be saleable to a federally owned or sponsored mortgage agency, such as Ginnie Mae, Fannie Mae or Freddie Mac, or the criteria of institutional investors. Conforming loan borrowers generally have good credit payment histories and relatively low levels of consumer debt, or are eligible for government guaranteed mortgages. Non-conforming loans generally do not meet the eligibility requirements of Ginnie Mae, Fannie Mae or Freddie Mac because of the borrowers' cash flows, credit history, the collateral values or income documentation. Non-conforming borrowers typically have good credit backgrounds, but tend to have higher LTV ratios, higher debt ratios than conforming borrowers or less income documentation.

Non-Conforming Loan Products

      FMC offers a variety of fixed-rate mortgage loans and ARMs to non-conforming borrowers. FMC considers a combination of factors in deciding whether to approve these loans, including the borrower's income documentation, the loan-to-value, or LTV, the borrower's mortgage and consumer credit payment history, the property type and the credit score necessary to qualify under a particular program. Nevertheless, each program relies upon our analysis of each borrower's ability to repay the loan according to its terms, the risk that the borrower will not repay, the fees and rates FMC charges, the value of the collateral, the benefit FMC believes FMC is providing to the borrower and the loan amounts relative to the risk FMC believes FMC is taking.

      FMC underwrites non-conforming loans to meet the specific guidelines of our first-lien loan programs and, if applicable, second-lien loan program. In practice, FMC closes virtually all second liens in conjunction with a first lien as a simultaneous closing. Each of our first-lien and second-lien programs, described briefly below, has unique loan features. However, FMC applies our general underwriting procedures and standards and our compliance guidelines consistently across all programs:

             Wall Street: The Wall Street program has both FICO only and FICO + mortgage history features and offers loans for borrowers with Alt-A credit. This program offers both first and second liens.

             High Street: The High Street program is both FICO and mortgage history driven and offers loans for borrowers with Alt-A and subprime credit. This program offers both first and second liens.

             Main Street: The Main Street program offers lower LTV loans for borrowers with subprime credit. This program offers first liens only.

      Allowable LTVs and combined first and second LTVs, or CLTVs, for each program are identified within the individual program guidelines.

UNDERWRITING

      FMC underwrites each non-conforming loan in accordance with our underwriting guidelines. Our underwriting guidelines are established by our credit committee, which is composed of our President, Executive Vice President--Secondary Marketing, Chief Financial Officer, Chief Credit Officer and Senior Vice President--Portfolio Management. The credit committee meets regularly with our production and operations managers to review proposed changes to underwriting guidelines. Their underwriting guidelines are designed to help them evaluate a borrower's credit history, capacity, willingness and ability to repay the loan and the value and adequacy of the collateral. For non-conforming loans FMC reviews the borrower's credit history from all three nationally recognized credit bureaus.

      If an individual loan application does not meet the formal written underwriting guidelines, but the underwriter is confident both that the borrower has the ability and willingness to pay and that the property provides adequate collateral for the borrower's obligations, our loan origination teams and underwriters can make underwriting exceptions with a manager's written approval. These exceptions must be within our formal exception policies and approval authorities. FMC may, from time to time, apply underwriting criteria that are either more stringent or more flexible depending upon the economic conditions of a particular geographic market. For many of our higher debt ratio and LTV loans, FMC does not allow exceptions to our underwriting guidelines. However, for lower LTV loans or for borrowers with lower debt ratios, our underwriting policy is to analyze the overall situation of the borrower and to take into account compensating factors that may be used to offset areas of weakness. These compensating factors include credit scores, proposed reductions in the borrower's debt service expense, employment stability, number of years in residence and net disposable income.

      A primary function of the underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. FMC has established six principal classifications, "A+" to "D," with respect to the credit profile of potential borrowers, and FMC assigns a rating to each loan based upon these classifications. FMC assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio.

      All of FMC's non-conforming loans are underwritten by their on-staff underwriting personnel. FMC does not delegate underwriting authority to any broker or third party. The underwriters review each non-conforming loan in one of our regional funding centers. FMC believes that this regionalized underwriting process provides them with the ability to fund loans faster than many of its competitors, and the experience of their loan originators and branch managers, information systems and rigorous quality control process ensure the continued high quality of their loans.

GUIDELINES--FIRST PRIORITY LIEN PROGRAMS

      The following tables set forth FMC's LTV and debt service-to-income ratio maximums for FMC's core non-conforming loan programs based upon documentation type, property type and credit (see "Underwriting--Employment, Income and Asset Verification and Source of Funds"):

              WALL STREET--SINGLE FAMILY, PUD, CONDO AND 2-4 UNITS

                             (FICO-Driven Program)

                                                                              LTV (IN %)                    (IN %)
                                                              -------------------------------------------   -------
                                                              FULL DOC    STATED    FULL DOC     STATED     MAXIMUM
     FICO    MORTGAGE      CONSUMER         TIME ELAPSED       OWNER      OWNER     NON-OWNER   NON-OWNER    DEBT
     SCORE   HISTORY        CREDIT          SINCE BK/ FC      OCCUPIED   OCCUPIED   OCCUPIED    OCCUPIED    RATIO*
     -----   --------   --------------   ------------------   --------   --------   ---------   ---------   -------
A     660+                                                       90         90         90**         80
      600                                                        90         90         85           70**
      540      0x30     Not considered    24 mo BK/36 mo FC      60         60         60           60        50
      660+                                                       90         90         80          N/A
      640                                                        90         90         80          N/A
      620      1x30     Not considered    24 mo BK/36 mo FC      90         90         80          N/A        50
      620      2X30     Not considered    24 mo BK/36 mo FC      85        N/A         80          N/A        50

---------------

 * Debt Ratio Exceptions to 55% are allowed under the following circumstances:

   - Owner Occupied, Full Documentation and Bank Statement only;

   - Minimum credit score of 640 for Primary Wage Earner;

   - Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

   - Disposable income must meet the following limits: Gross disposable income of $3000 OR net disposable income of $600 for first family member and $250 for each member thereafter.

** Limited to SFD, PUD and Condos only

BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development;

LTV=Loan to Value; FICO=Fair Isaac & Company; Mortgage History=# of 30-day delinquencies in last 12 months

             HIGH STREET--SINGLE FAMILY, PUD, CONDO AND 2-4 UNITS**

                             (FICO-Driven Program)

                                                                             LTV (IN %)                    (IN %)
                                                             -------------------------------------------   -------
                                                             FULL DOC    STATED    FULL DOC     STATED     MAXIMUM
     FICO    MORTGAGE      CONSUMER        TIME ELAPSED       OWNER      OWNER     NON-OWNER   NON-OWNER    DEBT
     SCORE   HISTORY        CREDIT          SINCE BK/FC      OCCUPIED   OCCUPIED   OCCUPIED    OCCUPIED    RATIO*
     -----   --------   --------------   -----------------   --------   --------   ---------   ---------   -------
A..   660+                                                     100        100          85         N/A
      600                                                      100         90          85         N/A
      520      0x30     Not considered   24 mo BK/36 mo FC      85         65          75         N/A        55
      660+                                                     100         95          85         N/A
      600                                                      100         85          85         N/A
      520      1x30     Not considered   24 mo BK/36 mo FC      85         65          75         N/A        55
      620                                                       90         85          80         N/A
      580                                                       90         85          80         N/A
      520      2X30     Not considered   24 mo BK/24 mo FC      85         65          75         N/A        55
      600                                                       90         85          80         N/A
      540      3X30     Not considered   24 mo BK/24 mo FC      85         65          75         N/A        55

---------------

** 3-4 Units max LTV/CLTV is limited to 90% for both purchase and refinance

 * Debt Ratio > 50% require $3000 Gross disposable income of $3000 OR net disposable income of $600 for first family member and $250 for each member thereafter.

BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development;

LTV=Loan to Value; FICO=Fair Isaac & Company; Mortgage History=# of 30-day delinquencies in last 12 months

               MAIN STREET--SINGLE FAMILY, PUD, CONDO AND 2 UNITS

                      3-4 UNITS REQUIRE A 5% LTV REDUCTION

                                                                       LTV (IN %)                    (IN %)
                                                       -------------------------------------------   -------
                                         # MONTHS      FULL DOC    STATED    FULL DOC     STATED     MAXIMUM
     MORTGAGE        CONSUMER             ELAPSED       OWNER      OWNER     NON-OWNER   NON-OWNER    DEBT
     HISTORY          CREDIT            SINCE BK/FC    OCCUPIED   OCCUPIED   OCCUPIED    OCCUPIED    RATIO*
     --------  ---------------------  ---------------  --------   --------   ---------   ---------   -------
A      1x30        30's, No 60's           24 mo          90         80         85           **        50
A-     3x30     30's, Isolated 60's        24 mo          90         80         80           **        50
B      1x60     60's, Isolated 90's        18 mo          85         75         75           **        50
C      1x90    90's, Isolated 120's        12 mo          80         70         70           **        50
D     No NOD         500 score        Less than 12 mo     70         **         **           **        50

---------------

 * Main Street allows for 55% Debt Ratio for Full Documentation loans with CLTV's less than or equal to 85%. Main Street also allows for up to a 55% Maximum Debt Ratio for Full Documentation loans with CLTV's greater than 85% but less than or equal to 90% under the following circumstances:

   - Owner Occupied, Full Documentation only (Bank Statement not allowed);

   - Minimum 640 score for Primary Wage Earner;

   - No 2-4 unit purchases;

   - Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

   - Disposable income must meet the following limits: Gross disposable income of $3000 or net disposable income of $600 for first family member and $250 for each member thereafter.

** No programs were available.

BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company; NOD=Notice of Default; Mortgage History=# of 30-, 60- or 90-day delinquencies in last 12 months

GUIDELINES--SECOND PRIORITY LIENS

      The following table sets forth FMC's combined loan-to-value and debt service-to-income ratio maximums for FMC's core second lien non-conforming loan program based upon documentation type, property type, and credit (see "Underwriting--Employment, Income and Asset Verification and Source of Funds"):

              WALL STREET--SINGLE FAMILY, PUD, CONDO AND 2-4 UNITS

                             (FICO-Driven Program)

                                                                                       CLTV (IN %)                     (IN %)
                                                                     -----------------------------------------------   -------
                                            # MONTHS                 FULL DOC       STATED     FULL DOC     STATED     MAXIMUM
     FICO    MORTGAGE                     ELAPSED SINCE   PROPERTY    OWNER         OWNER      NON-OWNER   NON-OWNER    DEBT
     SCORE   HISTORY    CONSUMER CREDIT       BK/FC         TYPE     OCCUPIED      OCCUPIED    OCCUPIED    OCCUPIED    RATIO*
     -----   --------   ---------------   -------------   --------   --------      --------    ---------   ---------   -------
A     660      0x30     Not Considered     BK-24/FC-36      All        100           100***       95**         90        50
      640      0x30     Not Considered     BK-24/FC-36      All        100***        100****      90           90**      50
      620      0x30     Not Considered     BK-24/FC-36      All        100***        N/A          90          N/A        50
A     620      1x30     Not Considered     BK-24/FC-36      All        100*****      N/A          85**        N/A        50
A     620      2x30     Not Considered     BK-24/FC-36      All         90*****      N/A          85**        N/A        50

---------------

     * Wall Street also allows for up to a 55% Maximum Debt Ratio, under the following circumstances:

      - Owner Occupied, Full Documentation and Bank Statement only;

      - Minimum credit score of 640 for Primary Wage Earner;

      - Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

      - Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

   ** SFD and PUDs only

  *** 3-4 Units limited to a 95% CLTV

 **** 3-4 Units is limited to a 90% CLTV

***** SFD, PUDs, Condo and 2 Units only

BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; CLTV=Combined Loan to Value; FICO=Fair Isaac & Company; Mortgage History=# of 30-day delinquencies in last 12 months

              HIGH STREET--SINGLE FAMILY, PUD, CONDO AND 2-4 UNITS

                             (FICO-Driven Program)

                                                                                      CLTV (IN %)                    (IN %)
                                                                     ---------------------------------------------   -------
                                            # MONTHS                 FULL DOC     STATED     FULL DOC     STATED     MAXIMUM
     FICO    MORTGAGE                     ELAPSED SINCE   PROPERTY     OWNER       OWNER     NON-OWNER   NON-OWNER    DEBT
     SCORE   HISTORY    CONSUMER CREDIT       BK/FC         TYPE     OCCUPIED*   OCCUPIED*   OCCUPIED    OCCUPIED    RATIO**
     -----   --------   ---------------   -------------   --------   ---------   ---------   ---------   ---------   -------
A     660      0x30     Not Considered     BK-24/FC-36      All         100         100         N/A         N/A        55
      640      0x30     Not Considered     BK-24/FC-36      All         100         100         N/A         N/A        55
      580      0x30     Not Considered     BK-24/FC-36      All         100         N/A         N/A         N/A        55
A     660      1x30     Not Considered     BK-24/FC-36      All         100          95         N/A         N/A        55
      640      1x30     Not Considered     BK-24/FC-36      All         100          90         N/A         N/A        55
      580      1x30     Not Considered     BK-24/FC-36      All          90         N/A         N/A         N/A        55
A     580      2x30     Not Considered     BK-24/FC-24      All          90         N/A         N/A         N/A        55

---------------

 * Max CLTV for 3-4 Units is 90%

** Debt Ratio > 50% require $3000 Gross disposable income of $3000 OR net disposable income of $600 for first family member and $250 for each member thereafter.

BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; CLTV=Combined Loan to Value; FICO=Fair Isaac & Company; Mortgage History=# of 30-day delinquencies in last 12 months

                              TRANSACTION PARTIES

                                  THE SPONSOR

      The Sponsor is Merrill Lynch Mortgage Lending, Inc., a Delaware corporation ("MLML"). MLML is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. MLML is also an affiliate of the Depositor and Wilshire and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial Center, 10th Floor, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first and second lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

      Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

      The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

      MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

      MLML has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2003. The following table sets forth the approximate aggregate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by MLML since 2003.

                                                         APPROXIMATE INITIAL PRINCIPAL
YEAR                                                         BALANCE OF SECURITIES
----                                                     -----------------------------
2003...................................................         $ 1,323,615,400
2004...................................................         $ 3,290,054,298
2005...................................................         $11,786,190,300
As of June 30, 2006....................................         $14,380,516,900

      As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the Issuing Entity for the related securitization. In coordination with Merrill Lynch, Pierce, Fenner & Smith Incorporated, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

                                 THE DEPOSITOR

      The Depositor is Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is
(212) 449-0357. The Depositor is an affiliate of the Sponsor, Wilshire and the underwriter, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      The Depositor has been engaged since its incorporation in 1986 in the securitization of mortgage loans and other asset types included within the description of the Issuing Entity's assets in this prospectus supplement. The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or securities that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from various sellers in privately negotiated transactions.

      The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the Mortgage Loans from the Sponsor and may also assign to the Issuing Entity certain rights of the Sponsor with respect to the Mortgage Loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor master servicer if the Master Servicer resigns or is otherwise removed and preparing certain reports filed under the Securities Exchange Act of 1934.

                               THE ISSUING ENTITY

      Merrill Lynch Mortgage Investors Trust, Series 2006-SL2, a Delaware statutory trust, will be formed on the Closing Date pursuant to the Trust Agreement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware. After its formation, Merrill Lynch Mortgage Investors Trust, Series 2006-SL2 will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and related assets, (ii) issuing the securities, (iii) making payments on the securities and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Trust Agreement. These restrictions cannot be amended without the consent of securityholders evidencing at least 51% of the voting rights.

      The assets of the Issuing Entity will consist of the Mortgage Loans and related assets. The Issuing Entity's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee.

      The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2006.

                                 THE SERVICERS

WILSHIRE CREDIT CORPORATION

      Wilshire Credit Corporation ("Wilshire") will act as a Servicer of the Mortgage Loans (other than the HELOCs) and its obligations with respect to the Mortgage Loans are limited to its contractual servicing obligations. On and after the Closing Date, Wilshire will service the Mortgage Loans in accordance with its Servicing Agreement.

      The principal executive offices of Wilshire are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

      Wilshire, a Nevada corporation, is an affiliate of the Sponsor, the Depositor and the Underwriter. Wilshire, together with the predecessor to Wilshire, has conducted a loan servicing business since 1994.

      Wilshire is primarily engaged in the non-prime loan servicing business. As of June 30, 2006, Wilshire was servicing approximately $27.6 billion aggregate principal amount of loans and charge off assets. As of June 30, 2006, Wilshire had approximately 675 employees.

      Wilshire (or its predecessor in interest) has serviced mortgage loans since 1994 and has serviced mortgage loans similar to the Mortgage Loans since 2000.

      The size, composition and growth of Wilshire's portfolio of assets of the type included in the current transaction are as follows:

                                                                                       APPROXIMATE
                                                                                       OUTSTANDING
                                                                                        PRINCIPAL
TYPE OF ASSET                               AS OF DECEMBER 31,    NUMBER OF LOANS      BALANCE($)
-------------                               -------------------   ---------------   -----------------
Subordinate Liens.........................                 2000        45,216           597,060,211
Sub-Prime.................................                 2000         8,140           303,111,697
Subordinate Liens.........................                 2001        68,123         1,794,771,239
Sub-Prime.................................                 2001        12,045           584,972,781
Subordinate Liens.........................                 2002        75,505         2,296,472,104
Sub-Prime.................................                 2002         8,820           365,199,943
Subordinate Liens.........................                 2003        67,505         2,638,073,436
Sub-Prime.................................                 2003        18,520         2,137,893,258
Subordinate Liens.........................                 2004       120,517         4,998,592,582
Sub-Prime.................................                 2004        23,070         3,779,048,540
Subordinate Liens.........................                 2005       143,679         6,253,293,420
Sub-Prime.................................                 2005        80,585        14,302,067,780
Subordinate Liens.........................  As of June 30, 2006       127,998         5,807,642,476
Sub-Prime.................................  As of June 30, 2006       110,634        20,238,457,901

      The servicing of subordinate mortgages and sub-prime mortgages requires substantial personal interaction with the obligors to encourage them to make their payments timely, to work with them on missed payments, and to structure individual solutions for delinquent obligors. Servicing these loans also requires strong adherence to company policies since the servicer's interaction often may involve an obligor who is experiencing financial difficulties. Wilshire has established the following processes and procedures to address these factors.

      Customer service representatives undergo three weeks of orientation, classroom instruction, and mentoring before graduating to a live call-center environment, where they are monitored and supervised extensively. The call center is automated and utilizes a variety of technologies such as an automated call distribution system and a voice response unit ("VRU"). Wilshire attempts to increase its interaction with borrowers through:

      - Extended daily hours of operation to accommodate a diverse geographic portfolio.

      - A bilingual 24-hour VRU.

      - An extensive customer service website that offers various payment options, detailed account information, and FAQ section.

      - Trending analysis of call volume to monitor customer service issues, determine workflow demands, and identify training needs.

      - Customer service desk reference and other web-based materials for easy reference.

      - A dedicated support group to handle research tasks to maximize call center efficiency.

      - An Executive Response Team to respond to regulatory inquiries and attorney letters.

      - Proprietary systems that work in tandem with Wilshire's predictive dialer, enabling management to customize calling campaigns for multiple collectors or on an individual basis.

      Wilshire uses an early stage collections group that is responsible for loans in the 3-59 days past due category. Loans that migrate sixty (60) days past due and beyond are handled by the late stage collections group. In this group, collectors have the discretion to establish a pre-forbearance agreement up to six (6) months in duration prior to submitting the delinquent loan to a loss mitigation counselor. At approximately seventy-five (75) days past due, delinquent loans are reviewed for submission to the foreclosure department or submitted for charge-off consideration, based upon the equity analysis and lien position. See additional procedures described under Wilshire's handling of delinquencies, losses, bankruptcy and recoveries.

      Wilshire has created an internal control regimen that oversees its procedures to ensure that they are followed. These include: corporate audit, internal legal counsel, a dedicated compliance officer, an internal risk management department, and a quality assurance group, each of which is obligated to separately police Wilshire's procedures.

      Under Wilshire's internal control program, all loan servicing departments are responsible for identifying operational and financial risks and testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by the internal control group, which is independent of the loan servicing functions.

      Second lien servicing requires the monitoring of the first lien to ensure that the integrity of the second lien position is maintained. Wilshire has revised its monitoring processes as described below to enhance such monitoring.

      Wilshire utilizes an estimated severity calculation to help minimize losses by using the loss information to determine the best servicing strategy. Estimated losses can determine collection strategy, foreclosure bid amounts, or aid in the determination of acceptance of loss mitigation transactions. At key points in the servicing process such as foreclosure referral or short sale transactions, Wilshire utilizes an asset review committee to approve transactions to encourage creative and prudent decisions.

      Loss mitigation efforts are administered by the loan workout officers and officially commence with a mass mailing to all accounts that are forty-five (45) days delinquent depending on asset type. The loan workout officers are primarily responsible for identifying and soliciting viable workout opportunities through telephone and special letter campaigns. Policies and procedures for loss mitigation efforts are documented with clearly defined approval levels and step-by-step procedures for pre-qualifying borrowers for workout packages. Loss mitigation efforts currently include:

      - Periodic contact attempts every five (5) days with a 30-day "door knock"

      - Updated broker price opinion (BPO) every six (6) months.

      - Proprietary foreclosure disposition model which performs calculations for best exit strategy to minimize loss severity.

      - Reasons for default are reviewed to identify legitimate hardship situations that qualify for workouts.

      - No charges for forbearance agreements.

      A foreclosure committee, consisting of at least two corporate officers, is required to review and approve any loan for foreclosure commencement. A referral specialist in Wilshire is tasked with reviewing foreclosure files that have been inherited from a previous servicer to identify potential issues that may challenge efficient timeline processing.

      Wilshire's REO group is responsible for REO property marketing and disposition, as well as property inspections and preservation work, insurance claims, and property valuations. Its processes include the following:

      - A minimum of two property valuations post-acquisition are obtained to determine asset value and list price.

      - Assets are assigned based on investor and geographic considerations.

      - A written marketing plan is developed that includes list price, recommendations for property repairs, estimated sales price, and gain/loss projections.

      - Marketing plans are effective for a duration of 120 days and require management approval to ensure consistency in the marketing process.

      - Asset managers enjoy delegated approval to accept offers within pre-defined authority levels.

      - Cash for keys is used to minimize protracted eviction proceedings and to facilitate marketing time.

      - Repairs are considered on a cost-benefit basis.

      - Wilshire reviews monthly broker status reports and generates scorecards to ensure acceptable marketing effort.

      - Marketing is facilitated by property listing on internet site.

      Wilshire has made the following material changes to its policies and procedures in servicing all of its mortgages during the past three years:

      - On May 1, 2004, Wilshire was acquired by Merrill Lynch Mortgage Capital Inc. With improved access to capital funding, Wilshire has been able to upgrade its servicing technology, infrastructure, and build additional capacity to accommodate future portfolio growth.

      - In 2004, Wilshire implemented a staffing model to ensure that employee resources are equivalent to projected portfolio growth per each quarter throughout the calendar year. Wilshire has expanded its training and recruitment programs, and in 2005 adopted a centralized training and career-pathing corporate initiative.

      - In 2005, Wilshire created a separate department to work with borrowers and provide reports to investors with regard to mortgage loans located in federally declared disaster areas.

      - In 2005 Wilshire established a separate executive response team to respond to escalated borrower issues.

      - During the past three years, Wilshire has created a centralized senior lien-monitoring group and a centralized foreclosure-monitoring group for second lien mortgages. The senior lien-monitoring group attempts to determine the status of the senior lien once the mortgage becomes sixty
        (60) days delinquent and every thirty (30) days thereafter. The foreclosure-monitoring group assumes responsibility for the mortgage once Wilshire has determined that the senior lien holder has started a foreclosure action. This group then monitors the foreclosure process to protect the second lien position from being extinguished by the senior lien holder.

      Wilshire's Servicing Agreement generally will provide that Wilshire and its directors, officers, employees or agents shall not be under any liability to the Issuing Entity or the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that will not protect Wilshire or any such person against any breach of representations or warranties made by it or protect Wilshire or any such person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties, or by reason of reckless disregard of its obligations and duties. Wilshire and any director, officer, employee or agent of Wilshire will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters. Wilshire and any director, officer, employee or agent of Wilshire also will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of its duties under, or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement, or by reason of reckless disregard of obligations and duties thereunder. Wilshire will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties and that in its opinion may involve it in any expense or liability; provided, however, that Wilshire, in its discretion, may undertake any such action that it may deem necessary or desirable. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuing Entity, and Wilshire shall be entitled to be reimbursed therefor out of the Collection Account.

      Wilshire is required to make Advances to the extent described herein. See "Mortgage Loan Servicing--Advances." Wilshire has not failed to make a required Advance in connection with any mortgage-backed securitization.

      Wilshire does not have custodial responsibility for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the Mortgage Loans. Wilshire's lien release department holds the paid in full loan files in locked fire proof cabinets until the lien release is sent to the county.

      Wilshire also may receive original documents for the purpose of pursuing a foreclosure action or other borrower requests such as subordinations. Wilshire's collateral control department holds all files in locked fire proof cabinets until the loan is reinstated or liquidated, at which time the files are returned to the custodian or archived.

               WILSHIRE'S DELINQUENCY AND FORECLOSURE STATISTICS

      Wilshire's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the Mortgage Loans.

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

                                                        WILSHIRE LOAN DELINQUENCY EXPERIENCE
                       -------------------------------------------------------------------------------------------------------
                                    AS OF DECEMBER 31, 2004                              AS OF DECEMBER 31, 2005
                       --------------------------------------------------   --------------------------------------------------
                                                    PERCENT    PERCENT BY                                PERCENT    PERCENT BY
                        NUMBER       PRINCIPAL       BY NO.    PRINCIPAL     NUMBER       PRINCIPAL       BY NO.    PRINCIPAL
                       OF LOANS       BALANCE       OF LOANS    BALANCE     OF LOANS       BALANCE       OF LOANS    BALANCE
                       --------   ---------------   --------   ----------   --------   ---------------   --------   ----------
Period of
 Delinquency* 30-59
 Days................    3,369    $   243,643,389      2.06%       2.39%      6,490    $   615,760,035      2.73%       2.82%

 60-89 Days..........    1,606    $   113,054,726      0.98%       1.11%      3,003    $   270,191,716      1.26%       1.24%

 90 Days or more.....   12,207    $   533,986,181      7.45%       5.25%     10,269    $   678,125,561      4.32%       3.11%
                       -------    ---------------    ------      ------     -------    ---------------    ------      ------

Total Delinquent
 Loans...............   17,182    $   890,684,297     10.49%       8.75%     19,762    $ 1,564,077,311      8.31%       7.17%
                       =======    ===============    ======      ======     =======    ===============    ======      ======

Current..............  144,170    $ 9,017,124,348     88.01%      88.61%    215,248    $19,881,372,967     90.50%      91.18%

Loans in
 Foreclosure.........    2,466    $   268,528,404      1.51%       2.64%      2,839    $   358,655,069      1.19%       1.64%
                       -------    ---------------    ------      ------     -------    ---------------    ------      ------

Total................  163,818    $10,176,337,049    100.00%     100.00%    237,849    $21,804,105,346    100.00%     100.00%
                       =======    ===============    ======      ======     =======    ===============    ======      ======

                              WILSHIRE LOAN DELINQUENCY EXPERIENCE
                       --------------------------------------------------
                                      AS OF JUNE 30, 2006
                       --------------------------------------------------
                                                    PERCENT    PERCENT BY
                        NUMBER       PRINCIPAL       BY NO.    PRINCIPAL
                       OF LOANS       BALANCE       OF LOANS    BALANCE
                       --------   ---------------   --------   ----------
Period of
 Delinquency* 30-59
 Days................    7,136    $   822,669,905      2.79%       2.97%
 60-89 Days..........    3,109    $   361,443,175      1.21%       1.30%
 90 Days or more.....   10,489    $   817,696,370      4.10%       2.95%
                       -------    ---------------    ------      ------
Total Delinquent
 Loans...............   20,734    $ 2,001,809,450      8.10%       7.23%
                       =======    ===============    ======      ======
Current..............  230,603    $24,995,835,703     90.05%      90.24%
Loans in
 Foreclosure.........    4,759    $   701,603,205      1.86%       2.53%
                       -------    ---------------    ------      ------
Total................  256,096    $27,699,248,357    100.00%     100.00%
                       =======    ===============    ======      ======

---------------

* As of June 30, 2003, Wilshire revised its method for calculating delinquency percentages to the ABS method. All of the delinquency experience above has been calculated using this method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due thirty (30) days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered thirty (30) days delinquent until the first day of the next month.

      It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Wilshire's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for Wilshire's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the mortgage pool. Wilshire does not have sufficient historical delinquency, bankruptcy, foreclosure or default experience relevant to this pool of Mortgage Loans that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Wilshire. In addition, adverse economic conditions may affect the timely payment by mortgagors of Scheduled Payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

COUNTRYWIDE HOME LOANS SERVICING LP

      The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit in its own portfolio), including with respect to those mortgage loans (other than home equity lines of credit in its own portfolio) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

COUNTRYWIDE HOME LOANS

      Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

      Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and June 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,196.720 billion, respectively, substantially all of which were being serviced for unaffiliated persons. At June 30, 2006, Countrywide provided servicing for approximately $47.112 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

SERVICING OF THE HOME EQUITY LINES OF CREDIT

      Countrywide has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,

      - the collection and aggregation of payments relating to the mortgage loans;

      - the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings, and, if applicable, the disposition of the mortgaged properties; and

      - the preparation of tax related information in connection with the mortgage loans.

      Billing statements are mailed monthly by Countrywide. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by Countrywide to the borrower with the monthly statements. All payments are generally due on the fifteenth day of the month.

      The general policy of Countrywide is to initiate foreclosure in the underlying property for a mortgage loan

      - after the mortgage loan is 90 days or more delinquent and satisfactory arrangements cannot be made with the borrower, or

      - if a notice of default on a senior lien is received by Countrywide.

      Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the mortgage loans, including any deficiencies.

      Once foreclosure is initiated by Countrywide, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, Countrywide determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      After foreclosure, Countrywide may liquidate the mortgaged property and charge off the home equity loan balance that was not recovered through liquidation proceeds. Alternatively, Countrywide may forego foreclosure and charge off the home equity loan if the proceeds of foreclosure and liquidation are likely to produce an amount less than the unpaid principal balance of the related senior mortgage.

      Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, Countrywide's business judgment, changes in the portfolio, and applicable laws and regulations.

COLLECTION PROCEDURES

      When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

      Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

      Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

                               THE OWNER TRUSTEE

      Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

      Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

      Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this Prospectus Supplement.

      Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuing Entity or the securityholders under the Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of various representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

      The principal compensation to be paid to the Owner Trustee relating to its obligations under the Trust Agreement will have been paid by or on behalf of the Issuing Entity on or prior to the closing date.

                             THE INDENTURE TRUSTEE

      The Indenture Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as Indenture Trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the second quarter of 2006, Citibank's Agency & Trust group manages in excess of $3.5 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided Indenture Trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the second quarter of 2006, Citibank, N.A. acts as Indenture Trustee and/or paying agent for approximately 274 various residential mortgage-backed transactions.

      The principal compensation to be paid to the Indenture Trustee relating to its obligations under the Indenture will be paid by the Securities Administrator.

      Citibank, N.A. is also the originator of certain of the Mortgage Loans and an affiliate of Citibank (West) FSB, Citibank Texas, NA and Citibank FSB, each of which originated certain of the Mortgage Loans.

      Under the Indenture, the Issuing Entity, from cashflows in the priorities described herein and in the related prospectus supplement, shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses and shall indemnify the Indenture Trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the Indenture Trustee in connection with the administration of the trust estate and the performance of the Indenture Trustee's duties thereunder. The Issuing Entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

                THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

      LaSalle will be the Master Servicer and the Securities Administrator. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.

      The Depositor, the Sponsor, the Swap Counterparty, the Indenture Trustee, the Custodians and the Servicers may maintain other banking relationships in the ordinary course of business with LaSalle. LaSalle's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603,
Attention: Global Securities and Trust Services--MLMI 2006-SL2 or at such other address as LaSalle may designate from time to time.

      Securities Administrator. LaSalle has extensive experience performing securities administration duties on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 400 residential mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of April 30, 2006, LaSalle serves as securities administrator or paying agent on over 300 residential mortgage-backed security transactions.

      Using information set forth in this Prospectus Supplement, the Securities Administrator will develop the cashflow model for the trust. Based on the monthly loan information provided by the servicers and the master servicer, the securities administrator will calculate the amount of principal and interest to be paid to each class of certificates on each Payment Date. In accordance with the cashflow model and based on the monthly loan information provided by the servicers and master servicer, the securities administrator will perform payment calculations, remit payments on the Payment Date to securityholders and prepare a monthly statement to securityholders detailing the payments received and the activity on the Mortgage Loans during the due period. In performing these obligations, the securities administrator will be able to conclusively rely on the information provided to it by the servicers and master servicer, and the securities administrator will not be required to recompute, recalculate or verify the information provided to it by the servicers or master servicer.

      The Securities Administrator may resign or be removed at any time, including upon the resignation or removal of the Master Servicer. The Indenture Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Indenture or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Indenture Trustee will be entitled to appoint a successor securities administrator. The Securities Administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the aggregate note principal balances of the securities. In the event that the securityholders remove the Securities Administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the Depositor and the Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

      The Securities Administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of securities with the same rights as it would have if it were not the Securities Administrator.

      The Indenture requires that the Securities Administrator maintain, at its own expense, an office or agency where securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Securities Administrator and the note registrar in respect of the securities pursuant to the Indenture may be served.

      The Securities Administrator will also act as paying agent and note registrar under the Indenture.

      The Securities Administrator will make the reports of payments to securityholders (and, at its option, any additional files containing the same information in an alternative format) available each month to securityholders and other interested parties via the Securities Administrator's website. Information about and assistance in using the website can be obtained by calling the Securities Administrator's transaction administrator at (312) 904-6709. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by providing written notice to the trust administrator at its corporate trust office. The Securities Administrator shall have the right to change the way such reports are made available in order to make payments more convenient and/or more accessible to the above parties and to the securityholders. The Securities Administrator shall provide timely and adequate notification to all above parties and to the securityholders regarding any such change.

      The Securities Administrator shall be entitled to the investment earnings on amounts on deposit in the payment account maintained by the Securities Administrator.

      Master Servicer. LaSalle launched its master servicing business in June 2005 and since that time has served as master servicer on approximately 16 residential mortgage-backed securitization transactions with an outstanding principal balance of approximately $9.1 billion and involving mortgage loans and HELOCs. Though it is a new initiative, LaSalle's master servicing business is managed and administered by a team of employees with collectively over 15 years of experience in the residential mortgage master servicing industry.

      As further described in the related Servicing Agreement, LaSalle, as Master Servicer, will (i) supervise, oversee and monitor the performance by the Servicers of their obligations under the Servicing Agreements, (ii) review certain reports, information and data provided to it by the Servicers, (iii) enforce the obligations, covenants and conditions of the Servicers as set forth in the Servicing Agreements, (iv) monitor the Servicers' servicing activities with respect to the Mortgage Loans, (v) reconcile the results of such monitoring with the information and data provided to the Master Servicer by the Servicers on a monthly basis, (vi) coordinate necessary corrective adjustments to the Servicers' and Master Servicer's records, (vii) based on such reconciled and corrected information, provide such information to the Securities Administrator as shall be necessary in order for it to perform calculations in respect of the securities and prepare the monthly statement to securityholders, and (viii) enforce any remedies available to the Issuing Entity against either Servicer for the Servicer's failure to perform its obligations under the Servicing Agreements, including terminating such Servicer and appointing a successor servicer (which could be the Master Servicer).

                                 THE CUSTODIANS

LASALLE BANK NATIONAL ASSOCIATION

      LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.

      In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the custodial agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      LaSalle and MLML are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MLML for certain residential mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for certain of the mortgage loans to be sold by MLML to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

WELLS FARGO BANK, N.A.

      Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

      In its capacity as Custodian, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage loan files on behalf of the Indenture Trustee and the securityholders. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

      For information, with respect to the Custodians' liability under the respective Servicing Agreement and any indemnification that the Custodians will be entitled to from the Issuing Entity, see "The Servicing Agreements."

                             THE SWAP COUNTERPARTY

      Bear Stearns Financial Products Inc. ("BSFP") will be the Swap Counterparty. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this prospectus supplement, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

      The information contained in the preceding paragraph has been provided by BSFP for use in this prospectus supplement. BSFP has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

      As of the Cut-off Date, the aggregate significance percentage with respect to Bear Stearns Financial Products Inc. will be less than 10%.The significance percentage, as calculated in accordance with Item 1115 of Regulation AB (17 CFR sec.229.1122) is less than ten percent (10%).

      The "significance percentage" for purposes of Item 1115 of Regulation AB is a percentage that is a reasonable good faith estimate of the proportion that the maximum probable exposure of the Swap Agreement (estimated in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments), on the one hand, bears to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, on the other.

                         AFFILIATIONS AND RELATIONSHIPS

      The Depositor, the Sponsor, Wilshire and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter, are all affiliates of each other and have the following ownership structure:

      The Depositor, Merrill Lynch Mortgage Investors, Inc., is an affiliate, through common parent ownership, of each of the Sponsor, Wilshire and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.

      The Sponsor is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. The Sponsor is also an affiliate of each of the Depositor and Wilshire and a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc.

      Wilshire is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. Wilshire is also an affiliate of each of the Depositor and the Sponsor and a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc.

                            STATIC POOL INFORMATION

      Information concerning the Sponsor's prior residential mortgage loan securitizations involving adjustable and fixed rate subprime mortgage loans secured by first and second lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.mlabsreports.ml.com. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this Prospectus Supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the Mortgage Loans to be included in the Trust Fund. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the Mortgage Loans to be included in the Trust Fund related to this offering.

      In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this Prospectus Supplement upon request who writes or calls the Depositor at 4 World Financial Center, New York, New York 10080, Attention: Christopher McGee, securities administrator, telephone number (212) 449-1441.

      The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this Prospectus Supplement, the accompanying prospectus or the Depositor's registration statement.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

      The Servicers, the Master Servicer, the Securities Administrator and the Indenture Trustee will have the following responsibilities with respect to the Issuing Entity:

PARTY:                           RESPONSIBILITIES:

Servicers                        Performing the servicing functions with respect
                                 to the Mortgage Loans and the mortgaged
                                 properties in accordance with the provisions of the Servicing Agreements, including, but not limited to:

                                 - collecting monthly remittances of principal
                                   and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the related Collection Account, and delivering all amounts on deposit in the Collection Account to the Master Servicer for deposit in the Master Servicer Collection Account on the Servicer Remittance Date;

                                 - collecting amounts in respect of taxes and
                                   insurance from the related borrowers,
                                   depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                                 - in the case of Countrywide, administering the
                                   funding of draws on HELOCs;

                                 - with respect to the Mortgage Loans that are
                                   not HELOCs, making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans to the extent required by the Servicing Agreements and to the extent the Servicers believes such Advances will be recovered;

                                 - making Advances in respect of customary costs
                                   and expenses incurred in the performance by the Servicers of their servicing obligations to the extent each Servicer believes such Advances will be recovered, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) with respect to first lien Mortgage Loans only, taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) with respect to first lien Mortgage Loans only, borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

                                 - providing monthly loan-level reports to the
                                   Master Servicer;

                                 - with respect to first lien Mortgage Loans
                                   only, maintenance of certain insurance
                                   policies relating to the Mortgage Loans; and

                                 - enforcement of foreclosure proceedings.

Master Servicer                  Performing the master servicing functions in
                                 accordance with the provisions of the Servicing
                                 Agreements, including but not limited to:

                                 - monitoring each Servicer's performance and
                                   enforcing each Servicer's obligations under the respective Servicing Agreements;

                                 - collecting monthly remittances from each
                                   Servicer for deposit in the Master Servicer
                                   Collection Account on the related Servicer's
                                   Remittance Date and delivering all amounts on deposit in the Master Servicer Collection Account to the Securities Administrator for deposit in the Payment Account;

                                 - gathering the monthly loan-level reports
                                   delivered by each Servicer and providing a comprehensive loan-level report to the Securities Administrator with respect to the Mortgage Loans;

                                 - upon the termination of a Servicer,
                                   appointing a successor servicer to the extent provided for in the Servicing Agreements, and until a successor servicer is appointed, acting as successor servicer; and

                                 - upon the failure of a Servicer to make
                                   Advances with respect to a Mortgage Loan
                                   (other than HELOCs), making those Advances to the extent provided in the respective Servicing Agreement.

Securities Administrator         Performing the securities administration
                                 functions in accordance with the provisions of the Indenture, including but not limited to:

                                 - collecting monthly remittances from the
                                   Master Servicer for deposit in the Payment
                                   Account and paying amounts on deposit therein to the securityholders;

                                 - preparing and making available investor
                                   reports, including the monthly payment date statement to the securityholders based on information received from the Master Servicer and reports necessary to enable the securityholders to prepare their tax returns;

                                 - preparing and filing annual federal and (if
                                   required) state tax returns on behalf of the Issuing Entity; and

                                 - depositing any Net Swap Payments or Swap
                                   Termination Payments received from the Swap
                                   Counterparty into the Swap Account;

                                 - paying amounts on deposit in the Swap Account
                                   to the holders of the related securities and the Swap Counterparty, based solely on the information contained in the investor reports, in accordance with the priorities in the Indenture on each Payment Date or the Business Day prior to such Payment Date, as applicable; and

                                 - preparing and filing certain periodic reports
                                   with the Securities and Exchange Commission on behalf of the Issuing Entity with respect to the securities.

Indenture Trustee                Performing the trustee functions in accordance
                                 with the provisions of the Indenture, including but not limited to:

                                 - exercising remedies upon an Event of Default
                                   where a responsible officer of the Indenture
                                   Trustee has actual knowledge of such default and is instructed by the requisite percentage of securityholders to enforce such remedies; and

                                 - until a successor master servicer is
                                   appointed, acting as successor master
                                   servicer in the event the Master Servicer resigns or is removed by the Indenture Trustee.

Custodians                       - holding and maintaining the mortgage loan
                                   documents related to the Mortgage Loans to be held by it, as Custodian, in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Indenture Trustee.

TRUST ACCOUNTS

      All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before payment thereof to the securityholders, be invested in the Trust Accounts, which are accounts established by the Securities Administrator, the Servicers or the Master Servicer, as the case may be, in the name of the Indenture Trustee. The Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Accounts in eligible investments, as described under "The Agreements--Investments of Funds" in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income or other benefit earned on each Trust Account will be as retained or paid as follows:

     TRUST ACCOUNT:       RESPONSIBLE PARTY:           APPLICATION OF ANY INVESTMENT EARNINGS:
     --------------       ------------------           ---------------------------------------
Collection Accounts       Servicers            Any investment earnings or other benefits will be paid
                                               as compensation or reserved by the related Servicer and
                                               will not be available for payments to the
                                               securityholders.

Master Servicer           Master Servicer      Any investment earnings or other benefits will be paid
Collection Account                             as compensation to the Master Servicer and will not be
                                               available for payments to the securityholders.

Payment Account           Securities           Any investment earnings or other benefits will be paid
                          Administrator        as compensation to the Securities Administrator and
                                               will not be available for payments to the
                                               securityholders.

Swap Account              Securities           Funds will remain uninvested.
                          Administrator

      The diagram below illustrates the flow of collections and other payments on the Mortgage Loans through the trust accounts.

                                FLOW OF PAYMENTS

                                  (FLOW CHART)

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The securities will represent obligations of the Issuing Entity. Copies of the Trust Agreement, the Servicing Agreements and the Indenture will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the securities at, and will be filed with, the Securities and Exchange Commission within 15 days of the initial delivery of the securities. Reference is made to the attached prospectus for additional information regarding the terms and conditions of the Trust Agreement.

      The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The securities will consist of:

      (1) the Class A Notes, the Class M Notes and the Class R Certificates (all of which are being offered hereby); and

      (2) the Class B Notes, the Class G Certificates, the Class C Certificates and Class P Certificates (none of which are being offered hereby).

      The Offered Notes will be issued in book-entry form as described below. The Definitive Notes will be transferable and exchangeable through the Securities Administrator. The Offered Notes will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess of $25,000. A single Class R Certificate will be issued in definitive form in a $100 denomination.

BOOK-ENTRY NOTES

      The Offered Notes will be Book-Entry Notes. Note Owners may elect to hold their Book-Entry Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes which equal the aggregate principal balance of the Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Notes in minimum Class Principal Balances of $25,000 and integral multiples of $1 in excess of $25,000. With respect to European investors only, the Underwriter will only sell Offered Notes in minimum total investment amounts of $100,000. Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only securityholder of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be securityholders as that term is used in the Indenture. Note Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The beneficial owner's ownership of a Book-Entry Note will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Note Owners will receive all payments of principal of, and interest on, the Book-Entry Notes from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Indirect Participants, with whom Note Owners have accounts with respect to Book-Entry Notes, are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests.

      Note Owners will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not Participants may transfer ownership of Book-Entry Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Notes, see "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex 1 hereto.

      Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

      Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

      The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

      Non-Participants of Euroclear may hold and transfer book-entry interests in the Notes through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

      The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Payments on the Book-Entry Notes will be made on each Payment Date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial

Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Payments with respect to Book-Entry Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of those Offered Notes in the secondary market since some potential investors may be unwilling to purchase Offered Notes for which they cannot obtain physical notes.

      Monthly and annual reports on the Trust Fund provided by the Securities Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

      DTC has advised the Depositor and the Securities Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Note under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

      Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if:

      (1) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor;

      (2) the Depositor notifies the Securities Administrator and DTC of its intent to terminate the book entry system through DTC and, upon receipt of notice of such intent from DTC, the beneficial owners of the Book-Entry Notes agree to initiate such termination; or

      (3) after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of Book-Entry Notes advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Securities Administrator will issue Definitive Notes, and thereafter the Securities Administrator will recognize the holders of such Definitive Notes as holders of the Offered Notes under the Indenture.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; COLLECTION ACCOUNT; MASTER SERVICER COLLECTION ACCOUNT; PAYMENT ACCOUNT; SWAP ACCOUNT

      The Servicing Agreements provide that the Servicers for the benefit of the securityholders shall establish and maintain one or more accounts, known collectively as the Collection Account, into which each Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, the payments and collections described in "Description of the Agreements--Collection Account and Related Accounts" in the prospectus, except that each Servicer may deduct its Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Servicing Agreements permit the Servicers to direct any depository institution maintaining the Collection Account to invest the funds in the related Collection Account in one or more investments acceptable to Moody's, Fitch and S&P as provided in the Servicing Agreements, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicers will be entitled to all income and gain realized from the Collection Account and escrow account investments and all benefits arising from such accounts, other than income required to be paid to the mortgagors, and the income and gain will be subject to withdrawal by the Servicers from time to time. The Servicers will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of their own funds as the losses are realized.

      The Master Servicer will be obligated to establish the Master Servicer Collection Account, into which the Servicers will deposit or cause to be deposited not later than 1:00 p.m. New York City time on their respective Servicer Remittance Dates from amounts on deposit in the Collection Account, the Interest Funds and the Principal Funds (other than amounts reinvested in draws on the HELOCs) with respect to the related Payment Date. Subject to the restrictions set forth in the Servicing Agreements, the Master Servicer is permitted to direct that the funds in the Master Servicer Collection Account be invested so long as the investments mature no later than the Payment Date. All income and gain realized from any Master Servicer Collection Account investment will belong to the Master Servicer. The Master Servicer or its designee will be required to deposit in the Master Servicer Collection Account out of its own funds the amount of any losses incurred in respect of any Master Servicer Collection Account investment, as the losses are realized.

      The Securities Administrator will be obligated to establish the Payment Account, into which the Master Servicer will deposit or cause to be deposited from amounts on deposit in the Master Servicer Collection Account, the Interest Funds and the Principal Funds (other than amounts reinvested in draws on the HELOCs) with respect to the related Payment Date. Subject to the restrictions set forth in the Indenture, the Securities Administrator is permitted to direct that the funds in the Payment Account be invested so long as the investments mature no later than the Payment Date. All income and gain realized from any Payment Account investment will belong to the Securities Administrator. The Securities Administrator or its designee will be required to deposit in the Payment Account out of its own funds the amount of any losses incurred in respect of any Payment Account investment, as the losses are realized.

      The Securities Administrator on behalf of the Indenture Trustee will be directed to establish the Swap Account in trust for the benefit of the securityholders. On any Payment Date, any Swap

Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, or any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into, the Swap Account. The Swap Account will not be an asset of any REMIC. On each Payment Date, the Securities Administrator will pay funds in the Swap Account in the manner described in "Description of the Securities--Payments from the Swap Account" herein. Funds on deposit in the Swap Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator or the Indenture Trustee held pursuant to the Indenture.

PAYMENTS

      General. Payments on the securities will be made by the Securities Administrator on each Payment Date, commencing in August 2006, to the persons in whose names the securities are registered at the close of business on the Record Date.

      Payments on each Payment Date will be made by check mailed to the address of the person entitled to payments as it appears on the note register or, in the case of any securityholder that has so notified the Securities Administrator in writing in accordance with the Indenture, by wire transfer in immediately available funds to the account of such securityholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the securities will be made only upon presentation and surrender of such securities at the office of the Securities Administrator or such other address designated in writing by the Securities Administrator. On each Payment Date, a securityholder will receive such holder's Percentage Interest of the amounts required to be paid with respect to the applicable class of securities.

      Payments of Interest. On each Payment Date or Swap Payment Date with respect to Swap Payments, the interest payable with respect to the securities is the interest that has accrued thereon at the then applicable related Note Interest Rate or Pass-Through Rate during the related Accrual Period less Prepayment Interest Shortfalls, if any.

      All calculations of interest on the Offered Securities and the Class B Notes will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Class G Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      On each Payment Date, the Interest Funds for such Payment Date are required to be paid in the following order of priority, until such Interest Funds have been fully paid:

       (1) to the Class P Certificates, an amount equal to any prepayment charges received with respect to the Mortgage Loans or paid by the Servicers or the Sponsor in respect of prepayment charges pursuant to the Servicing Agreements during the related Prepayment Period;

       (2) to the Class G Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

       (3) to the Swap Account, any Net Swap Payments owed by the Issuing Entity to the Swap Counterparty;

       (4) to the Swap Account, any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty (other than Defaulted Swap Termination Payments);

       (5) to the Class A Notes and the Class R Certificate, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such class;

       (6) to the Class M-1 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

       (7) to the Class M-2 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

       (8) to the Class M-3 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

       (9) to the Class M-4 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (10) to the Class M-5 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (11) to the Class M-6 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (12) to the Class M-7 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (13) to the Class M-8 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (14) to the Class M-9 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (15) to the Class B-1 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (16) to the Class B-2 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class; and

      (17) any remainder to be paid as described under "--Overcollateralization Provisions" below.

      Payments of Principal. On each Payment Date, holders of the Class G Certificates will receive from Principal Funds for that Payment Date, an amount equal to the lesser of the Principal Funds (other than amounts reinvested in draws on the HELOCS) and the Additional Balance Advance Amount, if any, as of that Payment Date. On each Payment Date, the Principal Payment Amount for such Payment Date is required to be paid in the following order of priority until the Principal Payment Amount has been fully paid:

       (1) to the Swap Account, any Net Swap Payments owed to the Swap Counterparty to the extent not paid pursuant to paragraph (3) under "--Payments of Interest" above;

       (2) to the Swap Account, any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty (other than Defaulted Swap Termination Payments) to the extent not paid pursuant to paragraph
           (4) under "--Payments of Interest" above;

       (3) with respect to the Class R Certificate and the Class A Notes, the Class A Principal Payment Amount will be paid sequentially to the Class R Certificate and the Class A Notes, in that order, until the Class Principal Balance of each such class has been reduced to zero; provided, however, that on and after the Payment Date on which the aggregate Class Principal Balance of the Subordinate Notes has been reduced to zero, the Class A Principal Payment Amount will be paid pro rata to the Class R Certificate and the Class A Notes until the Class Principal Balance of each such class has been reduced to zero;

       (4) to the Class M-1 Notes, the Class M-1 Principal Payment Amount;

       (5) to the Class M-2 Notes, the Class M-2 Principal Payment Amount;

       (6) to the Class M-3 Notes, the Class M-3 Principal Payment Amount;

       (7) to the Class M-4 Notes, the Class M-4 Principal Payment Amount;

       (8) to the Class M-5 Notes, the Class M-5 Principal Payment Amount;

       (9) to the Class M-6 Notes, the Class M-6 Principal Payment Amount;

      (10) to the Class M-7 Notes, the Class M-7 Principal Payment Amount;

      (11) to the Class M-8 Notes, the Class M-8 Principal Payment Amount;

      (12) to the Class M-9 Notes, the Class M-9 Principal Payment Amount;

      (13) to the Class B-1 Notes, the Class B-1 Principal Payment Amount;

      (14) to the Class B-2 Notes, the Class B-2 Principal Payment Amount; and

      (15) any remainder to be paid as described under "--Overcollateralization Provisions" below.

EXAMPLE OF PAYMENTS

      The following sets forth an example of payments on the securities for the Payment Date in September 2006:

August 1 through
August 31 (with respect to
HELOCs only)                     Due Period:          Payments due on the first day of the month of
                                                      the related Payment Date (or, with respect to
                                                      HELOCs only, the last day of the month of the
                                                      calendar month
August 2 through
September 1                      Due Period:          preceding the calendar month of the related
                                                      Payment Date) from borrowers will be deposited
                                                      in the Servicers' Collection Accounts as
                                                      received and will include scheduled principal
                                                      payments plus interest on August 1 (or July
                                                      31, with respect to HELOCs only) principal
                                                      balances of the Mortgage Loans.

August 1 through
August 31 (with respect to
HELOCs only)                     Prepayment Period:   Prepayments in full received by the Servicers
                                                      during the related Prepayment Period will be
                                                      deposited into the Collection Accounts for
                                                      remittance to the Master Servicer on the
                                                      respective Servicer Remittance Date.
August 15 through
September 14                     Prepayment Period:
August 31                        Record Date          With respect to all classes of Offered
                                                      Securities and the Payment Date, payments will
                                                      be made to holders of record as of the last
                                                      Business Day of the prior month.
September 19                     Servicer Remittance  Wilshire will remit to the Master Servicer
                                 Date:                collections and recoveries in respect of the
                                                      Mortgage Loans including any Advances required
                                                      to be made by
September 18 (with
respect to HELOCs only)          Servicer Remittance  Wilshire for that Payment Date on the later of
                                 Date:                (1) two Business Days after the 15th day of
                                                      the month in which such Payment Date occurs
                                                      and (2) the 18th day (or if such day is not a
                                                      Business Day, the immediately preceding
                                                      Business Day) of the month in which the
                                                      related Payment Date occurs.
                                                      Countrywide will remit to the Master Servicer
                                                      collections and recoveries in respect of the
                                                      Mortgage Loans required to be made by
                                                      Countrywide for that Payment Date on the 18th
                                                      day (or if such day is not a Business Day, the
                                                      immediately succeeding Business Day) of the
                                                      month in which the related Payment Date
                                                      occurs.

September 22                     Deposit Date:        On the Business Day immediately preceding the
                                                      Payment Date, the Master Servicer will remit
                                                      to the Securities Administrator the amount of
                                                      principal and interest to be paid to the
                                                      securityholders on September 25, including any
                                                      Advances required to be made by the Servicers
                                                      or the Master Servicer for that Payment Date.
September 25                     Payment Date:        On the 25th day of each month (or if the 25th
                                                      day is not a Business Day, the next succeeding
                                                      Business Day), the Securities Administrator
                                                      will make payments to the securityholders.

      Succeeding months will follow the same pattern. August 2006 will follow the same pattern except that the Record Date will be the Closing Date.

FEES AND EXPENSES OF THE TRUST FUND

      In consideration of their duties on behalf of the Trust Fund, the Servicers, the Master Servicer and the Securities Administrator will receive from the assets of the Trust Fund certain fees and other compensation as set forth in the following table:

                             FREQUENCY         AMOUNT OF FEE          HOW AND WHEN FEE AND/OR
FEE PAYABLE TO:             OF PAYMENT:     AND/OR COMPENSATION:       COMPENSATION IS PAID:
---------------             -----------  --------------------------  --------------------------
Servicers.................  Monthly      For each Mortgage Loan, a   The monthly fee will be
                                         monthly fee paid to the     deducted by each Servicer
                                         related Servicer out of     from the related
                                         interest collections        Collection Account in
                                         received from the related   respect of each Mortgage
                                         Mortgage Loan calculated    Loan serviced by the
                                         on the outstanding          Servicer, before
                                         principal balance of each   remittance of any amounts
                                         Mortgage Loan at 0.50% per  to the Master Servicer.
                                         annum for each Mortgage
                                         Loan.
                                         Additionally, any
                                         investment earnings on the
                                         Collection Account and
                                         escrow account will be
                                         paid as compensation to
                                         the related Servicer. As
                                         additional servicing
                                         compensation, the
                                         Servicers are entitled to
                                         receive Prepayment
                                         Interest Excesses, excess
                                         proceeds from REO Property
                                         sales, all assumption fees
                                         and other similar charges
                                         (other than prepayment
                                         charges), and any other
                                         benefit from holding the
                                         Collection Account and
                                         escrow accounts.

                             FREQUENCY         AMOUNT OF FEE          HOW AND WHEN FEE AND/OR
FEE PAYABLE TO:             OF PAYMENT:     AND/OR COMPENSATION:       COMPENSATION IS PAID:
---------------             -----------  --------------------------  --------------------------
Master Servicer...........  Monthly      The Master Servicer will    Investment earnings will
                                         be entitled to an upfront   be deducted by the Master
                                         fee. All investment         Servicer from the Master
                                         earnings on amounts on      Servicer Collection
                                         deposit in the Master       Account, before remittance
                                         Servicer Collection         of any amounts to the
                                         Account will be paid as     Securities Administrator.
                                         compensation to the Master
                                         Servicer and will not be
                                         available for payment to
                                         securityholders.
Securities                  Monthly      Any investment earnings on  Investment earnings will
Administrator.............               the Payment Account will    be deducted by the
                                         be paid as compensation to  Securities Administrator
                                         the Securities              from the Payment Account,
                                         Administrator and will not  before payment of any
                                         be available for payments   amounts to the
                                         to securityholders.         securityholders.
Custodians................  Monthly      Paid directly by the
                                         Securities Administrator.

      The fees and/or other compensation of the Servicers, the Master Servicer, the Securities Administrator and the Custodians as set forth in the table above may not be increased without amendment of the Servicing Agreements.

      Expenses of and other amounts due to the Servicers, the Master Servicer, the Securities Administrator, the Indenture Trustee and the Custodians will be reimbursed before payments are made on the securities.

OVERCOLLATERALIZATION PROVISIONS

      If on any Payment Date, after giving effect to any Extra Principal Payment Amount, the aggregate Class Principal Balance of the Offered Securities, the Class B Notes and the Class G Certificate exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the Class Principal Balances of the Subordinate Notes will be reduced, in inverse order of seniority (beginning with the Class B-2 Notes) by an amount equal to such excess.

      If the Class Principal Balance of a class of Subordinate Notes is reduced, that class thereafter will be entitled to payments of interest and principal only with respect to its Class Principal Balance as so reduced. On subsequent Payment Dates, however, as described below, available Interest Funds and Principal Funds not otherwise required to be paid with respect to principal of and interest on the securities will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such securities in order of seniority.

      On each Payment Date, available Interest Funds and Principal Funds not otherwise required to be paid with respect to principal of and interest on the securities or used to purchase Additional Balances as described above under "--Payments" will be required to be paid by the Securities Administrator in respect of the following amounts, without duplication, until fully paid:

       (1) to the Class G Certificates, any amounts due as set forth in paragraph (2) of "--Payments of Interest," to the extent unpaid from Interest Funds;

       (2) to the Class A Notes and the Class R Certificate, any amounts due as described in the same order of priority as set forth in paragraph (5) of "--Payments of Interest," to the extent unpaid from Interest Funds;

       (3) to the Subordinate Notes, any amounts due as described in the same order of priority as set forth in paragraph (6) through (16) of "--Payments of Interest," to the extent unpaid from Interest Funds;

       (4) to the Class G Certificates, any outstanding Additional Balance Advance Amount;

       (5) the Extra Principal Payment Amount;

       (6) to the Class M-1 Notes, any Unpaid Realized Loss Amount for such class;

       (7) to the Class M-2 Notes, any Unpaid Realized Loss Amount for such class;

       (8) to the Class M-3 Notes, any Unpaid Realized Loss Amount for such class;

       (9) to the Class M-4 Notes, any Unpaid Realized Loss Amount for such class;

      (10) to the Class M-5 Notes, any Unpaid Realized Loss Amount for such class;

      (11) to the Class M-6 Notes, any Unpaid Realized Loss Amount for such class;

      (12) to the Class M-7 Notes, any Unpaid Realized Loss Amount for such class;

      (13) to the Class M-8 Notes, any Unpaid Realized Loss Amount for such class;

      (14) to the Class M-9 Notes, any Unpaid Realized Loss Amount for such class;

      (15) to the Class B-1 Notes, any Unpaid Realized Loss Amount for such class;

      (16) to the Class B-2 Notes, any Unpaid Realized Loss Amount for such class;

      (17) to the Offered Notes, the Class B Notes and the Class R Certificate, on a pro rata basis, the Floating Rate Note Carryover in proportion to such amounts;

      (18) to the Swap Account, any Defaulted Swap Termination Payment; and

      (19) to the Class C Certificates or the Residual Certificate, the remaining amount.

PAYMENTS FROM THE SWAP ACCOUNT

      On or prior to each Payment Date, funds in the Swap Account will be distributed by the Securities Administrator in the following order of priority:

       (1) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Payment Date;

       (2) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

       (3) to the Class A Notes and the Class R Certificate, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such class in proportion to such amounts to the extent unpaid from Interest Funds and Principal Funds;

       (4) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes, in that order, any Current Interest for such class to the extent unpaid from Interest Funds and Principal Funds;

       (5) to the Offered Securities and the Class B Notes, to pay principal as described and in the same manner and order of priority as set forth in paragraphs (3) through (14) of "--Payments of Principal" in order to maintain amounts in respect of the Targeted Overcollateralization Amount, and after giving effect to payments of the Principal Payment Amount for each such Class;

       (6) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes, in that order, any Interest Carry Forward with respect to such class to the extent unpaid from Interest Funds and Principal Funds;

       (7) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid from Interest Funds and Principal Funds;

       (8) to the Offered Securities and the Class B Notes, on a pro rata basis, any Floating Rate Note Carryover to the extent not paid from Interest Funds or Principal Funds based on the amount of such unpaid Floating Rate Note Carryover;

       (9) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid; and

      (10) to the holders of the Class C Certificates, any remaining amounts.

      Notwithstanding the foregoing, however, the sum of all cumulative amounts paid pursuant to clauses (5) and (7) above will not exceed cumulative Realized Losses incurred.

      Any Floating Rate Note Carryover will be paid on future Payment Dates from and to the extent of funds available for that purpose as described in this Prospectus Supplement. The ratings on the Offered Securities do not address the likelihood of the payment of any Floating Rate Note Carryover.

      In the event that the Issuing Entity receives a Swap Termination Payment, and a successor Swap Counterparty cannot be obtained with such Swap Termination Payment, then such Swap Termination Payment will be deposited into a reserve account and the Securities Administrator, on each subsequent Payment Date (until the termination date of the original Swap Agreement), will withdraw the amount of any Net Swap Payment deemed due to the Issuing Entity (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Indenture, for the benefit of the Issuing Entity. Any such reserve account shall not be an asset of any REMIC. Any amounts remaining in such reserve account shall be distributed to the holders of the Class C Certificates on the Payment Date immediately following the earlier of (i) the optional redemption of the Trust Fund as described in "The Servicing Agreements--Optional Redemption" herein and (ii) the Payment Date in February 2010.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE NOTES

      The rights of the holders of the Subordinate Notes to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A Notes and the Class G and Class R Certificates and the rights of the holders of each class of Subordinate Notes to receive such payments will be further subordinated to the rights of the class or classes of Subordinate Notes with lower numerical class designations, in each case only to the extent described in this Prospectus Supplement. The subordination of the Subordinate Notes to the Class A Notes and the Class G and Class R Certificates and the further subordination among the Subordinate Notes are intended to provide the securityholders having higher relative payment priority with protection against Realized Losses.

SWAP AGREEMENT

      On the Closing Date, the Issuing Entity will enter into the Swap Agreement with the Swap Counterparty, Bear Stearns Financial Products Inc., for the benefit of the securityholders.

      The Swap Agreement will be entered into in lieu of negotiating an ISDA Master Agreement and confirmation thereunder, and pursuant to the Swap Agreement, an ISDA Master Agreement will be deemed to have been executed by the Issuing Entity and the Swap Counterparty on the date that the Swap Agreement was executed. The Swap Agreement is subject to certain ISDA definitions.

      Under the Swap Agreement, with respect to each Payment Date during the period beginning on the Payment Date in February 2007 and ending immediately following the Payment Date in February 2010, the Issuing Entity will owe to the Swap Counterparty a fixed payment at a per annum rate as set forth in the table below, determined on the basis of a 360-day year with twelve 30-day months, and the Swap Counterparty will owe to the Issuing Entity a floating payment at a rate of One-Month LIBOR (as determined pursuant to the Swap Agreement), determined based on a 360-day year and the actual number of days in the related Accrual Period, in each case calculated based on the scheduled notional amount set forth in the schedule below. To the extent the fixed payment owed by the Issuing Entity exceeds the floating payment owed by the Swap Counterparty, on the Business Day preceding the related Payment Date the Issuing Entity will make a Net Swap Payment to the Swap Counterparty out of amounts on deposit in the Payment Account otherwise available to securityholders as described in "Payments--Payments of Interest." To the extent that the floating payment owed by the Swap Counterparty exceeds the fixed payment owed by the Issuing Entity, on the Business Day prior to related Payment Date, the Swap Counterparty shall make a Net Swap Payment to the Issuing Entity, which shall be deposited in the Swap Account for the benefit of the Issuing Entity.

      The Swap Agreement Notional Balances will be as shown in the following table:

                     SWAP AGREEMENT NOTIONAL BALANCE TABLE

         BEGINNING    ENDING     NOTIONAL     FIXED STRIKE            BEGINNING    ENDING     NOTIONAL    FIXED STRIKE
PERIOD    ACCRUAL    ACCRUAL    BALANCE($)      RATE(%)      PERIOD    ACCRUAL    ACCRUAL    BALANCE($)     RATE(%)
------   ---------   --------   -----------   ------------   ------   ---------   --------   ----------   ------------
   1     08/08/06    08/25/06        0           5.59%         23     05/25/08    06/25/08   41,196,918      5.59%
   2     08/25/06    09/25/06        0           5.59%         24     06/25/08    07/25/08   37,852,977      5.59%
   3     09/25/06    10/25/06        0           5.59%         25     07/25/08    08/25/08   34,793,457      5.59%
   4     10/25/06    11/25/06        0           5.59%         26     08/25/08    09/25/08   31,987,357      5.59%
   5     11/25/06    12/25/06        0           5.59%         27     09/25/08    10/25/08   29,415,806      5.59%
   6     12/25/06    01/25/07        0           5.59%         28     10/25/08    11/25/08   27,071,947      5.59%
   7     01/25/07    02/25/07   156,655,202      5.59%         29     11/25/08    12/25/08   27,071,947      5.59%
   8     02/25/07    03/25/07   144,382,371      5.59%         30     12/25/08    01/25/09   27,071,947      5.59%
   9     03/25/07    04/25/07   132,962,850      5.59%         31     01/25/09    02/25/09   25,631,039      5.59%
  10     04/25/07    05/25/07   122,360,475      5.59%         32     02/25/09    03/25/09   23,865,539      5.59%
  11     05/25/07    06/25/07   112,548,584      5.59%         33     03/25/09    04/25/09   22,247,953      5.59%
  12     06/25/07    07/25/07   103,787,657      5.59%         34     04/25/09    05/25/09   20,726,221      5.59%
  13     07/25/07    08/25/07   95,356,324       5.59%         35     05/25/09    06/25/09   19,369,242      5.59%
  14     08/25/07    09/25/07   87,772,168       5.59%         36     06/25/09    07/25/09   18,132,078      5.59%
  15     09/25/07    10/25/07   80,698,025       5.59%         37     07/25/09    08/25/09   16,963,877      5.59%
  16     10/25/07    11/25/07   74,182,292       5.59%         38     08/25/09    09/25/09   15,938,329      5.59%
  17     11/25/07    12/25/07   68,174,192       5.59%         39     09/25/09    10/25/09   15,014,869      5.59%
  18     12/25/07    01/25/08   62,711,519       5.59%         40     10/25/09    11/25/09   14,014,010      5.59%
  19     01/25/08    02/25/08   57,664,466       5.59%         41     11/25/09    12/25/09   12,902,203      5.59%
  20     02/25/08    03/25/08   53,022,192       5.59%         42     12/25/09    01/25/10   11,875,017      5.59%
  21     03/25/08    04/25/08   48,741,593       5.59%         43     01/25/10    02/25/10   10,940,764      5.59%
  22     04/25/08    05/25/08   44,804,408       5.59%

      Upon early termination of the Swap Agreement, the Swap Counterparty may owe the Issuing Entity a Swap Termination Payment or the Issuing Entity may owe the Swap Counterparty a Swap Termination Payment. Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) payable to the Swap Counterparty shall be paid out of the Swap Account on a senior basis on each applicable Payment Date. Defaulted Swap Termination Payments owed to the Swap Counterparty shall be paid out of the Swap Account on a subordinated basis. See "Descriptions of the Certificates--Payment from the Swap Account."

      The Swap Agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default applicable to either party under the Swap Agreement include, among other things, the following:

      - failure to pay;

      - certain bankruptcy and insolvency events; and

      - a merger without an assumption of obligations under the Swap Agreement.

      Early termination events under the Swap Agreement include, among other things:

      - illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Agreement or guaranty, as applicable);

      - a tax event (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an identifiable tax);

      - a tax event upon merger (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an identifiable tax, in each case, resulting from a merger);

      - the aggregate Class Principal Balance of all securities outstanding has been reduced to zero;

      - amendment of the Indenture that adversely affects the Swap Counterparty without its prior consent;

      - failure by the Swap Counterparty to comply with certain provisions in the Swap Agreement related to Regulation AB;

      - the occurrence of an optional redemption as described under "The Indenture and Trust Agreement--Optional Redemption"; and

      - the occurrence of a Downgrade Termination Event.

      If the Issuing Entity is unable to or, if applicable, chooses not to obtain a substitute swap agreement in the event that the Swap Agreement is terminated, interest payable on the securities will be paid from amounts received on the Mortgage Loans without the benefit of a Swap Agreement or a substitute swap agreement; provided, however, the Securities Administrator shall thereafter administer the Swap Termination Payment received as described under "Descriptions of the Securities--Payments from the Swap Account," for the benefit of the Issuing Entity.

      On or after the Closing Date and so long as the Rating Agency Condition has been satisfied, (i) the Issuing Entity may, with the consent of the Swap Counterparty, assign or transfer all or a portion of the Swap Agreement and (ii) the Swap Counterparty may assign its obligations under the Swap Agreement to any institution.

      The Swap Agreement is scheduled to terminate by its terms after the Payment Date in February 2010, and upon termination of the Swap Agreement no further amounts will be paid to the Swap Counterparty by the Issuing Entity and no further regularly scheduled amounts will be paid to the Issuing Entity by the Swap Counterparty.

CALCULATION OF ONE-MONTH LIBOR

      On each Interest Determination Date, the Securities Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the Securities Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

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      If One-Month LIBOR is determined under clause (2) above, on each Interest
Determination Date, One-Month LIBOR for the related Accrual Period for the Offered Securities will be established by the Securities Administrator as follows:

      (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Offered Securities shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

      (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Offered Securities, for the related Accrual Period for the Offered Securities shall (in the absence of manifest error) be final and binding.

      For purposes of the Swap Agreement, One-Month LIBOR will be determined as provided in the Swap Agreement.

REPORTS TO SECURITYHOLDERS

      On each Payment Date, the Securities Administrator will prepare and make available on its website located at www.etrustee.net to each securityholder, the Servicers, the Depositor, the Master Servicer, the Swap Counterparty and any other interested party a statement, based on information required to be delivered by the Master Servicer and the Swap Counterparty pursuant to the Servicing Agreements and certain calculations by the Securities Administrator, generally setting forth among other information:

       (1) the amount of the related payment to holders of each class of securities allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and (C) any Extra Principal Payment Amount;

       (2) the amount of such payment to holders of each class of securities allocable to interest;

       (3) the Interest Carry Forward Amount for each class of securities;

       (4) the Class Principal Balance of each class of securities after giving effect to the payment of principal on such Payment Date;

       (5) the aggregate outstanding principal balance of each class of securities for the following Payment Date;

       (6) the amount of the Servicing Fee paid to or retained by the Servicers and any amounts constituting reimbursement or indemnification of the Servicers or the Securities Administrator;

       (7) the Pass-Through Rate for each class of certificates for such Payment Date;

       (8) the Note Interest Rate for each class of notes for such Payment Date;

       (9) the amount of Advances included in the payment on such Payment Date;

      (10) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date;

      (11) the amount of (A) Realized Losses with respect to such Payment Date and the aggregate amount of Realized Losses during the related Due Period and (B) the amount of Applied

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           Realized Loss Amounts with respect to such Payment Date and the aggregate amount of Realized Losses since the Cut-off Date;

      (12) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and
           (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date;

      (13) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date and the date of acquisition thereof, in the aggregate;

      (14) whether a Stepdown Trigger Event has occurred and is in effect;

      (15) whether an Amortization Event has occurred and is in effect;

      (16) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

      (17) any Floating Rate Note Carryover paid and all Floating Rate Note Carryover remaining on each class of the Offered Notes on such Payment Date;

      (18) the number and amount of prepayment charges and the amount of late payment fees received during the related Prepayment Period in the aggregate;

      (19) the amount of draws on the HELOCs purchased by the trust;

      (20) the amount of principal collections applied to draws on the HELOCs;

      (21) as of each Payment Date, the amount of any Net Swap Payments or Swap Termination Payments paid or received by the Issuing Entity pursuant to the Swap Agreement and the amount of any Defaulted Swap Termination Payments paid by the Issuing Entity;

      (22) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions;

      (23) the amounts paid as interest in respect of the portion of each class of securities that represents a regular or residual interest in a REMIC and the amount of payments on each class of securities not treated as payments on a regular or residual interest in a REMIC;

      (24) the aggregate amount of all Advances recovered during the related Due
           Period:

      (25) the allocation to each class of securities of any Realized Losses during the related Due Period:

      (26) with respect to each class of securities, the amount of any Compensating Interest shortfalls on such Payment Date; and

      (27) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases (and purchase rates, if applicable).

      The Securities Administrator will also make available on its website any reports on Form 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the Issuing Entity promptly after such material is electronically filed with, or furnished to, the Securities

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and Exchange Commission. Assistance in using the Securities Administrator's website can be obtained by calling the Securities Administrator's transaction administrator at (312) 904-6709. Parties that are unable to use the above options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

      In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each holder of record during the previous calendar year, a statement containing information necessary to enable securityholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

ADDITIONAL RIGHTS OF THE CLASS R CERTIFICATEHOLDER

      The Class R Certificate will remain outstanding for so long as the Trust Fund shall exist, whether or not such Class R Certificate is receiving current payments of principal or interest. In addition to payments of principal and interest payable as described under "--Payments," the holder of the Class R Certificate will be entitled to receive (i) the amounts, if any, remaining in any related REMIC on any Payment Date after payments of principal and interest on the regular interests and Class R Certificate on such date and (ii) the proceeds of the assets of the Trust Fund, if any, remaining in any related REMIC after payments in respect of any accrued and unpaid interest on such regular interests and Class R Certificate, and after payments in respect of principal have reduced the principal amounts of the regular interests and Class R Certificate to zero. After the Certificate Principal Balance of the Class R Certificate is reduced to zero, it is not anticipated that any material payments will be made with respect to the Class R Certificate at any time. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

RESTRICTIONS ON TRANSFER OF THE CLASS R CERTIFICATE

      The Class R Certificate will be subject to the following restrictions on transfer, and the Class R Certificate will contain a legend describing such restrictions.

      The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations (as defined in the prospectus) and (ii) certain pass-through entities (as defined in the prospectus) that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership" as defined in the Code) with respect to the Class R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a disqualified organization or a nominee for a disqualified organization. The Trust Agreement will provide that no legal or beneficial interest in the Class R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing the Class R Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class R Certificate in excess of cashflows generated thereby, (iii) intends to pay taxes associated with holding the Class R Certificate as such taxes become due, (iv) will not transfer the Class R Certificate to any person or entity that does not provide a similar affidavit or letter and (v) will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer.

      In addition, the Class R Certificate may not be purchased by or transferred to any person that is not a U.S. Person (as defined in the prospectus), unless such person holds such Class R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective IRS Form W-8ECI (or any successor thereto).

      The Trust Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

      The Class R Certificate may not be acquired by or transferred to a Plan or a person acting for, on behalf of or with any assets of any such Plan. See "ERISA Considerations" in this Prospectus Supplement and in the prospectus.

                            THE SERVICING AGREEMENTS

GENERAL

      As of the closing date, the Servicers and the Master Servicer will have entered into the respective Servicing Agreements, pursuant to which the Servicers shall be committed to service the related Mortgage Loans and the Master Servicer shall be committed to master service the Mortgage Loans, in each case for the benefit of the Indenture Trustee.

      The Master Servicer will oversee and enforce the servicing by the Servicers of the Mortgage Loans serviced by each of them in accordance with the servicing provisions of the Servicing Agreements.

      The Servicing Agreements prohibit the resignation of the Servicers or the master servicer, except upon (a) appointment of a successor Servicer or Master Servicer, as applicable, and receipt by the Indenture Trustee and the Securities Administrator of a letter from each rating agency that such a resignation and appointment will not result in a downgrading or withdrawal of the rating of any of the notes or (b) a determination by the applicable Servicer or Master Servicer that its duties thereunder are no longer permitted under applicable law. No such resignation will be effective until a successor Servicer or Master Servicer, as applicable, has assumed such servicing obligations in the manner provided in the Servicing Agreements. Notwithstanding the foregoing, the Sponsor, as owner of the servicing rights, may require that any or all of the Servicers or the Master Servicer, resign upon the appointment of a successor Servicer or Master Servicer, as applicable, meeting the requirements in the Servicing Agreements. The resignation or removal of the Master Servicer under the Servicing Agreements shall also result in the resignation or removal of the Securities Administrator.

      Under the Servicing Agreements, the Servicers may contract with subservicers to perform some or all of their respective servicing duties. Regardless of its servicing arrangement, each Servicer will remain liable for its servicing duties and obligations under the respective Servicing Agreement as if that Servicer alone were servicing the related Mortgage Loans.

      The Master Servicer will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described herein and in the Servicing Agreements. In no event, however, will the Master Servicer be responsible for supervising, monitoring or overseeing the administration and servicing by any Servicer of any defaulted mortgage loans and any related REO properties.

SPECIAL SERVICING AGREEMENTS

      The Servicing Agreement for the Mortgage Loans serviced by Wilshire may permit Wilshire to enter into a special servicing advisory agreement with a holder of the residual certificate and/or one or more other class of subordinated certificates issued by the Issuing Entity or a net interest margin trust holding certificates issued by the Issuing Entity or an advisor thereto. Pursuant to such agreement, Wilshire may provide such person, in its capacity as special servicer advisor, with loan-level information

                                       S-72
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with respect to Mortgage Loans and such person may advise Wilshire with respect to the commencement of foreclosure proceedings or other actions to liquidate such Mortgage Loans and/or any other efforts to maximize recoveries with respect to such Mortgage Loans.

PLEDGE OF SERVICING RIGHTS

      On or after the Closing Date, each Servicer may pledge and assign all of its right, title and interest in, to and under the Servicing Agreements to one or more lenders, or servicing rights pledgees, selected by such Servicer, as the representative of certain lenders. The Master Servicer and the Depositor have agreed that upon delivery to the Master Servicer by the servicing rights pledgee of a letter signed by the related Servicer, whereunder such Servicer shall resign as servicer under the respective Servicing Agreement, the Master Servicer shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the Servicing Agreements (including being acceptable to the Rating Agencies) and that the servicing rights pledgee agrees to be subject to the terms of the Servicing Agreements. Under no circumstances will the Master Servicer be required to act as a backup servicer.

      The Servicing Agreements may provide that (i) each Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect such Servicer's obligation to fund such Advances and/or servicing advances and (ii) the Servicing Agreements may be amended by the parties thereto without the consent of the securityholders as necessary or appropriate to effect the terms of such a facility.

CUSTODY OF THE MORTGAGE FILES

      The Servicers generally will not have responsibility for custody of the Mortgage Loan documents described under "The Indenture--Assignment of Mortgage Loans" below. These documents are generally required to be delivered to the Custodians. The Custodians will hold the related Mortgage Loan documents on behalf of the Issuing Entity. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by the Custodians. The Custodians will maintain the Mortgage Loan documents in fire-resistant facilities intended for the safekeeping of mortgage loan files.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Each Servicer will be entitled to receive a Servicing Fee as compensation for its activities under the Servicing Agreements. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." Each Servicer is also entitled to receive, as additional servicing compensation, Prepayment Interest Excesses, excess proceeds from REO Property sales and all service-related fees, including all late payment charges, insufficient funds charges, assumption fees, modification fees, extension fees and other similar charges (other than prepayment charges), all investment income earned on, and benefits arising from, amounts on deposit in the Collection Accounts and amounts on deposit in escrow accounts not required to be paid to the Mortgagors. With respect to first lien Mortgage Loans only (which constitute 0.3% of the total pool of Mortgage Loans), Countrywide is obligated to pay certain ongoing expenses associated with the Mortgage Loans in connection with its responsibilities under the respective Servicing Agreement. See "Description of the Securities--Fees and Expenses of the Trust Fund."

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

      When a mortgagor prepays all of a Mortgage Loan between Due Dates, the mortgagor pays interest on the amount prepaid only to the date of the prepayment. With respect to Mortgage Loans that are not HELOCs, prepayments received during the prior Prepayment Period are included in the payment to the securityholders on the related Payment Date thereby causing a shortfall in interest for prepayments

                                       S-73
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occurring between the 15th day of the month through and including the last day of the month. In order to mitigate the effect of any such shortfall in interest payments to the securityholders on any Payment Date, only with respect to the Mortgage Loans that are not HELOCs, Wilshire is required to deposit Compensating Interest in the related Collection Account for payment to the securityholders on such Payment Date; provided, however, that the amount so deposited with respect to any Payment Date shall be limited to the product of (i) one-twelfth of 0.25% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans with respect to such Payment Date. Compensating Interest shall only be paid with respect to prepayments in full received during the period from and including the 15th day of the month through and including the last day of the month. Any such deposit by Wilshire will be reflected in the payments to the securityholders made on the Payment Date to which such Prepayment Period relates. With respect to the HELOCs, all principal payments, including prepayments received during any calendar month, are included in the payment to securityholders during the subsequent month, causing a shortfall in interest for payments occurring prior to the end of the month. Countrywide will not be required to pay Compensating Interest with respect to any Prepayment Interest Shortfalls on the HELOCs. Any Prepayment Interest Shortfall will be allocated on such Payment Date pro rata among the outstanding classes of securities based upon the amount of interest each such class would otherwise be paid on such Payment Date.

AMENDMENT

      Either Servicing Agreement may be amended by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Indenture Trustee, without the consent of securityholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the prospectus, including, without limitation, for the purpose of compliance with Regulation AB. In addition, either Servicing Agreement may be amended by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Indenture Trustee acting at the direction of the holders of a 66 2/3% Percentage Interest of each class of securities affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Servicing Agreements or of modifying in any manner the rights of the securityholders, with certain limitations.

EVIDENCE AS TO COMPLIANCE

      The Servicing Agreements will require the Master Servicer and the Servicers and any party required by Item 1123 of Regulation AB to deliver annually to the Securities Administrator an officer's certificate stating that
(i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, the Master Servicer, the Securities Administrator, the Servicers and each party, if any, that performs a discrete function specified by Item 1122(d) of Regulation AB for more than 5% of the Mortgage Loans will be required to deliver annually to the Securities Administrator and the Depositor, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in item 1122(d) of Regulation AB (17 CFR 229, 1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

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      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

                       THE INDENTURE AND TRUST AGREEMENT

      The following summary describes specific terms of the Indenture and the Trust Agreement. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to, the provisions of the Indenture and the Trust Agreement.

ASSIGNMENT OF MORTGAGE LOANS

      Pursuant to the Trust Agreement, the Depositor on the closing date will sell, transfer, assign set over and otherwise convey without recourse to the trust all right, title and interest of the Depositor in and to the Mortgage Loans, together with all principal and interest received with respect to the Mortgage Loans on and after the cut-off date, other than scheduled payments due on or before that date. As to each Mortgage Loan, the following documents are generally required to be delivered to the Custodian on behalf of the Indenture Trustee in accordance with the Trust Agreement: (1) the related original mortgage note endorsed without recourse to the Indenture Trustee or in blank,
(2) the original mortgage with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording) or, in the case of a co-op loan, the original security agreement and related documents, (3) an original assignment of the mortgage to the Indenture Trustee or in blank in recordable form (except as described below) or, in the case of a co-op loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each mortgage loan (other than a co-op loan) and (5) the originals of any assumption, modification, extension or guaranty agreements. Simultaneously with the issuance of the securities, the Issuing Entity will pledge the assets of the trust to the Indenture Trustee as collateral for the securities.

      Pursuant to the terms of the sale agreement, the Sponsor will make certain representations and warranties concerning the related Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements--Representations and Warranties; Repurchases." These representations and warranties will be brought forward to the closing date. Within the period of time specified in the sale agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of securityholders in a Mortgage Loan, or receipt of notice of such breach, the Sponsor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

      To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not purchased by the Sponsor and a Realized Loss occurs with respect to that Mortgage Loan, securityholders may incur a loss.

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INDENTURE EVENTS OF DEFAULT

      "Events of Default" with respect to the notes is defined in the Indenture as follows: (i) the failure to pay the current interest on any payment date;
(ii) the failure by the Issuing Entity on the final maturity date to reduce the class principal balance of any note then outstanding to zero; (iii) a default in the observance of certain negative covenants in the Indenture; (iv) a default by the Issuing Entity in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee, or by the holders of at least 25% of the class principal balance of the notes; (v) any representation or warranty made by the Issuing Entity in the Indenture or in any note or other writing delivered pursuant to thereto having been incorrect in a material respect as of the time made and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the issuing entity by the Indenture Trustee or by holders representing at least 25% of the class principal balance of the notes; or (vi) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity.

RIGHTS UPON EVENTS OF DEFAULT

      In case an Event of Default should occur and be continuing with respect to the notes, the Indenture Trustee may, and on request of securityholders representing not less than 50% of the class principal balance of the notes then outstanding shall, declare the principal of such notes to be immediately due and payable. Such declaration may under certain circumstances be rescinded by securityholders representing more than 50% of the class principal balance of the notes.

      If, following an Event of Default, the notes have been declared to be due and payable, the Securities Administrator shall (provided that securityholders representing more than 50% of the class principal balance of the notes have directed the Indenture Trustee to refrain from selling the assets included in the trust), continue to apply all amounts received on such assets to payments due on the notes in accordance with their terms, notwithstanding the acceleration of the maturity of such notes. The Indenture Trustee, however, must sell the assets included in the trust if collections in respect of such assets are determined (based solely on an opinion of an independent investment banking firm or accounting firm of national reputation obtained at the expense of the Issuing Entity) to be insufficient to pay certain expenses payable under the indenture and to make all scheduled payments on the notes, in which case payments will be made on the notes in the same manner as described in the next sentence with regard to instances in which such assets are sold. In addition, upon an Event of Default of which a responsible officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall, if directed by securityholders representing more than 50% of the class principal balance of the notes, sell or cause the sale of the assets included in the trust, in which event the collections on, or the proceeds from the sale of such assets relating to the mortgage loans will be applied: (i) to the Class A Notes, the amount of interest due and unpaid, any applicable basis risk shortfall, and principal in reduction of the class principal balances thereof, until reduced to zero and
(ii) to the subordinate classes of the notes, sequentially, the amount of interest due and unpaid, any applicable basis risk shortfall, any deferred amounts previously allocated to each such class of notes and principal, in reduction of the class principal balance of each such class of notes, until reduced to zero. Any sale of assets described in this paragraph must satisfy the requirements of a "qualified liquidation" under the Code.

      The Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the securityholders, unless such securityholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, securityholders representing more than 50% of the class principal balance of the securities shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to such securities; and securityholders representing more than 50% of the class principal balance of the securities may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding note affected thereby.

OPTIONAL REDEMPTION

      Immediately after the first Payment Date on which the aggregate outstanding principal balance of the Mortgage Loans is reduced to less than or equal to 10% of the initial principal balance of the Mortgage Loans, the Securities Administrator will be directed to attempt to terminate the trust through a one-time auction process. If such auction is successful, the Issuing Entity will redeem the notes. If the trust fund is not terminated because a sufficient purchase price is not achieved at such auction, the Master Servicer may purchase all of the Mortgage Loans, which similarly would result in the termination of the Trust Fund. In the event of such purchase, the Issuing Entity will redeem the notes.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

      The Servicers will service the Mortgage Loans in accordance with the terms set forth in the respective Servicing Agreements. Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be responsible for the performance of the servicing activities by the Servicers. If either Servicer fails to fulfill its obligations under the respective Servicing Agreement, the Master Servicer may, in its discretion, or at the direction of the securityholders, shall terminate such Servicer and the Master Servicer is obligated to appoint a successor servicer as provided in the Servicing Agreements, subject to the pledge and assignment to a servicing rights pledgee as described herein.

SERVICING AND COLLECTION PROCEDURES

      The Servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own accounts, to the extent such procedures shall be consistent with the Servicing Agreements. Consistent with the foregoing, the Servicers may in their discretion waive, modify or vary or permit to be waived, modified or varied, any term of any Mortgage Loan including, in certain instances, changing the mortgage interest rate or extending the final maturity.

      If a Mortgaged Property has been or is about to be conveyed by the mortgagor and the related Servicer has knowledge thereof, the related Servicer will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, or would otherwise benefit the trust, the related Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related Servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related Servicer may be unable to enforce due-on-sale clauses, see "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

      The Servicers will establish and maintain one or more servicing accounts. Each servicing account and the investment of deposits therein shall comply with the requirements of the Servicing Agreements and shall meet the requirements of the rating agencies. The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Servicing Agreements. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related Servicer or Master Servicer for any Advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the Master Servicer or the related Servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Servicing Agreements.

      The Servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the Servicing Agreements.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Servicers will take such action either as each such Servicer deems to be in the best interest of the Issuing Entity, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the Servicers with respect to defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Servicing Agreements, the Servicers will service the property acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions. The related Servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

      Since insurance proceeds received in connection with a Mortgage Loan cannot exceed deficiency claims and certain expenses incurred by the related Servicer, no insurance payments will result in a recovery to securityholders that exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon at its applicable Net Mortgage Rate.

LOSS MITIGATION PROCEDURES

      The Servicers are authorized to engage in a wide variety of loss mitigation practices. With respect to such of the Mortgage Loans as come into and continue in default, the Servicers will decide whether to (i) foreclose upon the mortgaged properties securing those Mortgage Loans, (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt if no net recovery is possible through foreclosure, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the respective Servicing Agreement. As to any Mortgage Loan that is not a HELOC that becomes 120 days delinquent, the related Servicer will be required to have obtained or to obtain a broker's price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the related Servicer will determine whether a net recovery is possible through foreclosure proceedings or other liquidation of the related mortgage property. If the related Servicer determines that no such recovery is possible, it must charge off the related Mortgage Loan at the time it becomes 180 days delinquent. HELOCs will be charged off upon becoming 180 days delinquent based upon a determination as to the amount and likelihood of recovery. Once a Mortgage Loan has been charged off, the related Servicer will discontinue making Advances, such Servicer will not be entitled to Servicing Fees (except as provided below) and the loan will be treated as a liquidated Mortgage Loan giving rise to a Realized Loss. In the case of Mortgage Loans that are not HELOCs, if the related Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a Mortgage Loan that becomes 180 days delinquent, the related Servicer need not charge off the Mortgage Loan, will continue to receive its Servicing Fee and may continue making Advances, and the related Servicer will be required to notify the Master Servicer of such decision. All HELOCs that are 180 days delinquent and are charged off shall be released to a third party designated by the Depositor.

      Any Mortgage Loan that is not a HELOC that is charged off may continue to be serviced by the related Servicer for the securityholders using specialized collection procedures (including foreclosure, if appropriate).The Servicers will not be entitled to any Servicing Fees or reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, except to the extent of funds available from the aggregate amount of recoveries on all such Mortgage Loans. Any such Mortgage Loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such Mortgage Loans during such six month period will be treated as liquidation proceeds and included in the amount available to make payments on the securities. On the date that is six months after the date on which the related Servicer begins servicing such Mortgage Loans using the specialized collection procedures, unless specific net recoveries are anticipated by the related Servicer on a particular Mortgage Loan, such charged off loan will be released to the majority holder of the Class C Certificates and thereafter, (i) the majority holder of the Class C Certificates (as identified with contact information in writing to the related Servicer by the Depositor) will be entitled to any amounts subsequently received in respect of any such released loans, subject to a servicing fee, (ii) the servicing thereof and the servicing fee shall be pursuant to a servicing agreement between the Depositor and the related Servicer if such Servicer continues to service such loan and
(iii) the majority holder of the Class C Certificates may designate any servicer to service any such released loan and (iv) the majority holder of the Class C Certificates may sell any such released loan to a third party.

THE MASTER SERVICER COLLECTION ACCOUNT

      The Master Servicer shall establish and maintain in the name of the Indenture Trustee, for the benefit of the securityholders, the Master Servicer Collection Account, into which it will deposit amounts received from each Servicer and Advances (to the extent required to make Advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Servicing Agreements). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Servicing Agreements and shall meet the requirements of the rating agencies. The Master Servicer Collection Account may be a sub-account of the Payment Account. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the Indenture Trustee in such permitted investments selected by the Master Servicer as set forth in the Servicing Agreements. The Master Servicer shall be entitled to any amounts earned and will be liable for any losses in permitted investments in the Master Servicer Collection Account. The Master Servicer shall also be entitled to an upfront fee. The Master Servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

      (i) Any amounts withdrawn from a Collection Account or other permitted account for deposit in the Master Servicer Collection Account;

      (ii)   Any Advance and Compensating Interest payments;

      (iii) Any insurance proceeds or liquidation proceeds received by the Master Servicer that were not deposited in a Collection Account or other permitted account;

      (iv) The repurchase price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the Issuing Entity;

      (v) Any amounts required to be deposited with respect to losses on permitted investments; and

      (vi) Any other amounts received by or on behalf of the Master Servicer or the Securities Administrator and required to be deposited in the Master Servicer Collection Account pursuant to the Servicing Agreements.

PAYMENT ACCOUNT

      The Securities Administrator shall establish and maintain in the name of the Indenture Trustee, for the benefit of the securityholders, the Payment Account, into which on the day prior to each Payment Date it will deposit all amounts transferred to it by the Master Servicer from the Master Servicer Collection Account. All amounts deposited to the Payment Account shall be held in the name of the Indenture Trustee in trust for the benefit of the securityholders in accordance with the terms and provisions of the Indenture. The amount at any time credited to the Payment Account may be invested in the name of the Indenture Trustee, in such permitted investments selected by the Securities Administrator as set forth in the Indenture. The Securities Administrator will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Payment Account.

      On each Payment Date, the Securities Administrator will withdraw available funds from the Payment Account and make payments to the securityholders. The Securities Administrator will be entitled to compensation for its services under the Indenture, which shall be paid by the Master Servicer. The Indenture Trustee, the Securities Administrator and the Master Servicer will also be entitled to be reimbursed for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Servicing Agreements prior to the payment of the available funds.

ADVANCES

      Subject to the limitations described below, on each Servicer Remittance Date, Wilshire will be required to make Advances from its funds or funds in the Collection Account that are not included in available funds for such Payment Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Securities rather than to guarantee or insure against losses.

      Wilshire is obligated to make Advances with respect to delinquent payments of principal of and interest on each Mortgage Loan that is not a HELOC (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan; provided, however, that Wilshire will not make Advances with respect to the principal portion of any Balloon Amount but Wilshire will be required to advance monthly interest on a Balloon Loan until the principal balance thereof is reduced to zero subject to Wilshire's determination of nonrecoverability; and, provided further, that Wilshire need not make Advances with respect to any Mortgage Loan that is 150 days or more delinquent. In addition, with respect to Interest-Only Mortgage Loans, Wilshire will only advance payments of scheduled interest. Wilshire shall have the right to reimburse itself for any such advances from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be paid to the securityholders; provided, however, any funds so applied and transferred shall be replaced by Wilshire by deposit in the Collection Account no later than one Business Day prior to the Payment Date on which such funds are required to be paid.

      Wilshire will not cover shortfalls in interest due to bankruptcy proceedings or shortfalls on the Mortgage Loans that are not HELOCs due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations. In the event Wilshire previously made Advances that later are determined to be nonrecoverable, Wilshire will be entitled to reimbursement of such Advances prior to payments to the securityholders. If Wilshire determines on any Servicer Remittance Date to make an Advance, such Advance will be included with the payment to securityholders on the related Payment Date. In addition, Wilshire may withdraw from the Collection Account funds that were not included in the available funds for the preceding Payment Date to reimburse itself for Advances previously made. Any failure by Wilshire to make an Advance as required by the respective Servicing Agreement will constitute an event of default thereunder, in which case the Master Servicer or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the respective Servicing Agreement.

      Countrywide will not be required to make Advances with respect to delinquent payments of principal of and interest on the HELOCs.

PURCHASE OF ADDITIONAL BALANCES

      So long as an Amortization Event is not in effect on any payment date, Countrywide will apply Principal Funds to purchase Additional Balances. On the Payment Date, Principal Funds will be applied to purchase Additional Balances to the extent not previously applied by Countrywide. In addition, the holder of the Class G Certificate will fund the purchase by the Issuing Entity of any Additional Balances to the extent that the amount of such Additional Balances is greater than the amount of principal collections for any Payment Date; provided, however, that the total amount purchased shall not cause the Class Principal Balance of the Class G Certificate to exceed 0.50% of the aggregate principal balance of the Mortgage Loans. Any fundings by the holder of the Class G Certificate will cause the balance of such class to increase by the amount funded. During any Due Period for which an Amortization Event is in effect, no Additional Balances will be purchased by the Issuing Entity and any draws made by borrowers under the HELOCs will be retained by Countrywide or purchased by an affiliate of the Sponsor and constitute Excluded Amounts. Any Excluded Amounts will be the property of Countrywide or an affiliate of the Sponsor and not the Issuing Entity and will not constitute a part of the trust estate even if an Amortization Event is not in effect in a subsequent Due Period. Interest and principal collections on each HELOC for the related Due Period will be allocated to the trust and the Excluded Amount based on a pro rata allocation between the related Excluded Amount and the Stated Principal Balance of such HELOC in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Due Period.

SERVICING EVENTS OF DEFAULT

MASTER SERVICER

      "Events of Default" for the Master Servicer under the Servicing Agreement entered into by Wilshire and the Master Servicer include the following: (i) failure by the Master Servicer to cause to be deposited in the Payment Account amounts required to be deposited by the Master Servicer pursuant to such Servicing Agreement, unremedied past the applicable grace period; (ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in such Servicing Agreement to be performed by it, and such failure continues unremedied past the applicable grace period; (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days'; (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; and (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations.

      In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Indenture Trustee or the holders of notes aggregating ownership of not less than 51% of notes, with a copy to the rating agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Servicing Agreements.

      On and after the time the Master Servicer receives a notice of termination pursuant to the Servicing Agreement entered into by Wilshire and the Master Servicer, the Indenture Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for in such Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions in such Servicing Agreement; provided, however, pursuant to such Servicing

Agreement, the Indenture Trustee in its capacity as successor Master Servicer shall be responsible for making any Advances required to be made by the Master Servicer immediately upon the termination of the Master Servicer and any such Advance shall be made on the payment date on which such advance was required to be made by the predecessor Master Servicer.

      Effective on the date of such notice of termination, as compensation therefor, the Indenture Trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Indenture Trustee shall not be (i) liable for any acts or omissions of the Master Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the Master Servicer or (iv) obligated to deposit losses on any permitted investment directed by the Master Servicer. Notwithstanding the foregoing, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the securities by each rating agency as the successor to the Master Servicer pursuant to such Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer pursuant to such Servicing Agreement. If the Indenture Trustee assumes the duties and responsibilities of the Master Servicer, the Indenture Trustee shall not resign as Master Servicer until a successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Indenture Trustee, unless the Indenture Trustee is prohibited by law from so acting, shall act in such capacity as provided in such Servicing Agreement. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the securityholders shall be in excess of that permitted the Master Servicer hereunder. Neither the Indenture Trustee nor any other successor Master Servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any payment or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities , in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

      The costs and expenses of the Indenture Trustee in connection with the termination of the Master Servicer, appointment of a successor Master Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee or the successor Master Servicer to service the Mortgage Loans properly and effectively, to the extent not paid by the terminated Master Servicer, will be payable to the Indenture Trustee. Any successor to the Master Servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to the Servicing Agreements.

SERVICERS

      "Events of Default" with respect to each Servicer will include:

      (1) any failure by a Servicer to deposit in the Collection Account the required amounts or remit to the Master Servicer any payment (including an Advance required to be made under the terms of the respective Servicing Agreement) that continues unremedied for the number of days set forth in the respective Servicing Agreement after written notice of the failure shall have been given to the Servicer, the Master Servicer, the Indenture Trustee and the Depositor by the Master Servicer, the Indenture Trustee or the Depositor, or to the Servicer, the Master Servicer, the Indenture Trustee and the Depositor by the holders of securities evidencing greater than 50% of the voting rights evidenced by the securities;

      (2) any failure by a Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by such Servicer in the respective Servicing Agreement, which continues unremedied for the number of days set forth in the respective Servicing Agreement after the giving of written notice of the failure to the Servicer, the Master Servicer, the Indenture Trustee and the Depositor by the Master Servicer, the Indenture Trustee or the Depositor, or to the Servicer, the Master Servicer, the Indenture Trustee and the Depositor by the holders of securities evidencing greater than 50% of the voting rights evidenced by the securities; and

      (3) insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of a Servicer indicating its insolvency or inability to pay its obligations.

As of any date of determination, (1) holders of the Offered Securities, the Class B Notes and the Class G Certificates will be allocated 98% of all voting rights, allocated among such securities in proportion to their respective outstanding Class Principal Balances and (2) holders of the Class C and Class P Certificates will be allocated all of the remaining voting rights. Voting rights will be allocated among the securities of each class in accordance with their respective Percentage Interests.

      So long as an event of default under a Servicing Agreement remains unremedied, the Master Servicer may, or upon the receipt of instructions from the or the holders of securities having greater than 50% of the voting rights evidenced by the securities shall, terminate all of the rights and obligations of a Servicer under the respective Servicing Agreement and in and to the Mortgage Loans, whereupon the Master Servicer will, within the time period specified in the respective Servicing Agreement, succeed to all of the responsibilities and duties of such Servicer under the respective Servicing Agreement, including the obligation to make required Advances, subject to any pledge and assignment to a servicing rights pledgee as described in the respective Servicing Agreement, or will appoint a successor servicer thereunder. No assurance can be given that termination of the rights and obligations of a Servicer under the respective Servicing Agreement would not adversely affect the servicing of the Mortgage Loans serviced by such Servicer, including the delinquency experience of such Mortgage Loans.

      No securityholder, solely by virtue of the holder's status as a securityholder, will have any right under the Servicing Agreements to institute any proceeding regarding an event of default, unless the holder previously has given to the Master Servicer written notice of the continuation of an event of default and unless the holders of securities having not less than 50% of the voting rights evidenced by the securities have made written request to the Master Servicer to institute such proceeding in its own name as trustee thereunder and have offered to the Master Servicer, reasonable indemnity and the Master Servicer for 60 days has neglected or refused to institute any such proceeding.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The weighted average life of and the yield to maturity on each class of the Offered Securities will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagors' equity in the related properties, and changes in the mortgagors' housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to prepayment charges. Any such refinancings will affect the rate of Principal Prepayments on the mortgage pool.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Securities at prices other than par, even if the average rate of Principal Prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Securities may not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Securities. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

      The weighted average life of and yield to maturity on each class of the Offered Securities will also be influenced by the amount of Net Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Class Principal Balances of such securities. The level of Net Excess Cashflow available on any Payment Date to be applied in reduction of the Class Principal Balances of the Offered Securities will be influenced by, among other factors:

      (1) the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the Class Principal Balance of the related Offered Securities, the Class B Notes and the Class G Certificates);

      (2) the delinquency and default experience of the related Mortgage Loans;

      (3) the level of One-Month LIBOR;

      (4) the frequency and amount of draws on the HELOCs;

      (5) the Mortgage Index for the HELOCs; and

      (6) the provisions of the Indenture that permit any remaining portion of Net Excess Cashflow to be paid to the Class C Certificates or the Residual Certificate when required overcollateralization levels have been met.

To the extent that greater (or lesser) amounts of Net Excess Cashflow are paid in reduction of the Class Principal Balance of a class of Offered Securities, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Net Excess Cashflow paid at any time or in the aggregate. See "Description of the Securities--Overcollateralization Provisions."

      Any Net Swap Payments owed to the Swap Counterparty will reduce amounts available for payment to securityholders and may reduce the Note Interest Rates and Pass-Through Rates on the Offered Securities. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the amount on which payments due under the Swap Agreement are calculated (namely, the scheduled notional amount) may exceed the aggregate scheduled principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make Net Swap Payments to the Swap Counterparty. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Securities.

PREPAYMENTS AND YIELDS FOR THE SECURITIES

      Generally, if purchased at other than par, the yield to maturity on the Offered Securities will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Offered Securities at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Offered Securities at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. Because approximately 37.18% of the Mortgage Loans contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for Mortgage Loans which do not contain prepayment charges; however, principal prepayments on the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such prepayment charges.

      Approximately 79.12% of the Mortgage Loans in the mortgage pool are Fixed Rate Mortgage Loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, fixed rate mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on fixed rate mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on fixed rate mortgage loans.

      Approximately 20.88% of the Mortgage Loans in the mortgage pool are Adjustable Rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

      Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, such Mortgage Rates adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Securities. The Mortgage Rate applicable to substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Available Funds Cap. Moreover, the Fixed Rate Mortgage Loans have Mortgage Rates which will not adjust and the presence of the Fixed Rate Mortgage Loans in the mortgage pool will make the Available Funds Cap less likely to adjust either upward or downward. See "The Mortgage Pool."

      The calculation of the Note Interest Rate or Pass-Through Rate, as applicable, on each class of the Offered Securities is based upon the value of an index (One-Month LIBOR) that is different from the value of the index applicable to all of the Adjustable Rate Mortgage Loans (the Prime Rate) as described under "The Mortgage Pool--General." In addition, the Fixed Rate Mortgage Loans have Mortgage Rates that are not dependent upon any index.

      The Offered Securities are subject to the Available Funds Cap, which limits the Note Interest Rate or the Pass-Through Rate, as applicable, on the Offered Securities to a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans based on the Net Mortgages Rates in effect on the related Due Date, less any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Payment Date, and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Payment Date, and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

      Furthermore, even if One-Month LIBOR and the Prime Rate were at the same level, various factors may cause the Available Funds Cap to limit the amount of interest that would otherwise accrue on a related class of Offered Securities. In particular, the Note Interest Rate or Pass-Through Rate on each class of Offered Securities adjusts monthly, while the interest rates on the Fixed Rate Mortgage Loans remain constant, with the result that the operation of the Available Funds Cap may limit increases in the Pass-Through Rates for extended periods in a rising interest rate environment. In addition, the Adjustable Rate Mortgage Loans are subject to minimum and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in an Available Funds Cap limiting increases in the Note Interest Rate or Pass-Through Rate for the related classes of Offered Securities. Consequently, the interest that becomes due on the Mortgage Loans (net of the Servicing Fee and any Net Swap Payments owed to the Swap Counterparty or Swap Termination Payments owed to the Swap Counterparty for the related Payment Date (other than Defaulted Swap Termination Payments)) with respect to any Payment Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on each class of Offered Securities. Furthermore, if an Available Funds Cap determines the Pass-Through Rate for a class of Offered Securities for a Payment Date, the market value of such class of Offered Securities may be temporarily or permanently reduced. Although the Indenture provides a mechanism to pay, on a subordinated basis, any Floating Rate Note Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the Offered Securities do not address the likelihood of the payment of any such amount.

      In addition, the Note Interest Rates and the Pass-Through Rates on the Offered Securities are subject to the Maximum Rate Cap. The Maximum Rate Cap may limit increases in the Note Interest Rate or the Pass-Through Rate, as applicable, on the related class of Offered Securities and any shortfall of interest will not be recovered.

      The extent to which the yield to maturity on the Offered Securities may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of the Offered Securities purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Offered Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

      The Last Scheduled Payment Date for each class of Offered Securities is set forth in the chart appearing on page S-4. The actual final Payment Date with respect to each class of Offered Securities could occur significantly earlier than its Last Scheduled Payment Date because:

      (1) prepayments are likely to occur and such prepayments will be applied to the payment of the Class Principal Balances thereof;

      (2) excess interest to the extent available will be applied as an accelerated payment of principal on the Offered Securities as described herein; and

      (3) the Securities Administrator will be directed in the Indenture to conduct a one-time auction for the purchase of all the Mortgage Loans in the mortgage pool when the Stated Principal Balance of the Mortgage Loans and REO Properties at the time of purchase is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and if such auction fails to achieve the sufficient purchase price the Master Servicer may purchase all of the Mortgage Loans.

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this Prospectus Supplement are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Fixed Rate Mortgage Loans or Adjustable Rate Mortgage Loans, as applicable. For the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans, the prepayment model used in this Prospectus Supplement is CPR.

      There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, employment status, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment charges. A Servicer may, in the case of a delinquent Mortgage Loan or because of an indication that a mortgagor is interested in refinancing or prepaying a Mortgage Loan, solicit or refer to a mortgage originator such mortgagor for refinancing. Any such solicitation may cause the rate of prepayments on the Mortgage Loans to occur at a faster rate than might otherwise be the case. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

      The weighted average lives of each class of Offered Securities set forth on the following tables are determined by (1) multiplying the amount of each assumed principal payment with respect to such class by the number of years from the date of issuance of the certificates to the related Payment Date, (2) summing the results and (3) dividing the sum by the total principal payment on such class of Offered Securities.

      The following tables have been prepared on the basis of the Modeling Assumptions, including the assumption that the mortgage loans have the approximate characteristics described below:

                 ASSUMED CLOSED END SECOND LIENS MORTGAGE LOANS

                                                              ORIGINAL      REMAINING                                      ORIGINAL
                                                            AMORTIZATION   AMORTIZATION     ORIGINAL        REMAINING     MONTHS TO
                GROSS       NET      ORIGINAL   REMAINING    TERM (LESS     TERM (LESS    INTEREST-ONLY   INTEREST-ONLY   PREPAYMENT
CURRENT        MORTGAGE   MORTGAGE     TERM       TERM        IO TERM)       IO TERM)         TERM            TERM         PENALTY
BALANCE ($)    RATE(%)    RATE(%)    (MONTHS)   (MONTHS)      (MONTHS)       (MONTHS)       (MONTHS)        (MONTHS)      EXPIRATION
-----------    --------   --------   --------   ---------   ------------   ------------   -------------   -------------   ----------
    47,429.04   10.850     10.350      180         176          360            356               0               0            12
 1,436,985.77   10.677     10.177      180         173          360            353               0               0            24
   822,656.59   10.674     10.174      180         171          360            351               0               0            36
    32,970.36   10.250      9.750      360         354          480            474               0               0            24
    27,330.80    9.290      8.790      180         170          180            170               0               0            24
    36,868.35    9.790      9.290      240         219          240            219               0               0            24
   293,053.60   10.908     10.408      240         231          240            231               0               0            36
   168,817.56   10.680     10.180      360         351          360            351               0               0            24
   319,302.77    9.144      8.644      360         354          360            354               0               0            36
   152,350.00   10.145      9.645      360         357          300            300              60              57            36
   228,169.51   12.666     12.166      180         174          360            354               0               0            12
 3,770,868.07   10.923     10.423      180         171          360            351               0               0            24
 1,638,503.51   11.441     10.941      180         173          360            353               0               0            36
    16,627.43   10.275      9.775      180         171          180            171               0               0            24
   152,478.55   10.362      9.862      240         228          240            228               0               0            24
   110,166.38   10.440      9.940      240         223          240            223               0               0            36
    44,550.71   10.890     10.390      360         357          360            357               0               0            12
 1,557,555.62    9.927      9.427      360         352          360            352               0               0            24
   452,028.52    9.640      9.140      360         353          360            353               0               0            36
    34,335.00    9.590      9.090      360         352          300            300              60              52            24
    47,934.39    9.900      9.400      180         177          360            357               0               0            36
    84,647.81    9.370      8.870      360         357          360            357               0               0            36
    41,349.74   10.750     10.250      360         345          360            345               0               0            36
    78,109.27   10.676     10.176      180         171          360            351               0               0            24
    31,888.51   11.140     10.640      180         171          360            351               0               0            36

                                                              ORIGINAL      REMAINING                                      ORIGINAL
                                                            AMORTIZATION   AMORTIZATION     ORIGINAL        REMAINING     MONTHS TO
                GROSS       NET      ORIGINAL   REMAINING    TERM (LESS     TERM (LESS    INTEREST-ONLY   INTEREST-ONLY   PREPAYMENT
CURRENT        MORTGAGE   MORTGAGE     TERM       TERM        IO TERM)       IO TERM)         TERM            TERM         PENALTY
BALANCE ($)    RATE(%)    RATE(%)    (MONTHS)   (MONTHS)      (MONTHS)       (MONTHS)       (MONTHS)        (MONTHS)      EXPIRATION
-----------    --------   --------   --------   ---------   ------------   ------------   -------------   -------------   ----------
    72,954.28   13.450     12.950      360         357          360            357               0               0            12
    37,899.50   10.115      9.615      360         354          360            354               0               0            12
   329,408.42   10.563     10.063      180         171          360            351               0               0            12
 9,201,806.12   10.369      9.869      180         171          360            351               0               0            24
 5,348,125.85   10.751     10.251      180         174          360            354               0               0            36
    19,506.47    8.990      8.490      180         170          180            170               0               0            36
   335,144.68   10.136      9.636      240         231          240            231               0               0            24
   256,109.70   10.688     10.188      240         232          240            232               0               0            36
   112,594.22   11.640     11.140      360         357          360            357               0               0            12
    71,413.89   11.568     11.068      360         354          360            354               0               0            24
   558,507.12   11.499     10.999      360         357          360            357               0               0            36
    37,500.00   11.000     10.500      360         358          300            300              60              58            36
   104,492.35   10.892     10.392      180         171          360            351               0               0            24
   151,883.42   11.210     10.710      180         176          360            356               0               0            36
    45,281.07    8.690      8.190      360         349          360            349               0               0            36
    99,431.94   10.440      9.940      180         172          360            352               0               0            24
    67,317.35    8.250      7.750      180         165          360            345               0               0            36
    58,692.56    9.971      9.471      180         171          360            351               0               0            24
   615,299.02   12.104     11.604      360         358          360            358               0               0            36
   326,746.00    9.031      8.531      360         358          300            300              60              58            36
   549,641.89   10.405      9.905      180         172          360            352               0               0            12
38,298,440.67   10.676     10.176      180         175          360            355               0               0            24
 9,136,796.75   11.273     10.773      180         176          360            356               0               0            36
   143,893.14   10.875     10.375      360         354          480            474               0               0            12
 1,228,717.65   10.219      9.719      360         354          480            474               0               0            24
 1,055,807.71    9.967      9.467      360         354          480            474               0               0            36
    55,055.20   10.490      9.990      240         223          240            223               0               0            24
   202,942.47    9.866      9.366      360         351          360            351               0               0            12
 2,722,580.39    9.958      9.458      360         351          360            351               0               0            24
 1,743,011.25   10.718     10.218      360         354          360            354               0               0            36
    36,084.53   12.000     11.500      240         218          240            218               0               0            24
    86,075.93   11.375     10.875      360         354          360            354               0               0            24
70,844,693.60   10.497      9.997      180         174          360            354               0               0             0
 1,418,011.46   10.492      9.992      360         354          480            474               0               0             0
   415,379.36    7.981      7.481      120         110          120            110               0               0             0
 3,541,926.02    8.193      7.693      180         170          180            170               0               0             0
29,002,564.21    7.652      7.152      240         229          240            229               0               0             0
 7,304,539.65   10.534     10.034      360         353          360            353               0               0             0
    93,670.00    9.057      8.557      360         353          240            240             120             113             0
   219,188.83   12.524     12.024      360         357          300            300              60              57             0

                          ASSUMED HELOC MORTGAGE LOANS

                                                                                          ORIGINAL   REMAINING
                                                              ORIGINAL      REMAINING     INTEREST   INTEREST
                GROSS       NET      ORIGINAL   REMAINING   AMORTIZATION   AMORTIZATION     ONLY       ONLY
   CURRENT     MORTGAGE   MORTGAGE     TERM       TERM          TERM           TERM         TERM       TERM        GROSS
 BALANCE($)    RATE(%)    RATE(%)    (MONTHS)   (MONTHS)      (MONTHS)       (MONTHS)     (MONTHS)   (MONTHS)    MARGIN(%)
 ----------    --------   --------   --------   ---------   ------------   ------------   --------   ---------   ---------
   100,000.00   13.500     13.000      300         293          180            180          120         113        5.750
   654,122.82    8.621      8.121      360         348          240            240          120         108        0.621
   731,993.66   10.206      9.706      300         287          180            180          120         107        2.305
 7,105,575.47   11.494     10.994      300         293          180            180          120         113        3.744
   161,145.71   10.599     10.099      300         293          180            180          120         113        2.849
    53,187.69   14.050     13.550      180         164           60             60          120         104        6.300
16,947,027.68   11.996     11.496      300         286          180            180          120         106        4.244
26,387,632.93    8.977      8.477      360         348          240            240          120         108        0.977

                                                                    NUMBER OF
                                                                      MONTHS              ORIGINAL
               INITIAL                                    RATE      UNTIL NEXT           MONTHS TO                  REMAINING
                RATE                                     CHANGE        RATE              PREPAYMENT     CREDIT        DRAW
   CURRENT     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT            PENALTY     UTILIZATION     TERM
 BALANCE($)    CAP(%)     CAP(%)    RATE(%)   RATE(%)   (MONTHS)       DATE      INDEX   EXPIRATION    RATE (%)     (MONTHS)
 ----------    -------   --------   -------   -------   ---------   ----------   -----   ----------   -----------   ---------
   100,000.00    NA          NA     18.000     5.750        1           1        Prime       24         100.00         113
   654,122.82    NA          NA     18.000     0.621        1           1        Prime        0          70.90         108
   731,993.66    NA          NA     18.000     2.305        1           1        Prime       24          99.67         107
 7,105,575.47    NA          NA     18.000     3.744        1           1        Prime       24          95.32         113
   161,145.71    NA          NA     18.000     2.849        1           1        Prime       36          99.26         113
    53,187.69    NA          NA     18.000     6.300        1           1        Prime        0          99.42         104
16,947,027.68    NA          NA     17.982     4.252        1           1        Prime        0          96.73         106
26,387,632.93    NA          NA     17.913     0.988        1           1        Prime        0          89.66         108

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW

                                                  CLASS A                            CLASS M-1
                                     ---------------------------------   ---------------------------------
PAYMENT DATE                          0%     24%    30%    45%    60%     0%     24%    30%    45%    60%
------------                         -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial............................    100    100    100    100    100     100    100    100    100    100
July 25, 2007......................     95     61     52     31      9     100    100    100    100    100
July 25, 2008......................     94     34     22      0      0     100    100    100     97     68
July 25, 2009......................     93     14      1      0      0     100    100    100     97     54
July 25, 2010......................     91     14      1      0      0     100     87    100     77     21
July 25, 2011......................     90     12      1      0      0     100     49    100     42      9
July 25, 2012......................     88      9      1      0      0     100     37     89     23      0
July 25, 2013......................     87      7      1      0      0     100     27     59     12      0
July 25, 2014......................     85      5      1      0      0     100     21     39      5      0
July 25, 2015......................     82      4      1      0      0     100     15     24      0      0
July 25, 2016......................     79      3      1      0      0     100     11     14      0      0
July 25, 2017......................     74      2      1      0      0     100      8      7      0      0
July 25, 2018......................     70      1      1      0      0     100      6      2      0      0
July 25, 2019......................     65      1      *      0      0     100      4      *      0      0
July 25, 2020......................     60      1      *      0      0     100      3      0      0      0
July 25, 2021......................     12      0      0      0      0      50      0      0      0      0
July 25, 2022......................     11      0      0      0      0      45      0      0      0      0
July 25, 2023......................     10      0      0      0      0      40      0      0      0      0
July 25, 2024......................      9      0      0      0      0      35      0      0      0      0
July 25, 2025......................      7      0      0      0      0      30      0      0      0      0
July 25, 2026......................      6      0      0      0      0      27      0      0      0      0
July 25, 2027......................      6      0      0      0      0      24      0      0      0      0
July 25, 2028......................      5      0      0      0      0      21      0      0      0      0
July 25, 2029......................      4      0      0      0      0      17      0      0      0      0
July 25, 2030......................      3      0      0      0      0      14      0      0      0      0
July 25, 2031......................      3      0      0      0      0      12      0      0      0      0
July 25, 2032......................      2      0      0      0      0      10      0      0      0      0
July 25, 2033......................      2      0      0      0      0       8      0      0      0      0
July 25, 2034......................      1      0      0      0      0       5      0      0      0      0
July 25, 2035......................      1      0      0      0      0       3      0      0      0      0
July 25, 2036......................      0      0      0      0      0       0      0      0      0      0
Weighted Average Life in Years.....  12.82   2.15   1.27   0.74   0.49   17.93   6.16   7.88   5.06   2.94

---------------

* Less than 0.5% but greater than 0.0%.

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW

                                                 CLASS M-2                           CLASS M-3
                                     ---------------------------------   ---------------------------------
PAYMENT DATE                          0%     24%    30%    45%    60%     0%     24%    30%    45%    60%
------------                         -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial............................    100    100    100    100    100     100    100    100    100    100
July 25, 2007......................    100    100    100    100    100     100    100    100    100    100
July 25, 2008......................    100    100    100    100    100     100    100    100    100     36
July 25, 2009......................    100    100    100     78     13     100    100    100     33     13
July 25, 2010......................    100     65    100     18      5     100     65    100     18      5
July 25, 2011......................    100     49     65     10      1     100     49     32     10      0
July 25, 2012......................    100     37     22      5      0     100     37     22      5      0
July 25, 2013......................    100     27     15      3      0     100     27     15      3      0
July 25, 2014......................    100     21     11      0      0     100     21     11      0      0
July 25, 2015......................    100     15      7      0      0     100     15      7      0      0
July 25, 2016......................    100     11      5      0      0     100     11      5      0      0
July 25, 2017......................    100      8      3      0      0     100      8      3      0      0
July 25, 2018......................    100      6      2      0      0     100      6      1      0      0
July 25, 2019......................    100      4      0      0      0     100      4      0      0      0
July 25, 2020......................    100      3      0      0      0     100      3      0      0      0
July 25, 2021......................     50      0      0      0      0      50      0      0      0      0
July 25, 2022......................     45      0      0      0      0      45      0      0      0      0
July 25, 2023......................     40      0      0      0      0      40      0      0      0      0
July 25, 2024......................     35      0      0      0      0      35      0      0      0      0
July 25, 2025......................     30      0      0      0      0      30      0      0      0      0
July 25, 2026......................     27      0      0      0      0      27      0      0      0      0
July 25, 2027......................     24      0      0      0      0      24      0      0      0      0
July 25, 2028......................     21      0      0      0      0      21      0      0      0      0
July 25, 2029......................     17      0      0      0      0      17      0      0      0      0
July 25, 2030......................     14      0      0      0      0      14      0      0      0      0
July 25, 2031......................     12      0      0      0      0      12      0      0      0      0
July 25, 2032......................     10      0      0      0      0      10      0      0      0      0
July 25, 2033......................      8      0      0      0      0       8      0      0      0      0
July 25, 2034......................      5      0      0      0      0       5      0      0      0      0
July 25, 2035......................      3      0      0      0      0       3      0      0      0      0
July 25, 2036......................      0      0      0      0      0       0      0      0      0      0
Weighted Average Life in Years.....  17.93   6.03   5.84   3.62   2.56   17.93   5.98   5.40   3.31   2.27

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW

                                                 CLASS M-4                           CLASS M-5
                                     ---------------------------------   ---------------------------------
PAYMENT DATE                          0%     24%    30%    45%    60%     0%     24%    30%    45%    60%
------------                         -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial............................    100    100    100    100    100     100    100    100    100    100
July 25, 2007......................    100    100    100    100    100     100    100    100    100    100
July 25, 2008......................    100    100    100    100     32     100    100    100    100     32
July 25, 2009......................    100    100    100     33     13     100    100    100     33     13
July 25, 2010......................    100     65     90     18      5     100     65     46     18      5
July 25, 2011......................    100     49     32     10      0     100     49     32     10      0
July 25, 2012......................    100     37     22      5      0     100     37     22      5      0
July 25, 2013......................    100     27     15      3      0     100     27     15      2      0
July 25, 2014......................    100     21     11      0      0     100     21     11      0      0
July 25, 2015......................    100     15      7      0      0     100     15      7      0      0
July 25, 2016......................    100     11      5      0      0     100     11      5      0      0
July 25, 2017......................    100      8      3      0      0     100      8      3      0      0
July 25, 2018......................    100      6      0      0      0     100      6      0      0      0
July 25, 2019......................    100      4      0      0      0     100      4      0      0      0
July 25, 2020......................    100      3      0      0      0     100      3      0      0      0
July 25, 2021......................     50      0      0      0      0      50      0      0      0      0
July 25, 2022......................     45      0      0      0      0      45      0      0      0      0
July 25, 2023......................     40      0      0      0      0      40      0      0      0      0
July 25, 2024......................     35      0      0      0      0      35      0      0      0      0
July 25, 2025......................     30      0      0      0      0      30      0      0      0      0
July 25, 2026......................     27      0      0      0      0      27      0      0      0      0
July 25, 2027......................     24      0      0      0      0      24      0      0      0      0
July 25, 2028......................     21      0      0      0      0      21      0      0      0      0
July 25, 2029......................     17      0      0      0      0      17      0      0      0      0
July 25, 2030......................     14      0      0      0      0      14      0      0      0      0
July 25, 2031......................     12      0      0      0      0      12      0      0      0      0
July 25, 2032......................     10      0      0      0      0      10      0      0      0      0
July 25, 2033......................      8      0      0      0      0       8      0      0      0      0
July 25, 2034......................      5      0      0      0      0       5      0      0      0      0
July 25, 2035......................      3      0      0      0      0       1      0      0      0      0
July 25, 2036......................      0      0      0      0      0       0      0      0      0      0
Weighted Average Life in Years.....  17.93   5.95   5.24   3.20   2.18   17.92   5.93   5.11   3.12   2.11

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW

                                              CLASS M-6                            CLASS M-7
                                  ----------------------------------   ---------------------------------
PAYMENT DATE                       0%      24%    30%    45%    60%     0%     24%    30%    45%    60%
------------                      -----   -----   ----   ----   ----   -----   ----   ----   ----   ----
Initial.........................    100     100   100    100    100      100    100   100    100     100
July 25, 2007...................    100     100   100    100    100      100    100   100    100     100
July 25, 2008...................    100     100   100    100     32      100    100   100    100      32
July 25, 2009...................    100     100   100     33     13      100    100   100     33      13
July 25, 2010...................    100      65    46     18      5      100     65    46     18       5
July 25, 2011...................    100      49    32     10      0      100     49    32     10       0
July 25, 2012...................    100      37    22      5      0      100     37    22      5       0
July 25, 2013...................    100      27    15      0      0      100     27    15      0       0
July 25, 2014...................    100      21    11      0      0      100     21    11      0       0
July 25, 2015...................    100      15     7      0      0      100     15     7      0       0
July 25, 2016...................    100      11     5      0      0      100     11     5      0       0
July 25, 2017...................    100       8     3      0      0      100      8     0      0       0
July 25, 2018...................    100       6     0      0      0      100      6     0      0       0
July 25, 2019...................    100       4     0      0      0      100      4     0      0       0
July 25, 2020...................    100       2     0      0      0      100      0     0      0       0
July 25, 2021...................     50       0     0      0      0       50      0     0      0       0
July 25, 2022...................     45       0     0      0      0       45      0     0      0       0
July 25, 2023...................     40       0     0      0      0       40      0     0      0       0
July 25, 2024...................     35       0     0      0      0       35      0     0      0       0
July 25, 2025...................     30       0     0      0      0       30      0     0      0       0
July 25, 2026...................     27       0     0      0      0       27      0     0      0       0
July 25, 2027...................     24       0     0      0      0       24      0     0      0       0
July 25, 2028...................     21       0     0      0      0       21      0     0      0       0
July 25, 2029...................     17       0     0      0      0       17      0     0      0       0
July 25, 2030...................     14       0     0      0      0       14      0     0      0       0
July 25, 2031...................     12       0     0      0      0       12      0     0      0       0
July 25, 2032...................     10       0     0      0      0       10      0     0      0       0
July 25, 2033...................      8       0     0      0      0        8      0     0      0       0
July 25, 2034...................      5       0     0      0      0        5      0     0      0       0
July 25, 2035...................      0       0     0      0      0        0      0     0      0       0
July 25, 2036...................      0       0     0      0      0        0      0     0      0       0
Weighted Average Life in
  Years.........................  17.92    5.92   5.02   3.06   2.06   17.91   5.88   4.95   3.01   2.02

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW

                                              CLASS M-8                            CLASS M-9
                                  ----------------------------------   ---------------------------------
PAYMENT DATE                       0%      24%    30%    45%    60%     0%     24%    30%    45%    60%
------------                      -----   -----   ----   ----   ----   -----   ----   ----   ----   ----
Initial.........................    100     100   100    100    100      100    100   100    100     100
July 25, 2007...................    100     100   100    100    100      100    100   100    100     100
July 25, 2008...................    100     100   100    100     32      100    100   100    100      32
July 25, 2009...................    100     100   100     33     13      100    100   100     33      13
July 25, 2010...................    100      65    46     18      5      100     65    47     18       3
July 25, 2011...................    100      49    32     10      0      100     49    32     10       0
July 25, 2012...................    100      37    22      5      0      100     37    22      5       0
July 25, 2013...................    100      27    15      0      0      100     27    15      0       0
July 25, 2014...................    100      21    11      0      0      100     21    11      0       0
July 25, 2015...................    100      15     7      0      0      100     15     7      0       0
July 25, 2016...................    100      11     5      0      0      100     11     3      0       0
July 25, 2017...................    100       8     0      0      0      100      8     0      0       0
July 25, 2018...................    100       6     0      0      0      100      6     0      0       0
July 25, 2019...................    100       4     0      0      0      100      0     0      0       0
July 25, 2020...................    100       0     0      0      0      100      0     0      0       0
July 25, 2021...................     50       0     0      0      0       50      0     0      0       0
July 25, 2022...................     45       0     0      0      0       45      0     0      0       0
July 25, 2023...................     40       0     0      0      0       40      0     0      0       0
July 25, 2024...................     35       0     0      0      0       35      0     0      0       0
July 25, 2025...................     30       0     0      0      0       30      0     0      0       0
July 25, 2026...................     27       0     0      0      0       27      0     0      0       0
July 25, 2027...................     24       0     0      0      0       24      0     0      0       0
July 25, 2028...................     21       0     0      0      0       21      0     0      0       0
July 25, 2029...................     17       0     0      0      0       17      0     0      0       0
July 25, 2030...................     14       0     0      0      0       14      0     0      0       0
July 25, 2031...................     12       0     0      0      0       12      0     0      0       0
July 25, 2032...................     10       0     0      0      0       10      0     0      0       0
July 25, 2033...................      8       0     0      0      0        8      0     0      0       0
July 25, 2034...................      5       0     0      0      0        5      0     0      0       0
July 25, 2035...................      0       0     0      0      0        0      0     0      0       0
July 25, 2036...................      0       0     0      0      0        0      0     0      0       0
Weighted Average Life in
  Years.........................  17.90    5.87   4.88   2.97   1.98   17.89   5.83   4.83   2.93   1.97

                    HYPOTHETICAL AVAILABLE FUNDS CAP TABLES

      Based upon the Modeling Assumptions and assuming further that the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans prepay at a constant rate of 30% CPR, the following tables indicate the Available Funds Cap under such an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans will occur at a constant rate of 30% CPR or at any other constant rate. There is no assurance, therefore, of whether or to what extent the actual weighted average Net Mortgage Rate of the Mortgage Loans on any Payment Date will conform to the corresponding rate set forth for such Payment Date in the following tables.

                     HYPOTHETICAL AVAILABLE FUNDS CAP TABLE

                       AVAILABLE    AVAILABLE
       PAYMENT         FUNDS CAP    FUNDS CAP
        DATE           (%)(1)(2)    (%)(1)(3)
---------------------  ----------   ----------
 8/25/2006               17.05        17.05
 9/25/2006                9.42        10.89
10/25/2006                9.74        11.25
11/25/2006                9.43        10.89
12/25/2006                9.74        11.26
 1/25/2007                9.43        10.90
 2/25/2007                9.43        21.87
 3/25/2007               10.03        22.08
 4/25/2007                9.43        20.80
 5/25/2007                9.63        20.54
 6/25/2007                9.43        19.81
 7/25/2007                9.64        19.63
 8/25/2007                9.43        18.92
 9/25/2007                9.43        18.51
10/25/2007                9.66        18.39
11/25/2007                9.44        17.74
12/25/2007                9.67        17.66
 1/25/2008                9.44        17.05
 2/25/2008                9.44        16.73
 3/25/2008                9.95        17.04
 4/25/2008                9.44        16.14
 5/25/2008                9.69        16.17
 6/25/2008                9.44        15.61
 7/25/2008                9.70        15.68
 8/25/2008                9.44        15.13
 9/25/2008                9.44        14.92

                       AVAILABLE    AVAILABLE
       PAYMENT         FUNDS CAP    FUNDS CAP
        DATE           (%)(1)(2)    (%)(1)(3)
---------------------  ----------   ----------
10/25/2008                9.71        15.03
11/25/2008                9.44        14.52
12/25/2008                9.71        14.95
 1/25/2009                9.44        14.75
 2/25/2009                9.44        14.66
 3/25/2009               10.31        15.54
 4/25/2009                9.45        14.37
 5/25/2009                9.72        14.56
 6/25/2009                9.45        14.12
 7/25/2009                9.72        14.34
 8/25/2009                9.45        13.90
 9/25/2009                9.45        13.81
10/25/2009                9.73        14.06
11/25/2009                9.45        13.63
12/25/2009                9.73        13.83
 1/25/2010                9.45        13.37
 2/25/2010                9.45        13.25
 3/25/2010               10.47        12.13
 4/25/2010                9.45        10.96
 5/25/2010                9.77        11.33
 6/25/2010                9.46        10.97
 7/25/2010                9.77        11.33
 8/25/2010                9.46        10.97
 9/25/2010                9.46        10.97
10/25/2010                9.77        11.34

                       AVAILABLE    AVAILABLE
       PAYMENT         FUNDS CAP    FUNDS CAP
        DATE           (%)(1)(2)    (%)(1)(3)
---------------------  ----------   ----------
11/25/2010                9.46        10.98
12/25/2010                9.78        11.34
 1/25/2011                9.46        10.98
 2/25/2011                9.46        10.98
 3/25/2011               10.48        12.16
 4/25/2011                9.46        10.99
 5/25/2011                9.78        11.36
 6/25/2011                9.47        10.99
 7/25/2011                9.78        11.36
 8/25/2011                9.47        11.00
 9/25/2011                9.47        11.00
10/25/2011                9.78        11.37
11/25/2011                9.47        11.00
12/25/2011                9.79        11.37
 1/25/2012                9.47        11.01
 2/25/2012                9.47        11.01
 3/25/2012               10.13        11.77
 4/25/2012                9.47        11.02
 5/25/2012                9.79        11.38
 6/25/2012                9.48        11.02
 7/25/2012                9.79        11.39
 8/25/2012                9.48        11.03
 9/25/2012                9.48        11.03
10/25/2012                9.80        11.40
11/25/2012                9.48        11.03

---------------
(1) Available Funds Cap is a per annum rate equal to 12 times (A) the quotient of (x) the total scheduled interest based on the Net Mortgage Rates in effect on the related Due Date, less any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Payment Date, and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Payment Date and (B) 30 divided by the actual number of days in the related accrual period.

(2) Assumes no losses, the occurrence of an optional redemption on the Initial Optional Redemption Date, 30% CPR for the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans, and One-Month LIBOR and the Prime Rate are 5.4150%, and 8.2500%, respectively. The values indicated include any Net Swap Payments received from the Swap Counterparty, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

(3) Assumes no losses, the occurrence of an optional redemption on the Initial Optional Redemption Date, 30% CPR on Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans and One-Month LIBOR and the Prime Rate are 5.4150%, and 8.2500%, respectively for the first Payment Date and both increase to 20.0000% for each Payment Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

ADDITIONAL INFORMATION

      The Depositor has filed additional yield tables and other computational materials (including a free writing prospectus supplement) with respect to the securities with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the underwriter for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                        FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. The Issuing Entity will also include (x) a grantor trust which will hold the Class C Certificates, the Swap Account and the rights and obligations under the Swap Agreement and certain obligations with respect to excess interest payments described below and (y) a grantor trust that will hold the rights to prepayment charges. The assets of the lowest-tier REMIC will consist of the Mortgage Loans and all other property in the Issuing Entity except for (i) interests issued by any of the REMICs, (ii) prepayment charges received with respect to the Mortgage Loans, (iii) the Swap Agreement and the Swap Account and (iv) the interests in the grantor trusts described above. Each class of the Offered Securities (other than the Class R Certificate) will represent the beneficial ownership of the corresponding regular interest of the highest-tier REMIC. The Class R Certificate will represent the beneficial ownership of the residual interest in one or more of the REMICs.

      For federal income tax purposes, each of the interests in the highest-tier REMIC that corresponds to an Offered Security will be subject to a cap equal to the Available Funds Cap with the following modifications: (i) references to the Mortgage Loans in the definition of Available Funds Cap shall be treated as excluding an amount corresponding to the principal balance of the Class G Certificates for such Payment Date; (ii) the notional balance of the Swap Agreement for each Payment Date will be treated as limited to the Stated Principal Balance of the Mortgage Loans as of the preceding Payment Date less the principal balance of the Class G Certificates for such Payment Date; and
(iii) any Swap Termination Payment will be treated as being payable solely from Net Excess Cashflow. Such interests in the highest-tier REMIC shall not be entitled to reimbursement for shortfalls caused by such interest rate cap. In addition to representing the beneficial ownership of the corresponding interest of the highest-tier REMIC, each of the Offered Securities will also represent the beneficial ownership of any excess of the interest payable on such class over the interest that would have accrued on the corresponding class of interest had each of the Offered Securities been subject to the interest rate cap described in the preceding sentence (such excess, "excess interest payments"). Further, in addition to ownership of the corresponding interest in the highest-tier REMIC and the right to receive excess interest payments, each of the Offered Securities will also represent the obligation under a notional principal contract to pay any excess of the interest payable on such interest in the highest-tier REMIC over the interest payable on such Offered Security (such excess also, "excess interest payments"). The rights and obligations with respect to excess interest payments associated with the Offered Securities will not, for federal income tax purposes, be treated as interests in a REMIC.

      Upon the issuance of the Offered Securities, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the operative agreements, and the accuracy of certain representations made in the operative agreements or the transfer agreements with respect to the Mortgage Loans and certain representations made by the Sponsor, for federal income tax purposes, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Code and the grantor trusts will qualify as such under subpart E, Part I of Subchapter J of the Code.

      Holders of Subordinate Notes may be required to accrue income currently even though their payments may be reduced due to defaults and delinquencies on the related Mortgage Loans. See "Material Federal Income Tax Consequences" in the prospectus.

      The current backup withholding rate is 28%. The rate is subject to adjustment after 2010.

TAXATION OF THE BASIS RISK ARRANGEMENTS

      General. Each holder of an Offered Security will be treated for federal income tax purposes as having entered into, on the date it purchases its Offered Security, one or more notional principal contracts whereby it has the right to receive and the obligation to make payments with respect to excess interest payments (a "basis risk arrangement").

      In general, the holders of the Offered Securities must allocate the price they pay for their securities between their interest in the highest-tier REMIC and their basis risk arrangement based on their relative fair market values. To the extent a basis risk arrangement is determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such basis risk arrangement, and such portion will be treated as a non-periodic payment on a notional principal contract paid by the holders of the Offered Securities. A holder of an Offered Security will be required to amortize the non-periodic payment under one of the methods set forth in the Swap Regulations. Prospective purchasers of the Offered Securities should consult their own tax advisors regarding the appropriate method of amortizing any non-periodic payment.

      Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received in connection with the right to receive excess interest payments must be netted against periodic payments made in connection with the obligation to make excess interest payments and payments, if any, deemed made as a result of the non-periodic payments described above over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should, and under recently proposed regulations would, constitute ordinary income or ordinary deduction. The proposed regulations referred to in the preceding sentence are proposed to be effective thirty days after they are published as final regulations. It is not known whether the proposed regulations will be adopted as final regulations or, if so, whether they will be adopted in their current form. The IRS could contend the amount of net income or deduction is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Offered Securities.

      Termination Payments. Any amount of proceeds from the sale, redemption or retirement of an Offered Security that is considered to be allocated to the selling beneficial owner's rights to receive excess interest payments in connection with the sale or exchange of an Offered Security would be considered under the Swap Regulations a "termination payment". Any reduction in the amount of proceeds from the sale, redemption or retirement of an Offered Security that is considered to be attributable to the selling beneficial owner's obligation to make excess interest payments would be considered under the Swap Regulations a "termination payment". A holder of an Offered Security will have gain or loss from such a termination of the basis risk arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) any termination payment it has paid or is deemed to have paid and the unamortized portion of any non-periodic payment paid (or deemed paid) by the beneficial owner upon entering into or acquiring its basis risk arrangement.

      Gain or loss realized upon the termination of a right to receive excess interest payments generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss, or a portion thereof, as ordinary.

      Application of the Straddle Rules. The Offered Securities, representing beneficial ownership of the corresponding regular interest and the right to receive excess interest payments, may constitute positions in a straddle, in which case, the straddle rules of Section 1092 of the Code would apply. If the straddle rules apply, a selling beneficial owner's capital gain or loss with respect to such corresponding regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the right to receive excess interest payments would be short-term. If the holder of an Offered Security incurred or continued indebtedness to acquire or hold such Offered Security, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the right to receive excess interest payments.

      Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of the right to receive excess interest payments.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

      The REMIC regular interests represented by the Offered Securities (other than the Class R Certificate) may be treated as being issued with original issue discount. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the applicable prepayment model, as described above. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this Prospectus Supplement and "Material Federal Income Tax Consequences" in the prospectus.

      The REMIC regular interests represented by the other classes of the Offered Securities (other than the Class R Certificate) may be treated as being issued at a premium. If this occurs, the holders of the Offered Notes may elect under Section 171 of the Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may be revoked only with the consent of the IRS, and should only be made after consulting with a tax advisor.

      If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a securityholder, such securityholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a securityholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further principal prepayments on the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE OFFERED SECURITIES

      For purposes of this discussion, the "REMIC assets" of the Trust Fund includes all assets of the Trust Fund other than (i) rights under the Swap Agreement and the Swap Account and (ii) rights to receive prepayment charges with respect to the Mortgage Loans.

      As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC interests represented by the Offered Securities will be treated as assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the REMIC assets of the Trust Fund would be so treated; provided, however, that if at least 95% of the REMIC assets of the Trust Fund are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the REMIC interests represented by the Offered Securities will be treated in their entirety as assets described in Section 7701(a)(19)(C) of the Code.

      The REMIC interests represented by the Offered Securities will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the REMIC assets of the Trust Fund would be so treated; provided, however, that if at least 95% of the REMIC assets of the Trust Fund are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the REMIC interests represented by the Offered Securities will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the REMIC interests represented by the Offered Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that income from the REMIC assets of the Trust Fund is income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the REMIC assets of the Trust Fund are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the REMIC interests represented by the Offered Securities, will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

      The portion of any Offered Security representing a basis risk arrangement will not be treated as a "real estate asset" under Section 856(c)(5)(B) of the Code or as a qualifying asset under Section 860G(a)(3) or Section 7701(a)(19)(C) of the Code and income with respect to such portion will not be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending payment on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

      In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

      Where the above-referenced prohibited transactions tax, tax on contributions to an issuing entity, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of a Servicer's or the Security Administrator's obligations, as the case may be, under the applicable operative agreements and in respect of compliance with then applicable law, such tax will be borne by the Servicer or the Securities Administrator in either case out of its own funds. In the event that either a Servicer or the Securities Administrator, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be payable to the holders of securities in the manner provided in the Indenture. It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

      For further information regarding the federal income tax consequences of investing in the Offered Securities, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

CLASS R CERTIFICATE

      The holder of the Class R Certificate must include the taxable income or loss of the related REMICs in determining its federal taxable income. The Class R Certificate will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Class R certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash payments to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the Class R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

      The Class R Certificate will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the Class R Certificate will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due, (ii) the proposed transferee make certain representations regarding its understanding that as the holder of a Class R Certificate the transferee may incur tax liabilities in excess of the cashflow from the Class R Certificate and its intention to pay the taxes associated with holding the Class R Certificate as they become due and (iii) the proposed transferee agree that it will not transfer the Class R Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. See "Description of the Certificates--Restrictions on Transfer of the Class R Certificate" in this Prospectus Supplement and "Material Federal Income Tax
Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

      An individual, trust or estate that holds the Class R Certificate (whether such Class R Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class R Certificate may not be recovered until termination of the Issuing Entity. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class R Certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the Class R Certificate should consult its tax advisors.

      Due to the special tax treatment of residual interests, the effective after-tax return of the Class R Certificate may be significantly lower than would be the case if the Class R Certificate were taxed as a debt instrument, or may be negative.

      For further information regarding the federal income tax consequences of investing in the Offered Securities, see "Material Federal Income Tax Consequences" in the prospectus.

                       TAX RETURN DISCLOSURE REQUIREMENTS

      Taxpayers are required to report certain information on IRS Form 8886 if they participate in a "reportable transaction." Holders should consult their tax advisors as to the need to file a Form 8886 (disclosing certain potential tax shelters) with their federal income tax returns.

                                  STATE TAXES

      The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Securities under the tax laws of any state. Investors considering an investment in the Offered Securities should consult their own tax advisors regarding such tax consequences.

      All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Securities.

                              ERISA CONSIDERATIONS

      ERISA and the Code impose certain requirements in connection with the investment of assets of Plans and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plan (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in the Offered Notes without regard to the ERISA considerations described below, subject to provisions under any Similar Law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Section 404 of ERISA imposes general fiduciary requirements on the fiduciaries of Plans to which it applies, including requirements of investment prudence and diversification in managing such a Plan's assets. In addition,
Section 406 of ERISA prohibits Plans to which it applies from engaging in transactions described in Section 406 of ERISA, and Section 4975 of the Code imposes excise taxes and certain other penalties with respect to transactions described in Section 4975(c)(1) of the Code. The transactions described in
Section 406 of ERISA and Section 4975(c)(1) of the Code are transactions which involve the assets of a Plan and to which a person related to the Plan is a party (so-called "parties in interest" within the meaning of Section 3(14) of ERISA or "disqualified persons" within the meaning of Section 4975(e)(2) of the
Code). Statutory and administrative exemptions from such restrictions and taxes are available in certain cases.

      Additional ERISA considerations may apply if the Offered Notes are treated as an equity investment for purposes of ERISA. In that event, a Plan's investment in the Offered Notes may cause the assets of the Issuing Entity to be deemed to be assets of an investing Plan for purposes of Sections 404 and 406 of ERISA and Section 4975 of the Code. In such event, ERISA's fiduciary standards might apply to actions involving the Issuing Entity's assets, and any transactions involving the Issuing Entity or its assets could be deemed to be transactions to which the restrictions of Section 406 or ERISA and the taxes and other penalties imposed under Section 4975 of the Code might apply. Under
Section 2510.3-101 of regulations issued by the United States Department of Labor (the "Regulations"), when a Plan to which the Regulations apply acquires an equity interest in an entity, the Plan's assets include the investment in the entity and, with certain exceptions, an undivided interest in each asset of the entity in which the investment is made. The Regulations define an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Regulations. While there is no clear guidance as to how the Offered Notes would be treated under the Regulations, the Issuing Entity believes that the Offered Notes other than the Class M-9 Note would be treated as indebtedness without substantial equity features for purposes of the Regulations. Fiduciaries of Plans considering acquisition of the Offered Notes other than the Class M-9 Note should make their own determination that, as of the date of acquisition, the Offered Notes would be considered indebtedness without substantial equity features.

      However, even if the Offered Notes other than the Class M-9 Note are treated as indebtedness for purposes of the Regulations, the acquisition or holding of the Offered Notes other than the Class M-9 Note by or on behalf of a Plan could give rise to a prohibited transaction, or a violation of Similar Law, if the Issuing Entity, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction were covered by and exempt under an Investor-Based Exemption. It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase the Offered Notes other than the Class M-9 Note in reliance on any of the Investor-Based Exemptions if the Issuing Entity or the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA or the Code, or a violation of Similar Law.

      The Indenture provides that each prospective investor in the offered notes shall be deemed to have represented and agreed either (i) that it is not a Plan or plan subject to Similar Law, and is not directly or indirectly acquiring the offered notes for, on behalf of or with any assets of any such Plan or plan subject to Similar Law, or (ii)(A) solely in the case of the Offered Notes other than the Class M-9 Note, it is a Plan, but its acquisition and holding of the offered notes, throughout the period that it holds such notes, will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, or (B) solely in the case of the Class M-9 Note, it is a plan that is not subject to ERISA or Section 4975 of the Code but that is subject to Similar Law, and its acquisition and holding of the Class M-9 Note or any interest therein, throughout the period that it holds such Class M-9 Note, will not constitute or result in a violation of Similar Law, and in the case of both (A) and (B) will not subject the Depositor, the Indenture Trustee, the Issuing Entity, the Owner Trustee, the Securities Administrator, the Master Servicer or the Servicers to any obligation in addition to those undertaken by such entities in the Indenture.

      Because of the characteristics of the residual certificate, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the residual certificate. Consequently, transfers of the residual certificate will not be registered by the Securities Administrator unless the Securities Administrator receives a representation from the transferee of the residual certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that the transferee is not a Plan or plan subject to Similar Law, and is not directly or indirectly acquiring the residual certificate for, on behalf of or with any assets of any Plan or plan subject to Similar Law.

      Any purported transfer of an Offered Note or a residual certificate to or on behalf of a Plan in violation of the representations described above shall be void and of no effect. The Securities Administrator shall be under no liability to any person for any registration or transfer of any Offered Note or residual certificate that is in fact not permitted, for making any payments due on such Offered Note or residual certificate to the holder thereof or taking any other action with respect to such holder so long as the transfer was registered in accordance with the foregoing requirements. The Securities Administrator shall be entitled, but not obligated, to recover from any holder of any Offered Note or residual certificate that was in fact a Plan or plan subject to Similar Law, as applicable, or person acting on behalf of a Plan or plan subject to Similar Law, as applicable, at the time it became a holder or that subsequently became a Plan or person acting on behalf of a Plan, all payments made on such Offered Note or residual certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered to the last preceding holder of such Offered Note or residual certificate that is not such a Plan or plan subject to Similar Law, as applicable, or person acting on behalf of a Plan or plan subject to Similar Law, as applicable.

      Any fiduciary or other representative of a Plan or a plan subject to Similar Law considering the purchase of the Notes should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and any Similar Law to such investment.

      The sale of an Offered Note to a Plan is in no respect a representation by the Depositor, the Indenture Trustee, the Issuing Entity, the Owner Trustee, the Securities Administrator or the Servicers that this investment meets all relevant legal requirements with respect to investments by Plans generally or by a particular Plan.

                                LEGAL INVESTMENT

      The Offered Securities will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Offered Securities under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Offered Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Securities will constitute legal investments for them.

      No representations are made as to the proper characterization of the Offered Securities for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities. See "Legal Investment" in the prospectus.

                                USE OF PROCEEDS

      Substantially all of the net proceeds to be received from the sale of the Offered Securities will be applied by the Depositor to the purchase price of the Mortgage Loans.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions of the underwriting agreement dated February 28, 2003 and the terms agreement dated August 2, 2006, each between the Depositor and Merrill Lynch, as underwriter, the Offered Securities are being purchased from the Depositor by Merrill Lynch.

      The Depositor has been advised that the underwriter proposes initially to offer the Offered Securities set forth below to the public at the offering prices set forth below. The Depositor has been advised that the underwriter proposes initially to offer the Offered Securities set forth below to certain dealers at such offering prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriter may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

                                                               UNDERWRITING     SELLING     REALLOWANCE
CLASS OF SECURITIES                          PRICE TO PUBLIC     DISCOUNT     REALLOWANCE    DISCOUNT
-------------------                          ---------------   ------------   -----------   -----------
A..........................................    100.000000%      0.156250%      0.093750%     0.046875%
M-1........................................    100.000000%      0.218750%      0.131250%     0.065625%
M-2........................................    100.000000%      0.312500%      0.187500%     0.093750%
M-3........................................    100.000000%      0.406250%      0.243750%     0.121875%
M-4........................................    100.000000%      0.468750%      0.281250%     0.140625%
M-5........................................    100.000000%      0.531250%      0.318750%     0.159375%
M-6........................................    100.000000%      0.593750%      0.356250%     0.178125%
M-7........................................    100.000000%      0.656250%      0.393750%     0.196875%
M-8........................................    100.000000%      0.718750%      0.431250%     0.215625%
M-9........................................     99.813700%      0.781250%      0.468750%     0.234375%
R..........................................    100.000000%      0.000000%      0.000000%     0.000000%

      After the initial public offering, the public offering price, selling concessions and reallowance discounts may be changed.

      The Depositor has been advised by the underwriter that it intends to make a market in the Offered Securities, but that the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Securities, or any particular class of Offered Securities, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to securityholders.

      Until the distribution of the Offered Securities is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriter and some selling group members to bid for and purchase the Offered Securities. As an exception to these rules, the underwriter is permitted to engage in transactions that stabilize the price of the Offered Securities. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Securities.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the Depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Securities. In addition, neither the Depositor nor the underwriter makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The underwriter has agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the certificates.

      Merrill Lynch is an affiliate of the Depositor, the Sponsor and Wilshire.

                                 LEGAL MATTERS

      Certain legal matters will be passed upon for the Depositor and for the underwriter by Dechert LLP, New York, New York.

                                    RATINGS

      It is a condition of the issuance of the Offered Securities that they be assigned the ratings designated below by Moody's, S&P and Fitch.

CLASS OF SECURITIES                                           MOODY'S   S&P    FITCH
-------------------                                           -------   ----   -----
A...........................................................   Aaa      AAA    AAA
M-1.........................................................   Aa1      AA+    AA+
M-2.........................................................   Aa2       AA     AA
M-3.........................................................   Aa3      AA-    AA-
M-4.........................................................   A1        A+     A+
M-5.........................................................   A2        A      A
M-6.........................................................   A3        A-     A-
M-7.........................................................  Baa1      BBB+   BBB+
M-8.........................................................  Baa2      BBB    BBB
M-9.........................................................  Baa3      BBB-   BBB-
R...........................................................   N/A      AAA    N/A

      The security ratings assigned to the Offered Securities should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Securities do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Floating Rate Note Carryover or the anticipated yields in light of prepayments.

      The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by securityholders of all payments to which such securityholders are entitled. Moody's ratings opinions address the structural and legal issues associated with the Offered Securities, including the nature of the underlying Mortgage Loans. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that Principal Prepayments may differ from those originally anticipated nor do they address the possibility that, as a result of Principal Prepayments, securityholders may receive a lower than anticipated yield.

      S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the securities, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the securities. S&P's ratings on mortgage pass-through securities do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans or address the likelihood of receipt of Floating Rate Note Carryover. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield.

      Fitch's ratings on mortgage pass-through securities address the likelihood of the receipt of all distributions on the mortgage loans by the related securityholders under the agreements pursuant to which such securities are issued. Fitch's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such securities, and the extent to which the payment stream on the mortgage pool is adequate to make payments required by such securities. Fitch's ratings on the securities do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans or address the likelihood of receipt of Floating Rate Note Carryover.

      The Depositor has not requested a rating of the Offered Securities by any rating agency other than Moody's, S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Securities or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Offered Securities could be lower than the respective ratings assigned by the Rating Agencies.

                           GLOSSARY OF DEFINED TERMS

ACCOUNTS means one or more accounts maintained by the Securities Administrator, the Master Servicer or the Servicers pursuant to the Servicing Agreements.

ACCRUAL PERIOD                   means, with respect to the Offered Securities
                                 and a Payment Date, the period from and
                                 including the preceding Payment Date (or from the Closing Date in the case of the first
                                 Payment Date) to and including the day prior to such Payment Date.

ADDITIONAL BALANCE               means, with respect to any HELOC, any future
                                 draw (other than draws representing Excluded
                                 Amounts) made by the related mortgagor pursuant to the related loan agreement after the Cut-off
                                 Date, together with all money due or to become due in respect of such draw.

ADDITIONAL BALANCE ADVANCE
AMOUNT means, with respect to any Payment Date, the sum of (a) the excess, if any, of (i) the aggregate principal amount of Additional Balances conveyed to the Trust Fund during the applicable reporting period over (ii) Principal Funds applied to purchase such Additional Balances from the custodial accounts and (b) any Additional Balance Advance Amount remaining unreimbursed from a prior Payment Date. The Additional Balance Advance Amount shall be evidenced by the Class G Certificates.

ADJUSTABLE RATE MORTGAGE LOAN    means a Mortgage Loan in the Trust Fund with an
                                 adjustable interest rate.

ADJUSTMENT DATE                  means, with respect to an Adjustable Rate
                                 Mortgage Loan, generally the first day of the month or months specified in the related mortgage note.

ADVANCE means, with respect to a Servicer Remittance Date, an advance of the respective Servicer's own funds, or funds in the related Collection Account that are not required to be paid on the related Payment Date that are required to be deposited pursuant to the Servicing Agreements, in an amount generally equal to the aggregate amount of all payments of principal and interest (or, with respect to the Interest-Only Mortgage Loans, payments of scheduled interest) on the Mortgage Loans that are not HELOCs (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date (other than the principal portion of any Balloon Amount advances deemed non-recoverable by the Servicer, advances on each Mortgage Loan that is 150 days delinquent or more and shortfalls in interest due to bankruptcy proceedings or shortfalls on the Mortgage Loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations) together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan as to which there is REO Property (subject to the exceptions described above for advances on Mortgage Loans), such latter amount to be calculated after taking into account rental income.

AMORTIZATION EVENT               means, for any Payment Date, if any one of the
                                 following events is in effect with respect to such Payment Date:

                                 i. Countrywide, as Servicer of the HELOCs, is in default under the terms of the Servicing Agreements, such default remains unremedied, and another qualified servicer has not been appointed to replace Countrywide;

                                 ii. the Issuing Entity is subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, is insolvent or is determined to be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes;

                                 iii. the cumulative Realized Losses on the Mortgage Loans for the Payment Date exceeds the percentage of the initial aggregate principal balance of the HELOCs;

                                 iv. any of the parties has failed to observe or perform in a material respect any covenant or agreement set forth in the Servicing Agreements or the Indenture, which failure continues unremedied for a period of 90 days after written notice thereof and which failure materially and adversely affects the interests of the securityholders;

                                 v. any representation or warranty made in the Servicing Agreements, the Indenture or the Mortgage Loan Sale Agreement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect for the applicable cure period, after written notice and as a result of which the interests of the securityholders are materially and adversely affected;

                                 vi. the Class Principal Balance of the Class G Certificate is equal to or greater than 0.50% of the Stated Principal Balance of the Mortgage Loans; or

                                 vii. the quotient (expressed as a percentage) of (1) the aggregate Realized Losses on the HELOCs incurred from the Cut-off Date through the last day of the calendar month preceding such Payment Date and (2) the aggregate principal balance of the HELOCs as of the Cut-off Date exceeds the Required Loss Percentage below:

                                             PAYMENT DATE OCCURRING IN     REQUIRED LOSS PERCENTAGE
                                             -------------------------    ---------------------------
                                             August 2008 - July 2009      1.55% with respect to
                                                                          August 2008, plus an
                                                                          additional 1/12th of 1.95%
                                                                          for each month thereafter
                                             August 2009 - July 2010      3.50% with respect to
                                                                          August 2009, plus an
                                                                          additional 1/12th of 1.95%
                                                                          for each month thereafter
                                             August 2010 - July 2011      5.45% with respect to
                                                                          August 2010, plus an
                                                                          additional 1/12th of 1.55%
                                                                          for each month thereafter
                                             August 2011 - July 2012      7.00% with respect to
                                                                          August 2011, plus an
                                                                          additional 1/12th of 0.75%
                                                                          for each month thereafter
                                             August 2012 and thereafter   7.75%

APPLIED REALIZED LOSS AMOUNT     means, with respect to any class of Subordinate
                                 Notes and as to any Payment Date, the sum of the Realized Losses with respect to Mortgage
                                 Loans that have been applied in reduction of the Class Principal Balance of such class.

AVAILABLE FUNDS CAP              means, with respect to a Payment Date, the per
                                 annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans based on the Net
                                 Mortgages Rates in effect on the related Due
                                 Date, less any Net Swap Payments or Swap
                                 Termination Payments (other than Defaulted Swap
                                 Termination Payments) owed to the Swap
                                 Counterparty for such Payment Date, and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding
                                 Payment Date, and (iii) a fraction, the
                                 numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

BALLOON AMOUNT                   means the balloon payment of the remaining
                                 outstanding principal balance of a Mortgage
                                 Loan.

BALLOON LOAN                     means a Mortgage Loan having an original term
                                 to stated maturity of approximately 15 or 30 years and providing for level monthly payments generally based on a 30 or 40 year amortization schedule with a payment of a Balloon Amount due on such Mortgage Loan at its stated maturity.

BOOK-ENTRY NOTES                 means the Offered Notes, other than any
                                 Definitive Notes.

BUSINESS DAY                     means any day other than (i) a Saturday or
                                 Sunday or (ii) a day on which banking
                                 institutions in the State of Illinois, State of California, State of Texas, State of Oregon or the City of New York, New York are authorized or obligated by law or executive order to be closed.

CLASS A PRINCIPAL PAYMENT
AMOUNT means (1) with respect to any Payment Date prior to the related Stepdown Date or as to which a Stepdown Trigger Event exists, 100% of the Principal Payment Amount for such Payment Date and (2) with respect to any Payment Date on or after the Stepdown Date and as to which a Stepdown Trigger Event does not exist, the excess of (A) the Class Principal Balance of the Class A Notes and the Class R Certificate immediately prior to such Payment Date over (B) the lesser of (1) approximately 33.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (2) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $1,248,584; provided, however, that in no event will the Class A Principal Payment Amount with respect to any Payment Date exceed the aggregate Class Principal Balance of the Class A Notes and the Class R Certificate.

CLASS B NOTES                    means the Class B-1 and Class B-2 Notes.

CLASS B-1 PRINCIPAL PAYMENT
AMOUNT means, with respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the aggregate Class Principal Balance of the Class A and Class M Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of the Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment Date), (E) the Class Principal Balance of the Class M-4 Notes (after taking into account payments of the Class M-4 Principal Payment Amount to the Class M-4 Notes for such Payment Date), (F) the Class Principal Balance of the Class M-5 Notes (after taking into account payments of the Class M-5 Principal Payment Amount to the Class M-5 Notes for such Payment Date), (G) the Class Principal Balance of the Class M-6 Notes (after taking into account payments of the Class M-6 Principal Payment Amount to the Class M-6 Notes for such Payment Date), (H) the Class Principal Balance of the Class M-7 Notes (after taking into account payments of the Class M-7 Principal Payment Amount to the Class M-7 Notes for such Payment Date), (I) the Class Principal Balance of the Class M-8 Notes (after taking into account payments of the Class M-8 Principal Payment Amount to the Class M-8 Notes for such Payment Date), (J) the Class Principal Balance of the Class M-9 Notes (after taking into account payments of the

                                 Class M-9 Principal Payment Amount to the Class M-9 Notes for such Payment Date), and (K) the Class Principal Balance of the Class B-1 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 83.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A and Class M Notes has been reduced to zero, the Class B-1 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class B-1 Notes and
                                 (B) 100% of the Principal Payment Amount remaining after any payments on the Class A and Class M Notes and (2) in no event will the Class B-1 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class B-1 Notes.

CLASS B-2 PRINCIPAL PAYMENT
AMOUNT means, with respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the aggregate Class Principal Balance of the Class A, Class M and Class B-1 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment
                                 Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment
                                 Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment
                                 Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment Date),
                                 (E) the Class Principal Balance of the Class
                                 M-4 Notes (after taking into account payments of the Class M-4 Principal Payment Amount to the Class M-4 Notes for such Payment Date), (F) the Class Principal Balance of the Class M-5 Notes (after taking into account payments of the Class M-5 Principal Payment Amount to the Class M-5 Notes for such Payment Date), (G) the Class Principal Balance of the Class M-6 Notes (after taking into account payments of the Class M-6 Principal Payment Amount to the Class M-6 Notes for such Payment Date), (H) the Class Principal Balance of the Class M-7 Notes (after taking into account payments of the Class M-7 Principal Payment Amount to the Class M-7 Notes for such Payment Date), (I) the Class Principal Balance of the Class M-8 Notes (after taking into account payments of the Class M-8 Principal Payment Amount to the Class M-8 Notes for such Payment Date), (J) the Class Principal Balance of the Class M-9 Notes (after taking into account payments of the Class M-9 Principal Payment Amount to the Class M-9 Notes for such Payment
                                 Date), (K) the Class Principal Balance of the Class B-1 Notes (after taking into account payments of the Class B-1 Principal Payment Amount to the Class B-1 Notes for such Payment
                                 Date), and (L) the Class Principal Balance of the Class B-2 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 86.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M and Class B-1 Notes has been reduced to zero, the Class B-2 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class B-2 Notes and
                                 (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M and Class B-1 Notes and (2) in no event will the Class B-2 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class B-2 Notes.

CLASS M NOTES                    means the Class M-1, Class M-2, Class M-3,
                                 Class M-4, Class M-5, Class M-6, Class M-7,
                                 Class M-8 and Class M-9 Notes.

CLASS M-1 PRINCIPAL PAYMENT
AMOUNT means, with respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the aggregate Class Principal Balance of the Class A Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date) and (B) the Class Principal Balance of the Class M-1 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 43.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and
                                 (B) the excess of the aggregate Stated
                                 Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A Notes has been reduced to zero, the Class M-1 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-1 Notes and
                                 (B) 100% of the Principal Payment Amount remaining after any payments on the Class A Notes and (2) in no event will the Class M-1 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-1 Notes.

CLASS M-2 PRINCIPAL PAYMENT
AMOUNT means, with respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A and Class M-1

                                 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date) and (C) the Class Principal Balance of the Class M-2 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 53.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A Notes and the Class M-1 Notes has been reduced to zero, the Class M-2 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-2 Notes and
                                 (B) 100% of the Principal Payment Amount remaining after any payments on the Class A and Class M-1 Notes and (2) in no event will the Class M-2 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-2 Notes.

CLASS M-3 PRINCIPAL PAYMENT
AMOUNT means, with respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A, Class M-1 and Class M-2 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment Date) and (D) the Class Principal Balance of the Class M-3 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 57.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M-1 and Class M-2 Notes has been reduced to zero, the Class M-3 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-3 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M-1 and Class M-2 Notes and
                                 (2) in no event will the Class M-3 Principal
                                 Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-3 Notes.

CLASS M-4 PRINCIPAL PAYMENT
AMOUNT means, with respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A, Class M-1, Class M-2 and Class M-3 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of the Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment Date) and (E) the Class Principal Balance of the Class M-4 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 62.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Notes has been reduced to zero, the Class M-4 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-4 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M-1, Class M-2 and Class M-3 Notes and (2) in no event will the Class M-4 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-4 Notes.

CLASS M-5 PRINCIPAL PAYMENT
AMOUNT means, with respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the

                                 Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment
                                 Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment
                                 Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of the Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment
                                 Date), (E) the Class Principal Balance of the Class M-4 Notes (after taking into account payments of the Class M-4 Principal Payment Amount to the Class M-4 Notes for such Payment
                                 Date) and (F) the Class Principal Balance of the Class M-5 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 66.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes has been reduced to zero, the Class M-5 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-5 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes and (2) in no event will the Class M-5 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-5 Notes.

CLASS M-6 PRINCIPAL PAYMENT
AMOUNT means, with respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment
                                 Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment
                                 Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment
                                 Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of the Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment
                                 Date), (E) the Class Principal Balance of the Class M-4 Notes (after taking into account payments of the Class M-4 Principal Payment Amount to the Class M-4 Notes for such Payment
                                 Date), (F) the Class Principal Balance of the Class M-5 Notes (after taking into account payments of the

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                                 Class M-5 Principal Payment Amount to the Class
                                 M-5 Notes for such Payment Date) and (G) the
                                 Class Principal Balance of the Class M-6 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 70.60% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes has been reduced to zero, the Class M-6 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-6 Notes and
                                 (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes and (2) in no event will the Class M-6 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-6 Notes.

CLASS M-7 PRINCIPAL PAYMENT
AMOUNT means, with respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of the Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment Date), (E) the Class Principal Balance of the Class M-4 Notes (after taking into account payments of the Class M-4 Principal Payment Amount to the Class M-4 Notes for such Payment Date), (F) the Class Principal Balance of the Class M-5 Notes (after taking into account payments of the Class M-5 Principal Payment Amount to the Class M-5 Notes for such Payment Date), (G) the Class Principal Balance of the Class M-6 Notes (after taking into account payments of the Class M-6 Principal Payment Amount to the Class M-6 Notes for such Payment Date) and (H) the Class Principal Balance of the Class M-7 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 74.60% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the

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                                 Mortgage Loans as of such Payment Date over
                                 approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes has been reduced to zero, the Class M-7 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-7 Notes and
                                 (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes and (2) in no event will the Class M-7 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-7 Notes.

CLASS M-8 PRINCIPAL PAYMENT
AMOUNT means, with respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of the Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment Date), (E) the Class Principal Balance of the Class M-4 Notes (after taking into account payments of the Class M-4 Principal Payment Amount to the Class M-4 Notes for such Payment Date), (F) the Class Principal Balance of the Class M-5 Notes (after taking into account payments of the Class M-5 Principal Payment Amount to the Class M-5 Notes for such Payment Date), (G) the Class Principal Balance of the Class M-6 Notes (after taking into account payments of the Class M-6 Principal Payment Amount to the Class M-6 Notes for such Payment Date), (H) the Class Principal Balance of the Class M-7 Notes (after taking into account payments of the Class M-7 Principal Payment Amount to the Class M-7 Notes for such Payment Date) and (I) the Class Principal Balance of the Class M-8 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 78.10% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate

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                                 Class Principal Balance of the Class A, Class
                                 M-1, Class M-2, Class M-3, Class M-4, Class
                                 M-5, Class M-6 and Class M-7 Notes has been reduced to zero, the Class M-8 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-8 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes and (2) in no event will the Class M-8 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-8 Notes.

CLASS M-9 PRINCIPAL PAYMENT
AMOUNT means, with respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of the Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment Date), (E) the Class Principal Balance of the Class M-4 Notes (after taking into account payments of the Class M-4 Principal Payment Amount to the Class M-4 Notes for such Payment Date), (F) the Class Principal Balance of the Class M-5 Notes (after taking into account payments of the Class M-5 Principal Payment Amount to the Class M-5 Notes for such Payment Date), (G) the Class Principal Balance of the Class M-6 Notes (after taking into account payments of the Class M-6 Principal Payment Amount to the Class M-6 Notes for such Payment Date), (H) the Class Principal Balance of the Class M-7 Notes (after taking into account payments of the Class M-7 Principal Payment Amount to the Class M-7 Notes for such Payment Date), (I) the Class Principal Balance of the Class M-8 Notes (after taking into account payments of the Class M-8 Principal Payment Amount to the Class M-8 Notes for such Payment Date) and (J) the Class Principal Balance of the Class M-9 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 81.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes has been reduced to zero, the Class M-9 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-9 Notes and
                                 (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes and (2) in no event will the Class M-9 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-9 Notes.

CLASS PRINCIPAL BALANCE          means, with respect to (A) any class of Offered
                                 Securities and the Class B Notes and as of any Payment Date, the outstanding principal balance of such class on the date of the initial issuance of the securities as reduced, but not below zero, by (i) all amounts paid on previous
                                 Payment Dates on such class on account of principal; and (ii) such class's share of any Applied Realized Loss Amounts for previous
                                 Payment Dates. Notwithstanding the foregoing, on any Payment Date relating to a Due Period in which a Subsequent Recovery has been received by the related Servicer or on any Payment Date on which amounts are to be paid pursuant to clause (5) under "Description of the Securities--Payments from the Swap Account," the Class Principal Balance of any class of Subordinate Notes then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of
                                 (I) the Unpaid Realized Loss Amount for such class of certificates and (II) the total of any Subsequent Recovery paid on such date to the securityholders and the total of amounts to be paid on such date pursuant to clause (5) under "Description of the Securities--Payments from the Swap Account" (reduced by the amount of the increase in the Class Principal Balance of any more senior class of certificates pursuant to this sentence on such Payment Date); (B) the Class C Certificates and as of any Payment
                                 Date, the overcollateralization amount as of such Payment Date; and (C) the Class G
                                 Certificates and as of any Payment Date, the Additional Balance Advance Amount as of such
                                 Payment Date.

CLEARSTREAM LUXEMBOURG           means Clearstream Banking, societe anonyme.

CLOSING DATE                     means on or about August 8, 2006.

CODE means the Internal Revenue Code of 1986, as amended.

COLLATERAL VALUE                 means, with respect to a Mortgage Loan the
                                 proceeds of which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan and (y) the sales price of such mortgaged property at such time of origination and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

COLLECTION ACCOUNT               means the account or accounts established by
                                 the Servicers, for the benefit of the
                                 securityholders, into which each Servicer is required to deposit or cause to be deposited certain payments described in the Servicing
                                 Agreements.

COMBINED LOAN-TO-VALUE RATIO
OR CLTV means, for any Mortgage Loan in a second lien position, (1) the sum of (A) the original principal balance (or credit limit with respect to the HELOCs only) of such Mortgage Loan and
                                 (B) any outstanding principal balance of the mortgage loan the lien on which is senior to the lien on the Mortgage Loan (such sum calculated at the date of origination of such Mortgage Loan in a second lien position) divided by (2) the Collateral Value of the related mortgaged property.

COMPENSATING INTEREST            means, for any Payment Date, the amount of the
                                 Servicing Fee otherwise payable to Wilshire for the related month, which Wilshire is obligated to deposit into the Collection Account for payment to securityholders on that Payment
                                 Date, in an amount up to the amount of any shortfall in interest payments resulting from prepayments in full received during the period from and including the 15th day of the month preceding the Payment Date through and including the last day of the month preceding the Payment Date with respect to Mortgage Loans serviced by Wilshire; provided that any such deposit in reduction of the Servicing Fee otherwise payable to Wilshire with respect to that Payment Date will be limited to the product of (1) one-twelfth of 0.25% per annum and (2) the aggregate Stated Principal Balance of the Mortgage Loans on the related Payment
                                 Date.

COOPERATIVE                      means Euroclear Clearance Systems S.C., a
                                 Belgian cooperative corporation.

CO-OP LOAN                       means a Mortgage Loan secured by the stock
                                 allocated to a cooperative unit in a
                                 residential cooperative housing corporation.

COUNTRYWIDE                      means Countrywide Home Loans Servicing LP.

COUNTRYWIDE SERVICING
AGREEMENT                        means the Flow Servicing Agreement, dated as of
                                 August 8, 2006, by and among Merrill Lynch
                                 Credit Corporation, the Sponsor and
                                 Countrywide, as modified by the Assignment, Assumption and Recognition Agreement, dated as of August 8, 2006, by and among Merrill Lynch
                                 Credit Corporation, the Sponsor, the Depositor and Countrywide.

CPR OR CONSTANT PREPAYMENT
RATE means a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, 30% CPR assumes a constant prepayment rate of 30% per annum.

CREDIT SCORES                    means statistical credit scores obtained by
                                 many mortgage lenders in connection with a loan application.

CURRENT INTEREST                 means, with respect to each class of the
                                 Offered Securities, the Class B Notes and the
                                 Class G Certificates and each Payment Date, the interest accrued at the applicable Note
                                 Interest Rate or Pass-Through Rate for the applicable Accrual Period on the Class
                                 Principal Balance of such class as of such Payment Date (or in the case of the Class G
                                 Certificates, immediately preceding such
                                 Payment Date) plus any amount previously paid with respect to Current Interest or Interest
                                 Carry Forward Amounts for such class that is recovered as a voidable preference by a trustee in bankruptcy less any Prepayment Interest
                                 Shortfalls allocated to such class on such Payment Date.

CUSTODIANS                       means LaSalle and Wells Fargo.

CUT-OFF DATE                     means July 1, 2006.

DEFAULTED SWAP TERMINATION
PAYMENT means any payment required to be made by the Issuing Entity to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event (including a Downgrade Termination Event) under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

DEFINITIVE CERTIFICATE           means a physical certificate representing a
                                 certificate. On the Closing Date, the Class R
                                 Certificate will be a Definitive Certificate.

DEFINITIVE NOTE                  means a physical note representing a note.

DEPOSITOR                        means Merrill Lynch Mortgage Investors, Inc.

DESIGNATED TRANSACTION           means a transaction in which the assets
                                 underlying the certificates consist of
                                 single-family residential, multi-family
                                 residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

DETERMINATION DATE               means, with respect to a Payment Date, the 15th
                                 day of the month of such Payment Date (or, if not a Business Day, the immediately preceding
                                 Business Day).

DOWNGRADE TERMINATION EVENT      means an event whereby (x) the Swap
                                 Counterparty (or its guarantor) ceases to have short term unsecured and/or long term debt ratings at least equal to the levels specified in the Swap Agreement, and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies): within the time period specified in the Swap Agreement with respect to such downgrade, (i) the Swap Counterparty has transferred the Swap Agreement, in whole, but not in part, to a substitute swap counterparty that satisfies the requirements set forth in the Swap Agreement, subject to the satisfaction of the Rating Agency Condition, (ii) the Swap
                                 Counterparty has collateralized its exposure to the Issuing Entity pursuant to an ISDA Credit
                                 Support Annex, subject to the satisfaction of the Rating Agency Condition;

                                 provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Counterparty pursuant to an amendment to the Swap Agreement, (iii) the Swap Counterparty has obtained the guaranty of a party that satisfies the requirements set forth in the Swap Agreement or (iv) the Swap Counterparty has taken any other action that satisfies the Rating Agency Condition.

DTC                              means The Depository Trust Company.

DUE DATE means a scheduled monthly payment date for any Mortgage Loan.

DUE PERIOD                       means, with respect to the Mortgage Loans that
                                 are not HELOCs and any Payment Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on the first day in the month in which such Payment
                                 Date occurs, and with respect to the HELOCs and any Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs.

ERISA                            means the Employee Retirement Income Security
                                 Act of 1974, as amended.

EUROCLEAR                        means the Euroclear System.

EUROCLEAR OPERATOR               means Euroclear Bank S.A./N.V., a bank
                                 incorporated under the laws of the Kingdom of Belgium.

EUROPEAN DEPOSITARIES            means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg, and JPMorgan Chase
                                 Bank, as depositary for Euroclear,
                                 collectively.

EXCLUDED AMOUNT                  means, for any date on which an Amortization
                                 Event is in effect, the aggregate portion of all draws made by an obligor under the related
                                 HELOC during the related Due Period.

EXEMPTION                        means PTE 90-29 (Exemption Application No.
                                 D-8012, 55 Fed. Reg. 21459 (1990)), as amended,
                                 granted by the U.S. Department of Labor to Merrill Lynch and its affiliates, or any substantially similar administrative exemption granted by the U.S. Department of Labor to an underwriter as amended.

EXTRA PRINCIPAL PAYMENT
AMOUNT means, with respect to any Payment Date, (1) prior to the Stepdown Date, the excess, if any, of (A) the sum of (x) the aggregate Class Principal Balance of the Offered Notes, the Class B Notes and the Class G and Class R Certificates, giving effect to the distribution of Principal Funds with respect to such Payment Date, and (y) the sum of (i) approximately $16,481,309 and (ii) the product of the Class Principal Balance of the Class G Certificates and 66.30% over (B) the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (2) on and after the Stepdown Date, the excess, if any, of (A) the sum of (x) the aggregate Class Principal Balance of the Offered Notes, the Class B Notes and the Class G and Class R Certificates, giving effect to the distribution of the Principal Funds with respect to such Payment Date, and (y) the greater of (a) 13.20% of the aggregate Stated Principal

                                 Balance of the Mortgage Loans as of such Payment Date and (b) approximately $1,248,584 and (ii) the product of the Class Principal Balance of the Class G Certificates and 66.30% over (B) the aggregate Stated Principal Balance of the Mortgage Loans; provided, however, that if on any Payment Date a Stepdown Trigger Event is in effect, the Extra Principal Payment Amount will not be reduced to the applicable percentage of then-current Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Payment Date on which the Stepdown Trigger Event is not in effect.

FANNIE MAE                       means the Federal National Mortgage Association
                                 or any successor.

FIELDSTONE                       means Fieldstone Mortgage Company.

FINANCIAL INTERMEDIARY           means a bank, brokerage firm, thrift
                                 institution or other financial intermediary.

FITCH                            means Fitch, Inc. or any successor.

FIXED RATE MORTGAGE LOAN         means a Mortgage Loan in the Trust Fund with a
                                 fixed interest rate.

FIXED SWAP PAYMENT               means, for each Payment Date, the product of
                                 (i) a per annum rate as set forth in the table on page S-67, determined on the basis of a 360-day year consisting of twelve 30-day months and (ii) the notional balance for the related
                                 Payment Date as set forth in the schedule of notional balances set forth in the table beginning on page S-67.

FLOATING RATE NOTE CARRYOVER     means, with respect to a Payment Date, in the
                                 event that the Note Interest Rate or the Pass-Through Rate, as applicable, for a class of Offered Securities is based upon the Available Funds Cap or the Maximum Rate Cap, the excess of (1) the amount of interest that such class would have been entitled to receive on such Payment Date had the applicable Note
                                 Interest Rate or Pass-Through Rate for that class not been calculated based on the Available Funds Cap or the Maximum Rate Cap, up to but not exceeding the greater of (a) the Maximum Rate Cap or (b) the sum of (i) the Available Funds Cap and (ii) the product of (A) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (B) the quotient obtained by dividing (I) an amount equal to any Net Swap Payments owed by the Swap
                                 Counterparty for such Payment Date by (II) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding
                                 Payment Date over (2) the amount of interest such class was entitled to receive on such Payment Date based on the Available Funds Cap, together with (A) the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the then applicable
                                 Pass-Through Rate for such class, without giving effect to the Available Funds

                                 Cap or the Maximum Rate Cap) and (B) any amount previously paid with respect to Floating Rate Note Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

FLOATING SWAP PAYMENT            means, for the each Payment Date, the product
                                 of (i) One-Month LIBOR for the related Payment
                                 Date determined based on a 360-day year and the actual number of days in the Accrual Period and
                                 (ii) the notional balance for the related
                                 Payment Date as set forth in the schedule of notional balances set forth in the table beginning on page S-67.

FREDDIE MAC                      means the Federal Home Loan Mortgage
                                 Corporation.

HELOC                            means home equity revolving line of credit.

INDENTURE                        means the Indenture, dated as of August 8,
                                 2006, among the Indenture Trustee, the Issuing
                                 Entity and the Securities Administrator.

INDENTURE TRUSTEE                means Citibank, N.A.

INITIAL OPTIONAL REDEMPTION
DATE means the first Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property) is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

INTEREST CARRY FORWARD AMOUNT    means, with respect to each class of the
                                 Offered Securities, the Class G Certificates and the Class B Notes and each Payment Date, the sum of (1) the excess of (A) Current
                                 Interest for such class with respect to prior
                                 Payment Dates (excluding any Floating Rate Note
                                 Carryover for such class, if applicable) over
                                 (B) the amount actually paid to such class with respect to Current Interest and Interest Carry
                                 Forward Amount on such prior Payment Dates and
                                 (2) interest on such excess (to the extent permitted by applicable law) at the applicable
                                 Note Interest Rate or Pass-Through Rate for the related Accrual Period.

INTEREST DETERMINATION DATE      means each date that is the second LIBOR
                                 Business Day preceding the commencement of each Accrual Period for the Offered Securities.

INTEREST FUNDS                   means, with respect to any Payment Date, the
                                 sum, without duplication, of (1) all scheduled interest due during the related Due Period that is received before the related Servicer
                                 Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest, (3) all Compensating Interest, (4) liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to interest), (5) proceeds of any Mortgage Loan purchased by the Depositor or any transferor under the Servicing
                                 Agreements during the related Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional termination (to the extent such proceeds relate to interest) and (6) prepayment charges received with respect to the related Mortgage

                                 Loans, less all non-recoverable Advances relating to interest and certain expenses and other amounts reimbursed to the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicers and the Custodians; provided that such term shall not include any amounts in respect of Excluded Amounts.

INTEREST-ONLY MORTGAGE LOAN      means a Mortgage Loan that provides for monthly
                                 payments of interest at the Mortgage Rate, but no payments of principal for the first five or ten years after its origination.

INVESTOR-BASED EXEMPTION         means any of (but not limited to) PTE 84-14
                                 (for transactions by independent "qualified professional asset managers"), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 91-38 (for transactions by bank collective investment funds), PTE 95-60
                                 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers"), each as it may be amended from time to time.

IRS                              means the Internal Revenue Service.

ISSUING ENTITY                   means Merrill Lynch Mortgage Investors Trust,
                                 Series 2006-SL2.

LASALLE                          means LaSalle Bank National Association.

LAST SCHEDULED PAYMENT DATE      means, for each class of Offered Securities,
                                 the latest maturity date for any Mortgage Loan plus one year.

LIBOR BUSINESS DAY               means a day on which banks are open for dealing
                                 in foreign currency and exchange in London and New York City.

LOAN-TO-VALUE RATIO OR LTV       means, for any Mortgage Loan, (1) the original
                                 principal balance (or credit limit with respect to the HELOCs only) of such Mortgage Loan divided by (2) the Collateral Value of the related mortgaged property.

MASTER SERVICER                  means LaSalle.

MASTER SERVICER COLLECTION
ACCOUNT means the one or more accounts established by the Master Servicer, for the benefit of the securityholders into which the Master Servicer is required to deposit or cause to be deposited certain payments described in the Servicing Agreements.

MAXIMUM MORTGAGE RATE            means the per annum rate which the Mortgage
                                 Rate on the related Adjustable Rate Mortgage
                                 Loan will never exceed.

MAXIMUM RATE CAP                 means, with respect to a Payment Date, the per
                                 annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Mortgage Loans had the Adjustable Rate Mortgage
                                 Loans provided for interest at their maximum lifetime Net Mortgages Rates and the Fixed Rate
                                 Mortgage Loans provided for interest at their Net Mortgage Rates, less any Net Swap Payments or Swap Termination Payments (other than
                                 Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Payment Date, and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Payment Date, and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

MERRILL LYNCH                    means Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated.

MODELING ASSUMPTIONS             means the following assumptions:

                                 - the assumed Adjustable Rate Mortgage Loans
                                   and the assumed Fixed Rate Mortgage Loans prepay at the indicated percentage of CPR;

                                 - payments on the securities are received, in
                                   cash, on the 25th day of each month,
                                   commencing in August 2006, in accordance with the payment priorities defined in this Prospectus Supplement;

                                 - no defaults or delinquencies in, or
                                   modifications, waivers or amendments
                                   respecting, the payment by the mortgagors of principal and interest on the assumed Mortgage Loans occur;

                                 - Scheduled Payments are assumed to be received
                                   on the first day of each month commencing on August 1, 2006, and prepayments represent payment in full of individual assumed Mortgage Loans and are assumed to be received on the last day of each month, commencing in July 2006, and include 30 days' interest thereon;

                                 - the level of One-Month LIBOR remains constant
                                   at 5.4150%, and the level of the Prime Rate remains constant at 8.2500%;

                                 - the sum of the Servicing Fee Rate and other
                                   fees payable by the Issuing Entity is 0.50% per annum;

                                 - the Class Principal Balance of the Class R
                                   Certificate is zero;

                                 - the HELOCs were amortized based on a
                                   straight-line amortization;

                                 - the HELOCs have a draw rate of 0.00% CPR;

                                 - the Closing Date for the securities is August
                                   8, 2006;

                                 - the Mortgage Rate for each assumed Adjustable
                                   Rate Mortgage Loan is adjusted on its next
                                   Mortgage Rate Adjustment Date (and on any subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable life adjustment caps and floors);

                                 - the Swap Termination Payment is assumed to be
                                   zero as of the Initial Optional Termination
                                   Date;

                                 - the auction does not result in a termination
                                   of the Trust Fund and the redemption of the notes and the Master Servicer does not purchase the Mortgage Loans, cause a termination of the Trust Fund and a redemption of the notes, as described in this Prospectus Supplement under "The Servicing Agreements--Optional Redemption"; and

                                 - the initial overcollateralization amount is
                                   approximately $9,245,798, the targeted
                                   overcollateralization amount is the sum of
                                   (a) approximately $16,481,309 and (b) the product of the principal balance of the Class G Certificates and 66.30%, and the minimum required overcollateralization amount is approximately $1,248,584.

MOODY'S means Moody's Investors Service, Inc. or any successor.

MORTGAGE INDEX                   means, with respect to any Adjustment Date, the
                                 Prime Rate.

MORTGAGE LOANS                   means the mortgage loans that are included in
                                 the Trust Fund as of the Closing Date;
                                 exclusive of any portion thereof representing any Excluded Amounts.

MORTGAGE LOAN SALE AGREEMENT     means the mortgage loan sale agreement, dated
                                 as of August 8, 2006, between the Depositor and the Sponsor.

MORTGAGE LOAN SCHEDULE           means the schedule of Mortgage Loans appearing
                                 as an exhibit to the Servicing Agreements from time to time.

MORTGAGE RATE                    means the per annum interest rate borne by a
                                 Mortgage Loan.

NET EXCESS CASHFLOW              means Interest Funds and Principal Funds not
                                 otherwise required to be paid in accordance with the sections herein entitled
                                 "--Distributions of Interest" and
                                 "--Distributions of Principal."

NET MORTGAGE RATE                means, with respect to any Mortgage Loan, the
                                 Mortgage Rate with respect to such Mortgage
                                 Loan less the Servicing Fee Rate.

NET SWAP PAYMENT                 means, for each Payment Date, the net amount of
                                 the Fixed Swap Payment that the Issuing Entity is obligated to pay to the Swap Counterparty and the Floating Swap Payment that the Swap
                                 Counterparty is obligated to pay to the Issuing
                                 Entity.

NOTE INTEREST RATE               means, with respect to the Offered Notes on any
                                 Payment Date, the lesser of (1) One-Month LIBOR plus the applicable Note Interest Margin for such certificate, (2) the Available Funds Cap and (3) the Maximum Rate Cap;

NOTE INTEREST MARGIN

                                                 ON OR BEFORE THE   AFTER THE INITIAL
                                                 INITIAL OPTIONAL       OPTIONAL
                                          CLASS  REDEMPTION DATE     REDEMPTION DATE
                                          -----  ----------------   -----------------
                                           A       0.1500%               0.3000%
                                          M-1      0.3300%               0.4950%
                                          M-2      0.3400%               0.5100%
                                          M-3      0.3800%               0.5700%
                                          M-4      0.4700%               0.7050%
                                          M-5      0.5300%               0.7950%
                                          M-6      0.6200%               0.9300%
                                          M-7      1.2500%               1.8750%
                                          M-8      1.5000%               2.2500%
                                          M-9      2.5000%               3.7500%
                                          B-1      3.5000%               5.2500%
                                          B-2      3.5000%               5.2500%

NOTE OWNERS                      means persons acquiring beneficial ownership
                                 interests in the Offered Notes.

OFFERED NOTES                    means the Class A and Class M Notes.

OFFERED SECURITIES               means the Offered Notes and the Class R
                                 Certificate.

ONE-MONTH LIBOR                  means the London interbank offered rate for
                                 one-month United States dollar deposits.

OPTIONAL REDEMPTION PRICE        means, on any day after the Initial Optional
                                 Redemption Date, the sum of (i) the then aggregate outstanding Stated Principal Balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon at the applicable Mortgage Rate through the Due Date in the month in which the proceeds of the auction will be paid on the Securities,
                                 (ii) any unreimbursed fees and out-of-pocket costs, expenses and indemnities owed to the Indenture Trustee, the Securities
                                 Administrator, the Master Servicer, the
                                 Servicers and the Custodians and all
                                 unreimbursed Advances and servicing advances, in each case incurred by such party in the performance of its obligations, (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law, (iv) any unpaid Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty; such Swap Termination
                                 Payment shall include any payment to the Swap
                                 Counterparty resulting from the optional redemption of the Trust and (v) all reasonable fees and expenses of the Securities
                                 Administrator incurred in connection with such auction.

ORIGINAL LOAN-TO-VALUE RATIO     means, (i) in the case of any Mortgage Loan in
                                 a first lien position, the Loan-to-Value Ratio or LTV and (ii) in the case of any Mortgage
                                 Loan in a second lien position, the Combined
                                 Loan-to-Value Ratio or CLTV.

ORIGINATORS                      means Fieldstone, Decision One Mortgage Loans
                                 LLC, Citibank, N.A., Citibank (West) FSB,
                                 Citibank Texas NA, and Citibank FSB, Quicken
                                 Loans Inc. and various other originators of the Mortgage Loans.

OWNER TRUSTEE                    means Wilmington Trust Company.

PARTICIPANTS                     means participating organizations that utilize
                                 the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

PASS-THROUGH MARGIN              means for the Class R Certificates, 0.1500% for
                                 any Payment Date on or before the Initial
                                 Optional Redemption Date, and 0.3000% for any
                                 Payment Date after the Initial Optional
                                 Redemption Date.

PASS-THROUGH RATE                means, with respect to the Class R Certificate
                                 on any Payment Date, the lesser of (1)
                                 One-Month LIBOR plus the applicable
                                 Pass-Through Margin for such certificate, (2) the Available Funds Cap and (3) the Maximum
                                 Rate Cap, and, with respect
                                 to the Class G Certificate, means the weighted average of the Net Mortgage Rates of the Mortgage Loans.

PAYMENT ACCOUNT                  means the one or more accounts established by
                                 the Securities Administrator, for the benefit of the securityholders, into which the Securities Administrator is required to deposit or cause to be deposited certain payments received from the Master Servicer as described herein.

PAYMENT DATE                     means the 25th day of each month beginning in
                                 August 2006, or if such day is not a Business
                                 Day, the first Business Day thereafter.

PERCENTAGE INTEREST              means, with respect to any security, the
                                 percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

PLAN means an employee benefit plan or arrangement subject to Title I of ERISA or a plan subject to Section 4975 of the Code.

PREPAYMENT INTEREST EXCESSES     means, with respect to any Servicer Remittance
                                 Date, for each Mortgage Loan serviced by Wilshire that was the subject of a Principal
                                 Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer
                                 Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

PREPAYMENT INTEREST SHORTFALL    means a shortfall in interest payments as a
                                 result of Principal Prepayments to
                                 securityholders in excess of Compensating
                                 Interest.

PREPAYMENT PERIOD                means, with respect to the Mortgage Loans that
                                 are not HELOCs and any Payment Date, the period from and including the 15th day of the calendar month preceding the month in which such Payment
                                 Date occurs (or, in the case of the first
                                 Payment Date, beginning on the Cut-off Date) and including the 14th day of the calendar month in which such Payment Date occurs, and with respect to the HELOCs and any Payment
                                 Date, the calendar month preceding the month in which such Payment Date occurs.

PRIME RATE                       means the "Prime Rate" as published in the
                                 "Money Rates" table of The Wall Street Journal or other similar source as of the date specified in the related mortgage documents, or, if such rate ceases to be published in The
                                 Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the related Servicers, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

PRINCIPAL FUNDS                  means, with respect to any Payment Date, the
                                 sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance
                                 Date or required to be advanced by the
                                 Servicers on or before the related Servicer
                                 Remittance Date, (2) prepayments of principal in full collected in the related Prepayment
                                 Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the related Servicer during the related Prepayment Period or, in the case of a purchase in connection with an optional termination, on the Business Day prior to such Payment Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Sponsor in connection with a substitution of a Mortgage
                                 Loan, (5) all liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to principal and represent payment in full), (6) all Subsequent Recoveries received during the related Due Period and (7) all other collections and recoveries in respect of principal during the related Due Period, less all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Due
                                 Period and certain expenses and other amounts reimbursable to the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicers and the Custodians; provided that such term shall not include any amounts in respect of Excluded Amounts.

PRINCIPAL PAYMENT AMOUNT         means, with respect to each Payment Date, the
                                 sum of (1) the Principal Funds for such Payment
                                 Date and (2) any Extra Principal Payment Amount for such Payment Date, less any amounts of principal paid to the Class G Certificates or used to purchase draws on the HELOCs.

PRINCIPAL PREPAYMENT             means any mortgagor payment of principal or
                                 other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its Due Date and applied to reduce the Stated Principal Balance of the Mortgage Loan in accordance with the terms of the mortgage note.

PTE means a Prohibited Transaction Exemption granted by the U.S. Department of Labor.

RATING AGENCY                    means any of Moody's, S&P or Fitch.

RATING AGENCY CONDITION          has the meaning specified in the Swap
                                 Agreement.

REALIZED LOSS                    means the excess of the Stated Principal
                                 Balance of a defaulted Mortgage Loan plus accrued interest over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.

RECORD DATE                      means, for a Payment Date, the last Business
                                 Day of the month preceding the month of such Payment Date (or, in the case of the first
                                 Payment Date, the Closing Date).

REFERENCE BANKS                  means leading banks selected by the Securities
                                 Administrator and engaged in transactions in Eurodollar deposits in the international
                                 Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO
                                 Page on the Interest Determination Date in question, (3) which have been designated as such by the Servicers and (4) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Custodians, the Servicers, the Sponsor or any successor servicer.

REGULATION AB                    means Subpart 22.1100--Asset Backed Securities
(Regulation AB), 17 C.F.R. sec.sec.229.1100-229.1123, as such may be amended from time to time, and subject to such
                                 clarification and interpretation as have been provided by the Securities and Exchange
                                 Commission in the adopting release
                                 (Asset-Backed Securities, Securities Act
                                 Release No. 33-8518, 70 Fed Reg. 1,506, 1.531
                                 (Jan. 7, 2005) or by the staff of the
                                 Securities and Exchange Commission, or as may be provided by the Securities and Exchange
                                 Commission or its staff from time to time.

RELEVANT DEPOSITARY              means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg, and JPMorgan Chase
                                 Bank, as depositary for Euroclear,
                                 individually.

REO PROPERTY                     means mortgaged property which has been
                                 acquired by the Servicers through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

REQUIRED PERCENTAGE              means, with respect to a Payment Date, the
                                 quotient of (x) the excess of (1) the aggregate
                                 Stated Principal Balance of the Mortgage Loans over (2) the Class Principal Balance of the most senior class of securities outstanding as of such Payment Date, prior to giving effect to payments to be made on such Payment Date, and
                                 (y) the Stated Principal Balances of the
                                 Mortgage Loans. As used herein, the Class
                                 Principal Balance of the most senior class of certificates will equal the aggregate Class
                                 Principal Balance of the Class A Notes and the
                                 Class R Certificate as of such date of
                                 calculation.

RESERVE INTEREST RATE            means the rate per annum that the Securities
                                 Administrator determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month
                                 United States dollar lending rate which New
                                 York City banks selected by the Securities
                                 Administrator are quoting on such Interest
                                 Determination Date to leading European banks.

RESIDUAL CERTIFICATE             means the Class R Certificate.

RESTRICTED GROUP                 means the underwriter, the Securities
                                 Administrator, the Master Servicer, the
                                 Servicer, the Indenture Trustee, the
                                 Custodians, any obligor with respect to
                                 Mortgage Loans included in the Issuing Entity constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Issuing Entity or any affiliate of such parties.

REUTERS SCREEN LIBO PAGE         means the display designated as page "LIBO" on
                                 the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying
                                 London interbank offered rates of major banks).

RULES means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P means Standard and Poor's, a division of The McGraw-Hill Companies, Inc. or any successor.

SCHEDULED PAYMENTS               means scheduled monthly payments made by
                                 mortgagors on the Mortgage Loans.

SERVICERS                        means Wilshire and Countrywide.

SERVICER REMITTANCE DATE         means, with respect to Wilshire, the later of
                                 two Business Days after the 15th day of the month and the 18th day (or if such day is not a Business Day, the immediately preceding
                                 Business Day) of the month in which the related
                                 Payment Date occurs, and with respect to Countrywide, the 18th day of the month (or is such day is not a Business Day, the immediately succeeding Business Day).

SERVICING AGREEMENTS             means the Servicing Agreement, dated as of
                                 August 8, 2006, among the Depositor, Wilshire and the Master Servicer, and/or the Countrywide
                                 Servicing Agreement, as applicable.

SERVICING FEE                    means a monthly fee paid to each Servicer from
                                 interest collected with respect to each
                                 Mortgage Loan serviced by it (as well as from any liquidation proceeds from a liquidated
                                 Mortgage Loan that are applied to accrued and unpaid interest) generally equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan. Each Servicer also is entitled to receive, as additional servicing compensation, Prepayment Interest Excesses, excess proceeds from sales of REO Properties, all assumption fees and other similar charges
                                 (other than prepayment charges) and investment income earned on, or benefits received from, amounts on deposit in the Collection Account and escrow account.

SERVICING FEE RATE               means 0.50% for each Mortgage Loan.

SIMILAR LAW                      means any federal, state, local, non-U.S. or
                                 other laws or regulations that are
                                 substantively similar to Title I of ERISA or
                                 Section 4975 of the Code.

SMMEA                            means the Secondary Mortgage Market Enhancement
                                 Act of 1984, as amended.

SPONSOR                          means Merrill Lynch Mortgage Lending, Inc.

STATED PRINCIPAL BALANCE         means, with respect to a Mortgage Loan and any
                                 Payment Date, the amount equal to the
                                 outstanding principal balance as of the Cut-off
                                 Date, after giving effect to Scheduled Payments due on or before that date, reduced by (1) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period immediately preceding such Payment Date, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such
                                 Payment Date and, in the case of the HELOCs, increased by the amount of any draws on such home equity revolving lines of credit (other than Excluded Amounts made during the related
                                 Due Period).

STEPDOWN DATE                    means, the earlier of: (A) the first Payment
                                 Date on which the aggregate Class Principal
                                 Balance of the Class A Notes and the Class R
                                 Certificate has been reduced to zero; and (B) the later to occur of (1) the Payment Date in August 2009 or (2) the first Payment Date on which the Class Principal Balance of the Class
                                 A Notes (after giving effect to payments of the Principal Funds amount for such Payment Date) is less than or equal to 33.70% of the aggregate Stated Principal Balances of the Mortgage Loans.

STEPDOWN REQUIRED LOSS
PERCENTAGE                       means, for any Payment Date, the applicable
                                 percentage for such Payment Date set forth in the following table:

                                             PAYMENT DATE OCCURRING IN    STEPDOWN REQUIRED LOSS PERCENTAGE
                                             -------------------------    ---------------------------------
                                             August 2008 - July 2009      2.25% with respect to August
                                                                          2008, plus an additional 1/12th
                                                                          of 2.75% for each month
                                                                          thereafter
                                             August 2009 - July 2010      5.00% with respect to August
                                                                          2009, plus an additional 1/12th
                                                                          of 2.65% for each month
                                                                          thereafter
                                             August 2010 - July 2011      7.65% with respect to August
                                                                          2010, plus an additional 1/12th
                                                                          of 2.05% for each month
                                                                          thereafter
                                             August 2011 - July 2012      9.70% with respect to August
                                                                          2011, plus an additional 1/12th
                                                                          of 0.80% for each month
                                                                          thereafter
                                             August 2012 and thereafter   10.50%

STEPDOWN TRIGGER EVENT           means the situation that exists with respect to
                                 any Payment Date on or after the Stepdown Date, if (a) the quotient of (1) the aggregate Stated
                                 Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy) and (2) the Stated Principal
                                 Balance of all of the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 13.20% and (ii) the Required Percentage or (b) the quotient
                                 (expressed as a
                                 percentage) of (1) the aggregate Realized
                                 Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Payment Date and (2) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required
                                 Loss Percentage.

SUBORDINATE NOTES                means the Class M and Class B Notes.

SUBSEQUENT RECOVERY              means any amount (net of amounts to be
                                 reimbursed to the Servicers related to such Mortgage Loan) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a liquidated Mortgage Loan.

SWAP ACCOUNT                     means the separate account into which payments
                                 received on the Swap Agreement will be
                                 deposited.

SWAP AGREEMENT                   means the interest rate swap agreement between
                                 the Issuing Entity and the Swap Counterparty.

SWAP AGREEMENT NOTIONAL
BALANCES means the notional balance of the Swap Agreement as set forth in the table on S-67.

SWAP COUNTERPARTY                means Bear Stearns Financial Products Inc. or
                                 any successor counterparty who meets the requirements set forth in the Swap Agreement.

SWAP REGULATIONS                 means the final regulations issued by the IRS
                                 relating to notional principal contracts under
                                 Section 446 of the Code.

SWAP TERMINATION PAYMENT         means a payment required to be made by either
                                 the Issuing Entity or the Swap Counterparty pursuant to the Swap Agreement as a result of termination of the Swap Agreement.

TERMS AND CONDITIONS             means the Terms and Conditions Governing Use of
                                 Euroclear, the related Operating Procedures of the Euroclear System and applicable Belgian law.

TRUST AGREEMENT                  means the Trust Agreement, between the
                                 Depositor and the Owner Trustee, dated as of August 8, 2006.

TRUST FUND                       means the trust fund created by the Trust
                                 Agreement.

UNPAID REALIZED LOSS AMOUNT      means, with respect to any class of the
                                 Subordinate Notes and as to any Payment Date, the excess of (1) Applied Realized Loss Amounts with respect to such class over (2) the sum of
                                 (x) all payments in reduction of the Unpaid
                                 Applied Realized Loss Amounts on all previous
                                 Payment Dates and (y) all increases in the Class Principal Balance of such class pursuant to the last sentence of the definition of "Class Principal Balance." Any amounts paid to a class of Subordinate Notes in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Principal Balance of such class.

WELLS FARGO                      means Wells Fargo Bank, N.A.

WILSHIRE                         means Wilshire Credit Corporation.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Notes, Series 2006-SL2 known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

      Trading Between Clearstream Luxembourg and/or Euroclear
Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                      A-I-1

      Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and
                                      A-I-2
excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

                                      A-I-3

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      The term "U.S. Person" means

      (1) a citizen or resident of the United States,

      (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

      (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

      (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                      A-I-4

                                    ANNEX II

                               THE MORTGAGE POOL

                                 MORTGAGE RATES

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF               MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
MORTGAGE RATES           LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------         ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
5.501% to 6.000%.....        2     $     53,464       0.02%      6.000%     617       $ 26,732      100.00%    43.93%     50.06%
6.001% to 6.500%.....       39        5,150,265       2.06       6.238      707        132,058       82.87     39.62      33.67
6.501% to 7.000%.....       56        4,441,320       1.78       6.776      708         79,309       84.00     39.55      32.47
7.001% to 7.500%.....      108        6,649,825       2.66       7.347      701         61,572       88.95     37.80      43.14
7.501% to 8.000%.....      290       14,836,755       5.94       7.825      708         51,161       93.53     36.54      24.14
8.001% to 8.500%.....      228       11,127,335       4.46       8.314      722         48,804       92.43     40.64      63.76
8.501% to 9.000%.....      632       23,143,916       9.27       8.879      697         36,620       97.59     40.84      55.44
9.001% to 9.500%.....      386       17,577,497       7.04       9.330      690         45,538       96.71     42.75      61.12
9.501% to 10.000%....      407       19,134,129       7.66       9.817      680         47,013       98.47     43.15      41.99
10.001% to 10.500%...      480       24,674,711       9.88      10.295      671         51,406       97.96     43.68      43.19
10.501% to 11.000%...      918       47,416,951      18.99      10.824      663         51,652       98.68     43.40      33.81
11.001% to 11.500%...      791       37,774,435      15.13      11.303      657         47,755       98.64     42.67      32.57
11.501% to 12.000%...      294       16,132,172       6.46      11.745      657         54,871       98.55     43.48      13.50
12.001% to 12.500%...      155        8,170,174       3.27      12.305      675         52,711       99.00     41.77      14.23
12.501% to 13.000%...      140        7,595,417       3.04      12.769      670         54,253       97.91     41.51       6.25
13.001% to 13.500%...       78        4,155,566       1.66      13.274      650         53,276       96.52     43.54       7.27
13.501% to 14.000%...       25        1,284,906       0.51      13.757      640         51,396       97.80     40.27       3.21
14.001% to 14.500%...        6          181,443       0.07      14.156      635         30,240       96.28     43.13      14.05
14.501% to 15.000%...        3           88,838       0.04      14.857      621         29,613       78.45     38.06       0.00
15.001% to 15.500%...        2          127,682       0.05      15.179      666         63,841       95.98     33.62       0.00
                         -----     ------------     ------      ------      ---       --------      ------     -----      -----
  Total..............    5,040     $249,716,798     100.00%     10.161%     677       $ 49,547       96.85%    42.14%     36.65%
                         =====     ============     ======      ======      ===       ========      ======     =====      =====


RANGE OF               PERCENT
MORTGAGE RATES           IO
--------------         -------
5.501% to 6.000%.....    0.00%
6.001% to 6.500%.....    0.00
6.501% to 7.000%.....    2.20
7.001% to 7.500%.....    1.22
7.501% to 8.000%.....   16.81
8.001% to 8.500%.....   57.84
8.501% to 9.000%.....   28.94
9.001% to 9.500%.....   36.53
9.501% to 10.000%....   17.90
10.001% to 10.500%...   15.44
10.501% to 11.000%...   10.41
11.001% to 11.500%...   10.22
11.501% to 12.000%...   17.98
12.001% to 12.500%...   48.57
12.501% to 13.000%...   69.86
13.001% to 13.500%...   45.35
13.501% to 14.000%...   39.20
14.001% to 14.500%...   73.53
14.501% to 15.000%...   56.28
15.001% to 15.500%...    0.00
                        -----
  Total..............   21.23%
                        =====

      As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.000% per annum to 15.250% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 10.161% per annum.

                      REMAINING MONTHS TO STATED MATURITY

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF REMAINING     MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
TERMS (MONTHS)           LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------------     ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
97 to 108............        1     $     18,777       0.01%      8.450%     688        $18,777       95.82%    38.60%       0.00%
109 to 120...........       12          396,603       0.16       7.958      698         33,050       92.98     39.51       30.23
145 to 156...........        1           33,617       0.01      10.500      613         33,617      100.00     38.66      100.00
157 to 168...........       60        2,168,563       0.87       9.257      666         36,143       97.83     42.86       62.81
169 to 180...........    3,031      143,749,675      57.57      10.586      662         47,426       98.64     43.08       35.26
205 to 216...........        2           47,981       0.02      10.163      622         23,991       99.94     45.89      100.00
217 to 228...........       77        3,486,417       1.40       8.000      693         45,278       95.60     38.89       25.66
229 to 240...........      499       26,743,127      10.71       7.740      696         53,593       91.75     37.68       21.03
265 to 276...........       16          933,325       0.37      12.554      715         58,333       98.87     39.38        8.67
277 to 288...........      185       11,804,986       4.73      12.211      708         63,811       98.57     38.89       27.03
289 to 300...........      158       12,307,432       4.93      11.345      686         77,895       92.11     43.76       19.39
325 to 336...........        3           87,646       0.04       9.649      678         29,215       93.23     42.04       90.02
337 to 348...........      626       28,456,536      11.40       9.035      722         45,458       92.50     42.36       65.75
349 to 360...........      369       19,482,116       7.80      10.420      670         52,797       98.96     43.04       42.70
                         -----     ------------     ------      ------      ---        -------      ------     -----      ------
  Total..............    5,040     $249,716,798     100.00%     10.161%     677        $49,547       96.85%    42.14%      36.65%
                         =====     ============     ======      ======      ===        =======      ======     =====      ======


RANGE OF REMAINING     PERCENT
TERMS (MONTHS)           IO
------------------     -------
97 to 108............    0.00%
109 to 120...........    0.00
145 to 156...........    0.00
157 to 168...........    2.45
169 to 180...........    0.00
205 to 216...........    0.00
217 to 228...........    0.00
229 to 240...........    0.00
265 to 276...........  100.00
277 to 288...........  100.00
289 to 300...........  100.00
325 to 336...........    9.98
337 to 348...........   94.87
349 to 360...........    4.62
                       ------
  Total..............   21.23%
                       ======

      As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans ranged from 108 months to 358 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 226 months.

                                      A-II-1

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                       AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
RANGE OF ORIGINAL         NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
MORTGAGE LOAN             MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
PRINCIPAL BALANCES          LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME
------------------        ---------   ------------   ----------   --------   --------   -----------   --------   --------
$1 to $25,000...........      992     $ 19,582,674       7.84%     10.243%     660       $ 19,741      96.70%     40.01%
$25,001 to $50,000......    2,196       78,822,239      31.56      10.154      670         35,894      97.70      41.92
$50,001 to $75,000......      978       59,368,088      23.77      10.168      681         60,704      97.52      42.70
$75,001 to $100,000.....      514       43,574,139      17.45      10.557      680         84,775      96.50      42.43
$100,001 to $125,000....      199       21,754,741       8.71      10.196      684        109,320      97.50      43.30
$125,001 to $150,000....       72        9,758,276       3.91       9.810      691        135,532      95.49      41.70
$150,001 to $175,000....       36        5,746,017       2.30       9.398      697        159,612      94.59      43.52
$175,001 to $200,000....       31        5,728,861       2.29       9.576      697        184,802      93.40      41.54
$200,001 to $225,000....        7        1,276,939       0.51      10.640      665        182,420      98.93      41.19
$225,001 to $250,000....        9        2,182,043       0.87       8.386      693        242,449      81.58      36.88
$250,001 to $275,000....        3          800,867       0.32       9.021      703        266,956      91.11      43.31
$275,001 to $300,000....        1          292,158       0.12       6.200      690        292,158      65.84      41.81
$375,001 to $400,000....        1          390,457       0.16       6.200      726        390,457      81.48      41.93
$425,001 to $450,000....        1          439,300       0.18       6.700      712        439,300      79.65      42.96
                            -----     ------------     ------      ------      ---       --------      -----      -----
 Total..................    5,040     $249,716,798     100.00%     10.161%     677       $ 49,547      96.85%     42.14%
                            =====     ============     ======      ======      ===       ========      =====      =====


RANGE OF ORIGINAL
MORTGAGE LOAN             PERCENT    PERCENT
PRINCIPAL BALANCES        FULL DOC     IO
------------------        --------   -------
$1 to $25,000...........    55.49%    11.29%
$25,001 to $50,000......    48.20     17.02
$50,001 to $75,000......    30.01     22.10
$75,001 to $100,000.....    22.53     28.70
$100,001 to $125,000....    22.66     21.90
$125,001 to $150,000....    15.50     21.92
$150,001 to $175,000....    49.24     29.05
$175,001 to $200,000....    40.09     26.62
$200,001 to $225,000....    83.55     50.14
$225,001 to $250,000....    22.09     22.09
$250,001 to $275,000....   100.00     66.34
$275,001 to $300,000....   100.00      0.00
$375,001 to $400,000....   100.00      0.00
$425,001 to $450,000....   100.00      0.00
                           ------     -----
 Total..................    36.65%    21.23%
                           ======     =====

      As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $0 to approximately $439,300 and the average outstanding principal balance of the Mortgage Loans was approximately $49,547.

                                 PRODUCT TYPES

                                            AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                               NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                               MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
PRODUCT TYPES                    LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME
-------------                  ---------   ------------   ----------   --------   --------   -----------   --------   --------
Closed End
 10 Year Fixed Loans.........       13     $    415,379       0.17%      7.981%     697        $31,952      93.11%     39.47%
Closed End
 15 Year Fixed Loans.........      105        3,605,391       1.44       8.216      689         34,337      90.02      38.81
Closed End
 20 Year Fixed Loans.........      578       30,277,525      12.12       7.773      695         52,383      92.21      37.83
Closed End
 30 Year Fixed Loans.........      343       17,105,141       6.85      10.440      668         49,869      98.87      42.46
Closed End
 15/30 Balloon Loans.........    2,986      142,293,276      56.98      10.624      661         47,653      98.85      43.19
Closed End
 30/40 Balloon Loans.........       59        3,879,400       1.55      10.275      673         65,753      99.62      46.26
10-Year Draw/5-Year
 Amortization HELOC..........        1           53,188       0.02      14.050      650         53,188      99.95      43.08
10-Year Draw/15-Year
 Amortization HELOC..........      359       25,045,743      10.03      11.798      697         69,765      95.41      41.29
10-Year Draw/20-Year
 Amortization HELOC..........      596       27,041,756      10.83       8.968      726         45,372      92.11      39.03
                                 -----     ------------     ------      ------      ---        -------      -----      -----
 Total.......................    5,040     $249,716,798     100.00%     10.161%     677        $49,547      96.85%     42.14%
                                 =====     ============     ======      ======      ===        =======      =====      =====


                               PERCENT    PERCENT
PRODUCT TYPES                  FULL DOC     IO
-------------                  --------   -------
Closed End
 10 Year Fixed Loans.........   28.87%      0.00%
Closed End
 15 Year Fixed Loans.........   43.70       0.00
Closed End
 20 Year Fixed Loans.........   21.69       0.00
Closed End
 30 Year Fixed Loans.........   40.44       5.05
Closed End
 15/30 Balloon Loans.........   35.49       0.00
Closed End
 30/40 Balloon Loans.........   53.31       0.00
10-Year Draw/5-Year
 Amortization HELOC..........    0.00     100.00
10-Year Draw/15-Year
 Amortization HELOC..........   22.59     100.00
10-Year Draw/20-Year
 Amortization HELOC..........   67.01     100.00
                                -----     ------
 Total.......................   36.65%     21.23%
                                =====     ======

                               AMORTIZATION TYPE

                                       AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                          MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
AMORTIZATION TYPE           LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME
-----------------         ---------   ------------   ----------   --------   --------   -----------   --------   --------
Fully Amortizing........    1,023     $ 50,539,647      20.24%      8.667%     685        $49,403      94.21%     39.38%
Balloon.................    3,045      146,172,676      58.54      10.615      662         48,004      98.87      43.27
60 Month
 Interest-Only..........       14          770,120       0.31      10.366      708         55,009      98.37      43.91
120 Month
 Interest-Only..........      958       52,234,356      20.92      10.330      712         54,524      93.71      41.21
                            -----     ------------     ------      ------      ---        -------      -----      -----
 Total..................    5,040     $249,716,798     100.00%     10.161%     677        $49,547      96.85%     42.14%
                            =====     ============     ======      ======      ===        =======      =====      =====


                          PERCENT    PERCENT
AMORTIZATION TYPE         FULL DOC     IO
-----------------         --------   -------
Fully Amortizing........   29.30%      0.00%
Balloon.................   35.97       0.00
60 Month
 Interest-Only..........   41.45     100.00
120 Month
 Interest-Only..........   45.62     100.00
                           -----     ------
 Total..................   36.65%     21.23%
                           =====     ======

                                      A-II-2

                                ADJUSTMENT TYPE

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
ADJUSTMENT TYPE          LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------        ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
ARM..................      956     $ 52,140,686      20.88%     10.333%     712        $54,540      93.70%     41.21%     45.61%
Fixed Rate...........    4,084      197,576,113      79.12      10.115      668         48,378      97.68      42.27      34.29
                         -----     ------------     ------      ------      ---        -------      -----      -----      -----
  Total..............    5,040     $249,716,798     100.00%     10.161%     677        $49,547      96.85%     42.14%     36.65%
                         =====     ============     ======      ======      ===        =======      =====      =====      =====


                       PERCENT
ADJUSTMENT TYPE          IO
---------------        -------
ARM..................  100.00%
Fixed Rate...........    0.44
                       ------
  Total..............   21.23%
                       ======

                  STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
STATE                    LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-----                  ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
Alabama..............       20     $    696,746       0.28%      9.164%     699        $34,837       96.69%    36.52%     49.65%
Alaska...............        6          260,952       0.10       9.727      704         43,492       92.40     47.54      47.46
Arizona..............      188        9,138,263       3.66      10.389      671         48,608       97.17     39.88      35.83
Arkansas.............        9          265,625       0.11       9.994      644         29,514       97.42     38.62      43.75
California...........    1,008       80,795,714      32.35      10.386      682         80,154       96.56     42.98      21.01
Colorado.............      243       10,409,033       4.17       9.847      668         42,836       98.12     41.36      44.15
Connecticut..........       29        1,195,183       0.48       9.195      686         41,213       92.61     40.74      51.21
Delaware.............        7          232,108       0.09      10.634      641         33,158       97.32     41.28      54.71
District of
  Columbia...........        4          152,806       0.06       9.482      730         38,202       90.34     36.75      39.02
Florida..............      390       20,539,328       8.23      10.589      673         52,665       95.61     41.58      28.16
Georgia..............      198        7,487,212       3.00      10.015      675         37,814       97.82     41.10      36.69
Hawaii...............        5          197,273       0.08       8.575      732         39,455       76.22     42.88      28.49
Idaho................       28          779,292       0.31      10.712      670         27,832       97.12     40.22      48.38
Illinois.............      281       12,327,184       4.94      10.575      665         43,869       98.00     43.00      38.38
Indiana..............       68        1,791,776       0.72      10.326      666         26,350       96.27     38.97      54.34
Iowa.................       63        1,659,229       0.66      10.470      655         26,337       98.30     40.90      62.24
Kansas...............       42        1,179,687       0.47      10.252      672         28,088       98.78     39.16      58.54
Kentucky.............       23          880,842       0.35       9.405      670         38,297       97.42     41.46      58.64
Louisiana............       15          449,716       0.18      10.683      686         29,981       99.51     43.61      39.13
Maine................       13          355,888       0.14      10.268      659         27,376       95.88     49.28      43.08
Maryland.............      116        7,327,555       2.93      10.337      679         63,169       94.81     43.34      34.05
Massachusetts........       65        3,673,111       1.47      10.520      670         56,509       97.76     42.03      33.26
Michigan.............      323       12,023,929       4.82       9.481      707         37,226       95.76     41.51      61.80
Minnesota............      157        6,574,312       2.63       9.619      661         41,875       98.70     41.33      50.54
Mississippi..........       13          398,993       0.16      10.370      672         30,692       99.07     40.95      68.53
Missouri.............      132        4,451,469       1.78      10.073      671         33,723       96.88     40.93      49.53
Montana..............        9          299,517       0.12      10.579      652         33,280       96.46     44.60      55.80
Nebraska.............       28          875,866       0.35       9.830      663         31,281       98.98     36.92      46.90
Nevada...............       98        6,193,614       2.48      10.792      676         63,200       98.79     44.05      37.36
New Hampshire........       23        1,219,278       0.49       9.500      692         53,012       94.46     44.81      39.81
New Jersey...........       59        3,553,239       1.42       9.517      699         60,224       92.23     45.01      55.31
New Mexico...........       27        1,065,745       0.43      10.478      671         39,472       96.67     37.45      62.93
New York.............       48        3,541,665       1.42       8.438      711         73,785       90.94     42.06      45.83
North Carolina.......      137        4,395,333       1.76      10.143      666         32,083       97.98     40.43      52.66
North Dakota.........        1           22,671       0.01       8.750      702         22,671      100.00     36.91       0.00
Ohio.................       87        2,617,809       1.05       9.728      666         30,090       98.75     40.46      47.18
Oklahoma.............       35        1,023,910       0.41       9.747      689         29,255       97.68     41.71      64.95
Oregon...............      103        4,802,190       1.92       9.797      686         46,623       97.35     42.57      48.94
Pennsylvania.........       65        2,564,221       1.03       9.796      691         39,450       96.84     43.22      53.58
Rhode Island.........       14          694,284       0.28      10.996      665         49,592       98.30     43.27      21.54
South Carolina.......       44        1,190,274       0.48       9.786      682         27,052       98.56     40.82      43.95
South Dakota.........        7          208,515       0.08       9.585      669         29,788       99.73     38.30      39.78
Tennessee............       64        2,065,216       0.83       9.034      665         32,269       98.90     44.44      56.98
Texas................      293        7,995,822       3.20       9.114      646         27,289       99.42     40.16      52.04
Utah.................       81        2,952,598       1.18      10.357      678         36,452       97.59     39.54      45.93
Vermont..............        3           99,015       0.04      10.068      678         33,005       97.95     43.57      79.87
Virginia.............      107        5,705,689       2.28      10.153      674         53,324       95.73     42.68      48.84
Washington...........      160        7,562,065       3.03      10.446      667         47,263       98.88     42.91      45.65
West Virginia........       10          458,567       0.18       9.472      679         45,857       97.98     36.68      50.01
Wisconsin............       87        3,243,585       1.30       9.739      677         37,283       97.06     41.03      45.50
Wyoming..............        4          122,882       0.05      10.346      682         30,720       97.86     48.71      55.49
                         -----     ------------     ------      ------      ---        -------      ------     -----      -----
  Total..............    5,040     $249,716,798     100.00%     10.161%     677        $49,547       96.85%    42.14%     36.65%
                         =====     ============     ======      ======      ===        =======      ======     =====      =====


                       PERCENT
STATE                    IO
-----                  -------
Alabama..............   37.78%
Alaska...............   78.75
Arizona..............   18.97
Arkansas.............    0.00
California...........   19.98
Colorado.............   11.14
Connecticut..........   23.18
Delaware.............    0.00
District of
  Columbia...........    0.00
Florida..............   23.49
Georgia..............   14.16
Hawaii...............   74.91
Idaho................   26.28
Illinois.............    9.62
Indiana..............   27.83
Iowa.................   12.45
Kansas...............   15.21
Kentucky.............   25.35
Louisiana............   23.65
Maine................   29.83
Maryland.............   27.54
Massachusetts........   12.09
Michigan.............   77.79
Minnesota............    1.63
Mississippi..........   34.84
Missouri.............   16.18
Montana..............    8.14
Nebraska.............    0.00
Nevada...............   29.62
New Hampshire........   27.48
New Jersey...........   51.22
New Mexico...........   33.47
New York.............   23.90
North Carolina.......   16.32
North Dakota.........    0.00
Ohio.................    0.00
Oklahoma.............   35.58
Oregon...............   21.79
Pennsylvania.........   26.53
Rhode Island.........    0.00
South Carolina.......   19.25
South Dakota.........   12.66
Tennessee............    0.00
Texas................    0.00
Utah.................   22.13
Vermont..............   29.59
Virginia.............   28.67
Washington...........    1.57
West Virginia........   34.37
Wisconsin............   24.59
Wyoming..............   20.35
                        -----
  Total..............   21.23%
                        =====

      No more than approximately 0.27% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

                                      A-II-3

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF ORIGINAL      MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
LOAN-TO-VALUE RATIOS     LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------------   ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
50.00% or less.......       11     $    601,262       0.24%      8.819%     672        $54,660      36.76%     40.20%     23.36%
50.01% to 55.00%.....        6          262,028       0.10       9.064      710         43,671      51.90      40.15      27.88
55.01% to 60.00%.....        6          415,293       0.17       7.209      681         69,215      58.03      40.02      50.82
60.01% to 65.00%.....       17          818,494       0.33       9.321      683         48,147      63.45      46.07      38.27
65.01% to 70.00%.....       24        2,236,713       0.90       7.784      700         93,196      67.40      41.96      42.20
70.01% to 75.00%.....       28        1,609,759       0.64       8.264      695         57,491      72.68      34.65      33.90
75.01% to 80.00%.....       61        4,407,106       1.76       8.086      688         72,248      78.28      41.25      44.06
80.01% to 85.00%.....       60        3,148,542       1.26       8.434      711         52,476      82.75      41.11      56.05
85.01% to 90.00%.....      524       24,633,459       9.86       8.966      697         47,010      89.37      39.29      34.99
90.01% to 95.00%.....      492       22,572,437       9.04       9.883      698         45,879      94.15      40.42      39.08
95.01% to 100.00%....    3,811      189,011,707      75.69      10.487      671         49,596      99.85      42.68      36.06
                         -----     ------------     ------      ------      ---        -------      -----      -----      -----
 Total...............    5,040     $249,716,798     100.00%     10.161%     677        $49,547      96.85%     42.14%     36.65%
                         =====     ============     ======      ======      ===        =======      =====      =====      =====


RANGE OF ORIGINAL      PERCENT
LOAN-TO-VALUE RATIOS     IO
--------------------   -------
50.00% or less.......   54.26%
50.01% to 55.00%.....   86.76
55.01% to 60.00%.....   13.83
60.01% to 65.00%.....   48.88
65.01% to 70.00%.....   41.26
70.01% to 75.00%.....   48.81
75.01% to 80.00%.....   38.76
80.01% to 85.00%.....   58.29
85.01% to 90.00%.....   34.81
90.01% to 95.00%.....   40.92
95.01% to 100.00%....   15.30
                        -----
 Total...............   21.23%
                        =====

      As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 4.87% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 99.70% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 96.92%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 20.90%.

                             DEBT-TO-INCOME RATIOS

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
RANGE OF               NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
DEBT-TO-INCOME         MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
RATIOS                   LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------         ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
Not Available........      624     $ 28,329,584      11.34%      9.161%     727        $45,400      92.71%      0.00%     61.44%
0.01% to 5.00%.......        2          144,700       0.06      12.432      687         72,350      96.12       3.86       0.00
5.01% to 10.00%......       11          490,294       0.20      10.358      675         44,572      97.38       8.26      27.86
10.01% to 15.00%.....       25        1,309,259       0.52      10.938      687         52,370      97.92      12.78      16.85
15.01% to 20.00%.....       53        2,617,931       1.05      10.756      682         49,395      97.58      17.48      23.46
20.01% to 25.00%.....      113        4,809,372       1.93       9.752      672         42,561      94.96      22.66      34.05
25.01% to 30.00%.....      237        9,403,276       3.77       9.732      678         39,676      96.78      27.85      30.82
30.01% to 35.00%.....      406       18,120,770       7.26       9.597      680         44,632      97.18      32.79      28.48
35.01% to 40.00%.....      703       34,235,913      13.71      10.059      676         48,700      96.86      37.67      26.62
40.01% to 45.00%.....    1,073       56,925,523      22.80      10.053      676         53,053      96.20      42.76      28.17
45.01% to 50.00%.....    1,332       73,314,161      29.36      10.843      663         55,041      98.39      47.92      31.45
50.01% to 55.00%.....      448       19,395,924       7.77      10.224      658         43,294      98.87      52.88      75.89
55.01% to 60.00%.....       13          620,092       0.25       9.886      660         47,699      99.11      55.72      84.98
                         -----     ------------     ------      ------      ---        -------      -----      -----      -----
 Total...............    5,040     $249,716,798     100.00%     10.161%     677        $49,547      96.85%     42.14%     36.65%
                         =====     ============     ======      ======      ===        =======      =====      =====      =====


RANGE OF
DEBT-TO-INCOME         PERCENT
RATIOS                   IO
--------------         -------
Not Available........   91.94%
0.01% to 5.00%.......  100.00
5.01% to 10.00%......   16.52
10.01% to 15.00%.....   34.70
15.01% to 20.00%.....   40.13
20.01% to 25.00%.....   10.17
25.01% to 30.00%.....    7.25
30.01% to 35.00%.....    9.95
35.01% to 40.00%.....   11.36
40.01% to 45.00%.....   11.61
45.01% to 50.00%.....   15.17
50.01% to 55.00%.....    3.27
55.01% to 60.00%.....    0.00
                       ------
 Total...............   21.23%
                       ======

      As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 3.77% to 58.77% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 42.14%.

                                  LOAN PURPOSE

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
LOAN PURPOSE             LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------           ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
Purchase.............    3,169     $152,795,713      61.19%     10.561%     673        $48,216      99.13%     42.59%     33.77%
Refinance--Cashout...    1,123       57,848,087      23.17       9.797      682         51,512      92.96      41.70      37.84
Refinance--Rate
 Term................      748       39,072,999      15.65       9.131      688         52,237      93.67      40.56      46.19
                         -----     ------------     ------      ------      ---        -------      -----      -----      -----
 Total...............    5,040     $249,716,798     100.00%     10.161%     677        $49,547      96.85%     42.14%     36.65%
                         =====     ============     ======      ======      ===        =======      =====      =====      =====


                       PERCENT
LOAN PURPOSE             IO
------------           -------
Purchase.............   11.59%
Refinance--Cashout...   39.56
Refinance--Rate
 Term................   31.76
                        -----
 Total...............   21.23%
                        =====

                                      A-II-4

                         TYPES OF MORTGAGED PROPERTIES

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
PROPERTY TYPE            LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------          ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
Single Family........    3,781     $184,261,835      73.79%     10.066%     677        $48,734       96.69%    42.08%     35.46%
Planned Unit
 Development.........      587       30,511,816      12.22      10.352      674         51,979       97.75     42.04      46.87
Condominium..........      390       18,591,210       7.44      10.658      679         47,670       97.02     43.02      40.91
Two- to
 Four-Family.........      219       13,457,568       5.39      10.358      680         61,450       96.53     42.26      26.69
Townhouse............       62        2,869,207       1.15      10.012      674         46,278       97.51     41.10      24.39
Rowhouse.............        1           25,163       0.01      10.950      622         25,163      100.00     48.30       0.00
                         -----     ------------     ------      ------      ---        -------      ------     -----      -----
 Total...............    5,040     $249,716,798     100.00%     10.161%     677        $49,547       96.85%    42.14%     36.65%
                         =====     ============     ======      ======      ===        =======      ======     =====      =====


                       PERCENT
PROPERTY TYPE            IO
-------------          -------
Single Family........   20.47%
Planned Unit
 Development.........   26.64
Condominium..........   34.66
Two- to
 Four-Family.........    0.82
Townhouse............   21.25
Rowhouse.............    0.00
                        -----
 Total...............   21.23%
                        =====

                             DOCUMENTATION SUMMARY

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
DOCUMENTATION            LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------          ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
FIELDSTONE
 UNDERWRITING
Stated Income........      692     $ 38,413,629      15.38%     10.878%     671        $55,511       98.79%    43.45%       0.00%
Full Documentation...      683       25,439,359      10.19      10.495      637         37,246       99.10     44.20      100.00
12 Month Bank
 Statements..........      120        7,879,668       3.16      10.682      651         65,664       99.17     38.00        0.00
24 Month Bank
 Statements..........       36        2,129,448       0.85      10.610      650         59,151       97.98     35.37        0.00
Limited
 Documentation.......        7          234,644       0.09       9.856      655         33,521      100.00     43.31        0.00
                         -----     ------------     ------      ------      ---        -------      ------     -----      ------
 Sub-Total...........    1,538     $ 74,096,749      29.67%     10.714%     656        $48,177       98.92%    42.90%      34.33%
DECISION ONE
 UNDERWRITING
Full Documentation...      508     $ 17,264,212       6.91%     10.208%     641        $33,985       99.58%    46.83%     100.00%
Stated Income........      204        9,966,401       3.99      10.492      681         48,855       99.51     41.98        0.00
6 Month Bank
 Statements..........       27        1,066,122       0.43       9.968      649         39,486       99.27     38.90        0.00
12 Month Bank
 Statements..........        6          494,127       0.20       9.747      651         82,355      100.00     35.32        0.00
24 Month Bank
 Statements..........        1           15,899       0.01       8.990      682         15,899      100.00     43.55        0.00
                         -----     ------------     ------      ------      ---        -------      ------     -----      ------
 Sub-Total...........      746     $ 28,806,762      11.54%     10.289%     655        $38,615       99.55%    44.66%      59.93%
CITI UNDERWRITING(1)
Stated Income........      457     $ 24,262,642       9.72%      7.562%     703        $53,091       93.42%    36.97%       0.00%
Full Documentation...      122        6,275,389       2.24       7.429      683         51,438       83.65     38.76      100.00
Verified Asset.......        3          190,742       0.08       7.425      661         63,581       86.34     33.63        0.00
                         -----     ------------     ------      ------      ---        -------      ------     -----      ------
 Sub-Total...........      582     $ 30,728,773      12.31%      7.534%     699        $52,799       91.38%    37.31%      20.42%
QUICKEN UNDERWRITING
Full Documentation...      382     $ 18,121,864       7.26%      8.864%     726        $47,439       93.48%    40.87%     100.00%
Stated Inc/Verified
 Assets (SIVA).......      138        6,469,598       2.59       9.174      727         46,881       88.49     36.08        0.00
Alternate/Substitute...      55       1,602,017       0.64       9.011      725         29,128       90.87     23.32        0.00
Stated Income........       21          848,277       0.34       9.544      726         40,394       92.62      0.00        0.00
                         -----     ------------     ------      ------      ---        -------      ------     -----      ------
 Sub-Total...........      596     $ 27,041,756      10.83%      8.968%     726        $45,372       92.11%    39.03%      67.01%
OTHER UNDERWRITING
Full Documentation...      464     $ 24,431,559       9.78%      9.964%     674        $52,654       97.72%    42.62%     100.00%
Other Documentation..    1,114       64,611,200      25.87      11.291      681         57,999       97.51     42.33        0.00
                                   ------------     ------      ------      ---        -------      ------     -----      ------
 Sub-Total...........    1,578     $ 89,042,759      35.66%     10.927%     679        $56,428       97.57%    42.41%      27.44%
                         -----     ------------     ------      ------      ---        -------      ------     -----      ------
 Total...............    5,040     $249,716,798     100.00%     10.161%     677        $49,547       96.85%    42.14%      36.65%
                         =====     ============     ======      ======      ===        =======      ======     =====      ======


                       PERCENT
DOCUMENTATION            IO
-------------          -------
FIELDSTONE
 UNDERWRITING
Stated Income........    0.00%
Full Documentation...    0.00
12 Month Bank
 Statements..........    0.00
24 Month Bank
 Statements..........    0.00
Limited
 Documentation.......    0.00
                       ------
 Sub-Total...........    0.00%
DECISION ONE
 UNDERWRITING
Full Documentation...    0.00%
Stated Income........    0.00
6 Month Bank
 Statements..........    0.00
12 Month Bank
 Statements..........    0.00
24 Month Bank
 Statements..........    0.00
                       ------
 Sub-Total...........    0.00%
CITI UNDERWRITING(1)
Stated Income........    0.00%
Full Documentation...    0.00
Verified Asset.......    0.00
                       ------
 Sub-Total...........    0.00%
QUICKEN UNDERWRITING
Full Documentation...  100.00%
Stated Inc/Verified
 Assets (SIVA).......  100.00
Alternate/Substitute.  100.00
Stated Income........  100.00
                       ------
 Sub-Total...........  100.00%
OTHER UNDERWRITING
Full Documentation...   24.68%
Other Documentation..   30.85
                       ------
 Sub-Total...........   29.16%
                       ------
 Total...............   21.23%
                       ======

---------------

(1) Refers to the underwriting of four affiliated originators: Citibank, N.A.., Citibank (West) FSB, Citibank Texas NA, and Citibank FSB.

                                      A-II-5

                                OCCUPANCY TYPES

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
OCCUPANCY                LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------              ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
Primary..............    4,831     $242,305,648      97.03%     10.133%     676        $50,156      96.99%     42.27%     37.23%
Investment...........      171        5,797,870       2.32      11.076      700         33,906      90.94      37.49      16.14
Second Home..........       38        1,613,281       0.65      10.980      709         42,455      95.64      41.76      23.43
                         -----     ------------     ------      ------      ---        -------      -----      -----      -----
 Total...............    5,040     $249,716,798     100.00%     10.161%     677        $49,547      96.85%     42.14%     36.65%
                         =====     ============     ======      ======      ===        =======      =====      =====      =====


                       PERCENT
OCCUPANCY                IO
---------              -------
Primary..............   21.69%
Investment...........    2.59
Second Home..........   17.79
                        -----
 Total...............   21.23%
                        =====

      The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                           MORTGAGE LOAN AGE SUMMARY

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
MORTGAGE LOANS AGE     MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
(MONTHS)                 LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------------     ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
2....................       74     $  3,846,454       1.54%     11.348%     678        $51,979       98.76%    43.38%      23.83%
3....................      965       47,339,110      18.96      11.075      653         49,056       99.47     43.74       27.90
4....................      551       26,516,971      10.62      10.917      652         48,125       99.04     42.96       36.18
5....................       42        2,536,204       1.02      11.339      676         60,386       99.24     42.24       12.41
6....................      277       16,307,574       6.53      10.349      681         58,872       97.14     43.38       39.69
7....................      356       21,567,650       8.64      10.564      687         60,583       95.62     42.12       20.53
8....................      380       18,164,818       7.27      10.175      667         47,802       98.39     41.45       44.86
9....................      625       26,552,292      10.63      10.286      662         42,484       98.52     44.12       48.60
10...................      486       24,268,650       9.72       8.762      684         49,935       94.32     40.44       31.55
11...................      313       15,579,228       6.24       7.774      694         49,774       91.60     37.63       22.39
12...................      660       30,192,069      12.09       8.842      722         45,746       92.93     39.74       63.41
13...................       33        1,313,625       0.53       8.884      709         39,807       88.20     42.41       64.19
14...................        8          539,527       0.22      10.800      671         67,441       98.17     36.14       20.69
15...................       56        3,056,591       1.22      11.452      698         54,582       98.43     38.55       21.64
16...................       66        4,125,167       1.65      12.160      703         62,503       98.00     38.97       28.84
17...................       48        2,805,064       1.12      12.263      705         58,439       98.73     41.56       26.36
18...................       30        1,712,133       0.69      11.907      713         57,071       99.00     41.42       32.79
19...................       14          767,547       0.31      11.411      694         54,825       98.13     43.47       33.62
20...................       16          652,203       0.26      10.843      646         40,763       99.56     39.52       46.94
21...................       11          401,006       0.16      11.622      680         36,455       99.39     34.62       30.42
22...................        4          188,562       0.08      11.720      588         47,140      100.00     47.04      100.00
23...................        3          181,784       0.07      12.522      692         60,595      100.00     26.06       17.48
24...................       13          650,918       0.26      12.372      697         50,071       98.21     39.03       21.99
25...................        7          337,391       0.14      11.866      707         48,199       99.55     42.60       22.94
26...................        2          114,259       0.05      11.780      744         57,130       97.07     36.20       18.32
                         -----     ------------     ------      ------      ---        -------      ------     -----      ------
  Total..............    5,040     $249,716,798     100.00%     10.161%     677        $49,547       96.85%    42.14%      36.65%
                         =====     ============     ======      ======      ===        =======      ======     =====      ======


MORTGAGE LOANS AGE     PERCENT
(MONTHS)                 IO
------------------     -------
2....................   12.10%
3....................    0.22
4....................    0.38
5....................    2.60
6....................   17.99
7....................   35.10
8....................    4.91
9....................    2.71
10...................    0.65
11...................    1.27
12...................   87.10
13...................   80.51
14...................   51.36
15...................   70.61
16...................   92.07
17...................   94.30
18...................   87.25
19...................   69.90
20...................   29.03
21...................   54.32
22...................    0.00
23...................  100.00
24...................   90.45
25...................   77.06
26...................   81.68
                       ------
  Total..............   21.23%
                       ======

      As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 8 months.

                                      A-II-6

                        ORIGINAL PREPAYMENT PENALTY TERM

                                     AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                        NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
ORIGINAL PREPAYMENT     MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
PENALTY TERM              LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------------     ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
None..................    3,347     $156,881,944      62.82%      9.816%     686        $46,872      95.74%     40.78%     38.48%
12 Months.............       28        1,769,483       0.71      10.924      666         63,196      99.27      46.09      35.17
24 Months.............    1,227       67,548,452      27.05      10.675      662         55,052      98.51      43.62      34.77
36 Months.............      438       23,516,919       9.42      10.927      659         53,692      99.27      45.11      30.02
                          -----     ------------     ------      ------      ---        -------      -----      -----      -----
  Total...............    5,040     $249,716,798     100.00%     10.161%     677        $49,547      96.85%     42.14%     36.65%
                          =====     ============     ======      ======      ===        =======      =====      =====      =====


ORIGINAL PREPAYMENT     PERCENT
PENALTY TERM              IO
-------------------     -------
None..................   28.27%
12 Months.............    0.00
24 Months.............   11.80
36 Months.............    2.88
                         -----
  Total...............   21.23%
                         =====

      The weighted average prepayment charge term at origination with respect to the Mortgage Loans having prepayment charges is approximately 27 months.

                                 CREDIT SCORES

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF               MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
CREDIT SCORES            LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------          ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
Not Available........        1     $    117,334       0.05%     12.650%       0       $117,334      99.93%     47.33%       0.00%
528 to 550...........        1          100,000       0.04      13.500      528        100,000       4.87      39.74        0.00
551 to 575...........        1           20,932       0.01      10.800      557         20,932      84.00      23.68      100.00
576 to 600...........       39        1,236,487       0.50      10.881      598         31,705      99.04      40.57       92.81
601 to 625...........      777       29,926,338      11.98      10.933      615         38,515      99.28      43.61       67.64
626 to 650...........    1,071       49,417,413      19.79      10.963      638         46,141      99.00      43.63       37.61
651 to 675...........      898       44,986,006      18.01      10.540      663         50,096      96.63      42.64       36.13
676 to 700...........      872       48,982,582      19.62       9.760      688         56,173      95.48      41.03       22.72
701 to 725...........      713       39,781,274      15.93       9.124      713         55,794      95.15      39.90       26.05
726 to 750...........      332       18,382,115       7.36       9.730      736         55,368      96.62      42.17       32.35
751 to 775...........      206       10,834,110       4.34       9.530      763         52,593      96.12      40.95       44.09
776 to 800...........      111        5,222,344       2.09       9.184      786         47,048      93.74      39.55       53.30
801 to 811...........       18          709,863       0.28       9.199      806         39,437      95.49      40.93       40.34
                         -----     ------------     ------      ------      ---       --------      -----      -----      ------
  Total..............    5,040     $249,716,798     100.00%     10.161%     677       $ 49,547      96.85%     42.14%      36.65%
                         =====     ============     ======      ======      ===       ========      =====      =====      ======


RANGE OF               PERCENT
CREDIT SCORES            IO
-------------          -------
Not Available........  100.00%
528 to 550...........  100.00
551 to 575...........    0.00
576 to 600...........    2.06
601 to 625...........    1.12
626 to 650...........    3.79
651 to 675...........   14.37
676 to 700...........   26.34
701 to 725...........   31.28
726 to 750...........   51.45
751 to 775...........   54.64
776 to 800...........   57.77
801 to 811...........   49.88
                       ------
  Total..............   21.23%
                       ======

      The Credit Scores of the Mortgage Loans as of the Cut-off Date ranged from 528 to 811 and the weighted average Credit Score of the Mortgage Loans as of the Cut-off Date was approximately 677.

                                      A-II-7

                                 GROSS MARGINS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                                    AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF               MORTGAGE      BALANCE      MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
GROSS MARGINS            LOANS     OUTSTANDING      POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------          ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
-1.000% to 0.000%....      36      $ 2,511,006       4.82%      7.886%     744        $69,750      79.22%     24.75%     71.87%
0.001% to 0.500%.....     115        6,314,218      12.11       8.304      739         54,906      90.15      44.56      84.68
0.501% to 1.000%.....     155        6,696,750      12.84       8.792      741         43,205      94.53      32.92      72.23
1.001% to 1.500%.....     147        6,304,348      12.09       9.278      711         42,887      93.01      40.25      58.10
1.501% to 2.000%.....      77        3,141,921       6.03       9.713      715         40,804      94.97      46.66      44.40
2.001% to 2.500%.....      63        3,787,507       7.26      10.179      706         60,119      92.46      44.86      37.15
2.501% to 3.000%.....      66        3,879,336       7.44      10.687      706         58,778      95.74      43.09      34.62
3.001% to 3.500%.....      37        2,732,903       5.24      11.114      690         73,862      93.27      41.25      50.01
3.501% to 4.000%.....      57        3,409,513       6.54      11.504      704         59,816      97.13      42.63      14.31
4.001% to 4.500%.....      63        3,857,397       7.40      12.098      704         61,229      96.85      38.54      31.28
4.501% to 5.000%.....      83        5,798,688      11.12      12.591      690         69,864      97.53      40.81       7.77
5.001% to 5.500%.....      36        2,246,479       4.31      13.086      683         62,402      98.65      37.65      17.68
5.501% to 6.000%.....      17        1,305,002       2.50      13.569      660         76,765      90.23      41.63       3.79
6.001% to 6.500%.....       3          105,619       0.20      14.074      631         35,206      95.12      42.83      24.14
7.001% to 7.500%.....       1           50,000       0.10      15.000      604         50,000      68.00       0.00       0.00
                          ---      -----------     ------      ------      ---        -------      -----      -----      -----
  Total..............     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                          ===      ===========     ======      ======      ===        =======      =====      =====      =====


RANGE OF               PERCENT
GROSS MARGINS            IO
-------------          -------
-1.000% to 0.000%....  100.00%
0.001% to 0.500%.....  100.00
0.501% to 1.000%.....  100.00
1.001% to 1.500%.....  100.00
1.501% to 2.000%.....  100.00
2.001% to 2.500%.....  100.00
2.501% to 3.000%.....  100.00
3.001% to 3.500%.....  100.00
3.501% to 4.000%.....  100.00
4.001% to 4.500%.....  100.00
4.501% to 5.000%.....  100.00
5.001% to 5.500%.....  100.00
5.501% to 6.000%.....  100.00
6.001% to 6.500%.....  100.00
7.001% to 7.500%.....  100.00
                       ------
  Total..............  100.00%
                       ======

      As of the Cut-off Date, the gross margins for the Adjustable Rate Mortgage Loans ranged from -1.000% per annum to 7.250% per annum and the weighted average gross margin for the Adjustable Rate Mortgage Loans was approximately 2.450% per annum.

                             MAXIMUM MORTGAGE RATES
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                                    AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF MAXIMUM       MORTGAGE      BALANCE      MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
MORTGAGE RATES           LOANS     OUTSTANDING      POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
----------------       ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
11.501% to 12.000%...       4      $   147,768       0.28%      8.064%     748        $36,942       68.25%     0.00%      38.04%
14.501% to 15.000%...       1           24,368       0.05      10.750      645         24,368       79.98      0.00      100.00
15.501% to 16.000%...      16          664,785       1.27       9.283      707         41,549       95.56     26.28       60.75
16.501% to 17.000%...       7          306,371       0.59      12.478      697         43,767      100.00     38.21       34.08
17.501% to 18.000%...     928       50,997,393      97.81      10.340      712         54,954       93.72     41.27       45.48
                          ---      -----------     ------      ------      ---        -------      ------     -----      ------
  Total..............     956      $52,140,686     100.00%     10.333%     712        $54,540       93.70%    41.21%      45.61%
                          ===      ===========     ======      ======      ===        =======      ======     =====      ======


RANGE OF MAXIMUM       PERCENT
MORTGAGE RATES           IO
----------------       -------
11.501% to 12.000%...  100.00%
14.501% to 15.000%...  100.00
15.501% to 16.000%...  100.00
16.501% to 17.000%...  100.00
17.501% to 18.000%...  100.00
                       ------
  Total..............  100.00%
                       ======

      As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 12.000% per annum to 18.000% per annum and the weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans was approximately 17.950% per annum.

                           NEXT RATE ADJUSTMENT DATE
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                                    AGGREGATE                           WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL   PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
NEXT RATE              MORTGAGE      BALANCE     MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
ADJUSTMENT DATE          LOANS     OUTSTANDING     POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------        ---------   -----------  ----------   --------   --------   -----------   --------   --------   --------
August 2006..........     956      $52,140,686   100.00%     10.333%      712        $54,540     93.70%     41.21%     45.61%
                          ---      -----------    ------      ------      ---        -------      -----      -----      -----
  Total..............     956      $52,140,686   100.00%     10.333%      712        $54,540     93.70%     41.21%     45.61%
                          ===      ===========    ======      ======      ===        =======      =====      =====      =====


NEXT RATE              PERCENT
ADJUSTMENT DATE          IO
---------------        -------
August 2006..........  100.00%
                       ------
  Total..............  100.00%
                       ======

                                      A-II-8

                                 CREDIT LIMITS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                                      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                         NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF                 MORTGAGE      BALANCE      MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
CREDIT LIMITS ($)          LOANS     OUTSTANDING      POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-----------------        ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
$1 to $25,000..........     122      $ 2,210,267       4.24%      9.861%     714       $ 18,117      89.70%     39.59%      51.51%
$25,001 to $50,000.....     374       13,058,981      25.05      10.153      716         34,917      94.60      38.62       55.12
$50,001 to $75,000.....     219       12,797,485      24.54      10.408      714         58,436      94.94      41.69       40.72
$75,001 to $100,000....     152       12,426,858      23.83      10.634      709         81,756      91.68      40.23       27.74
$100,001 to $125,000...      45        4,660,569       8.94      10.565      706        103,568      94.84      44.84       35.79
$125,001 to $150,000...      16        2,139,063       4.10      10.846      705        133,691      93.81      43.71       39.22
$150,001 to $175,000...      11        1,669,082       3.20       8.554      730        151,735      94.87      49.79      100.00
$175,001 to $200,000...       9        1,524,887       2.92      10.389      705        169,432      96.11      37.72       76.48
$200,001 to $225,000...       4          640,289       1.23      11.086      689        160,072      97.87      39.18       67.20
$225,001 to $250,000...       2          481,922       0.92       7.908      733        240,961      76.99       0.00      100.00
$250,001 to $275,000...       2          531,282       1.02      10.478      692        265,641      94.60      46.07      100.00
                            ---      -----------     ------      ------      ---       --------      -----      -----      ------
  Total................     956      $52,140,686     100.00%     10.333%     712       $ 54,540      93.70%     41.21%      45.61%
                            ===      ===========     ======      ======      ===       ========      =====      =====      ======


RANGE OF                 PERCENT
CREDIT LIMITS ($)          IO
-----------------        -------
$1 to $25,000..........  100.00%
$25,001 to $50,000.....  100.00
$50,001 to $75,000.....  100.00
$75,001 to $100,000....  100.00
$100,001 to $125,000...  100.00
$125,001 to $150,000...  100.00
$150,001 to $175,000...  100.00
$175,001 to $200,000...  100.00
$200,001 to $225,000...  100.00
$225,001 to $250,000...  100.00
$250,001 to $275,000...  100.00
                         ------
  Total................  100.00%
                         ======

      As of the Cut-off Date, the Credit Limit of the Adjustable Rate Mortgage Loans ranged from approximately $10,000 to approximately $275,000 and the average Credit Limit of the Adjustable Rate Mortgage Loans was approximately $58,972.

                            CREDIT UTILIZATION RATES
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                                      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                         NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF CREDIT          MORTGAGE      BALANCE      MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
UTILIZATION RATES (%)      LOANS     OUTSTANDING      POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------------    ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
50.00% or less.........      43      $   849,983       1.63%      9.173%     729        $19,767      82.88%     46.17%     59.97%
50.01% to 55.00%.......       8          226,281       0.43       9.404      703         28,285      85.49      41.92       4.12
55.01% to 60.00%.......       7          292,433       0.56       9.002      739         41,776      78.38      33.89      47.86
60.01% to 65.00%.......      14          417,425       0.80       9.538      718         29,816      87.26      36.64      42.77
65.01% to 70.00%.......      11          343,960       0.66       9.201      714         31,269      82.50      45.29      57.48
70.01% to 75.00%.......      14          615,323       1.18       9.441      715         43,952      87.39      46.75      39.03
75.01% to 80.00%.......      21          866,526       1.66       9.325      734         41,263      93.03      39.79      31.29
80.01% to 85.00%.......      14          614,400       1.18       9.051      723         43,886      87.83      41.36      49.69
85.01% to 90.00%.......      26        1,252,169       2.40       8.932      729         48,160      89.09      43.85      67.07
90.01% to 95.00%.......      44        2,096,627       4.02       9.370      722         47,651      90.70      43.56      61.92
95.01% to 100.00%......     754       44,565,559      85.47      10.519      710         59,106      94.65      41.11      44.41
                            ---      -----------     ------      ------      ---        -------      -----      -----      -----
  Total................     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                            ===      ===========     ======      ======      ===        =======      =====      =====      =====


RANGE OF CREDIT          PERCENT
UTILIZATION RATES (%)      IO
---------------------    -------
50.00% or less.........  100.00%
50.01% to 55.00%.......  100.00
55.01% to 60.00%.......  100.00
60.01% to 65.00%.......  100.00
65.01% to 70.00%.......  100.00
70.01% to 75.00%.......  100.00
75.01% to 80.00%.......  100.00
80.01% to 85.00%.......  100.00
85.01% to 90.00%.......  100.00
90.01% to 95.00%.......  100.00
95.01% to 100.00%......  100.00
                         ------
  Total................  100.00%
                         ======

      As of the Cut-off Date, the Credit Utilization Rates of the Adjustable Rate Mortgage Loans ranged from approximately 0.00% to 100.00% and the average Credit Utilization Rate for Adjustable Rate Mortgage Loans was approximately 92.49%.

                                      A-II-9

                                  ORIGINATORS

                                     AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                        NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                        MORTGAGE      BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
ORIGINATORS               LOANS     OUTSTANDING       POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-----------             ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
Fieldstone............    1,538     $ 74,096,749      29.67%     10.714%     656        $48,177      98.92%     42.90%     34.33%
Citi(1)...............      582       30,728,773      12.31       7.534      699         52,799      91.38      37.31      20.42
Decision One..........      746       28,806,762      11.54      10.289      655         38,615      99.55      44.66      59.93
Quicken...............      596       27,041,756      10.83       8.968      726         45,372      92.11      39.03      67.01
Other (each <
  10.00%).............    1,578       89,042,759      35.66      10.927      679         56,428      97.57      42.41      27.44
                          -----     ------------     ------      ------      ---        -------      -----      -----      -----
  Total...............    5,040     $249,716,798     100.00%     10.161%     677        $49,547      96.85%     42.14%     36.65%
                          =====     ============     ======      ======      ===        =======      =====      =====      =====


                        PERCENT
ORIGINATORS               IO
-----------             -------
Fieldstone............    0.00%
Citi(1)...............    0.00
Decision One..........    0.00
Quicken...............  100.00
Other (each <
  10.00%).............   29.16
                        ------
  Total...............   21.23%
                        ======

---------------

(1) Refers to four affiliated originators: Citibank, N.A.., Citibank (West) FSB, Citibank Texas NA, and Citibank FSB.

                   THE CLOSED END SECOND LIEN MORTGAGE LOANS

          MORTGAGE RATES FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                     AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                        NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF                MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
MORTGAGE RATES            LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------          ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
5.501% to 6.000%......        2     $     53,464       0.03%      6.000%     617       $ 26,732      100.00%    43.93%     50.06%
6.001% to 6.500%......       39        5,150,265       2.61       6.238      707        132,058       82.87     39.62      33.67
6.501% to 7.000%......       55        4,424,412       2.24       6.775      707         80,444       83.99     39.55      32.21
7.001% to 7.500%......      108        6,649,825       3.37       7.347      701         61,572       88.95     37.80      43.14
7.501% to 8.000%......      255       12,342,656       6.25       7.811      701         48,403       96.44     36.68      14.53
8.001% to 8.500%......      113        4,813,117       2.44       8.326      700         42,594       95.41     40.37      36.33
8.501% to 9.000%......      477       16,447,167       8.32       8.914      679         34,480       98.83     40.89      48.60
9.001% to 9.500%......      238       11,205,554       5.67       9.358      677         47,082       98.76     42.79      62.59
9.501% to 10.000%.....      328       15,786,406       7.99       9.835      674         48,129       99.23     43.00      41.66
10.001% to 10.500%....      417       20,900,243      10.58      10.311      665         50,120       99.06     43.53      44.88
10.501% to 11.000%....      842       42,620,490      21.57      10.831      659         50,618       98.91     43.49      32.89
11.001% to 11.500%....      731       33,914,825      17.17      11.298      653         46,395       99.10     42.80      33.58
11.501% to 12.000%....      245       13,297,365       6.73      11.721      647         54,275       99.41     44.07      10.04
12.001% to 12.500%....       94        4,202,226       2.13      12.277      647         44,705       98.67     44.58       6.31
12.501% to 13.000%....       61        2,426,953       1.23      12.851      642         39,786       99.44     43.62       2.83
13.001% to 13.500%....       53        2,271,075       1.15      13.237      634         42,850       99.04     46.65       3.17
13.501% to 14.000%....       19          827,726       0.42      13.762      632         43,565       99.03     40.90       4.98
14.001% to 14.500%....        3           75,824       0.04      14.270      640         25,275       97.90     43.55       0.00
14.501% to 15.000%....        2           38,838       0.02      14.673      643         19,419       91.91     38.06       0.00
15.001% to 15.500%....        2          127,682       0.06      15.179      666         63,841       95.98     33.62       0.00
                          -----     ------------     ------      ------      ---       --------      ------     -----      -----
  Total...............    4,084     $197,576,113     100.00%     10.115%     668       $ 48,378       97.68%    42.27%     34.29%
                          =====     ============     ======      ======      ===       ========      ======     =====      =====


RANGE OF                PERCENT
MORTGAGE RATES            IO
--------------          -------
5.501% to 6.000%......    0.00%
6.001% to 6.500%......    0.00
6.501% to 7.000%......    1.83
7.001% to 7.500%......    1.22
7.501% to 8.000%......    0.00
8.001% to 8.500%......    2.52
8.501% to 9.000%......    0.00
9.001% to 9.500%......    0.44
9.501% to 10.000%.....    0.49
10.001% to 10.500%....    0.17
10.501% to 11.000%....    0.33
11.001% to 11.500%....    0.00
11.501% to 12.000%....    0.50
12.001% to 12.500%....    0.00
12.501% to 13.000%....    5.68
13.001% to 13.500%....    0.00
13.501% to 14.000%....    5.62
14.001% to 14.500%....   36.66
14.501% to 15.000%....    0.00
15.001% to 15.500%....    0.00
                         -----
  Total...............    0.44%
                         =====

      As of the Cut-off Date, the Mortgage Rates of the Closed End Second Lien Mortgage Loans ranged from 6.000% per annum to 15.250% per annum and the weighted average Mortgage Rate of the Closed End Second Lien Mortgage Loans was approximately 10.115% per annum.

                                     A-II-10

                      REMAINING MONTHS TO STATED MATURITY
                 FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                     AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                        NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF REMAINING      MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
TERMS (MONTHS)            LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------------      ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
97 to 108.............        1     $     18,777       0.01%      8.450%     688        $18,777       95.82%    38.60%       0.00%
109 to 120............       12          396,603       0.20       7.958      698         33,050       92.98     39.51       30.23
145 to 156............        1           33,617       0.02      10.500      613         33,617      100.00     38.66      100.00
157 to 168............       59        2,115,375       1.07       9.137      666         35,854       97.78     42.85       64.39
169 to 180............    3,031      143,749,675      72.76      10.586      662         47,426       98.64     43.08       35.26
205 to 216............        2           47,981       0.02      10.163      622         23,991       99.94     45.89      100.00
217 to 228............       77        3,486,417       1.76       8.000      693         45,278       95.60     38.89       25.66
229 to 240............      499       26,743,127      13.54       7.740      696         53,593       91.75     37.68       21.03
325 to 336............        2           78,897       0.04       9.735      674         39,449       94.04     42.04      100.00
337 to 348............       32        1,460,547       0.74      10.288      653         45,642       99.89     44.75       40.24
349 to 360............      368       19,445,098       9.84      10.421      670         52,840       98.96     43.04       42.78
                          -----     ------------     ------      ------      ---        -------      ------     -----      ------
  Total...............    4,084     $197,576,113     100.00%     10.115%     668        $48,378       97.68%    42.27%      34.29%
                          =====     ============     ======      ======      ===        =======      ======     =====      ======


RANGE OF REMAINING      PERCENT
TERMS (MONTHS)            IO
------------------      -------
97 to 108.............   0.00%
109 to 120............   0.00
145 to 156............   0.00
157 to 168............   0.00
169 to 180............   0.00
205 to 216............   0.00
217 to 228............   0.00
229 to 240............   0.00
325 to 336............   0.00
337 to 348............   0.00
349 to 360............   4.44
                         ----
  Total...............   0.44%
                         ====

      As of the Cut-off Date, the remaining terms to stated maturity of the Closed End Second Lien Mortgage Loans ranged from 108 months to 358 months and the weighted average remaining term to stated maturity of the Closed End Second Lien Mortgage Loans was approximately 201 months.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES
                 FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                      AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
RANGE OF ORIGINAL        NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
MORTGAGE LOAN            MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
PRINCIPAL BALANCES         LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------------       ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
$1 to $25,000..........      870     $ 17,372,407       8.79%     10.291%     654       $ 19,968       97.59%    40.02%      55.99%
$25,001 to $50,000.....    1,822       65,763,258      33.29      10.155      660         36,094       98.31     42.15       46.82
$50,001 to $75,000.....      759       46,570,603      23.57      10.102      672         61,358       98.23     42.84       27.07
$75,001 to $100,000....      362       31,147,280      15.76      10.526      668         86,042       98.43     42.95       20.46
$100,001 to $125,000...      154       17,094,172       8.65      10.095      678        111,001       98.23     43.00       19.08
$125,001 to $150,000...       56        7,619,213       3.86       9.519      687        136,057       95.96     41.21        8.84
$150,001 to $175,000...       25        4,076,935       2.06       9.744      683        163,077       94.47     43.02       28.46
$175,001 to $200,000...       22        4,203,974       2.13       9.281      694        191,090       92.41     42.55       26.89
$200,001 to $225,000...        3          636,650       0.32      10.192      640        212,217      100.00     43.21      100.00
$225,001 to $250,000...        7        1,700,121       0.86       8.522      681        242,874       82.88     36.88        0.00
$250,001 to $275,000...        1          269,584       0.14       6.150      725        269,584       84.22     37.86      100.00
$275,001 to $300,000...        1          292,158       0.15       6.200      690        292,158       65.84     41.81      100.00
$375,001 to $400,000...        1          390,457       0.20       6.200      726        390,457       81.48     41.93      100.00
$425,001 to $450,000...        1          439,300       0.22       6.700      712        439,300       79.65     42.96      100.00
                           -----     ------------     ------      ------      ---       --------      ------     -----      ------
  Total................    4,084     $197,576,113     100.00%     10.115%     668       $ 48,378       97.68%    42.27%      34.29%
                           =====     ============     ======      ======      ===       ========      ======     =====      ======


RANGE OF ORIGINAL
MORTGAGE LOAN            PERCENT
PRINCIPAL BALANCES         IO
------------------       -------
$1 to $25,000..........   0.00%
$25,001 to $50,000.....   0.54
$50,001 to $75,000.....   0.70
$75,001 to $100,000....   0.26
$100,001 to $125,000...   0.61
$125,001 to $150,000...   0.00
$150,001 to $175,000...   0.00
$175,001 to $200,000...   0.00
$200,001 to $225,000...   0.00
$225,001 to $250,000...   0.00
$250,001 to $275,000...   0.00
$275,001 to $300,000...   0.00
$375,001 to $400,000...   0.00
$425,001 to $450,000...   0.00
                          ----
  Total................   0.44%
                          ====

      As of the Cut-off Date, the outstanding principal balances of the Closed End Second Lien Mortgage Loans ranged from approximately $2,543 to approximately $439,300 and the average outstanding principal balance of the Closed End Second Lien Mortgage Loans was approximately $48,378.

                                     A-II-11

                                 PRODUCT TYPES
                 FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                     AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                        NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                        MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
PRODUCT TYPES             LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------           ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
Closed End 10 Year
  Fixed Loans.........       13     $    415,379       0.21%      7.981%     697        $31,952      93.11%     39.47%     28.87%
Closed End 15 Year
  Fixed Loans.........      105        3,605,391       1.82       8.216      689         34,337      90.02      38.81      43.70
Closed End 20 Year
  Fixed Loans.........      578       30,277,525      15.32       7.773      695         52,383      92.21      37.83      21.69
Closed End 30 Year
  Fixed Loans.........      343       17,105,141       8.66      10.440      668         49,869      98.87      42.46      40.44
Closed End 15/30
  Balloon Loans.......    2,986      142,293,276      72.02      10.624      661         47,653      98.85      43.19      35.49
Closed End 30/40
  Balloon Loans.......       59        3,879,400       1.96      10.275      673         65,753      99.62      46.26      53.31
                          -----     ------------     ------      ------      ---        -------      -----      -----      -----
  Total...............    4,084     $197,576,113     100.00%     10.115%     668        $48,378      97.68%     42.27%     34.29%
                          =====     ============     ======      ======      ===        =======      =====      =====      =====


                        PERCENT
PRODUCT TYPES             IO
-------------           -------
Closed End 10 Year
  Fixed Loans.........   0.00%
Closed End 15 Year
  Fixed Loans.........   0.00
Closed End 20 Year
  Fixed Loans.........   0.00
Closed End 30 Year
  Fixed Loans.........   5.05
Closed End 15/30
  Balloon Loans.......   0.00
Closed End 30/40
  Balloon Loans.......   0.00
                         ----
  Total...............   0.44%
                         ====

                               AMORTIZATION TYPE
                 FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                     AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                        NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                        MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
AMORTIZATION TYPE         LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-----------------       ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
Fully Amortizing......    1,023     $ 50,539,647      25.58%      8.667%     685        $49,403       94.21%    39.38%     29.30%
Balloon...............    3,045      146,172,676      73.98      10.615      662         48,004       98.87     43.27      35.97
60 Month
  Interest-Only.......       14          770,120       0.39      10.366      708         55,009       98.37     43.91      41.45
120 Month
  Interest-Only.......        2           93,670       0.05       9.057      762         46,835      100.00     42.22      53.88
                          -----     ------------     ------      ------      ---        -------      ------     -----      -----
  Total...............    4,084     $197,576,113     100.00%     10.115%     668        $48,378       97.68%    42.27%     34.29%
                          =====     ============     ======      ======      ===        =======      ======     =====      =====


                        PERCENT
AMORTIZATION TYPE         IO
-----------------       -------
Fully Amortizing......    0.00%
Balloon...............    0.00
60 Month
  Interest-Only.......  100.00
120 Month
  Interest-Only.......  100.00
                        ------
  Total...............    0.44%
                        ======

                                ADJUSTMENT TYPE
                 FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
ADJUSTMENT TYPE          LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------        ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
Fixed Rate...........    4,084     $197,576,113     100.00%     10.115%     668        $48,378      97.68%     42.27%     34.29%
                         -----     ------------     ------      ------      ---        -------      -----      -----      -----
  Total..............    4,084     $197,576,113     100.00%     10.115%     668        $48,378      97.68%     42.27%     34.29%
                         =====     ============     ======      ======      ===        =======      =====      =====      =====


                       PERCENT
ADJUSTMENT TYPE          IO
---------------        -------
Fixed Rate...........   0.44%
                        ----
  Total..............   0.44%
                        ====

                                     A-II-12

                  STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES
                 FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                          AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                             NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                             MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
STATE                          LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME
-----                        ---------   ------------   ----------   --------   --------   -----------   --------   --------
Alabama....................       12     $    433,486       0.22%      9.033%      675       $36,124     95.97%      36.07%
Alaska.....................        1           55,446       0.03      12.800       624        55,446     100.00      47.54
Arizona....................      163        7,447,946       3.77      10.389       665        45,693      98.30      40.23
Arkansas...................        9          265,625       0.13       9.994       644        29,514      97.42      38.62
California.................      804       64,775,715      32.79      10.164       677        80,567      97.30      43.33
Colorado...................      221        9,330,058       4.72       9.792       662        42,217      98.27      41.43
Connecticut................       20          918,174       0.46       8.989       675        45,909      93.14      40.91
Delaware...................        7          232,108       0.12      10.634       641        33,158      97.32      41.28
District of Columbia.......        4          152,806       0.08       9.482       730        38,202      90.34      36.75
Florida....................      313       16,045,751       8.12      10.494       666        51,264      96.52      41.71
Georgia....................      178        6,680,346       3.38      10.016       669        37,530      98.18      40.99
Hawaii.....................        1           49,505       0.03      10.100       686        49,505     100.00      42.88
Idaho......................       24          574,480       0.29      11.018       656        23,937      98.27      40.54
Illinois...................      254       11,141,309       5.64      10.639       659        43,863      98.19      43.17
Indiana....................       53        1,293,159       0.65      10.373       653        24,399      98.91      38.92
Iowa.......................       57        1,452,680       0.74      10.709       647        25,486      99.71      40.90
Kansas.....................       38        1,000,203       0.51      10.467       660        26,321      99.07      39.16
Kentucky...................       19          657,530       0.33       9.472       657        34,607      98.74      41.46
Louisiana..................       11          343,371       0.17      10.937       679        31,216      99.42      43.61
Maine......................        9          249,736       0.13      10.665       638        27,748      98.16      49.28
Maryland...................       84        5,309,545       2.69      10.156       670        63,209      95.09      43.32
Massachusetts..............       56        3,229,122       1.63      10.733       666        57,663      98.55      42.03
Michigan...................       85        2,670,151       1.35      10.153       658        31,414      99.20      41.92
Minnesota..................      155        6,501,315       3.29       9.589       660        41,944      98.68      41.30
Mississippi................       10          259,985       0.13      11.061       639        25,999     100.00      40.95
Missouri...................      118        3,731,008       1.89       9.905       665        31,619      97.47      40.39
Montana....................        8          275,149       0.14      10.564       652        34,394      97.91      44.60
Nebraska...................       28          875,866       0.44       9.830       663        31,281      98.98      36.92
Nevada.....................       77        4,359,357       2.21      10.643       667        56,615      99.05      44.44
New Hampshire..............       15          884,247       0.45       9.385       675        58,950      94.36      44.55
New Jersey.................       31        1,733,302       0.88      10.109       663        55,913      97.24      44.89
New Mexico.................       20          709,057       0.36      11.046       650        35,453      99.36      36.81
New York...................       35        2,695,125       1.36       8.237       706        77,004      91.46      41.84
North Carolina.............      120        3,678,073       1.86      10.320       658        30,651      98.39      40.60
North Dakota...............        1           22,671       0.01       8.750       702        22,671     100.00      36.91
Ohio.......................       87        2,617,809       1.32       9.728       666        30,090      98.75      40.46
Oklahoma...................       25          659,648       0.33      10.227       659        26,386      99.79      41.05
Oregon.....................       83        3,755,570       1.90       9.705       676        45,248      97.61      42.34
Pennsylvania...............       55        1,884,008       0.95       9.989       678        34,255      97.80      43.54
Rhode Island...............       14          694,284       0.35      10.996       665        49,592      98.30      43.27
South Carolina.............       36          961,109       0.49       9.705       672        26,697      98.81      40.83
South Dakota...............        6          182,126       0.09       9.470       661        30,354      99.69      38.30
Tennessee..................       64        2,065,216       1.05       9.034       665        32,269      98.90      44.44
Texas......................      293        7,995,822       4.05       9.114       646        27,289      99.42      40.16
Utah.......................       65        2,299,326       1.16      10.123       668        35,374      97.53      40.06
Vermont....................        2           69,713       0.04      10.464       657        34,856      97.14      43.57
Virginia...................       76        4,070,035       2.06      10.526       658        53,553      97.11      42.58
Washington.................      158        7,443,328       3.77      10.418       666        47,110      98.86      43.31
West Virginia..............        6          300,937       0.15       9.570       657        50,156      98.19      36.68
Wisconsin..................       70        2,445,898       1.24       9.577       663        34,941      98.67      41.31
Wyoming....................        3           97,877       0.05      10.242       686        32,626      98.60      48.71
                               -----     ------------     ------      ------     -----       -------      -----      -----
  Total....................    4,084     $197,576,113     100.00%     10.115%      668       $48,378     97.68%      42.27%
                               =====     ============     ======      ======     =====       =======      =====      =====


                             PERCENT    PERCENT
STATE                        FULL DOC     IO
-----                        --------   -------
Alabama....................    43.41%     0.00%
Alaska.....................     0.00      0.00
Arizona....................    36.09      0.58
Arkansas...................    43.75      0.00
California.................    19.65      0.19
Colorado...................    45.65      0.87
Connecticut................    41.86      0.00
Delaware...................    54.71      0.00
District of Columbia.......    39.02      0.00
Florida....................    26.88      2.06
Georgia....................    36.23      3.79
Hawaii.....................     0.00      0.00
Idaho......................    54.84      0.00
Illinois...................    35.99      0.00
Indiana....................    54.53      0.00
Iowa.......................    61.07      0.00
Kansas.....................    57.89      0.00
Kentucky...................    44.59      0.00
Louisiana..................    20.27      0.00
Maine......................    42.11      0.00
Maryland...................    31.79      0.00
Massachusetts..............    32.37      0.00
Michigan...................    47.45      0.00
Minnesota..................    50.37      0.53
Mississippi................    61.75      0.00
Missouri...................    53.90      0.00
Montana....................    51.88      0.00
Nebraska...................    46.90      0.00
Nevada.....................    38.32      0.00
New Hampshire..............    29.82      0.00
New Jersey.................    35.61      0.00
New Mexico.................    54.10      0.00
New York...................    39.32      0.00
North Carolina.............    50.52      0.00
North Dakota...............     0.00      0.00
Ohio.......................    47.18      0.00
Oklahoma...................    47.74      0.00
Oregon.....................    46.33      0.00
Pennsylvania...............    50.41      0.00
Rhode Island...............    21.54      0.00
South Carolina.............    46.64      0.00
South Dakota...............    45.55      0.00
Tennessee..................    56.98      0.00
Texas......................    52.04      0.00
Utah.......................    44.96      0.00
Vermont....................    71.41      0.00
Virginia...................    36.68      0.00
Washington.................    46.38      0.00
West Virginia..............    32.79      0.00
Wisconsin..................    49.93      0.00
Wyoming....................    44.13      0.00
                              ------     -----
  Total....................    34.29%     0.44%
                              ======     =====

      No more than approximately 0.27% of the Closed End Second Lien Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

                                     A-II-13

                         ORIGINAL LOAN-TO-VALUE RATIOS
                 FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                      AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                         NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF ORIGINAL        MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
LOAN-TO-VALUE RATIOS       LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------------     ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
50.00% or less.........        5     $    275,009       0.14%      7.392%     693       $ 55,002      40.53%     40.69%     46.56%
50.01% to 55.00%.......        1           34,695       0.02       7.000      623         34,695      51.04      40.54     100.00
55.01% to 60.00%.......        5          357,863       0.18       6.901      677         71,573      58.44      40.02      58.98
60.01% to 65.00%.......        5          418,449       0.21       8.629      670         83,690      63.65      47.74      54.22
65.01% to 70.00%.......       10        1,313,897       0.67       6.631      694        131,390      67.04      42.76      45.82
70.01% to 75.00%.......       10          824,056       0.42       7.398      686         82,406      72.56      31.78      32.53
75.01% to 80.00%.......       28        2,698,878       1.37       7.171      683         96,389      78.28      40.01      46.48
80.01% to 85.00%.......       18        1,313,289       0.66       7.400      704         72,960      82.78      40.07      75.48
85.01% to 90.00%.......      352       16,057,450       8.13       8.695      691         45,618      89.60      38.43      26.47
90.01% to 95.00%.......      319       13,568,045       6.87       9.842      684         42,533      94.28      40.42      29.75
95.01% to 100.00%......    3,331      160,714,482      81.34      10.410      663         48,248      99.88      42.91      34.69
                           -----     ------------     ------      ------      ---       --------      -----      -----      -----
  Total................    4,084     $197,576,113     100.00%     10.115%     668       $ 48,378      97.68%     42.27%     34.29%
                           =====     ============     ======      ======      ===       ========      =====      =====      =====


RANGE OF ORIGINAL        PERCENT
LOAN-TO-VALUE RATIOS       IO
--------------------     -------
50.00% or less.........    0.00%
50.01% to 55.00%.......    0.00
55.01% to 60.00%.......    0.00
60.01% to 65.00%.......    0.00
65.01% to 70.00%.......    0.00
70.01% to 75.00%.......    0.00
75.01% to 80.00%.......    0.00
80.01% to 85.00%.......    0.00
85.01% to 90.00%.......    0.00
90.01% to 95.00%.......    1.72
95.01% to 100.00%......    0.39
                          -----
  Total................    0.44%
                          =====

      As of the Cut-off Date, the Original Loan-to-Value Ratios of the Closed End Second Lien Mortgage Loans ranged from 24.85% to 100.00%. With respect to the Closed End Second Lien Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. All the Closed End Second Lien Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 97.68%. The weighted average Second Lien ratio for the Closed End Second Lien Mortgage Loans which are in a second lien position was approximately 20.08%.

                         DEBT-TO-INCOME RATIOS FOR THE
                     CLOSED END SECOND LIEN MORTGAGE LOANS

                                      AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
RANGE OF                 NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
DEBT-TO-INCOME           MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
RATIOS                     LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------           ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
Not Available..........       49     $  2,283,924       1.16%     11.182%     738        $46,611      98.48%      0.00%      0.00%
5.01% to 10.00%........       10          409,294       0.21      10.157      658         40,929      96.87       8.33      13.59
10.01% to 15.00%.......       18          854,925       0.43      10.530      680         47,496      97.55      12.63       5.46
15.01% to 20.00%.......       42        1,567,266       0.79       9.786      678         37,316      96.44      17.24      23.62
20.01% to 25.00%.......      103        4,320,491       2.19       9.552      670         41,947      95.35      22.64      33.79
25.01% to 30.00%.......      220        8,721,898       4.41       9.539      676         39,645      96.71      27.87      32.42
30.01% to 35.00%.......      374       16,398,775       8.30       9.404      676         43,847      97.08      32.81      29.48
35.01% to 40.00%.......      648       30,546,530      15.46       9.807      673         47,140      97.34      37.62      27.75
40.01% to 45.00%.......      977       50,314,899      25.47       9.844      674         51,499      96.43      42.78      28.49
45.01% to 50.00%.......     1191       62,775,551      31.77      10.735      658         52,708      98.86      47.88      32.28
50.01% to 55.00%.......      439       18,762,469       9.50      10.173      657         42,739      99.06      52.89      77.57
55.01% to 60.00%.......       13          620,092       0.31       9.886      660         47,699      99.11      55.72      84.98
                           -----     ------------     ------      ------      ---        -------      -----      -----      -----
  Total................    4,084     $197,576,113     100.00%     10.115%     668        $48,378      97.68%     42.27%     34.29%
                           =====     ============     ======      ======      ===        =======      =====      =====      =====


RANGE OF
DEBT-TO-INCOME           PERCENT
RATIOS                     IO
--------------           -------
Not Available..........    0.00%
5.01% to 10.00%........    0.00
10.01% to 15.00%.......    0.00
15.01% to 20.00%.......    0.00
20.01% to 25.00%.......    0.00
25.01% to 30.00%.......    0.00
30.01% to 35.00%.......    0.49
35.01% to 40.00%.......    0.65
40.01% to 45.00%.......    0.00
45.01% to 50.00%.......    0.93
50.01% to 55.00%.......    0.00
55.01% to 60.00%.......    0.00
                          -----
  Total................    0.44%
                          =====

      As of the Cut-off Date, the Debt-to-Income Ratios of the Closed End Second Lien Mortgage Loans ranged from 6.37% to 58.77% and the weighted average Debt-to-Income Ratio for Closed End Second Lien Mortgage Loans with Debt-to-Income Ratios was approximately 42.27%.

                                     A-II-14

                                  LOAN PURPOSE
                 FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                      AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                         NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                         MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
LOAN PURPOSE               LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------             ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
Purchase...............    2,859     $135,737,417      68.70%     10.482%     667        $47,477      99.21%     42.91%     33.21%
Refinance--Cashout.....      759       35,142,761      17.79       9.446      669         46,301      94.75      41.09      37.57
Refinance--Rate Term...      466       26,695,934      13.51       9.131      673         57,287      93.73      40.56      35.47
                           -----     ------------     ------      ------      ---        -------      -----      -----      -----
  Total................    4,084     $197,576,113     100.00%     10.115%     668        $48,378      97.68%     42.27%     34.29%
                           =====     ============     ======      ======      ===        =======      =====      =====      =====


                         PERCENT
LOAN PURPOSE               IO
------------             -------
Purchase...............    0.48%
Refinance--Cashout.....    0.52
Refinance--Rate Term...    0.12
                          -----
  Total................    0.44%
                          =====

                         TYPES OF MORTGAGED PROPERTIES
                 FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                      AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                         NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                         MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
PROPERTY TYPE              LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------            ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
Single Family..........    3,072     $146,995,941      74.40%     10.029%     668        $47,850      97.56%     42.13%     33.29%
Planned Unit
  Development..........      474       22,801,740      11.54      10.269      662         48,105      98.39      42.37      44.12
Two- to Four-Family....      216       13,346,800       6.76      10.344      680         61,791      96.63      42.27      26.53
Condominium............      271       12,147,083       6.15      10.662      661         44,823      98.87      43.93      38.79
Townhouse..............       50        2,259,385       1.14       9.852      666         45,188      97.45      41.14      22.65
Rowhouse...............        1           25,163       0.01      10.950      622         25,163     100.00      48.30       0.00
                           -----     ------------     ------      ------      ---        -------      -----      -----      -----
  Total................    4,084     $197,576,113     100.00%     10.115%     668        $48,378      97.68%     42.27%     34.29%
                           =====     ============     ======      ======      ===        =======      =====      =====      =====


                         PERCENT
PROPERTY TYPE              IO
-------------            -------
Single Family..........    0.30%
Planned Unit
  Development..........    1.84
Two- to Four-Family....    0.00
Condominium............    0.00
Townhouse..............    0.00
Rowhouse...............    0.00
                          -----
  Total................    0.44%
                          =====

                                     A-II-15

                             DOCUMENTATION SUMMARY
                 FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                         AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                            NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                            MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
DOCUMENTATION                 LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME
-------------               ---------   ------------   ----------   --------   --------   -----------   --------   --------
FIELDSTONE UNDERWRITING
Stated Income.............      692     $ 38,413,629      19.44%     10.878%     671        $55,511       98.79%    43.45%
Full Documentation........      683       25,439,359      12.88      10.495      637         37,246       99.10     44.20
12 Month Bank
  Statements..............      120        7,879,668       3.99      10.682      651         65,664       99.17     38.00
24 Month Bank
  Statements..............       36        2,129,448       1.08      10.610      650         59,151       97.98     35.37
Limited Documentation.....        7          234,644       0.12       9.856      655         33,521      100.00     43.31
                              -----     ------------     ------      ------      ---        -------      ------     -----
  Sub-Total...............    1,538     $ 74,096,749      37.50%     10.714%     656        $48,177       98.92%    42.90%
DECISION ONE UNDERWRITING
Full Documentation........      508     $ 17,264,212       8.74%     10.208%     641        $33,985       99.58%    46.83%
Stated Income.............      204        9,966,401       5.04      10.492      681         48,855       99.51     41.98
6 Month Bank Statements...       27        1,066,122       0.54       9.968      649         39,486       99.27     38.90
12 Month Bank
  Statements..............        6          494,127       0.25       9.747      651         82,355      100.00     35.32
24 Month Bank
  Statements..............        1           15,899       0.01       8.990      682         15,899      100.00     43.55
                              -----     ------------     ------      ------      ---        -------      ------     -----
  Sub-Total...............      746     $ 28,806,762      14.58%     10.289%     655        $38,615       99.55%    44.66%
UNDERWRITING(1)
Stated Income.............      457     $ 24,262,642      12.28%      7.562%     703        $53,091       93.42%    36.97%
Full Documentation........      122        6,275,389       3.42       7.429      683         51,438       83.65     38.76
Verified Asset............        3          190,742       0.10       7.425      661         63,581       86.34     33.63
                              -----     ------------     ------      ------      ---        -------      ------     -----
  Sub-Total...............      582     $ 30,728,773      15.55%      7.534%     699        $52,799       91.38%    37.31%
OTHER UNDERWRITING
Full Documentation........      389     $ 18,772,660       9.50%      9.552%     668        $48,259       97.91%    42.86%
Other Documentation.......      829       45,171,168      22.86      11.012      674         54,489       98.62     42.86
                              -----     ------------     ------      ------      ---        -------      ------     -----
  Sub-Total...............    1,218     $ 63,943,828      32.36%     10.583%     672        $52,499       98.42%    42.86%
                              -----     ------------     ------      ------      ---        -------      ------     -----
  Total...................    4,084     $197,576,113     100.00%     10.115%     668        $48,378       97.68%    42.27%
                              =====     ============     ======      ======      ===        =======      ======     =====


                            PERCENT    PERCENT
DOCUMENTATION               FULL DOC     IO
-------------               --------   -------
FIELDSTONE UNDERWRITING
Stated Income.............     0.00%    0.00%
Full Documentation........   100.00     0.00
12 Month Bank
  Statements..............     0.00     0.00
24 Month Bank
  Statements..............     0.00     0.00
Limited Documentation.....     0.00     0.00
                             ------     ----
  Sub-Total...............    34.33%    0.00%
DECISION ONE UNDERWRITING
Full Documentation........   100.00%    0.00%
Stated Income.............     0.00     0.00
6 Month Bank Statements...     0.00     0.00
12 Month Bank
  Statements..............     0.00     0.00
24 Month Bank
  Statements..............     0.00     0.00
                             ------     ----
  Sub-Total...............    59.93%    0.00%
UNDERWRITING(1)
Stated Income.............     0.00%    0.00%
Full Documentation........   100.00     0.00
Verified Asset............     0.00     0.00
                             ------     ----
  Sub-Total...............    20.42%    0.00%
OTHER UNDERWRITING
Full Documentation........   100.00%    1.97%
Other Documentation.......     0.00     1.09
                             ------     ----
  Sub-Total...............    29.36%    1.35%
                             ------     ----
  Total...................    34.29%    0.44%
                             ======     ====

---------------

(1) Refers to the underwriting of four affiliated originators: Citibank, N.A.., Citibank (West) FSB, Citibank Texas NA, and Citibank FSB.

                                OCCUPANCY TYPES
                 FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                     AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                        NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                        MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
OCCUPANCY                 LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------               ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
Primary...............    3,880     $190,386,049      96.36%     10.079%     667        $49,069       97.87%    42.42%      34.90%
Investment............      171        5,797,870       2.93      11.076      700         33,906       90.94     37.49       16.14
Second Home...........       33        1,392,193       0.70      11.115      708         42,188       99.08     41.48       27.15
                          -----     ------------     ------      ------      ---        -------      ------     -----      ------
  Total...............    4,084     $197,576,113     100.00%     10.115%     668        $48,378       97.68%    42.27%      34.29%
                          =====     ============     ======      ======      ===        =======      ======     =====      ======


                        PERCENT
OCCUPANCY                 IO
---------               -------
Primary...............   0.34%
Investment............   2.59
Second Home...........   4.74
                         ----
  Total...............   0.44%
                         ====

      The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                                     A-II-16

                           MORTGAGE LOAN AGE SUMMARY
                 FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                     AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                        NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
MORTGAGE LOANS AGE      MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
(MONTHS)                  LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------------      ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
2.....................       74     $  3,846,454       1.95%     11.348%     678        $51,979       98.76%    43.38%      23.83%
3.....................      965       47,339,110      23.96      11.075      653         49,056       99.47     43.74       27.90
4.....................      551       26,516,971      13.42      10.917      652         48,125       99.04     42.96       36.18
5.....................       42        2,536,204       1.28      11.339      676         60,386       99.24     42.24       12.41
6.....................      240       13,373,295       6.77      10.222      677         55,722       97.71     42.90       43.19
7.....................      260       14,048,388       7.11      10.171      687         54,032       98.03     41.10       22.72
8.....................      368       17,350,238       8.78      10.081      667         47,147       98.73     41.30       46.15
9.....................      617       25,833,223      13.08      10.218      662         41,869       98.70     44.33       49.61
10....................      483       24,109,719      12.20       8.753      684         49,917       94.33     40.40       31.23
11....................      310       15,380,899       7.78       7.727      694         49,616       91.51     37.75       22.05
12....................       90        3,893,306       1.97       7.865      692         43,259       95.33     39.21       31.91
13....................        9          256,091       0.13       8.785      662         28,455       97.94     41.40       73.99
14....................        5          262,431       0.13      10.203      668         52,486      100.00     41.54       25.06
15....................       19          898,293       0.45       9.959      664         47,279       99.67     44.38       36.51
16....................       10          327,209       0.17      10.071      646         32,721       99.50     43.39       55.51
17....................        3          159,805       0.08      10.458      701         53,268      100.00     46.67       31.01
18....................        5          218,318       0.11      10.286      662         43,664       99.39     42.44       49.64
19....................        4          231,044       0.12       8.623      697         57,761       98.00     50.01       67.80
20....................       13          462,868       0.23      10.007      641         35,605       99.38     44.47       56.38
21....................        7          183,189       0.09      10.162      652         26,170       98.67     34.69       39.88
22....................        4          188,562       0.10      11.720      588         47,140      100.00     47.04      100.00
24....................        2           62,172       0.03       9.696      629         31,086      100.00     40.67      100.00
25....................        2           77,391       0.04      10.075      683         38,696       98.22     49.03      100.00
26....................        1           20,932       0.01      10.800      557         20,932       84.00     23.68      100.00
                          -----     ------------     ------      ------      ---        -------      ------     -----      ------
  Total...............    4,084     $197,576,113     100.00%     10.115%     668        $48,378       97.68%    42.27%      34.29%
                          =====     ============     ======      ======      ===        =======      ======     =====      ======


MORTGAGE LOANS AGE      PERCENT
(MONTHS)                  IO
------------------      -------
2.....................   12.10%
3.....................    0.22
4.....................    0.38
5.....................    2.60
6.....................    0.00
7.....................    0.36
8.....................    0.45
9.....................    0.00
10....................    0.00
11....................    0.00
12....................    0.00
13....................    0.00
14....................    0.00
15....................    0.00
16....................    0.00
17....................    0.00
18....................    0.00
19....................    0.00
20....................    0.00
21....................    0.00
22....................    0.00
24....................    0.00
25....................    0.00
26....................    0.00
                         -----
  Total...............    0.44%
                         =====

      As of the Cut-off Date, the weighted average age of the Closed End Second Lien Mortgage Loans was approximately 7 months.

                        ORIGINAL PREPAYMENT PENALTY TERM
                 FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                     AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                        NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
ORIGINAL PREPAYMENT     MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
PENALTY TERM              LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------------     ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
None..................    2,488     $112,839,973      57.11%      9.689%     674        $45,354      96.45%     40.89%     34.05%
12 Months.............       28        1,769,483       0.90      10.924      666         63,196      99.27      46.09      35.17
24 Months.............    1,132       59,610,883      30.17      10.578      660         52,660      99.30      43.64      36.31
36 Months.............      436       23,355,774      11.82      10.929      659         53,568      99.29      45.08      30.23
                          -----     ------------     ------      ------      ---        -------      -----      -----      -----
  Total...............    4,084     $197,576,113     100.00%     10.115%     668        $48,378      97.68%     42.27%     34.29%
                          =====     ============     ======      ======      ===        =======      =====      =====      =====


ORIGINAL PREPAYMENT     PERCENT
PENALTY TERM              IO
-------------------     -------
None..................   0.28%
12 Months.............   0.00
24 Months.............   0.06
36 Months.............   2.21
                         ----
  Total...............   0.44%
                         ====

      The weighted average prepayment charge term at origination with respect to the Closed End Second Lien Mortgage Loans having prepayment charges is approximately 27 months.

                                     A-II-17

          CREDIT SCORES FOR THE CLOSED END SECOND LIEN MORTGAGE LOANS

                                      AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                         NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF                 MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
CREDIT SCORES              LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------            ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
557 to 575.............        1     $     20,932       0.01%     10.800%     557        $20,932      84.00%     23.68%     100.00%
576 to 600.............       38        1,210,987       0.61      10.813      598         31,868      99.02      40.55       92.65
601 to 625.............      772       29,591,974      14.98      10.906      615         38,332      99.39      43.68       68.23
626 to 650.............    1,034       47,570,707      24.08      10.910      638         46,006      99.41      43.69       38.01
651 to 675.............      791       38,635,471      19.55      10.377      662         48,844      97.28      42.73       33.70
676 to 700.............      665       36,374,643      18.41       9.373      687         54,699      95.74      41.12       17.37
701 to 725.............      486       27,442,935      13.89       8.727      713         56,467      95.82      39.53       18.44
726 to 750.............      152        9,028,737       4.57       9.695      735         59,400      97.82      42.00       18.89
751 to 775.............       90        5,057,408       2.56       9.959      761         56,193      98.81      42.15       24.73
776 to 800.............       48        2,286,563       1.16       9.155      785         47,637      95.24      39.08       40.10
801 to 809.............        7          355,756       0.18       9.243      805         50,822      98.66      42.15       17.49
                           -----     ------------     ------      ------      ---        -------      -----      -----      ------
  Total................    4,084     $197,576,113     100.00%     10.115%     668        $48,378      97.68%     42.27%      34.29%
                           =====     ============     ======      ======      ===        =======      =====      =====      ======


RANGE OF                 PERCENT
CREDIT SCORES              IO
-------------            -------
557 to 575.............   0.00%
576 to 600.............   0.00
601 to 625.............   0.00
626 to 650.............   0.06
651 to 675.............   0.29
676 to 700.............   0.80
701 to 725.............   0.38
726 to 750.............   1.15
751 to 775.............   2.82
776 to 800.............   3.54
801 to 809.............   0.00
                          ----
  Total................   0.44%
                          ====

      The Credit Scores of the Closed End Second Lien Mortgage Loans as of the Cut-off Date ranged from 557 to 809 and the weighted average Credit Score of the Closed End Second Lien Mortgage Loans as of the Cut-off Date was approximately 668.

                            THE HELOC MORTGAGE LOANS

                  MORTGAGE RATES FOR THE HELOC MORTGAGE LOANS

                                    AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF               MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
MORTGAGE RATES           LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------         ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
6.501% to 7.000%.....       1      $    16,908       0.03%      7.000%     762        $16,908      88.62%      0.00%     100.00%
7.501% to 8.000%.....      35        2,494,099       4.78       7.892      744         71,260      79.16      24.75       71.68
8.001% to 8.500%.....     115        6,314,218      12.11       8.304      739         54,906      90.15      44.56       84.68
8.501% to 9.000%.....     155        6,696,750      12.84       8.792      741         43,205      94.53      32.92       72.23
9.001% to 9.500%.....     148        6,371,944      12.22       9.281      711         43,054      93.09      41.63       58.55
9.501% to 10.000%....      79        3,347,722       6.42       9.735      711         42,376      94.86      46.11       43.53
10.001% to 10.500%...      63        3,774,468       7.24      10.208      708         59,912      91.82      44.99       33.83
10.501% to 11.000%...      76        4,796,461       9.20      10.763      704         63,111      96.71      42.39       41.96
11.001% to 11.500%...      60        3,859,609       7.40      11.347      695         64,327      94.68      41.61       23.67
11.501% to 12.000%...      49        2,834,807       5.44      11.855      706         57,853      94.54      40.77       29.69
12.001% to 12.500%...      61        3,967,948       7.61      12.334      705         65,048      99.35      38.97       22.62
12.501% to 13.000%...      79        5,168,464       9.91      12.731      684         65,424      97.19      40.55        7.85
13.001% to 13.500%...      25        1,884,490       3.61      13.318      669         75,380      93.48      39.79       12.22
13.501% to 14.000%...       6          457,179       0.88      13.750      653         76,197      95.59      39.14        0.00
14.001% to 14.500%...       3          105,619       0.20      14.074      631         35,206      95.12      42.83       24.14
14.501% to 15.000%...       1           50,000       0.10      15.000      604         50,000      68.00       0.00        0.00
                          ---      -----------     ------      ------      ---        -------      -----      -----      ------
  Total..............     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%      45.61%
                          ===      ===========     ======      ======      ===        =======      =====      =====      ======


RANGE OF               PERCENT
MORTGAGE RATES           IO
--------------         -------
6.501% to 7.000%.....  100.00%
7.501% to 8.000%.....  100.00
8.001% to 8.500%.....  100.00
8.501% to 9.000%.....  100.00
9.001% to 9.500%.....  100.00
9.501% to 10.000%....  100.00
10.001% to 10.500%...  100.00
10.501% to 11.000%...  100.00
11.001% to 11.500%...  100.00
11.501% to 12.000%...  100.00
12.001% to 12.500%...  100.00
12.501% to 13.000%...  100.00
13.001% to 13.500%...  100.00
13.501% to 14.000%...  100.00
14.001% to 14.500%...  100.00
14.501% to 15.000%...  100.00
                       ------
  Total..............  100.00%
                       ======

      As of the Cut-off Date, the Mortgage Rates of the HELOC Mortgage Loans ranged from 7.000% per annum to 15.000% per annum and the weighted average Mortgage Rate of the HELOC Mortgage Loans was approximately 10.333% per annum.

                                     A-II-18

                      REMAINING MONTHS TO STATED MATURITY
                          FOR THE HELOC MORTGAGE LOANS

                                    AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
RANGE OF               NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
REMAINING TERMS        MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
(MONTHS)                 LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------        ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
157 to 168...........       1      $    53,188       0.10%     14.050%     650        $53,188      99.95%     43.08%      0.00%
265 to 276...........      16          933,325       1.79      12.554      715         58,333      98.87      39.38       8.67
277 to 288...........     185       11,804,986      22.64      12.211      708         63,811      98.57      38.89      27.03
289 to 300...........     158       12,307,432      23.60      11.345      686         77,895      92.11      43.76      19.39
325 to 336...........       1            8,748       0.02       8.875      720          8,748      85.90       0.00       0.00
337 to 348...........     594       26,995,990      51.78       8.967      726         45,448      92.10      39.03      67.13
349 to 360...........       1           37,018       0.07       9.625      728         37,018      94.96       0.00       0.00
                          ---      -----------     ------      ------      ---        -------      -----      -----      -----
  Total..............     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                          ===      ===========     ======      ======      ===        =======      =====      =====      =====


RANGE OF
REMAINING TERMS        PERCENT
(MONTHS)                 IO
---------------        -------
157 to 168...........  100.00%
265 to 276...........  100.00
277 to 288...........  100.00
289 to 300...........  100.00
325 to 336...........  100.00
337 to 348...........  100.00
349 to 360...........  100.00
                       ------
  Total..............  100.00%
                       ======

      As of the Cut-off Date, the remaining terms to stated maturity of the HELOC Mortgage Loans ranged from 164 months to 349 months and the weighted average remaining term to stated maturity of the HELOC Mortgage Loans was approximately 319 months.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES
                          FOR THE HELOC MORTGAGE LOANS

                                         AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                            NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF ORIGINAL MORTGAGE  MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
LOAN PRINCIPAL BALANCES       LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME
--------------------------  ---------   -----------   ----------   --------   --------   -----------   --------   --------
$1 to $25,000............      122      $2,210,267        4.24%      9.861%     714        $18,117      89.70%     39.59%
$25,001 to $50,000.......      374      13,058,981       25.05      10.153      716         34,917      94.60      38.62
$50,001 to $75,000.......      219      12,797,485       24.54      10.408      714         58,436      94.94      41.69
$75,001 to $100,000......      152      12,426,858       23.83      10.634      709         81,756      91.68      40.23
$100,001 to $125,000.....       45       4,660,569        8.94      10.565      706        103,568      94.84      44.84
$125,001 to $150,000.....       16       2,139,063        4.10      10.846      705        133,691      93.81      43.71
$150,001 to $175,000.....       11       1,669,082        3.20       8.554      730        151,735      94.87      49.79
$175,001 to $200,000.....        9       1,524,887        2.92      10.389      705        169,432      96.11      37.72
$200,001 to $225,000.....        4         640,289        1.23      11.086      689        160,072      97.87      39.18
$225,001 to $250,000.....        2         481,922        0.92       7.908      733        240,961      76.99       0.00
$250,001 to $275,000.....        2         531,282        1.02      10.478      692        265,641      94.60      46.07
                               ---      -----------     ------      ------      ---        -------      -----      -----
 Total...................      956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%
                               ===      ===========     ======      ======      ===        =======      =====      =====


RANGE OF ORIGINAL MORTGAGE  PERCENT    PERCENT
LOAN PRINCIPAL BALANCES     FULL DOC     IO
--------------------------  --------   -------
$1 to $25,000............     51.51%   100.00%
$25,001 to $50,000.......     55.12    100.00
$50,001 to $75,000.......     40.72    100.00
$75,001 to $100,000......     27.74    100.00
$100,001 to $125,000.....     35.79    100.00
$125,001 to $150,000.....     39.22    100.00
$150,001 to $175,000.....    100.00    100.00
$175,001 to $200,000.....     76.48    100.00
$200,001 to $225,000.....     67.20    100.00
$225,001 to $250,000.....    100.00    100.00
$250,001 to $275,000.....    100.00    100.00
                             ------    ------
 Total...................     45.61%   100.00%
                             ======    ======

      As of the Cut-off Date, the outstanding principal balances of the HELOC Mortgage Loans ranged from approximately $0 to approximately $271,513 and the average outstanding principal balance of the HELOC Mortgage Loans was approximately $54,540.

                                 PRODUCT TYPES
                          FOR THE HELOC MORTGAGE LOANS

                                           AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                              NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                              MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
PRODUCT TYPES                   LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME
-------------                 ---------   -----------   ----------   --------   --------   -----------   --------   --------
10-Year Draw/5-Year
  Amortization HELOC........       1      $    53,188       0.10%     14.050%     650        $53,188      99.95%     43.08%
10-Year Draw/15-Year
  Amortization HELOC........     359       25,045,743      48.03      11.798      697         69,765      95.41      41.29
10-Year Draw/20-Year
  Amortization HELOC........     596       27,041,756      51.86       8.968      726         45,372      92.11      39.03
                                 ---      -----------     ------      ------      ---        -------      -----      -----
  Total.....................     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%
                                 ===      ===========     ======      ======      ===        =======      =====      =====


                              PERCENT    PERCENT
PRODUCT TYPES                 FULL DOC     IO
-------------                 --------   -------
10-Year Draw/5-Year
  Amortization HELOC........    0.00%    100.00%
10-Year Draw/15-Year
  Amortization HELOC........   22.59     100.00
10-Year Draw/20-Year
  Amortization HELOC........   67.01     100.00
                               -----     ------
  Total.....................   45.61%    100.00%
                               =====     ======

                                     A-II-19

                               AMORTIZATION TYPE
                          FOR THE HELOC MORTGAGE LOANS

                                  AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                     NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                     MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
AMORTIZATION TYPE      LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-----------------    ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
120 Month
  Interest-Only....     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                        ---      -----------     ------      ------      ---        -------      -----      -----      -----
  Total............     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                        ===      ===========     ======      ======      ===        =======      =====      =====      =====


                     PERCENT
AMORTIZATION TYPE      IO
-----------------    -------
120 Month
  Interest-Only....  100.00%
                     ------
  Total............  100.00%
                     ======

                                ADJUSTMENT TYPE
                          FOR THE HELOC MORTGAGE LOANS

                                    AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
ADJUSTMENT TYPE          LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------        ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
ARM..................     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                          ---      -----------     ------      ------      ---        -------      -----      -----      -----
  Total..............     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                          ===      ===========     ======      ======      ===        =======      =====      =====      =====


                       PERCENT
ADJUSTMENT TYPE          IO
---------------        -------
ARM..................  100.00%
                       ------
  Total..............  100.00%
                       ======

                                     A-II-20

                  STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES
                          FOR THE HELOC MORTGAGE LOANS

                                    AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
STATE                    LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-----                  ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
Alabama..............       8      $  263,260        0.50%      9.381%     738        $32,908       97.89%    39.81%      59.92%
Alaska...............       5         205,507        0.39       8.898      725         41,101       90.35      0.00       60.26
Arizona..............      25       1,690,318        3.24      10.386      702         67,613       92.21     37.47       34.66
California...........     204      16,019,999       30.72      11.285      705         78,529       93.56     41.29       26.51
Colorado.............      22       1,078,975        2.07      10.328      721         49,044       96.83     40.04       31.15
Connecticut..........       9         277,010        0.53       9.877      722         30,779       90.83     39.79       82.20
Florida..............      77       4,493,577        8.62      10.927      702         58,358       92.39     40.90       32.74
Georgia..............      20         806,866        1.55      10.011      725         40,343       94.91     43.19       40.47
Hawaii...............       4         147,768        0.28       8.064      748         36,942       68.25      0.00       38.04
Idaho................       4         204,812        0.39       9.852      712         51,203       93.90     34.43       30.26
Illinois.............      27       1,185,875        2.27       9.972      725         43,921       96.17     37.83       60.88
Indiana..............      15         498,617        0.96      10.203      698         33,241       89.44     39.47       53.85
Iowa.................       6         206,549        0.40       8.788      714         34,425       88.39      0.00       70.50
Kansas...............       4         179,484        0.34       9.053      741         44,871       97.20      0.00       62.19
Kentucky.............       4         223,312        0.43       9.208      708         55,828       93.52      0.00      100.00
Louisiana............       4         106,345        0.20       9.865      707         26,586       99.80      0.00      100.00
Maine................       4         106,152        0.20       9.335      709         26,538       90.51      0.00       45.39
Maryland.............      32       2,018,010        3.87      10.814      702         63,063       94.08     43.40       40.01
Massachusetts........       9         443,988        0.85       8.972      703         49,332       92.04      0.00       39.69
Michigan.............     238       9,353,777       17.94       9.290      721         39,302       94.77     39.07       65.89
Minnesota............       2          72,998        0.14      12.342      719         36,499      100.00     43.37       65.76
Mississippi..........       3         139,007        0.27       9.080      732         46,336       97.35      0.00       81.21
Missouri.............      14         720,461        1.38      10.938      706         51,462       93.85     45.34       26.89
Montana..............       1          24,368        0.05      10.750      645         24,368       79.98      0.00      100.00
Nevada...............      21       1,834,257        3.52      11.147      696         87,346       98.16     43.03       35.09
New Hampshire........       8         335,032        0.64       9.801      738         41,879       94.72     48.76       66.15
New Jersey...........      28       1,819,937        3.49       8.953      733         64,998       87.45     45.91       74.06
New Mexico...........       7         356,688        0.68       9.348      712         50,955       91.30     43.94       80.49
New York.............      13         846,540        1.62       9.076      725         65,118       89.31     46.82       66.54
North Carolina.......      17         717,260        1.38       9.234      708         42,192       95.89     26.28       63.62
Oklahoma.............      10         364,262        0.70       8.878      742         36,426       93.88     48.91       96.10
Oregon...............      20       1,046,619        2.01      10.126      719         52,331       96.40     43.94       58.30
Pennsylvania.........      10         680,212        1.30       9.263      729         68,021       94.16     34.00       62.37
South Carolina.......       8         229,166        0.44      10.125      727         28,646       97.49     40.79       32.66
South Dakota.........       1          26,388        0.05      10.375      730         26,388      100.00      0.00        0.00
Utah.................      16         653,273        1.25      11.180      712         40,830       97.78     36.96       49.37
Vermont..............       1          29,302        0.06       9.125      727         29,302       99.86      0.00      100.00
Virginia.............      31       1,635,655        3.14       9.226      713         52,763       92.29     44.15       79.10
Washington...........       2         118,737        0.23      12.189      731         59,369      100.00     18.84        0.00
West Virginia........       4         157,631        0.30       9.285      721         39,408       97.59      0.00       82.89
Wisconsin............      17         797,686        1.53      10.236      718         46,923       92.14     39.16       31.91
Wyoming..............       1          25,004        0.05      10.750      668         25,004       95.00      0.00      100.00
                          ---      -----------     ------      ------      ---        -------      ------     -----      ------
  Total..............     956      $52,140,686     100.00%     10.333%     712        $54,540       93.70%    41.21%      45.61%
                          ===      ===========     ======      ======      ===        =======      ======     =====      ======


                       PERCENT
STATE                    IO
-----                  -------
Alabama..............  100.00%
Alaska...............  100.00
Arizona..............  100.00
California...........  100.00
Colorado.............  100.00
Connecticut..........  100.00
Florida..............  100.00
Georgia..............  100.00
Hawaii...............  100.00
Idaho................  100.00
Illinois.............  100.00
Indiana..............  100.00
Iowa.................  100.00
Kansas...............  100.00
Kentucky.............  100.00
Louisiana............  100.00
Maine................  100.00
Maryland.............  100.00
Massachusetts........  100.00
Michigan.............  100.00
Minnesota............  100.00
Mississippi..........  100.00
Missouri.............  100.00
Montana..............  100.00
Nevada...............  100.00
New Hampshire........  100.00
New Jersey...........  100.00
New Mexico...........  100.00
New York.............  100.00
North Carolina.......  100.00
Oklahoma.............  100.00
Oregon...............  100.00
Pennsylvania.........  100.00
South Carolina.......  100.00
South Dakota.........  100.00
Utah.................  100.00
Vermont..............  100.00
Virginia.............  100.00
Washington...........  100.00
West Virginia........  100.00
Wisconsin............  100.00
Wyoming..............  100.00
                       ------
  Total..............  100.00%
                       ======

      No more than approximately 0.91% of the HELOC Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

                                     A-II-21

                         ORIGINAL LOAN-TO-VALUE RATIOS
                          FOR THE HELOC MORTGAGE LOANS

                                    AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF ORIGINAL      MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
LOAN-TO-VALUE RATIOS     LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------------   ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
50.00% or less.......       6      $   326,253       0.63%     10.021%     655        $54,375      33.58%     39.14%      3.80%
50.01% to 55.00%.....       5          227,333       0.44       9.379      723         45,467      52.04      39.84      16.87
55.01% to 60.00%.....       1           57,430       0.11       9.125      711         57,430      55.45       0.00       0.00
60.01% to 65.00%.....      12          400,045       0.77      10.045      697         33,337      63.24      42.33      21.59
65.01% to 70.00%.....      14          922,816       1.77       9.425      709         65,915      67.91      39.93      37.04
70.01% to 75.00%.....      18          785,703       1.51       9.174      704         43,650      72.81      41.56      35.34
75.01% to 80.00%.....      33        1,708,227       3.28       9.530      695         51,764      78.26      45.53      40.24
80.01% to 85.00%.....      42        1,835,253       3.52       9.174      715         43,696      82.74      44.34      42.15
85.01% to 90.00%.....     172        8,576,009      16.45       9.474      707         49,861      88.93      43.98      50.93
90.01% to 95.00%.....     173        9,004,391      17.27       9.944      719         52,049      93.97      40.41      53.14
95.01% to 100.00%....     480       28,297,225      54.27      10.920      714         58,953      99.66      40.66      43.86
                          ---      -----------     ------      ------      ---        -------      -----      -----      -----
  Total..............     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                          ===      ===========     ======      ======      ===        =======      =====      =====      =====


RANGE OF ORIGINAL      PERCENT
LOAN-TO-VALUE RATIOS     IO
--------------------   -------
50.00% or less.......  100.00%
50.01% to 55.00%.....  100.00
55.01% to 60.00%.....  100.00
60.01% to 65.00%.....  100.00
65.01% to 70.00%.....  100.00
70.01% to 75.00%.....  100.00
75.01% to 80.00%.....  100.00
80.01% to 85.00%.....  100.00
85.01% to 90.00%.....  100.00
90.01% to 95.00%.....  100.00
95.01% to 100.00%....  100.00
                       ------
  Total..............  100.00%
                       ======

      As of the Cut-off Date, the Original Loan-to-Value Ratios of the HELOC Mortgage Loans ranged from 4.87% to 100.00%. With respect to the HELOC Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 98.55% of the HELOC Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 94.01%. The weighted average Second Lien ratio for the HELOC Mortgage Loans which are in a second lien position was approximately 20.47%.

               DEBT-TO-INCOME RATIOS FOR THE HELOC MORTGAGE LOANS

                                    AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF DEBT-TO-      MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
INCOME RATIOS            LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-----------------      ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
Not Available........     575      $26,045,661      49.95%      8.984%     727        $45,297       92.20%     0.00%      66.82%
0.01% to 5.00%.......       2          144,700       0.28      12.432      687         72,350       96.12      3.86        0.00
5.01% to 10.00%......       1           81,000       0.16      11.375      766         81,000      100.00      7.90      100.00
10.01% to 15.00%.....       7          454,334       0.87      11.705      698         64,905       98.62     13.07       38.28
15.01% to 20.00%.....      11        1,050,664       2.02      12.204      688         95,515       99.29     17.84       23.21
20.01% to 25.00%.....      10          488,882       0.94      11.523      692         48,888       91.50     22.82       36.41
25.01% to 30.00%.....      17          681,378       1.31      12.200      703         40,081       97.62     27.65       10.33
30.01% to 35.00%.....      32        1,721,995       3.30      11.432      716         53,812       98.08     32.60       18.97
35.01% to 40.00%.....      55        3,689,384       7.08      12.143      700         67,080       92.86     38.04       17.28
40.01% to 45.00%.....      96        6,610,625      12.68      11.644      694         68,861       94.44     42.67       25.78
45.01% to 50.00%.....     141       10,538,610      20.21      11.487      696         74,742       95.55     48.17       26.51
50.01% to 55.00%.....       9          633,454       1.21      11.754      710         70,384       93.19     52.46       26.32
                          ---      -----------     ------      ------      ---        -------      ------     -----      ------
  Total..............     956      $52,140,686     100.00%     10.333%     712        $54,540       93.70%    41.21%      45.61%
                          ===      ===========     ======      ======      ===        =======      ======     =====      ======


RANGE OF DEBT-TO-      PERCENT
INCOME RATIOS            IO
-----------------      -------
Not Available........  100.00%
0.01% to 5.00%.......  100.00
5.01% to 10.00%......  100.00
10.01% to 15.00%.....  100.00
15.01% to 20.00%.....  100.00
20.01% to 25.00%.....  100.00
25.01% to 30.00%.....  100.00
30.01% to 35.00%.....  100.00
35.01% to 40.00%.....  100.00
40.01% to 45.00%.....  100.00
45.01% to 50.00%.....  100.00
50.01% to 55.00%.....  100.00
                       ------
  Total..............  100.00%
                       ======

      As of the Cut-off Date, the Debt-to-Income Ratios of the HELOC Mortgage Loans ranged from 3.77% to 53.78% and the weighted average Debt-to-Income Ratio for HELOC Mortgage Loans with Debt-to-Income Ratios was approximately 41.21%.

                                     A-II-22

                   LOAN PURPOSE FOR THE HELOC MORTGAGE LOANS

                                       AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                          MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
LOAN PURPOSE                LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------              ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
Refinance--Cashout......     364      $22,705,325      43.55%     10.341%     702        $62,377      90.19%     43.21%     38.26%
Purchase................     310       17,058,295      32.72      11.195      719         55,027      98.49      38.76      38.19
Refinance--Rate Term....     282       12,377,065      23.74       9.129      723         43,890      93.53      40.67      69.31
                             ---      -----------     ------      ------      ---        -------      -----      -----      -----
  Total.................     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                             ===      ===========     ======      ======      ===        =======      =====      =====      =====


                          PERCENT
LOAN PURPOSE                IO
------------              -------
Refinance--Cashout......  100.00%
Purchase................  100.00
Refinance--Rate Term....  100.00
                          ------
  Total.................  100.00%
                          ======

                         TYPES OF MORTGAGED PROPERTIES
                          FOR THE HELOC MORTGAGE LOANS

                                    AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
PROPERTY TYPE            LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------          ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
Single Family........     709      $37,265,894      71.47%     10.213%     713        $52,561      93.25%     41.68%     44.03%
Planned Unit
  Development........     113        7,710,075      14.79      10.600      712         68,231      95.84      40.51      55.01
Condominium..........     119        6,444,127      12.36      10.650      711         54,152      93.54      39.94      44.92
Townhouse............      12          609,822       1.17      10.605      700         50,818      97.75      40.95      30.84
Two- to Four-Family..       3          110,768       0.21      11.994      696         36,923      84.28      40.50      45.14
                          ---      -----------     ------      ------      ---        -------      -----      -----      -----
  Total..............     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                          ===      ===========     ======      ======      ===        =======      =====      =====      =====


                       PERCENT
PROPERTY TYPE            IO
-------------          -------
Single Family........  100.00%
Planned Unit
  Development........  100.00
Condominium..........  100.00
Townhouse............  100.00
Two- to Four-Family..  100.00
                       ------
  Total..............  100.00%
                       ======

                             DOCUMENTATION SUMMARY
                          FOR THE HELOC MORTGAGE LOANS

                                      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                         NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                         MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
DOCUMENTATION              LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------            ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
QUICKEN UNDERWRITING
Full Documentation.....     382      $18,121,864      34.76%      8.864%     726        $47,439      93.48%     40.87%     100.00%
Stated Inc/Verified
  Assets (SIVA)........     138        6,469,598      12.41       9.174      727         46,881      88.49      36.08        0.00
Alternate/Substitute...      55        1,602,017       3.07       9.011      725         29,128      90.87      23.32        0.00
Stated Income..........      21          848,277       1.63       9.544      726         40,394      92.62       0.00        0.00
                            ---      -----------     ------      ------      ---        -------      -----      -----      ------
Sub-Total..............     596      $27,041,756      51.86%      8.968%     726        $45,372      92.11%     39.03%      67.01%
OTHER UNDERWRITING
Full Documentation.....      75      $ 5,658,898      10.85%     11.332%     694        $75,452      97.09%     41.80%     100.00%
Other Documentation....     285       19,440,032      37.28      11.940      698         68,211      94.93      41.15        0.00
                            ---      -----------     ------      ------      ---        -------      -----      -----      ------
Sub-Total..............     360      $25,098,930      48.14%     11.803%     697        $69,719      95.42%     41.30%      22.55%
                            ---      -----------     ------      ------      ---        -------      -----      -----      ------
  Total................     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%      45.61%
                            ===      ===========     ======      ======      ===        =======      =====      =====      ======


                         PERCENT
DOCUMENTATION              IO
-------------            -------
QUICKEN UNDERWRITING
Full Documentation.....  100.00%
Stated Inc/Verified
  Assets (SIVA)........  100.00
Alternate/Substitute...  100.00
Stated Income..........  100.00
                         ------
Sub-Total..............  100.00%
OTHER UNDERWRITING
Full Documentation.....  100.00%
Other Documentation....  100.00
                         ------
Sub-Total..............  100.00%
                         ------
  Total................  100.00%
                         ======

                  OCCUPANCY TYPES FOR THE HELOC MORTGAGE LOANS

                                    AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
OCCUPANCY                LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------              ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
Primary..............     951      $51,919,599      99.58%     10.334%     712        $54,595      93.78%     41.19%     45.80%
Second Home..........       5          221,087       0.42      10.135      709         44,217      74.00      45.46       0.00
                          ---      -----------     ------      ------      ---        -------      -----      -----      -----
  Total..............     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                          ===      ===========     ======      ======      ===        =======      =====      =====      =====


                       PERCENT
OCCUPANCY                IO
---------              -------
Primary..............  100.00%
Second Home..........  100.00
                       ------
  Total..............  100.00%
                       ======

      The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                                     A-II-23

                           MORTGAGE LOAN AGE SUMMARY
                          FOR THE HELOC MORTGAGE LOANS

                                    AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
MORTGAGE LOANS AGE     MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
(MONTHS)                 LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------------     ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
6....................      37      $ 2,934,279       5.63%     10.932%     698        $79,305       94.52%    45.53%     23.76%
7....................      96        7,519,262      14.42      11.297      686         78,326       91.12     43.97      16.45
8....................      12          814,580       1.56      12.184      669         67,882       91.17     44.83      17.35
9....................       8          719,069       1.38      12.708      652         89,884       91.79     36.69      12.19
10...................       3          158,931       0.30      10.276      695         52,977       93.11     45.44      80.47
11...................       3          198,329       0.38      11.400      683         66,110       99.06     26.63      48.61
12...................     570       26,298,763      50.44       8.987      726         46,138       92.57     41.30      68.07
13...................      24        1,057,534       2.03       8.908      721         44,064       85.84     43.66      61.81
14...................       3          277,096       0.53      11.364      675         92,365       96.43     29.91      16.55
15...................      37        2,158,299       4.14      12.073      712         58,332       97.92     36.09      15.45
16...................      56        3,797,958       7.28      12.340      708         67,821       97.87     38.59      26.54
17...................      45        2,645,259       5.07      12.372      706         58,784       98.66     41.25      26.08
18...................      25        1,493,815       2.86      12.144      720         59,753       98.94     41.27      30.33
19...................      10          536,503       1.03      12.612      692         53,650       98.19     40.66      18.89
20...................       3          189,335       0.36      12.886      658         63,112      100.00     27.42      23.86
21...................       4          217,817       0.42      12.850      703         54,454      100.00     34.56      22.47
23...................       3          181,784       0.35      12.522      692         60,595      100.00     26.06      17.48
24...................      11          588,746       1.13      12.655      704         53,522       98.02     38.85      13.75
25...................       5          260,000       0.50      12.399      714         52,000       99.95     40.69       0.00
26...................       1           93,327       0.18      12.000      786         93,327      100.00     39.01       0.00
                          ---      -----------     ------      ------      ---        -------      ------     -----      -----
  Total..............     956      $52,140,686     100.00%     10.333%     712        $54,540       93.70%    41.21%     45.61%
                          ===      ===========     ======      ======      ===        =======      ======     =====      =====


MORTGAGE LOANS AGE     PERCENT
(MONTHS)                 IO
------------------     -------
6....................  100.00%
7....................  100.00
8....................  100.00
9....................  100.00
10...................  100.00
11...................  100.00
12...................  100.00
13...................  100.00
14...................  100.00
15...................  100.00
16...................  100.00
17...................  100.00
18...................  100.00
19...................  100.00
20...................  100.00
21...................  100.00
23...................  100.00
24...................  100.00
25...................  100.00
26...................  100.00
                       ------
  Total..............  100.00%
                       ======

      As of the Cut-off Date, the weighted average age of the HELOC Mortgage Loans was approximately 12 months.

                        ORIGINAL PREPAYMENT PENALTY TERM
                          FOR THE HELOC MORTGAGE LOANS

                                    AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
ORIGINAL PREPAYMENT    MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
PENALTY TERM             LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------------    ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
None.................     859      $44,041,971      84.47%     10.139%     718        $51,271      93.90%     40.12%     49.82%
24 Months............      95        7,937,569      15.22      11.400      680         83,553      92.55      43.53      23.18
36 Months............       2          161,146       0.31      10.599      682         80,573      95.16      49.75       0.00
                          ---      -----------     ------      ------      ---        -------      -----      -----      -----
  Total..............     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                          ===      ===========     ======      ======      ===        =======      =====      =====      =====


ORIGINAL PREPAYMENT    PERCENT
PENALTY TERM             IO
-------------------    -------
None.................  100.00%
24 Months............  100.00
36 Months............  100.00
                       ------
  Total..............  100.00%
                       ======

      The weighted average prepayment charge term at origination with respect to the HELOC Mortgage Loans having prepayment charges is approximately 24 months.

                                     A-II-24

                   CREDIT SCORES FOR THE HELOC MORTGAGE LOANS

                                     AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                        NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                        MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
RANGE OF CREDIT SCORES    LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
----------------------  ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
Not Available........        1      $   117,334       0.23%     12.650%       0       $117,334       99.93%    47.33%       0.00%
528 to 550...........        1          100,000       0.19      13.500      528        100,000        4.87     39.74        0.00
576 to 600...........        1           25,500       0.05      14.150      590         25,500      100.00     41.72      100.00
601 to 625...........        5          334,365       0.64      13.376      621         66,873       89.43     35.55       15.29
626 to 650...........       37        1,846,706       3.54      12.334      644         49,911       88.37     41.99       27.19
651 to 675...........      107        6,350,535      12.18      11.535      666         59,351       92.64     41.91       50.93
676 to 700...........      207       12,607,939      24.18      10.874      688         60,908       94.75     40.62       38.14
701 to 725...........      227       12,338,339      23.66      10.007      712         54,354       93.67     41.75       42.97
726 to 750...........      180        9,353,378      17.94       9.764      736         51,963       95.47     42.60       45.34
751 to 775...........      116        5,776,702      11.08       9.155      764         49,799       93.77     37.26       61.04
776 to 800...........       63        2,935,782       5.63       9.206      786         46,600       92.57     41.03       63.58
801 to 811...........       11          354,106       0.68       9.155      807         32,191       92.30     34.00       63.29
                           ---      -----------     ------      ------      ---       --------      ------     -----      ------
  Total..............      956      $52,140,686     100.00%     10.333%     712       $ 54,540       93.70%    41.21%      45.61%
                           ===      ===========     ======      ======      ===       ========      ======     =====      ======


                        PERCENT
RANGE OF CREDIT SCORES    IO
----------------------  -------
Not Available........   100.00%
528 to 550...........   100.00
576 to 600...........   100.00
601 to 625...........   100.00
626 to 650...........   100.00
651 to 675...........   100.00
676 to 700...........   100.00
701 to 725...........   100.00
726 to 750...........   100.00
751 to 775...........   100.00
776 to 800...........   100.00
801 to 811...........   100.00
                        ------
  Total..............   100.00%
                        ======

      The Credit Scores of the HELOC Mortgage Loans as of the Cut-off Date ranged from 528 to 811 and the weighted average Credit Score of the HELOC Mortgage Loans as of the Cut-off Date was approximately 712.

                   GROSS MARGINS FOR THE HELOC MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                                     AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                        NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                        MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
RANGE OF GROSS MARGINS    LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
----------------------  ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
-1.000% to 0.000%....       36      $ 2,511,006       4.82%      7.886%     744        $69,750      79.22%     24.75%     71.87%
0.001% to 0.500%.....      115        6,314,218      12.11       8.304      739         54,906      90.15      44.56      84.68
0.501% to 1.000%.....      155        6,696,750      12.84       8.792      741         43,205      94.53      32.92      72.23
1.001% to 1.500%.....      147        6,304,348      12.09       9.278      711         42,887      93.01      40.25      58.10
1.501% to 2.000%.....       77        3,141,921       6.03       9.713      715         40,804      94.97      46.66      44.40
2.001% to 2.500%.....       63        3,787,507       7.26      10.179      706         60,119      92.46      44.86      37.15
2.501% to 3.000%.....       66        3,879,336       7.44      10.687      706         58,778      95.74      43.09      34.62
3.001% to 3.500%.....       37        2,732,903       5.24      11.114      690         73,862      93.27      41.25      50.01
3.501% to 4.000%.....       57        3,409,513       6.54      11.504      704         59,816      97.13      42.63      14.31
4.001% to 4.500%.....       63        3,857,397       7.40      12.098      704         61,229      96.85      38.54      31.28
4.501% to 5.000%.....       83        5,798,688      11.12      12.591      690         69,864      97.53      40.81       7.77
5.001% to 5.500%.....       36        2,246,479       4.31      13.086      683         62,402      98.65      37.65      17.68
5.501% to 6.000%.....       17        1,305,002       2.50      13.569      660         76,765      90.23      41.63       3.79
6.001% to 6.500%.....        3          105,619       0.20      14.074      631         35,206      95.12      42.83      24.14
7.001% to 7.500%.....        1           50,000       0.10      15.000      604         50,000      68.00       0.00       0.00
                           ---      -----------     ------      ------      ---        -------      -----      -----      -----
  Total..............      956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                           ===      ===========     ======      ======      ===        =======      =====      =====      =====


                        PERCENT
RANGE OF GROSS MARGINS    IO
----------------------  -------
-1.000% to 0.000%....   100.00%
0.001% to 0.500%.....   100.00
0.501% to 1.000%.....   100.00
1.001% to 1.500%.....   100.00
1.501% to 2.000%.....   100.00
2.001% to 2.500%.....   100.00
2.501% to 3.000%.....   100.00
3.001% to 3.500%.....   100.00
3.501% to 4.000%.....   100.00
4.001% to 4.500%.....   100.00
4.501% to 5.000%.....   100.00
5.001% to 5.500%.....   100.00
5.501% to 6.000%.....   100.00
6.001% to 6.500%.....   100.00
7.001% to 7.500%.....   100.00
                        ------
  Total..............   100.00%
                        ======

      As of the Cut-off Date, the gross margins for the HELOC Mortgage Loans ranged from -1.000% per annum to 7.250% per annum and the weighted average gross margin for the HELOC Mortgage Loans was approximately 2.450% per annum.

                                     A-II-25

              MAXIMUM MORTGAGE RATES FOR THE HELOC MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                                       AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF MAXIMUM          MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
MORTGAGE RATES              LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
----------------          ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
11.501% to 12.000%......       4      $   147,768       0.28%      8.064%     748        $36,942       68.25%     0.00%      38.04%
14.501% to 15.000%......       1           24,368       0.05      10.750      645         24,368       79.98      0.00      100.00
15.501% to 16.000%......      16          664,785       1.27       9.283      707         41,549       95.56     26.28       60.75
16.501% to 17.000%......       7          306,371       0.59      12.478      697         43,767      100.00     38.21       34.08
17.501% to 18.000%......     928       50,997,393      97.81      10.340      712         54,954       93.72     41.27       45.48
                             ---      -----------     ------      ------      ---        -------      ------     -----      ------
  Total.................     956      $52,140,686     100.00%     10.333%     712        $54,540       93.70%    41.21%      45.61%
                             ===      ===========     ======      ======      ===        =======      ======     =====      ======


RANGE OF MAXIMUM          PERCENT
MORTGAGE RATES              IO
----------------          -------
11.501% to 12.000%......  100.00%
14.501% to 15.000%......  100.00
15.501% to 16.000%......  100.00
16.501% to 17.000%......  100.00
17.501% to 18.000%......  100.00
                          ------
  Total.................  100.00%
                          ======

      As of the Cut-off Date, the Maximum Mortgage Rates for the HELOC Mortgage Loans ranged from 12.000% per annum to 18.000% per annum and the weighted average Maximum Mortgage Rate for the HELOC Mortgage Loans was approximately 17.950% per annum.

             NEXT RATE ADJUSTMENT DATE FOR THE HELOC MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                                       AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
NEXT RATE                 MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
ADJUSTMENT DATE             LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------           ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
August 2006.............     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                             ---      -----------     ------      ------      ---        -------      -----      -----      -----
  Total.................     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                             ===      ===========     ======      ======      ===        =======      =====      =====      =====


NEXT RATE                 PERCENT
ADJUSTMENT DATE             IO
---------------           -------
August 2006.............  100.00%
                          ------
  Total.................  100.00%
                          ======

                   CREDIT LIMITS FOR THE HELOC MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                                       AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF                  MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
CREDIT LIMITS ($)           LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-----------------         ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
$1 to $25,000...........     122      $ 2,210,267       4.24%      9.861%     714       $ 18,117      89.70%     39.59%      51.51%
$25,001 to $50,000......     374       13,058,981      25.05      10.153      716         34,917      94.60      38.62       55.12
$50,001 to $75,000......     219       12,797,485      24.54      10.408      714         58,436      94.94      41.69       40.72
$75,001 to $100,000.....     152       12,426,858      23.83      10.634      709         81,756      91.68      40.23       27.74
$100,001 to $125,000....      45        4,660,569       8.94      10.565      706        103,568      94.84      44.84       35.79
$125,001 to $150,000....      16        2,139,063       4.10      10.846      705        133,691      93.81      43.71       39.22
$150,001 to $175,000....      11        1,669,082       3.20       8.554      730        151,735      94.87      49.79      100.00
$175,001 to $200,000....       9        1,524,887       2.92      10.389      705        169,432      96.11      37.72       76.48
$200,001 to $225,000....       4          640,289       1.23      11.086      689        160,072      97.87      39.18       67.20
$225,001 to $250,000....       2          481,922       0.92       7.908      733        240,961      76.99       0.00      100.00
$250,001 to $275,000....       2          531,282       1.02      10.478      692        265,641      94.60      46.07      100.00
                             ---      -----------     ------      ------      ---       --------      -----      -----      ------
  Total.................     956      $52,140,686     100.00%     10.333%     712       $ 54,540      93.70%     41.21%      45.61%
                             ===      ===========     ======      ======      ===       ========      =====      =====      ======


RANGE OF                  PERCENT
CREDIT LIMITS ($)           IO
-----------------         -------
$1 to $25,000...........  100.00%
$25,001 to $50,000......  100.00
$50,001 to $75,000......  100.00
$75,001 to $100,000.....  100.00
$100,001 to $125,000....  100.00
$125,001 to $150,000....  100.00
$150,001 to $175,000....  100.00
$175,001 to $200,000....  100.00
$200,001 to $225,000....  100.00
$225,001 to $250,000....  100.00
$250,001 to $275,000....  100.00
                          ------
  Total.................  100.00%
                          ======

      As of the Cut-off Date, the Credit Limit of the HELOC Mortgage Loans ranged from approximately $10,000 to approximately $275,000 and the average Credit Limit of the HELOC Mortgage Loans was approximately $58,972.

                                     A-II-26

             CREDIT UTILIZATION RATES FOR THE HELOC MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                                    AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
RANGE OF               NUMBER OF    PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
CREDIT UTILIZATION     MORTGAGE      BALANCE       GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
RATES (%)                LOANS     OUTSTANDING      TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------------     ---------   -----------   ----------   --------   --------   -----------   --------   --------   --------
50.00% or less.......      43      $   849,983       1.63%      9.173%     729        $19,767      82.88%     46.17%     59.97%
50.01% to 55.00%.....       8          226,281       0.43       9.404      703         28,285      85.49      41.92       4.12
55.01% to 60.00%.....       7          292,433       0.56       9.002      739         41,776      78.38      33.89      47.86
60.01% to 65.00%.....      14          417,425       0.80       9.538      718         29,816      87.26      36.64      42.77
65.01% to 70.00%.....      11          343,960       0.66       9.201      714         31,269      82.50      45.29      57.48
70.01% to 75.00%.....      14          615,323       1.18       9.441      715         43,952      87.39      46.75      39.03
75.01% to 80.00%.....      21          866,526       1.66       9.325      734         41,263      93.03      39.79      31.29
80.01% to 85.00%.....      14          614,400       1.18       9.051      723         43,886      87.83      41.36      49.69
85.01% to 90.00%.....      26        1,252,169       2.40       8.932      729         48,160      89.09      43.85      67.07
90.01% to 95.00%.....      44        2,096,627       4.02       9.370      722         47,651      90.70      43.56      61.92
95.01% to 100.00%....     754       44,565,559      85.47      10.519      710         59,106      94.65      41.11      44.41
                          ---      -----------     ------      ------      ---        -------      -----      -----      -----
  Total..............     956      $52,140,686     100.00%     10.333%     712        $54,540      93.70%     41.21%     45.61%
                          ===      ===========     ======      ======      ===        =======      =====      =====      =====


RANGE OF
CREDIT UTILIZATION     PERCENT
RATES (%)                IO
------------------     -------
50.00% or less.......  100.00%
50.01% to 55.00%.....  100.00
55.01% to 60.00%.....  100.00
60.01% to 65.00%.....  100.00
65.01% to 70.00%.....  100.00
70.01% to 75.00%.....  100.00
75.01% to 80.00%.....  100.00
80.01% to 85.00%.....  100.00
85.01% to 90.00%.....  100.00
90.01% to 95.00%.....  100.00
95.01% to 100.00%....  100.00
                       ------
  Total..............  100.00%
                       ======

      As of the Cut-off Date, the Credit Utilization Rates of the HELOC Mortgage Loans ranged from approximately 0.00% per annum to 100.00%, and the average Credit Utilization Rate for the HELOC Mortgage Loans was approximately 92.49% per annum.

                                     A-II-27

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                 The date of this Prospectus is March 31, 2006.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     9
     Mortgage Loan Information in
       Prospectus Supplements.......     9
     Government Securities..........    11
     Pre-Funding Account............    11
     Accounts.......................    11
     Credit Support.................    12
     Cash Flow Agreements...........    12
Use of Proceeds.....................    12
Yield Considerations................    12
     General........................    12
     Pass-Through Rate and
       Interest Rate................    12
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    13
     Prepayments--Maturity and
       Weighted Average Life........    14
     Other Factors Affecting
       Weighted Average Life........    15
The Depositor.......................    17
Description of the Securities.......    17
     General........................    17
     Categories of Classes of
       Securities...................    18
     Distributions..................    21
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    24
     Advances in Respect of
       Delinquencies................    24
     Reports to Securityholders.....    25
     Termination....................    27
     Book-Entry Registration and
       Definitive Securities........    27
Description of the Agreements.......    30
     Agreements Applicable to a
       Series.......................    30
     Assignment of Assets;
       Repurchases..................    32
     Representations and Warranties;
       Repurchases..................    33
     Collection Account and Related
       Accounts.....................    34
     Collection and Other Servicing
       Procedures...................    38
     Sub-Servicers..................    38
     Realization upon Defaulted
       Mortgage Loans...............    39
     Primary Mortgage Insurance
       Policies.....................    40
     Hazard Insurance Policies......    41
     Fidelity Bonds and Errors and
       Omissions Insurance..........    42
     Due-on-Sale Provisions.........    42
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    43
     Evidence as to Compliance......    43
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    44
     Events of Default under the
       Agreement....................    45
     Rights upon Event of Default
       under the Agreement..........    46
     Amendment......................    46
     The Trustee....................    47
     Duties of the Trustee..........    47
     Certain Matters Regarding the
       Trustee......................    47
     Resignation and Removal of the
       Trustee......................    48
     Certain Terms of the
       Indenture....................    48
Description of Credit Support.......    51
     General........................    51
     Subordinate Securities.........    51
     Cross-Support Provisions.......    52
     Insurance or Guarantees........    52
     Letter of Credit...............    52
     Insurance Policies and Surety
       Bonds........................    52
     Reserve Funds..................    52
Certain Legal Aspects of Mortgage
  Loans.............................    53
     General........................    53
     Types of Mortgage
       Instruments..................    53

     Interest in Real Property......    54
     Cooperative Loans..............    54
     Foreclosure....................    55
     Junior Mortgages...............    58
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    59
     Environmental Legislation......    60
     Due-on-Sale Clauses............    60
     Subordinate Financing..........    61
     Applicability of Usury Laws....    61
     Alternative Mortgage
       Instruments..................    62
     Servicemembers Civil Relief
       Act..........................    62
     Forfeitures in Drug and RICO
       Proceedings..................    62
     The Contracts..................    63
Material Federal Income Tax
  Consequences......................    66
     General........................    66
     Grantor Trust Funds............    66
     New Withholding Regulations....    74
     REMICs.........................    74
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    90
     Tax Characterization of a Trust
       Fund as a Partnership........    93
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....    99
Taxation of Classes of Recombinable
  Securities........................   102
     General........................   102
     Tax Status.....................   102
     Tax Accounting for Recombinable
       Securities...................   102
     Exchanges of Recombinable
       Securities...................   104
     Tax Treatment of Foreign
       Investors....................   104
     Backup Withholding.............   104
     Reporting and Administrative
       Matters......................   104
State Tax Considerations............   104
ERISA Considerations................   104
     General........................   104
     Prohibited Transactions........   105
     Availability of Underwriter's
       Exemption for Certificates...   106
     Review by Plan Fiduciaries.....   111
Legal Investment....................   111
Plan of Distribution................   113
Legal Matters.......................   114
Financial Information...............   114
Incorporation of Certain Information
  by Reference......................   114
Ratings.............................   115
Index of Defined Terms..............   116

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- None of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- A series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

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

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the

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

   types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency

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

   judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts or

      (ii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to whole Mortgage Loans. The Mortgage Loans will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Asset will be selected by a sponsor of the transaction for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

      Static pool information regarding the sponsor of the transaction will be available on a website, as set forth in the related prospectus supplement. Such website may include information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of the related prospectus supplement, this prospectus or the registration statement.

MORTGAGE LOANS

General

      Each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged

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

Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      The adjustable or variable index (the "Index") applicable to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") may be one of the following indices:

      - U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      - EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      - GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      - London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      - SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      - Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      - Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      - Federal Funds Rate ("Fed Funds Rate"), which is the rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      - Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      - Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      - Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      - National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      - Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      - Consumer Price Index ("CPI"), which is an published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a basket of products and services, including housing, electricity, food and transportation.

      - Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      - National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      - Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Mortgage Loans for a trust fund will be disclosed in the related prospectus supplement.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

      "Refinance Loans" are loans made to refinance existing loans. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

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

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to ARM Loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Generally, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Payment provisions of the mortgage loans

      All of the Mortgage Loans will:

      (i)    have original terms to maturity of not more than 40 years, and

      (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other regular interval.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount will not exceed 50% of the proceeds of the offering of the related series of Securities.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, surety bonds, guarantee, reserve fund or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or interest rate swap agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-

Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Generally, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full will likely reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Loan

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Mortgage Pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

      If the Interest Rate of a Floating Rate Class is determined based upon an Index, the Index will be one of the following:

      -   CMT;

      -   CODI;

      -   COFI;

      -   COSI;

      -   CPI;

      -   Fed Funds Rate;

      -   FHLB Index;

      -   GBP LIBOR;

      -   LIBOR;

      -   LIBORSWAP;

      -   MTA;

      -   National Average Contract Mortgage Rate;

      -   National Monthly Median COFI;

      -   Prime Rate;

      -   SIBOR;

      -   SWAPLIBOR; and

      -   T-Bill.

      Each of these indices is described in more detail under "Description of the Trust Funds--The Mortgage Loans--General" above.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. As set forth in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed in the accrual period for such Securities.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      The Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Mortgage Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Mortgage Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a servicer of the transaction, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement.

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

In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. The Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer servicing Mortgage Loans directly without a Master Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

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

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Loan included in the related Trust Fund.

      With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for (or cause another party to repurchase or substitute for), each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Prospectus Supplement will specify whether the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall notify the Master Servicer and the Depositor, and the Master Servicer shall notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the related Prospectus Supplement will specify whether the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be delivered to the Trustee (or a custodian), or whether they will be retained by the Master Servicer, which may also be the Asset Seller. The related Prospectus Supplement will specify whether assignments of the related Mortgages to the Trustee will be recorded.

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

      With respect to each Government Security in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. The related Prospectus Supplement will specify whether the related Agreement will require that either the Depositor or the Trustee promptly cause any Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan;

      (iii)   the authority of the Warranting Party to sell the Mortgage Loan;

      (iv)    the payment status of the Mortgage Loan;

      (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Mortgage Loan. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, the "Purchase Price" is at least equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

      The Warranting Party will, with respect to a Trust Fund that includes Government Securities, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or a higher percentage set forth in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The

Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds as frequently as required in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

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

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

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

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

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

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer (or another party specified in the related Prospectus Supplement), will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or, in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it

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

makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Master Servicer is required to monitor any Mortgage Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

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

      If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any property securing a defaulted Mortgage Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Mortgage Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

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

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

      - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The related Prospectus Supplement will specify whether any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

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

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Master Servicer's primary servicing compensation with respect to a series of Securities will be set forth in the related Prospectus Supplement. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Mortgage Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      The related Prospectus Supplement will identify each party that will be required to deliver annually to the Trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Mortgage Loans.

      The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

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

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Generally, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all

Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and if specified in the related Prospectus Supplement, at the direction of holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, if specified in the related Prospectus Supplement, at the written request of the holders of Securities entitled to a percentage set forth in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      If specified in the related Prospectus Supplement, holders of Securities representing a percentage set forth in the related Prospectus Supplement of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days set forth in the related Prospectus Supplement has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,
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

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the percentage of holders of Securities specified in the related Prospectus Supplement affected thereby of the Voting Rights, for any purpose; provided, however, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to the percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

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

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      The Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.
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      Generally, moneys deposited in any Reserve Funds will be invested in
Permitted Investments. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The related Prospectus Supplement will specify whether the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor

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executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket

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mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases,
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

courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally,

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state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

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Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and,
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upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified
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

pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than

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three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation

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of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances and may not be covered by any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations

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issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that

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the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

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      Consumer Protection Laws.  The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.
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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment

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charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method

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taxpayer. Accordingly, the sum of the income includible to the Grantor Trust
Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount

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greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a
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

deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Loans is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and

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

request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor
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

Trust Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will generally utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

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

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced

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

maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the
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

Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC
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Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate.
The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC
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Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is

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possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such
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

day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

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

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason

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

of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of
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defaults and delinquencies on the Mortgage Loans. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance

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

accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

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

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

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      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   organizational expenses are not deductible.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Loans may differ from the time of the actual loss on the Mortgage Loan. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

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

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized

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

deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable

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REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed

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

property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

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

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally

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exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant

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evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include

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requirements that (i) the transferor represent to the Master Servicer or the
Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and
(iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise

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the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

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

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

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

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

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

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's
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method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to

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withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

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

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each

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Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Loans, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.
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

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account
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

for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.
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      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In

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Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code
Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity investment in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

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      -   The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance

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due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations,

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Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

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Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: PTCE 90-1, which exempts certain transactions involving insurance

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

company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments

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

are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a
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

percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary,
telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

      Although we anticipate that the Rating Agencies will continue to monitor the rating on any Securities while they are outstanding, there can be no assurance that they will continue to do so.

                             INDEX OF DEFINED TERMS

1986 Act............................    72
Accretion Directed..................    18
Accrual Class.......................    21
Accrual Securities..................    17
Accrued Security Interest...........    23
Agreement...........................    31
Allowable Interest Rate.............   108
Allowable Notional Amount...........   108
Amortizable Bond Premium
  Regulations.......................    68
Applicable Amount...................    86
ARM Loans...........................     8
Assets..............................     7
Asset Seller........................     7
Attestation Report..................    44
Available Distribution Amount.......    22
Average Interest Rate...............   107
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    15
Buydown Period......................    15
Cash Flow Agreement.................    12
Cede................................    28
CEDEL...............................    28
CEDEL Participants..................    28
Certificates........................    17
Closing Date........................    76
CMT.................................     8
Code................................    66
CODI................................     9
COFI................................     8
Collection Account..................    34
Companion Class.....................    20
Component...........................    18
Component Securities................    18
Cooperative Loans...................    54
Cooperatives........................     7
Contributions Tax...................    89
COSI................................     9
Covered Trust.......................    51
CPI.................................     9
CPR.................................    14
Credit Support......................    12
Deferred Interest...................    73
Definitive Securities...............    18
Depositaries........................    29
Depositor...........................     7
Designated Transactions.............   106
Determination Date..................    22
DTC.................................    27
Due Period..........................    22
Eligible C Corporation..............    92
ERISA...............................   104
EURIBOR.............................     8
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   106
Exchanged Class.....................   103
EYS Agreement.......................   109
FDIC................................    34
Fed Funds Rate......................     8
FHLB Index..........................     9
Fixed Rate Class....................    20
Floating Rate Class.................    20
GBP LIBOR...........................     8
Government Securities...............     7
Home Equity Loans...................    10
Home Improvement Contracts..........    10
Indenture...........................    17
Indenture Trustee...................    31
Indirect Participants...............    28
Insurance Proceeds..................    35
Interest-Only Class.................    20
Inverse Floating Rate Class.........    20
Investor Based Exemptions...........   111
L/C Bank............................    52
Labor...............................   105
Legislative History.................    72
Leveraged...........................   108
LIBOR...............................     8
LIBORSWAP...........................     8
Liquidation Proceeds................    35
Loan-to-Value Ratio.................     9
Lockout Class.......................    18
Manufactured Housing Contracts......    10
Master REMIC........................    75
Merrill Lynch.......................   113
Mezzanine Securities................    19
Model Law...........................   113
Mortgage Loan Group.................    17
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    11
Mortgages...........................     8
MTA.................................     8
NAS Class...........................    18
National Average Contract Mortgage
  Rate..............................     9
National Monthly Median COFI........     8
NCUA................................   112
New Regulations.....................    74
Nonrecoverable Advance..............    25
Notional Amount Class...............    18
OID.................................    66
OID Regulations.....................    68
Originator..........................     8
OTS.................................   112
PAC.................................    18
Participants........................    28
Parties In Interest.................   104
Pass-Through Rate...................    23
Payment Lag Certificates............    82
Permitted Investments...............    34
Plan Asset Regulations..............   105
Planned Amortization Class..........    18
Plans...............................   104
Policy Statement....................   112
Pooling and Servicing Agreement.....    30
Pre-Funded Amount...................    11
Pre-Funding Period..................   107
Prepayment Assumption...............    72
Primary Mortgage Insurance Policy...    40

Prime Rate...................................          8
Principal-Only Class.........................         21
Prohibited Transactions Tax..................         88
Purchase Price...............................         33
PTCE.........................................        108
PTE..........................................        106
Rating Agency................................        106
Received Class...............................        103
Record Date..................................         22
Refinance Loans..............................          9
Related Proceeds.............................         25
Relief Act...................................         62
REMIC Certificates...........................         75
REMIC Regular Certificateholders.............         76
REMIC Regular Certificates...................         75
REMIC Regulations............................         66
REMIC Residual Certificateholder.............         84
REMIC Residual Certificates..................         75
Retained Interest............................         43
RS Pool......................................        102
Scheduled Amortization Class.................         19
Security.....................................         31
Security Balance.............................         24
Security Owners..............................         28
Senior Securities............................         17
Senior Support Securities....................         19
Sequential Pay Class.........................         19
Servicing Agreement..........................         31
Servicing Standard...........................         38
Short-Term Note..............................         94
SIBOR........................................          8
Similar Law..................................        105
Single Family Mortgage Loan..................          7
Single Family Property.......................          7
SMMEA........................................        111
SMMEA Securities.............................        111
SPA..........................................         14
Step-up Class................................         21
Strip........................................        103
Strip Class..................................         19
Stripped ARM Obligations.....................         73
Stripped Bond Certificates...................         70
Stripped Coupon Certificates.................         70
Stripped Interest Securities.................         17
Stripped Principal Securities................         17
Subordinate Securities.......................         17
Subsequent Assets............................         11
Sub-Servicer.................................         38
Sub-Servicing Agreement......................         38
Subsidiary REMIC.............................         75
Super-Premium Certificates...................         77
Super Senior Securities......................         19
Support Class................................         20
Swap.........................................        108
Swap Agreement...............................        108
TAC..........................................         20
T-Bill.......................................          8
Targeted Amortization Class..................         20
Tax Counsel..................................         99
Terms and Conditions.........................         29
Title V......................................         61
Title VIII...................................         62
Trust Agreement..............................         31
U.S. Person..................................         66
UCC..........................................         28
Value........................................          9
Variable Rate Class..........................         20
Voting Rights................................         46
Warranting Party.............................         33

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                           $233,231,100 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST

                     MORTGAGE LOAN ASSET-BACKED SECURITIES,
                                SERIES 2006-SL2

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

                             ----------------------
                             PROSPECTUS SUPPLEMENT
                             ----------------------

                              MERRILL LYNCH & CO.

      You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

      We are not offering these securities in any state where the offer is not permitted.

      We represent the accuracy of the information in this prospectus supplement and the attached prospectus only as of the dates stated on their respective covers.

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

                                 AUGUST 4, 2006

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